As filed with the Securities and Exchange Commission on January 10, 2011

Registration No. 333-169107

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

RadNet, Inc.

(Exact Name of Registrant as Specified in its Charter)

SEE TABLE OF ADDITIONAL REGISTRANTS

Delaware	8071	13-3326724
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1510 Cotner Avenue
Los Angeles, California 90025
(310) 478-7808

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mark D. Stolper
Executive Vice President and Chief Financial Officer
Jeffrey L. Linden, Esq.
Executive Vice President and General Counsel
1510 Cotner Avenue
Los Angeles, California 90025
Tel: (310) 478-7808

(Name, Address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Linda G. Michaelson, Esq. Sheppard, Mullin, Richter & Hampton LLP 1901 Avenue of the Stars, Suite 1600 Los Angeles, California 90067 Tel: (310) 228-3700	Louis P.A. Lehot, Esq. Sheppard, Mullin, Richter & Hampton LLP 390 Lytton Avenue Palo Alto, California 94301 Tel: (650) 815-2600

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this Registration Statement is declared effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Additional Registrant (as Issuer of 10 3/8% Senior Notes due 2018)

Exact Name of Registrant Issuer, as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code and Telephone Number, Including Area Code of Additional Registrant’s Principal Executive Offices
Radnet Management, Inc.	California	95-4377348	1510 Cotner Ave. Los Angeles, CA 90025 (310) 478-7808

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

Additional Registrants (as Guarantors of 10 3/8% Senior Notes due 2018)

Exact Name of Registrant Guarantor, as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code and Telephone Number, Including Area Code of Registrant Guarantor’s Principal Executive Offices
Radnet Managed Imaging Services, Inc.	California	95-4557772	1510 Cotner Ave. Los Angeles, CA 90025 (310) 478-7808
Radnet Management I, Inc.	California	95-4819129	1510 Cotner Ave. Los Angeles, CA 90025 (310) 478-7808
Radnet Management II, Inc.	California	77-0573991	1510 Cotner Ave. Los Angeles, CA 90025 (310) 478-7808
Radnet Sub, Inc.	California	95-4498003	1510 Cotner Ave. Los Angeles, CA 90025 (310) 478-7808
FRI II, Inc.	California	32-0220089	1510 Cotner Ave. Los Angeles, CA 90025 (310) 478-7808
FRI, Inc.	California	51-0610479	1510 Cotner Ave. Los Angeles, CA 90025 (310) 478-7808
Pacific Imaging Partners, Inc.	California	94-2509195	1510 Cotner Ave. Los Angeles, CA 90025 (310) 478-7808
Rolling Oaks Imaging Corporation	California	95-4651287	1510 Cotner Ave. Los Angeles, CA 90025 (310) 478-7808
Rolling Oaks Radiology, Inc.	California	26-1790997	1510 Cotner Ave. Los Angeles, CA 90025 (310) 478-7808
SoCal MR Site Management, Inc.	California	95-4803059	1510 Cotner Ave. Los Angeles, CA 90025 (310) 478-7808
Valley Imaging Partners, Inc.	California	94-1704799	1510 Cotner Ave. Los Angeles, CA 90025 (310) 478-7808

Exact Name of Registrant Guarantor, as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code and Telephone Number, Including Area Code of Registrant Guarantor’s Principal Executive Offices
Advanced Imaging Partners, Inc.	Delaware	52-2055550	1510 Cotner Ave. Los Angeles, CA 90025 (310) 478-7808
Advanced NA, LLC	Delaware	20-0805960	1510 Cotner Ave. Los Angeles, CA 90025 (310) 478-7808
Community Imaging Partners, Inc.	Delaware	52-2076917	1510 Cotner Ave. Los Angeles, CA 90025 (310) 478-7808
Delaware Imaging Partners, Inc.	Delaware	38-3771454	1510 Cotner Ave. Los Angeles, CA 90025 (310) 478-7808
Diagnostic Imaging Services, Inc.	Delaware	33-0443404	1510 Cotner Ave. Los Angeles, CA 90025 (310) 478-7808
Ide Imaging Partners, Inc.	Delaware	16-1536314	1510 Cotner Ave. Los Angeles, CA 90025 (310) 478-7808
Image Medical Corporation	Delaware	94-3322670	1510 Cotner Ave. Los Angeles, CA 90025 (310) 478-7808
Mid Rockland Imaging Partners, Inc.	Delaware	13-3967044	1510 Cotner Ave. Los Angeles, CA 90025 (310) 478-7808
Radiologix, Inc.	Delaware	75-2648089	1510 Cotner Ave. Los Angeles, CA 90025 (310) 478-7808
Radiology and Nuclear Medicine Imaging Partners, Inc.	Delaware	74-2851827	1510 Cotner Ave. Los Angeles, CA 90025 (310) 478-7808
Treasure Coast Imaging Partners, Inc.	Delaware	65-0825197	1510 Cotner Ave. Los Angeles, CA 90025 (310) 478-7808
Questar Imaging, Inc.	Florida	59-3315849	1510 Cotner Ave. Los Angeles, CA 90025 (310) 478-7808
Questar Los Alamitos, Inc.	Florida	59-3578129	1510 Cotner Ave. Los Angeles, CA 90025 (310) 478-7808
Questar Victorville, Inc.	Florida	59-3578129	1510 Cotner Ave. Los Angeles, CA 90025 (310) 478-7808

Exact Name of Registrant Guarantor, as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code and Telephone Number, Including Area Code of Registrant Guarantor’s Principal Executive Offices
Advanced Radiology, LLC	Maryland	52-1891450	1510 Cotner Ave. Los Angeles, CA 90025 (310) 478-7808
East Bergen Imaging, LLC	New Jersey	22-3585779	1510 Cotner Ave. Los Angeles, CA 90025 (310) 478-7808
Health Diagnostics of New Jersey, LLC	New Jersey	22-2262855	1510 Cotner Ave. Los Angeles, CA 90025 (310) 478-7808
New Jersey Imaging Partners, Inc.	New Jersey	36-4654355	1510 Cotner Ave. Los Angeles, CA 90025 (310) 478-7808
Progressive Medical Imaging of Bloomfield, LLC	New Jersey	42-1661432	1510 Cotner Ave. Los Angeles, CA 90025 (310) 478-7808
Progressive Medical Imaging of Hackensack, LLC	New Jersey	22-3808535	1510 Cotner Ave. Los Angeles, CA 90025 (310) 478-7808
Progressive Medical Imaging of Union City, LLC	New Jersey	22-3764921	1510 Cotner Ave. Los Angeles, CA 90025 (310) 478-7808
Progressive X-Ray of Englewood, LLC	New Jersey	20-5437089	1510 Cotner Ave. Los Angeles, CA 90025 (310) 478-7808
Progressive X-Ray of Kearney, LLC	New Jersey	26-4057097	1510 Cotner Ave. Los Angeles, CA 90025 (310) 478-7808
Imaging On Call, LLC	New York	04-3649213	1510 Cotner Ave. Los Angeles, CA 90025 (310) 478-7808
eRad, Inc.	Pennsylvania	23-3014093	1510 Cotner Ave. Los Angeles, CA 90025 (310) 478-7808

The information in this preliminary prospectus is not complete and may be changed. We may not offer or sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, nor a solicitation of an offer to buy these securities, in any state where the offer, solicitation or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 10, 2011

PRELIMINARY PROSPECTUS

Radnet Management, Inc.

Exchange Offer for 10 3/8% Senior Notes due 2018

We are offering to exchange up to $200,000,000 of our new 10 3/8% Senior Notes due 2018, which are wholly and unconditionally guaranteed by RadNet, Inc., the parent company of Radnet Management, Inc. and certain subsidiaries of Radnet Management, Inc. (the “exchange notes”), in an exchange registered under the Securities Act of 1933, as amended (the “Securities Act”), for any and all of our outstanding 10 3/8% Senior Notes due 2018, which are wholly and unconditionally guaranteed by RadNet, Inc. and certain subsidiaries of Radnet Management, Inc. (the “outstanding notes”). We are offering to exchange the exchange notes for the outstanding notes to satisfy our obligations contained in the registration rights agreement that we entered into when the outstanding notes were sold pursuant to Rule 144A and Regulation S under the Securities Act on April 6, 2010.

The Exchange Offer

•	We will exchange all outstanding notes that are validly tendered and not validly withdrawn for an equal principal amount of exchange notes that are freely tradable.
•	You may withdraw tenders of outstanding notes at any time prior to the expiration date of the exchange offer.
•	The exchange offer expires at 5:00 p.m., New York City time, on , 2011 unless extended. We do not currently intend to extend the expiration date.
•	The exchange of the outstanding notes for exchange notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes.
•	We will not receive any proceeds from the exchange offer.

The Exchange Notes

•	The terms of the exchange notes to be issued in the exchange offer are substantially identical to the outstanding notes, except that the exchange notes will be freely tradable.

Results of the Exchange Offer

•	The exchange notes may be sold in the over-the-counter market, in negotiated transactions or through a combination of such methods. We do not plan to list the notes on a national securities exchange or elsewhere.

All untendered outstanding notes will continue to be subject to the restrictions on transfer set forth in the outstanding notes and in the related indenture. In general, the outstanding notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, we do not currently anticipate that we will register the outstanding notes under the Securities Act.

See “Risk Factors” beginning on page 16 for a discussion of certain risks that you should consider before participating in the exchange offer.

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal states that by so acknowledging and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. In addition, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus. We have agreed that, for a period of 180 days after the date of this prospectus, we will make this prospectus available to any broker-dealer for use in connection with such resale. See “Plan of Distribution.”

If you are our affiliate or are engaged in, or intend to engage in, or have an agreement or understanding to participate in, a distribution of the exchange notes, you cannot rely on the applicable interpretations of the Securities and Exchange Commission and you must comply with the registration requirements of the Securities Act in connection with any resale transaction.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the exchange notes to be distributed in the exchange offer or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is       , 2011.

RadNet, Inc.

You should rely only on the information contained in this prospectus or in any additional written communication prepared by or authorized by us. We have not authorized anyone to provide you with any information or represent anything about us, our financial results or the exchange offer that is not contained in this prospectus or in any additional written communication prepared by or on behalf of us. If given or made, any such other information or representation should not be relied upon as having been authorized by us. We are not making an offer to exchange the outstanding notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus or in any additional written communication prepared by or on behalf of us is accurate only as of the date on its cover page.

i

PROSPECTUS SUMMARY

This summary highlights information about our business from this prospectus. This summary does not contain all of the information that you should consider before investing in the notes. You should read the entire prospectus, including the financial data and related notes, before making an investment decision. Unless the context otherwise requires, references in this prospectus to “we,” “our,” “us,” “the company” and “Radnet” refer to Radnet Management, Inc. and its parent company, RadNet, Inc. and its wholly owned subsidiaries and its predecessors. Additionally, unless the context otherwise requires, references to the “Issuer” in this prospectus refer to Radnet Management, Inc. However, in the “Prospectus Summary —  Summary of the Terms of the Exchange Offer,” “Prospectus Summary — The Exchange Notes,” “Description of Notes,” and “The Exchange Offer” sections of this prospectus, references to “we,” “us,” and “our” and similar expressions are to Radnet Management, Inc. or Radnet Management.

Our Company

With 192 centers, as of September 30, 2010, located in California, Delaware, Maryland, New Jersey, Florida, Kansas and New York, we are the leading national provider of freestanding, fixed-site outpatient diagnostic imaging services in the United States based on number of locations and annual imaging revenue. Our centers provide physicians with imaging capabilities to facilitate the diagnosis and treatment of diseases and disorders and may reduce unnecessary invasive procedures, often minimizing the cost and amount of care for patients. Our services include magnetic resonance imaging (MRI), computed tomography (CT), positron emission tomography (PET), nuclear medicine, mammography, ultrasound, diagnostic radiology (X-ray), fluoroscopy and other related procedures. The vast majority of our centers offer multi-modality imaging services, a key point of differentiation from our competitors. Our multi-modality strategy diversifies revenue streams, reduces exposure to reimbursement changes and provides patients and referring physicians one location to serve the needs of multiple procedures.

We seek to develop leading positions in regional markets in order to leverage operational efficiencies. Our scale and density within selected geographies provides close, long-term relationships with key payors, radiology groups and referring physicians. Each of our facility managers is responsible for managing relationships with local physicians and payors, meeting our standards of patient service and maintaining profitability. We provide corporate training programs, standardized policies and procedures and sharing of best practices among the physicians in our regional networks.

We derive substantially all of our revenue, directly or indirectly, from fees charged for the diagnostic imaging services performed at our facilities. For the year ended December 31, 2009, we performed 3,174,006 diagnostic imaging procedures and generated net revenue from continuing operations of $524 million.

The Refinancing Transactions

On April 6, 2010, Radnet Management issued and sold $200,000,000 in 10 3/8% senior notes due 2018, which are the subject of the exchange offer described in this prospectus, to the initial purchasers, Deutsche Bank Securities Inc., Barclays Capital Inc., RBC Capital Markets Corporation and Jefferies & Company Inc., who resold the notes to qualified institutional buyers pursuant to Rule 144A under the Securities Act, and to non-U.S. persons in offshore transactions pursuant to Regulation S under the Securities Act. All payments of the 10 3/8% senior notes due 2018, including principal and interest, are guaranteed jointly and severally on a senior unsecured basis by RadNet, Inc. and all of Radnet Management’s current and future domestic wholly owned restricted subsidiaries. The 10 3/8% notes due 2018 were issued under an indenture, dated April 6, 2010, by and among Radnet Management, as issuer, RadNet, Inc., as parent guarantor, certain of the subsidiary guarantors listed on the “Table of Additional Registrant Guarantors,” and U.S. Bank National Association, as trustee, in a private placement that was not subject to the registration requirements of the Securities Act. Please refer to the section entitled “Description of Notes” for additional information on the material provisions of the indenture and the notes.

In connection with the sale of the 10 3/8% senior notes due 2018, Radnet Management, RadNet, Inc. and certain of the guarantors listed on the “Table of Additional Registrant Guarantors” entered into a registration rights agreement, dated as of April 6, 2010, with Deutsche Bank Securities Inc. and Barclays Capital Inc., as the representatives of the initial purchasers of the Notes. Pursuant to this registration rights agreement, Radnet Management, RadNet, Inc. and the other subsidiary guarantors listed on the “Table of Additional Registrant Guarantors” agreed to file a registration statement in connection with, and to consummate an exchange offer enabling holders of the outstanding 10 3/8% senior notes due 2018 to exchange the outstanding notes for publicly registered exchange notes with nearly identical terms.

On April 6, 2010, Radnet Management entered into a new Credit and Guaranty Agreement with Barclays Capital, Deutsche Bank Securities Inc., GE Capital Markets, Inc. and Royal Bank of Canada, as joint bookrunners and joint lead arrangers, Barclays Bank PLC, as administrative agent and collateral agent, and certain other lenders, whereby Radnet Management obtained $385,000,000 in senior secured first-lien bank financing, consisting of (i) a $285,000,000, six-year term loan facility and (ii) a $100,000,000, five-year revolving credit facility, including a swing line subfacility and a letter of credit subfacility (collectively, the “New Credit Facilities”). Radnet Management’s obligations under this Credit and Guaranty Agreement are unconditionally guaranteed by RadNet, Inc., all of Radnet Management’s current and future wholly owned domestic subsidiaries as well as certain affiliates, including Beverly Radiology Medical Group III and its equity holders (Beverly Radiology Medical Group, Inc., BreastLink Medical Group, Inc. and ProNet Imaging Medical Group, Inc.). See “Selected Historical Consolidated Financial Data,” “Certain Relationships and Related Party Transactions” and “Description of Other Indebtedness.” These New Credit Facilities created by the Credit and Guaranty Agreement are secured by a perfected first-priority security interest in all of Radnet Management’s and the guarantors’ tangible and intangible assets, including, but not limited to, pledges of equity interests of Radnet Management and all of our current and future wholly owned domestic subsidiaries.

In connection with the issuance of the outstanding notes and entering into the Credit and Guaranty Agreement, Radnet Management used the net proceeds from the issuance of the outstanding notes and the New Credit Facilities created by the Credit and Guaranty Agreement to repay in full its existing first lien term loan for $242.0 million in aggregate principal amount outstanding, which would have matured on November 15, 2012, and its second lien term loan for $170.0 million in aggregate principal amount outstanding, which would have matured on November 15, 2013.

The initial issuance of the outstanding notes, the execution of the Credit and Guaranty Agreement, the incurrence of the borrowings thereunder and the application of the net proceeds therefrom to repay and retire a portion of Radnet Management’s existing indebtedness, including repayment of the then-existing credit facilities, are collectively referred to in this prospectus as the “Refinancing Transactions”. For a more complete description of the Refinancing Transactions, see “Description of Other Indebtedness” and “Description of Notes.”

Recent Developments

On October 1, 2010, we completed our acquisition of Image Medical Corporation, the parent of eRAD, Inc., or eRad, for $10.75 million in a combination of cash and promissory notes. eRAD, headquartered in Greenville, South Carolina, has been a premier provider of Picture Archiving and Communications Systems and related workflow solutions to the radiology industry since 1999. Over 250 hospitals, teleradiology businesses, imaging centers and specialty physician groups use eRAD’s technology to distribute, visualize, store and retrieve digital images taken from all diagnostic imaging modalities. We have also assembled a new software development team, consisting of veterans of the radiology software industry, to complement eRAD’s product portfolio. eRAD and the newly hired software development team form a Radiology Information Technology division of RadNet. Additionally, on December 2, 2010, we consummated the acquisition of five medical imaging facilities located in Northern New Jersey and a 50% equity interest in a sixth center from Progressive Health, LLC, or Progressive, and certain affiliates and related entities for an aggregate of $17.15 million in cash. On December 31, 2010, we completed our acquisition of two imaging centers from Presgar Imaging and affiliated entities located in Brooklyn and Orchard Park, New York for cash consideration of $2.2 million plus the assumption of approximately $700,000 of debt. Highway Imaging in Brooklyn and Parkland Diagnostic in Orchard Park are both multimodality facilities, offering a combination of MRI, CT, PET/CT, ultrasound, mammography, bone density and x-ray. On January 3, 2011, we consummated the acquisition of Imaging On Call, LLC, a provider of teleradiology services to radiology groups, hospitals and imaging centers located in Poughkeepsie, New York, for $5.5 million cash plus an earn-out of up to an additional $2.5 million.

Corporate Information

RadNet, Inc. is incorporated in Delaware. Radnet Management, Inc. is incorporated in California. Our subsidiary guarantors Advanced Imaging Partners, Inc., Advanced NA, LLC, Community Imaging Partners, Inc., Delaware Imaging Partners, Inc., Diagnostic Imaging Services, Inc., Ide Imaging Partners, Inc., Mid Rockland Imaging Partners, Inc., Radiologix, Inc., Radiology and Nuclear Medicine Imaging Partners, Inc., Treasure Coast Imaging Partners, Inc. and Image Medical Corporation are incorporated or organized in Delaware, Radnet Managed Imaging Services, Inc., Radnet Management I, Inc., Radnet Management II, Inc., Radnet Sub, Inc., FRI II, Inc., FRI, Inc., Pacific Imaging Partners, Inc., Rolling Oaks Imaging Corporation, Rolling Oaks Radiology, Inc., SoCal MR Site Management, Inc. and Valley Imaging Partners, Inc. are incorporated in California, Questar Imaging, Inc., Questar Los Alamitos, Inc. and Questar Victorville, Inc. are incorporated in Florida, New Jersey Imaging Partners, Inc., Health Diagnostics of New Jersey, LLC, East Bergen Imaging, LLC, Progressive Medical Imaging of Bloomfield, LLC, Progressive Medical Imaging of Hackensack, LLC, Progressive Medical Imaging of Union City, LLC, Progressive X-Ray of Englewood, LLC and Progressive X-Ray of Kearney, LLC are incorporated and formed in New Jersey, Advanced Radiology, LLC was formed in Maryland, Imaging On Call, LLC was formed in New York and eRad, Inc. is incorporated in Pennsylvania. Our principal executive offices and headquarters are located at 1510 Cotner Avenue, Los Angeles, California 90025 and our telephone number at that address is (310) 478-7808. Our corporate website is www.radnet.com. Information contained on our website or that can be accessed through our website is not incorporated by reference in this prospectus and does not constitute a part of this offering.

Market, Ranking and Industry Data

Unless otherwise indicated, information contained in this prospectus concerning the diagnostic imaging services industry or market refers to the fixed-site outpatient diagnostic imaging services sector within the domestic diagnostic imaging services industry. Our general expectations concerning these industries and their segments and our market position and market share within these industries and their segments are derived from data from various third-party sources. In addition, this prospectus presents similar information based on management estimates. Such estimates are derived from third-party sources as well as data from our internal research and on assumptions made by us, based on such data and our knowledge of the diagnostic imaging services industry, which we believe to be reasonable. Although we are not aware of any misstatements regarding any industry or similar data presented herein, such data involves risks and uncertainties and is subject to change based on various factors, including those described in “Risk Factors.”

The Exchange Offer

In this prospectus, the term “outstanding notes” refers to the 10 3/8% senior notes due 2018. The term “exchange notes” refers to the 10 3/8% senior notes due 2018, as registered under the Securities Act. The term “notes” refers collectively to the outstanding notes and the exchange notes. On April 6, 2010, Radnet Management, Inc. issued $200,000,000 aggregate principal amount of 10 3/8% senior notes due 2018 in a private placement.

General
In connection with the private placement, we entered into a registration rights agreement with the initial purchasers in which we agreed, among other things, to deliver this prospectus to you and to obtain the effectiveness of the exchange offer registration statement within 360 days after the date of original issuance of the outstanding notes. You are entitled to exchange in the exchange offer your outstanding notes for exchange notes, which are identical in all material respects to the outstanding notes except:
• the exchange notes have been registered under the Securities Act;
• the exchange notes are not entitled to any registration rights that are applicable to the outstanding notes under the registration rights agreement; and
• the liquidated damages provisions of the registration rights agreement are no longer applicable.
The Exchange Offer
We are offering to exchange $200,000,000 aggregate principal amount of 10 3/8% senior notes due 2018, which have been registered under the Securities Act, for any and all of our outstanding 10 3/8% senior notes due 2018.
Outstanding notes may be exchanged only in denominations of $2,000 and in integral multiples of $1,000 in excess thereof.
Subject to the satisfaction or waiver of specified conditions, we will exchange the exchange notes for all outstanding notes that are validly tendered and not validly withdrawn prior to the expiration of the exchange offer. We will cause the exchange to be effected promptly after the expiration of the exchange offer.
Resale
Based on an interpretation by the staff of the Securities and Exchange Commission (the “SEC”) set forth in no-action letters issued to third parties, we believe that the exchange notes issued pursuant to the exchange offer in exchange for outstanding notes may be offered for resale, resold and otherwise transferred by you (unless you are our “affiliate” within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:
• you are acquiring the exchange notes in the ordinary course of your business; and

• you have not engaged in, do not intend to engage in and have no arrangement or understanding with any person to participate in a distribution of the exchange notes.
If you are a broker-dealer and receive exchange notes for your own account in exchange for outstanding notes that you acquired as a result of market-making activities or other trading activities, you must acknowledge that you will deliver this prospectus in connection with any resale of the exchange notes. See “Plan of Distribution.”
Any holder of outstanding notes who:
• is our affiliate;
• does not acquire exchange notes in the ordinary course of its business; or
• tenders its outstanding notes in the exchange offer with the intention to participate, or for the purpose of participating, in a distribution of exchange notes cannot rely on the position of the staff of the SEC enunciated in no-action letters addressed to Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC’s no-action letter addressed to Shearman & Sterling (available July 2, 1993), or similar no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes.
Expiration Date
The exchange offer will expire at 5:00 p.m., New York City time, on , 2011, unless extended by us. We do not currently intend to extend the expiration of the exchange offer.
Withdrawal
You may withdraw the tender of your outstanding notes at any time prior to the expiration of the exchange offer. We will return to you any of your outstanding notes that are not accepted for any reason for exchange, without expense to you, promptly after the expiration or termination of the exchange offer.
Conditions to the Exchange Offer
The exchange offer is subject to customary conditions, which we may waive. See “The Exchange Offer — Conditions to the Exchange Offer.”
Procedures for Tendering Outstanding Notes
If you wish to participate in the exchange offer, you must complete, sign and date the accompanying letter of transmittal, or a facsimile of such letter of transmittal, according to the instructions contained in this prospectus and the letter of transmittal. You must then mail or otherwise deliver the letter of transmittal, or a facsimile of such letter of transmittal, together with the outstanding notes and any other required documents, to the exchange agent at the address set forth on the cover page of the letter of transmittal.
If you hold outstanding notes through The Depository Trust Company (DTC) and wish to participate in the exchange offer, you must comply with the Automated Tender Offer Program procedures of DTC by which you will agree to be bound by the letter of transmittal.
If you are a beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your outstanding notes, you should promptly contact the registered holder and instruct the registered holder to tender on your behalf. If you wish to tender the outstanding notes yourself, you must, prior to completing and executing the letter of transmittal and delivering your outstanding notes, either have the outstanding notes registered in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.
By signing, or agreeing to be bound by, the letter of transmittal, you will represent to us that, among other things:
• you are not our “affiliate” within the meaning of Rule 405 under the Securities Act;
• you do not have an arrangement or understanding with any person or entity to participate in the distribution of the exchange notes;
• you are not engaged in, and do not intend to engage in, a distribution of the exchange notes;
• you are acquiring the exchange notes in the ordinary course of your business; and

•

if you are a broker-dealer that will receive exchange notes for your own account in exchange for outstanding notes that were acquired as a result of market-making activities, that you will deliver a prospectus, as required by law, in connection with any resale of such exchange notes.

Special Procedures for Beneficial Owners
If you are a beneficial owner of outstanding notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender those outstanding notes in the exchange offer, you should contact the registered holder promptly and instruct the registered holder to tender those outstanding notes on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your outstanding notes, either make appropriate arrangements to register ownership of the outstanding notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.
Guaranteed Delivery Procedures
If you wish to tender your outstanding notes and your outstanding notes are not immediately available or you cannot deliver your outstanding notes, the letter of transmittal or any other required documents, or you cannot comply with the procedures under DTC’s Automated Tender Offer Program for transfer of book-entry interests, prior to the expiration date, you must tender your outstanding notes according to the guaranteed delivery procedures set forth in this prospectus under “The Exchange Offer — Guaranteed Delivery Procedures.”
Effect on Holders of Outstanding Notes
As a result of the making of, and upon acceptance for exchange of all validly tendered outstanding notes pursuant to the terms of the exchange offer, we will have fulfilled a covenant under the registration rights agreement. Accordingly, there will be no increase in the interest rate on the outstanding notes under the circumstances described in the registration rights agreement. If you do not tender your outstanding notes in the exchange offer, you will continue to be entitled to all the rights and limitations applicable to the outstanding notes as set forth in the indenture, except we will not have any further obligation to you to provide for the exchange and registration of the outstanding notes and related guarantees under the registration rights agreement. To the extent that outstanding notes are tendered and accepted in the exchange offer, the trading market for outstanding notes could be adversely affected.
Consequences of Failure to Exchange
All untendered outstanding notes will continue to be subject to the restrictions on transfer set forth in the outstanding notes and in the indenture. In general, the outstanding notes may not be offered or sold, unless in a transaction registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, we do not intend to register exchanges of outstanding notes under the Securities Act, except as otherwise required by the registration rights agreement.
United States Federal Income Tax Consequences of the Exchange Offer
The exchange of outstanding notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Consequences — Exchange Offer.”

Use of Proceeds
We will not receive any cash proceeds from the issuance of exchange notes in the exchange offer. See “Use of Proceeds.”
Exchange Agent
U.S. Bank National Association is the exchange agent for the exchange offer. The addresses and telephone numbers of the exchange agent are set forth in the section captioned “The Exchange Offer — Exchange Agent.”

The Exchange Notes

The summary below describes the principal terms of the exchange notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of Notes” section of this prospectus contains more detailed descriptions of the terms and conditions of the outstanding notes and the exchange notes. The exchange notes will have terms identical in all material respects to the outstanding notes, except that the exchange notes will not contain terms with respect to transfer restrictions, registration rights and liquidated damages for failure to observe certain obligations in the registration rights agreement. The exchange notes will evidence the same debt as the corresponding outstanding notes. The exchange notes will be issued under and entitled to the benefits of the same indenture under which the outstanding notes were issued, and the exchange notes and the outstanding notes will constitute a single class for all purposes under the indenture.

Issuer
Radnet Management, Inc.
Securities Offered
$200,000,000 aggregate principal amount of 10 3/8% senior notes due 2018 and the related guarantees.
Maturity
The exchange notes will mature on April 1, 2018.
Interest Rate
The exchange notes will bear interest at a rate of 10 3/8% per annum.
Interest Payment Dates
The interest on the exchange notes is payable in arrears on April 1 and October 1 of each year, beginning on October 1, 2010. Interest will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance.
Guarantees
Each of our current and future wholly owned domestic restricted subsidiaries and our direct parent company, RadNet, Inc., will jointly and severally guarantee the exchange notes on a senior unsecured basis.
Ranking
The exchange notes will be our unsecured senior obligations and will:
• rank equally in right of payment with any existing and future senior unsecured indebtedness of us and any of the guarantors;
• rank senior in right of payment to all existing and future subordinated indebtedness of us and any of the guarantors;

•

be effectively subordinated in right of payment to any secured indebtedness of us and any of the guarantors (including indebtedness under the New Credit Facilities) to the extent of the value of the assets securing such indebtedness; and

• be structurally subordinated in right of payment to all existing and future indebtedness and other liabilities of any of our subsidiaries that is not a guarantor of the notes.

Similarly, the note guarantees will be unsecured senior obligations of the guarantors and will:
• rank equally in right of payment with any existing and future senior unsecured indebtedness of any of the guarantors.
• rank senior in right of payment to all existing and future subordinated indebtedness of any of the guarantors;

•

be effectively subordinated in right of payment to any secured indebtedness of any of the guarantors (including indebtedness under the New Credit Facilities) to the extent of the value of the assets securing such indebtedness; and

• be structurally subordinated in right of payment to all existing and future indebtedness and other liabilities of any of our subsidiaries that is not a guarantor of the notes.
After giving effect to the Refinancing Transactions and the application of the net proceeds therefrom, as of September 30, 2010, we had $505.5 million in aggregate principal amount of outstanding indebtedness, $307.2 million of which constituted senior secured indebtedness that is effectively senior to the notes to the extent of the value of the collateral securing such debt. As of September 30, 2010, our non-guarantor subsidiaries had assets of $43.6 million and liabilities of $34.1 million (including trade payables of $26.8 million).
Optional Redemption
We may redeem the notes, in whole or in part, at any time on or after April 1, 2014, at the redemption prices specified under “Description of Notes — Optional Redemption.”
Prior to April 1, 2013, we may redeem up to 35% of aggregate principal amount of the notes issued under the indenture from the net proceeds of one or more equity offerings at a redemption price equal to 110.375% of the notes redeemed, plus accrued and unpaid interest, if any.
We are also permitted to redeem the notes prior to April 1, 2014, in whole or in part, at a redemption price equal to 100% of the principal amount redeemed, plus a make-whole premium and accrued and unpaid interest, if any.
Change of Control Offer
If a change of control occurs, we must give holders of the notes the opportunity to sell us their notes at 101% of their face amount, plus accrued interest.

We might not be able to pay you the required price for notes you present to us at the time of a change of control, because:
• we might not have enough funds at that time; or
• the terms of the New Credit Facilities or any future indebtedness may prevent us from making the change of control tender.
See “Risk Factors — Risks Related to the Exchange Offer, the Notes and Our Indebtedness — We may not be able to repurchase notes upon a change of control, which would be an event of default under the indenture.”
See “Description of Notes — Repurchase at the Option of Holders — Change of Control.”
Certain Indenture Provisions
The indenture governing the exchange notes will contain covenants limiting, among other things, the ability of RadNet, Inc. and its restricted subsidiaries, including the Issuer, to:
• pay dividends or make certain other restricted payments or investments;
• incur additional indebtedness and issue preferred stock;

•

create liens (other than permitted liens) securing indebtedness or trade payables unless the notes are secured on an equal and ratable basis with the obligations so secured, and, if such liens secure subordinated indebtedness, the notes are secured by a lien senior to such liens;

• sell certain assets or merge with or into other companies or otherwise dispose of all or substantially all of our assets;
• enter into certain transactions with affiliates;
• create restrictions on dividends or other payments by our restricted subsidiaries; and
• create guarantees of indebtedness by restricted subsidiaries.
However, these limitations will be subject to a number of important qualifications and exceptions.
Book-Entry
The exchange notes will be issued in book-entry form and will be represented by global certificates deposited with, or on behalf of, DTC and registered in the name of Cede & Co., DTC’s nominee. Beneficial interests in the exchange notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee; and these interests may not be exchanged for certificated notes, except in limited circumstances. See “The Exchange Offer — Book-Entry Delivery Procedures.”

No Public Market
The exchange notes will be freely transferable but will be a new issue of securities. There is no established trading market for the exchange notes and the exchange notes will not be listed on any national securities exchange or elsewhere. Accordingly, an active market or liquidity may not develop for the exchange notes.

Risk Factors

You should carefully consider all of the information included and incorporated by reference in this prospectus. See “Risk Factors” included in this prospectus beginning on page 16. In addition, you should review the information set forth under “Forward-Looking Statements” before deciding to tender your outstanding notes in the exchange offer.

Summary Historical Consolidated Financial Data

The following table sets forth our summary historical consolidated financial information for each of the years ended December 31, 2009, 2008 and 2007 and for the three and nine months ended September 30, 2010 and 2009. The summary consolidated statements of operations data set forth below for the years ended December 31, 2009, 2008 and 2007 are derived from our audited consolidated financial statements and notes thereto included elsewhere herein. The statement of operations data and other financial data for the three and nine months ended September 30, 2010 and 2009 and the balance sheet data as of September 30, 2010 were derived from our unaudited condensed consolidated financial statements included elsewhere herein.

The summary unaudited pro forma consolidated statement of operations data for the nine months ended September 30, 2010 and the year ended December 31, 2009 were prepared using the historical statements of operations of RadNet, eRAD and Progressive for the nine months ended September 30, 2010 and for the year ended December 31, 2009, respectively. The summary unaudited pro forma consolidated statements of operations data for the nine months ended September 30, 2010 and for the year ended December 31, 2009 give effect to our acquisitions of eRad and Progressive as if these acquisitions had occurred on January 1, 2009 and include adjustments based on certain assumptions as described in the unaudited pro forma condensed financial statements included elsewhere herein.

The unaudited pro forma condensed consolidated balance sheet of RadNet was prepared using the historical balance sheets of RadNet, eRAD and Progressive as of September 30, 2010. The unaudited pro forma condensed consolidated balance sheet of RadNet gives effect to the acquisitions of eRAD and Progressive as if they had been completed on September 30, 2010, consolidates the unaudited condensed balance sheets of RadNet, eRAD and Progressive and includes adjustments based on certain assumptions as described in the unaudited pro forma condensed financial statements included elsewhere herein.

This data should be read in conjunction with and is qualified in its entirety by reference to the audited consolidated financial statements and the related notes included elsewhere herein and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The financial data set forth below and discussed in this prospectus are derived from the consolidated financial statements of RadNet, Inc., its subsidiaries and certain affiliates. As described further in Note 1 to the accompanying financial statements included elsewhere herein, as a result of the contractual and operational relationship among Beverly Radiology Medical Group III, or BMRG, Dr. Berger and us, we are considered to be the primary beneficiary of the operations of BRMG, which we have determined is a variable interest entity based on applicable accounting guidance. Consequently, we are required to include BRMG as a consolidated entity in our consolidated financial statements. This means, for example, that revenue generated by BRMG from the provision of professional medical services to our patients, as well as BRMG’s costs of providing those services, are included as net revenue and operating expenses, respectively, in our consolidated statement of operations, whereas the management fee that BRMG pays to us under our management agreement with BRMG is eliminated as a result of the consolidation of our results with those of BRMG. If BRMG were not treated as a consolidated entity in our consolidated financial statements, the presentation of certain items in our income statement, such as net revenue and costs and expenses, would change but our net income would not materially change, because in operation and historically, the annual revenue of BRMG from all sources closely approximates its expenses, including Dr. Berger’s compensation, fees payable to us and amounts payable to third parties. BRMG is a guarantor under our New Credit Facilities, but does not guarantee the notes.

	Three Months Ended September 30,		Nine Months Ended September 30,		Years Ended December 31,
	2010	2009	2010	2009	2009	2008	2007
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
	(in thousands)
Statement of Operations Data:
Net revenue	$140,093	$133,404	$403,222	$392,553	$524,368	$498,815	$423,576
Operating expenses	106,634	101,924	311,478	298,653	397,753	384,297	330,550
Depreciation and amortization	13,002	13,593	40,153	39,979	53,800	53,548	45,281
Provision for bad debts	8,458	8,386	24,603	24,729	32,704	30,832	27,467
Loss on sale of equipment, net	451	72	606	375	523	516	72
Income from operations	11,384	9,143	25,651	28,174	38,857	29,287	19,272
Interest expense	12,781	12,367	35,477	38,538	49,193	51,811	44,307
Gain on bargain purchase	—	—	—	(1,387)	(1,387)	—	—
Gain from sale of joint venture interests	—	—	—	—	—	—	(1,868)
Equity in earnings of joint ventures	2,282	1,751	6,114	6,839	8,456	9,791	5,944
Net loss attributable to RadNet, Inc. common stockholders	(285)	(1,726)	(16,152)	(2,904)	(2,267)	(12,836)	(18,131)

	Pro Forma Nine Months Ended September 30, 2010	Pro Forma Year Ended December 31, 2009
	(unaudited)	(unaudited)
	(in thousands)
Statement of Operations Data:
Net revenue	$420,288	$545,893
Operating expenses	325,060	415,518
Depreciation and amortization	41,946	56,096
Provision for bad debts	25,130	33,886
Loss on sale of equipment, net	606	523
Income from operations	26,815	39,140
Interest expense	36,718	50,977
Gain on bargain purchase	—	(1,387)
Gain from sale of joint venture interests	—	—
Equity in earnings of joint ventures	6,114	8,456
Net loss attributable to RadNet, Inc. common stockholders	(16,019)	(4,218)

	Pro Forma As of September 30, 2010	As of September 30, 2010
		(unaudited) (in thousands)
Balance Sheet Data:
Cash and cash equivalents	$—	$24,462
Total assets	544,881	537,650
Total long-term liabilities	523,380	519,168
Total liabilities	632,001	625,177
Working capital	4,401	29,529
Equity deficit	(87,527)	(87,527)

RISK FACTORS

You should carefully consider the risk factors set forth below as well as the other information contained in this prospectus before deciding to tender your outstanding notes in the exchange offer. The risks described below and the other information included in this prospectus are not the only risks we face. Additional risks and uncertainties not currently known to us or those we currently view to be immaterial may also materially and adversely affect our business, financial condition or results of operations. Any of the following risks could materially and adversely affect our business, financial condition or results of operations. In any such case, the trading price of the exchange notes could decline or we may not be able to make payments of interest and principal on the exchange notes and you may lose all or part of your original investment.

Risks Relating to the Exchange Offer, the Notes and our Indebtedness

If you do not exchange your outstanding notes in the exchange offer, the transfer restrictions currently applicable to your outstanding notes will remain in force and the market price of your outstanding notes could decline.

If you do not exchange your outstanding notes for exchange notes in the exchange offer, you will continue to be subject to restrictions on transfer of your outstanding notes as set forth in the offering memorandum distributed in connection with the private offering of the outstanding notes. In general, the outstanding notes may not be offered or sold unless they are registered or exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act. You should refer to “Prospectus Summary — The Exchange Offer” and “The Exchange Offer” for information about how to tender your outstanding notes.

The tender of outstanding notes under the exchange offer will reduce the outstanding amount of the outstanding notes, which may have an adverse effect upon, and increase the volatility of, the market prices of the outstanding notes due to a reduction in liquidity. In addition, if you do not exchange your outstanding notes in the exchange offer, you will no longer be entitled to exchange your outstanding notes for exchange notes registered under the Securities Act and you will no longer be entitled to have your outstanding notes registered for resale under the Securities Act.

Our substantial debt could adversely affect our financial condition and prevent us from fulfilling our obligations under the notes.

Our current substantial indebtedness and any future indebtedness we incur could adversely affect our financial condition, which could make it more difficult for us to satisfy our obligations to our creditors. After completion of this offering, we will continue to be highly leveraged. As of September 30, 2010, our total indebtedness was $505.5 million, $307.2 million of which constituted senior secured indebtedness that is effectively senior to the notes to the extent of the value of the collateral securing such indebtedness. Our substantial indebtedness could also:

•	make it more difficult for us to satisfy our obligations with respect to the notes;
•	require us to dedicate a substantial portion of our cash flow from operations to payments on our debt, reducing the availability of our cash flow to fund working capital, capital expenditures, acquisitions and other general corporate purposes;
•	expose us to the risk of interest rate increases on our variable rate borrowings, including borrowings under our new senior secured credit facilities;
•	increase our vulnerability to adverse general economic and industry conditions;
•	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;
•	place us at a competitive disadvantage compared to our competitors that have less debt; and
•	limit our ability to borrow additional funds on terms that are satisfactory to us or at all.

We will be able to incur substantial indebtedness in the future. Although the New Credit Facilities and the indenture governing the notes contain restrictions on the incurrence of additional indebtedness, these restrictions are subject to a number of significant qualifications and exceptions, and under certain circumstances, the amount of indebtedness that could be incurred in compliance with these restrictions could be substantial. If new indebtedness is added to our current debt levels, the related risks that we now face could intensify. In addition, the indenture governing the notes does not prevent us from incurring obligations that do not constitute indebtedness under the indenture.

If we are unable to generate or borrow sufficient cash to make payments on our indebtedness or to refinance our indebtedness on acceptable terms, our financial condition would be materially harmed, our business may fail and you may lose all of your investment.

Our ability to make scheduled payments on or to refinance our obligations with respect to our debt will depend on our financial and operating performance, which will be affected by general economic, financial, competitive, business and other factors beyond our control. As a result of the recent global market and economic conditions, the cost and availability of credit and equity capital have been severely impacted. We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us in an amount sufficient to enable us to service our debt or to fund our other liquidity needs. If we are unable to meet our debt obligations or fund our other liquidity needs, we may need to restructure or refinance all or a portion of our debt on or before maturity or sell certain of our assets. We cannot assure you that we will be able to restructure or refinance any of our debt on commercially reasonable terms, if at all, which could cause us to default on our debt obligations and impair our liquidity. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations.

We may not be able to finance future needs or adapt our business plan to changes because of restrictions placed on us by our New Credit Facilities, the indenture governing the notes and instruments governing our other indebtedness.

The indenture governing the notes and our New Credit Facilities contain affirmative and negative covenants which restrict, among other things, our ability to:

•	pay dividends or make certain other restricted payments or investments;
•	incur additional indebtedness and issue preferred stock;
•	create liens (other than permitted liens) securing indebtedness or trade payables unless the notes are secured on an equal and ratable basis with the obligations so secured, and, if such liens secure subordinated indebtedness, the notes are secured by a lien senior to such liens;
•	sell certain assets or merge with or into other companies or otherwise dispose of all or substantially all of our assets;
•	enter into certain transactions with affiliates;
•	create restrictions on dividends or other payments by our restricted subsidiaries; and
•	create guarantees of indebtedness by restricted subsidiaries.

All of these restrictions could affect our ability to operate our business and may limit our ability to take advantage of potential business opportunities as they arise. A failure to comply with these covenants and restrictions would permit the relevant creditors to declare all amounts borrowed under the applicable agreement governing such indebtedness, together with accrued interest and fees, to be immediately due and payable. If the indebtedness under the New Credit Facilities or the notes offered hereby is accelerated, we may not have sufficient assets to repay amounts due under the New Credit Facilities, the notes or on other indebtedness then outstanding. If we are not able to refinance our debt, we could become subject to bankruptcy proceedings, and you may lose all or a portion of your investment because the claims of certain of our creditors on our assets are prior to the claims of holders of the notes.

Your right to receive payments on the notes is effectively junior to those lenders who have a security interest in our assets.

Our obligations under the notes and our guarantors’ obligations under their guarantees of the notes are unsecured, but our obligations under our New Credit Facilities and each guarantor’s obligations under their respective guarantees of the New Credit Facilities are secured by a security interest in substantially all of our tangible and intangible assets. If we are declared bankrupt or insolvent, or if we default under our New Credit Facilities, the lenders could declare all of the funds borrowed thereunder, together with accrued interest, immediately due and payable. If we were unable to repay such indebtedness, the lenders could foreclose on the pledged assets to the exclusion of holders of the notes, even if an event of default exists under the indenture under which the notes will be issued at such time. Furthermore, if the lenders foreclose and sell the pledged equity interests in any subsidiary guarantor under the notes, then that guarantor will be released from its guarantee of the notes automatically and immediately upon such sale. In any such event, because the notes are not secured by any of our assets or the equity interests in subsidiary guarantors, it is possible that there would be no assets remaining from which your claims could be satisfied or, if any assets remained, they might be insufficient to satisfy your claims fully.

As of September 30, 2010, we had $307.2 million of senior secured indebtedness. In addition, upon the occurrence of certain events, we may request an incremental term loan facility or facilities, based upon the satisfaction of a maximum senior secured leverage ratio test and subject to receipt of commitments by existing lenders or other financing institutions and the satisfaction of certain other conditions. The indenture permits the incurrence of substantial additional indebtedness by us and our restricted subsidiaries in the future, including secured indebtedness.

Claims of noteholders will be structurally subordinate to claims of creditors of all of our non wholly owned subsidiaries and any future foreign subsidiaries because they will not guarantee the notes.

The notes are not and will not be guaranteed by our non wholly owned subsidiaries or any future foreign subsidiaries. Accordingly, claims of holders of the notes are structurally subordinate to the claims of creditors of these non-guarantor subsidiaries, including trade creditors. All obligations of our non-guarantor subsidiaries will have to be satisfied before any of the assets of such subsidiaries would be available for distribution, upon a liquidation or otherwise, to us or a guarantor of the notes.

Not all of our subsidiaries are guarantors of the notes. As of September 30, 2010, our non-guarantor subsidiaries had assets of $43.6 million and liabilities of $34.1 million (including trade payables of $26.8 million).

We may not be able to repurchase notes upon a change of control, which would be an event of default under the indenture.

Upon the occurrence of specific kinds of change of control events, we will be required to offer to repurchase all of the outstanding notes. The terms of the notes may not protect you if we undergo a highly leveraged transaction, reorganization, restructuring, merger or similar transaction that may adversely affect you unless the transaction is included in the definition of a change of control. The New Credit Facilities restricts us from repurchasing the notes without the approval of the lenders. In addition, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of notes or that other restrictions in the New Credit Facilities and the notes will not allow these repurchases. Our failure to repurchase the notes would constitute an event of default under the indenture which would in turn result in an event of default under the New Credit Facilities, in which case the lenders under the New Credit Facilities could cause all indebtedness under the New Credit Facilities to become due and payable.

Your ability to transfer the exchange notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the exchange notes.

There is no listing for the outstanding notes, and we do not intend to apply for listing of the exchange notes on any national securities exchange or elsewhere. The initial purchasers in the private offering of the outstanding notes have advised us that they intend to make a market in the exchange notes as permitted by applicable laws and regulations; however, the initial purchasers are not obligated to make a market in any of the exchange notes, and they may discontinue their market-making activities at any time without notice. In addition, such market-making activity may be limited during the pendency of the exchange offer. Therefore, an active market for any of the exchange notes may not develop or, if developed, it may not continue.

The liquidity of any market for the notes will depend on a number of factors, including:

•	the number of holders of the notes;
•	our performance;
•	the market for similar securities;
•	the interest of securities dealers in making a market in the notes; and
•	prevailing interest rates.

Given the risks inherent in an investment in the notes and the restrictions on transfer, you may have difficulty finding willing buyers for the notes. Consequently, you may not be able to liquidate your investment readily, and the notes may not be readily accepted as collateral for loans. Therefore, you should be aware that you may bear the economic risk of an investment in the notes until maturity.

If markets for the notes do not develop, you may not be able to resell your notes for an extended period of time, if at all. Consequently, your lenders may be reluctant to accept the notes as collateral for loans. In addition, in response to prevailing interest rates and market conditions generally, the notes could trade at a price lower than their initial offering price.

The trading price of the notes may be volatile.

The trading price of the notes could be subject to significant fluctuation in response to, among other factors, changes in our operating results, interest rates, the market for non-investment grade securities, general economic conditions, and securities analysts’ recommendations regarding our securities.

The interests of our stockholders may not be aligned with your interests as a holder of the notes.

Stockholders control all of our affairs and policies. Circumstances may occur in which the interests of our equity holders could be in conflict with the interests of the holders of the notes. In addition, our stockholders may have an interest in pursuing acquisitions, divestitures or other transactions that, in their judgment, could enhance their equity investment, even though such transactions might involve risks to holders of the notes. For example, our stockholders may cause us or our subsidiaries to make acquisitions that increase the amount of our and our subsidiaries’ indebtedness or sell assets, either of which may impair the ability of our subsidiaries to make distributions to us and thus our ability to make payments under the notes.

Federal and state fraudulent transfer laws may permit a court to void the notes and the guarantees, and if that occurs, you may not receive any payments on the notes.

The issuance of the notes and the guarantees may be subject to review under federal and state fraudulent transfer and conveyance statutes. While the relevant laws may vary from state to state, under such laws the payment of consideration will be a fraudulent conveyance if (1) we paid the consideration with the intent of hindering, delaying or defrauding creditors or (2) we or any of the guarantors, as applicable, received less than reasonably equivalent value or fair consideration in return for issuing either the notes or a guarantee, and, in the case of (2) only, one of the following is also true:

•	we or any of the guarantors were insolvent or rendered insolvent by reason of the incurrence of the indebtedness;
•	payment of the consideration left us or any of the guarantors with an unreasonably small amount of capital to carry on the business;
•	we or any of the guarantors intended to, or believed that it would, incur debts beyond our ability to pay as they mature; or
•	we were a defendant in an action for money damages docketed against us if, in either case, after final judgment the judgment is unsatisfied.

If a court were to find that the issuance of the notes or a guarantee was a fraudulent conveyance, the court could void the payment obligations under the notes or such guarantee or further subordinate the notes or such guarantee to presently existing and future indebtedness of us or such guarantor, or require the holders of the notes to repay any amounts received with respect to the notes or such guarantee. In the event of a finding that a fraudulent conveyance occurred, you may not receive any repayment on the notes.

Further, the voidance of the notes could result in an event of default with respect to our and our subsidiaries’ other debt that could result in acceleration of such debt. Generally, an entity would be considered insolvent if, at the time it incurred indebtedness:

•	the sum of its debts, including contingent liabilities, was greater than the fair salable value of all its assets;
•	the present fair salable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts and liabilities, including contingent liabilities, as they become absolute and mature; or
•	it could not pay its debts as they become due.

We cannot be certain as to the standards a court would use to determine whether or not we or the guarantors were solvent at the relevant time, or regardless of the standard that a court uses, that the issuance of the notes and the guarantees would not be further subordinated to our or any of our guarantors’ other debt.

We believe that at the time the notes are initially issued the Issuer and each guarantor will be:

•	neither insolvent nor rendered insolvent thereby;
•	in possession of sufficient capital to run its businesses effectively;
•	incurring indebtedness within its ability to pay as the same mature or become due; and
•	holding sufficient assets to satisfy any probable money judgment against it in any pending action.

In reaching these conclusions, we have relied upon our analysis of internal cash flow projections, which, among other things, assume that we will in the future realize certain selling price and volume increases and favorable changes in business mix, and estimated values of assets and liabilities. We cannot assure you, however, that a court passing on such questions would reach the same conclusions. Further, to the extent that the notes are guaranteed in the future by any subsidiary, a court passing on such guarantor regarding any such guarantee could conclude that such guarantee constituted a fraudulent conveyance or transfer.

The indenture governing the notes contains a provision intended to limit each guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer. This provision may not be effective to protect the guarantees from being voided under fraudulent transfer law, or may eliminate the guarantor’s obligations or reduce the guarantor’s obligations to an amount that effectively makes the guarantee worthless. In a recent Florida bankruptcy case, this kind of provision was found to be ineffective to protect the guarantees.

If the guarantees were legally challenged, any guarantee could also be subject to the claim that, since the guarantee was incurred for our benefit, and only indirectly for the benefit of the applicable guarantor, the obligations of the applicable guarantor were incurred for less than fair consideration. A court could thus void the obligations under the guarantees, subordinate them to the applicable guarantor’s other debt or take other action detrimental to the holders of the notes.

If a bankruptcy petition were filed by or against us, you may receive a lesser amount for your claim than you would be entitled to receive under the indenture governing the notes.

If a bankruptcy petition were filed by or against us under the United States Bankruptcy Code after the issuance of the notes, the claim by any holder of the notes for the principal amount of the notes may be limited to an amount equal to the sum of:

•	the original issue price for the notes; and

•	that portion of the original issue discount, if any, that does not constitute “unmatured interest” for purposes of the United States Bankruptcy Code.

Any original issue discount that was not amortized as of the date of the bankruptcy filing would constitute unmatured interest. Accordingly, holders of the notes under these circumstances may receive a lesser amount than they would be entitled to under the terms of the indenture governing the notes, even if sufficient funds are available.

Risks Relating to our Business

If BRMG or any of our other contracted radiology practices terminate their agreements with us, our business could substantially diminish.

Our relationship with BRMG and our other radiology groups is an integral part of our business. Through our management agreement, BRMG provides all of the professional medical services at 93 of our 103 California facilities. Professional medical services are provided at the balance of our other facilities through management contracts with other radiology groups. BRMG and these other radiology groups contract with various other independent physicians and physician groups to provide all of the professional medical services at most of our facilities, and they must use their best efforts to provide the professional medical services at any new facilities that we open or acquire in their areas of operation. In addition, BRMG and the other radiology groups’ strong relationships with referring physicians are largely responsible for the revenue generated at the facilities they service. Although our management agreement with BRMG runs until 2014, and for terms as long, if not longer, with the other groups, BRMG and the other radiology groups have the right to terminate the agreements if we default on our obligations and fail to cure the default. Also, the various radiology groups’ ability to continue performing under the management agreements may be curtailed or eliminated due to the groups’ financial difficulties, loss of physicians or other circumstances. If the radiology groups cannot perform their obligations to us, we would need to contract with one or more other radiology groups to provide the professional medical services at the facilities serviced by the group. We may not be able to locate radiology groups willing to provide those services on terms acceptable to us, if at all. Even if we were able to do so, any replacement radiology group’s relationships with referring physicians may not be as extensive as those of the terminated group. In any such event, our business could be seriously harmed. In addition, the radiology groups are party to substantially all of the managed care contracts from which we derive revenue. If we were unable to readily replace these contracts, our revenue would be negatively affected.

Adverse changes in general domestic and worldwide economic conditions and instability and disruption of credit markets could adversely affect our operating results, financial condition, or liquidity.

We are subject to risk arising from adverse changes in general domestic and global economic conditions, including recession or economic slowdown and disruption of credit markets. Recent global market and economic conditions have been unprecedented and challenging with tighter credit conditions and recession in most major economies continuing through 2010. Continued concerns about the systemic impact of potential long-term and widespread recession, inflation, energy costs, geopolitical issues, the availability and cost of credit and the United States mortgage market have contributed to increased market volatility and diminished expectations for the United States economy. Added concerns fueled by the United States government’s financial assistance to certain companies and other federal government’s interventions in the United States financial system has led to increased market uncertainty and instability in both United States and international capital and credit markets. These conditions, combined with volatile oil prices, declining business and consumer confidence and increased unemployment, have contributed to volatility of unprecedented levels. We believe our MRI and PET/CT scan volumes were impacted in 2009 and continuing into 2010 by rising unemployment rates, the number of under-insured or uninsured patients and other conditions arising from the global economic conditions described above.

As a result of these market conditions, the cost and availability of credit has been and may continue to be adversely affected by illiquid credit markets and wider credit spreads. Concern about the stability of the markets generally and the strength of counterparties specifically has led many lenders and institutional investors to reduce, and in some cases, cease to provide funding to borrowers.

Continued turbulence in the United States and international markets and economies may adversely affect our liquidity and financial condition, and the liquidity and financial condition of our customers. If these market conditions continue, they may limit our ability, and the ability of our customers, to timely replace maturing liabilities, and access the capital markets to meet liquidity needs, resulting in adverse effects on our financial condition and results of operations.

We have experienced operating losses and we have a substantial accumulated equity deficit. If we are unable to improve our financial performance, we may be unable to pay our obligations.

We have incurred net losses attributable to RadNet, Inc. common stockholders of $16.2 million, $2.3 million, $12.8 million and $18.1 million, for the nine months ended September 30, 2010 and for the years ended December 31, 2009, 2008 and 2007, respectively. As of September 30, 2010, our RadNet, Inc. accumulated equity deficit was $87.6 million. We cannot provide any assurances as to the likelihood, timing, or extent of our ability to achieve net income from operations. If we cannot generate income from operations in sufficient amounts, we will not be able to pay our obligations as they become due. Our inability to generate income from operations to pay our obligations could adversely impact our business, financial condition and results of operations.

Our success depends in part on our key personnel and loss of key executives could adversely affect our operations. In addition, former employees and radiology practices we have previously contracted with could use the experience and relationships developed while employed or under contract with us to compete with us.

Our success depends in part on our ability to attract and retain qualified senior and executive management, managerial and technical personnel. Competition in recruiting these personnel may make it difficult for us to continue our growth and success. The loss of their services or our inability in the future to attract and retain management and other key personnel could hinder the implementation of our business strategy. The loss of the services of Dr. Howard G. Berger, our President and Chief Executive Officer, and Norman R. Hames or Stephen M. Forthuber, our Chief Operating Officers, west and east coast, respectively, could have a significant negative impact on our operations. We believe that they could not easily be replaced with executives of equal experience and capabilities. We do not maintain key person insurance on the life of any of our executive officers with the exception of a $5.0 million policy on the life of Dr. Berger. Also, if we lose the services of Dr. Berger, our relationship with BRMG could deteriorate, which would materially adversely affect our business.

Many of the states in which we operate do not enforce agreements that prohibit a former employee from competing with a former employer. As a result, many of our employees whose employment is terminated are free to compete with us, subject to prohibitions on the use of confidential information and, depending on the terms of the employee’s employment agreement, on solicitation of existing employees and customers. A former executive, manager or other key employee who joins one of our competitors could use the relationships he or she established with third party payors, radiologists or referring physicians while our employee and the industry knowledge he or she acquired during that tenure to enhance the new employer’s ability to compete with us.

The agreements with most of our radiology practices contain non-compete provisions, however, the enforceability of these provisions is determined by a court based on all the facts and circumstances of the specific case at the time enforcement is sought. Our inability to enforce radiologists’ non-compete provisions could result in increased competition from individuals who are knowledgeable about our business strategies and operations.

The California budget crisis, if not successfully resolved could have an impact on our revenue.

California is experiencing a budget crisis which has resulted in significant state government cutbacks. 103 of our 192 facilities are located in California. One to one-and-one-half percent (1% to 1.5%) of our revenues come from the California Medicaid program ($5 million to $7.5 million). To the extent California is unable to provide these payments on a timely basis, or at all, our revenues will be negatively impacted.

Our failure to integrate the businesses we acquire successfully and on a timely basis could reduce our profitability.

We may never realize expected synergies, business opportunities and growth prospects in connection with our acquisitions. We may experience increased competition that limits our ability to expand our business. We may not be able to capitalize on expected business opportunities, assumptions underlying estimates of expected cost savings may be inaccurate, or general industry and business conditions may deteriorate. In addition, integrating operations will require significant efforts and expenses on our part. Personnel may leave or be terminated because of an acquisition. Our management may have its attention diverted while trying to integrate an acquisition. If these factors limit our ability to integrate the operations of an acquisition successfully or on a timely basis, our expectations of future results of operations, including certain cost savings and synergies as a result of the acquisition, may not be met. In addition, our growth and operating strategies for a target’s business may be different from the strategies that the target company pursued prior to our acquisition. If our strategies are not the proper strategies, it could have a material adverse effect on our business, financial condition and results of operations.

Our ability to generate revenue depends in large part on referrals from physicians.

A significant reduction in physician referrals would have a negative impact on our business. We derive substantially all of our net revenue, directly or indirectly, from fees charged for the diagnostic imaging services performed at our facilities. We depend on referrals of patients from unaffiliated physicians and other third parties who have no contractual obligations to refer patients to us for a substantial portion of the services we perform. If a sufficiently large number of these physicians and other third parties were to discontinue referring patients to us, our scan volume could decrease, which would reduce our net revenue and operating margins. Further, commercial third-party payors have implemented programs that could limit the ability of physicians to refer patients to us. For example, prepaid healthcare plans, such as health maintenance organizations, sometimes contract directly with providers and require their enrollees to obtain these services exclusively from those providers. Some insurance companies and self-insured employers also limit these services to contracted providers. These “closed panel” systems are now common in the managed care environment. Other systems create an economic disincentive for referrals to providers outside the system’s designated panel of providers. If we are unable to compete successfully for these managed care contracts, our results and prospects for growth could be adversely affected.

Pressure to control healthcare costs could have a negative impact on our results.

One of the principal objectives of health maintenance organizations and preferred provider organizations is to control the cost of healthcare services. Healthcare providers participating in managed care plans may be required to refer diagnostic imaging tests to certain providers depending on the plan in which a covered patient is enrolled. In addition, managed care contracting has become very competitive, and reimbursement schedules are at or below Medicare reimbursement levels. The expansion of health maintenance organizations, preferred provider organizations and other managed care organizations within the geographic areas covered by our network could have a negative impact on the utilization and pricing of our services, because these organizations will exert greater control over patients’ access to diagnostic imaging services, the selections of the provider of such services and reimbursement rates for those services.

If our contracted radiology practices, including BRMG, lose a significant number of their radiologists, our financial results could be adversely affected.

At times, there has been a shortage of qualified radiologists in some of the regional markets we serve. In addition, competition in recruiting radiologists may make it difficult for our contracted radiology practices to maintain adequate levels of radiologists. If a significant number of radiologists terminates their relationships with our contracted radiology practices and those radiology practices cannot recruit sufficient qualified radiologists to fulfill their obligations under our agreements with them, our ability to maximize the use of our diagnostic imaging facilities and our financial results could be adversely affected. For example, in fiscal 2002, due to a shortage of qualified radiologists in the marketplace, BRMG experienced difficulty in hiring and retaining physicians and thus engaged independent contractors and part-time fill-in physicians. Their cost was double the salary of a regular BRMG full-time physician. Increased expenses to BRMG will impact our financial results because the management fee we receive from BRMG, which is based on a percentage of BRMG’s collections, is adjusted annually to take into account the expenses of BRMG. Neither we, nor our contracted radiology practices, maintain insurance on the lives of any affiliated physicians.

We may not be able to successfully grow our business, which would adversely affect our financial condition and results of operations.

Our ability to successfully expand through acquiring facilities, developing new facilities, adding equipment at existing facilities, and directly or indirectly entering into contractual relationships with high-quality radiology practices depends upon many factors, including our ability to:

•	identify attractive and willing candidates for acquisitions;
•	identify locations in existing or new markets for development of new facilities;
•	comply with legal requirements affecting our arrangements with contracted radiology practices, including state prohibitions on fee-splitting, corporate practice of medicine and self-referrals;
•	obtain regulatory approvals where necessary and comply with licensing and certification requirements applicable to our diagnostic imaging facilities, the contracted radiology practices and the physicians associated with the contracted radiology practices;
•	recruit a sufficient number of qualified radiology technologists and other non-medical personnel;
•	expand our infrastructure and management; and
•	compete for opportunities. We may not be able to compete effectively for the acquisition of diagnostic imaging facilities. Our competitors may have more established operating histories and greater resources than we do. Competition may also make any acquisitions more expensive.

Acquisitions involve a number of special risks, including the following:

•	inability to obtain adequate financing;
•	possible adverse effects on our operating results;
•	diversion of management’s attention and resources;
•	failure to retain key personnel;
•	difficulties in integrating new operations into our existing infrastructure; and
•	amortization or write-offs of acquired intangible assets, including goodwill.

If we are unable to successfully grow our business through acquisitions it could have an adverse effect on our financial condition and results of operations.

We may become subject to professional malpractice liability, which could be costly and negatively impact our business.

The physicians employed by our contracted radiology practices are from time to time subject to malpractice claims. We structure our relationships with the practices under our management agreements in a manner that we believe does not constitute the practice of medicine by us or subject us to professional malpractice claims for acts or omissions of physicians employed by the contracted radiology practices. Nevertheless, claims, suits or complaints relating to services provided by the contracted radiology practices have been asserted against us in the past and may be asserted against us in the future. In addition, we may be subject to professional liability claims, including, without limitation, for improper use or malfunction of our diagnostic imaging equipment or for accidental contamination or injury from exposure to radiation. We may not be able to maintain adequate liability insurance to protect us against those claims at acceptable costs or at all.

Any claim made against us that is not fully covered by insurance could be costly to defend, result in a substantial damage award against us and divert the attention of our management from our operations, all of which could have an adverse effect on our financial performance. In addition, successful claims against us may adversely affect our business or reputation. Although California places a $250,000 limit on non-economic damages for medical malpractice cases, no limit applies to economic damages and no such limits exist in the other states in which we now provide services.

We may not receive payment from some of our healthcare provider customers because of their financial circumstances.

Some of our healthcare provider customers do not have significant financial resources, liquidity or access to capital. If these customers experience financial difficulties they may be unable to pay us for the equipment and services that we provide. A significant deterioration in general or local economic conditions could have a material adverse effect on the financial health of certain of our healthcare provider customers. As a result, we may have to increase the amounts of accounts receivables that we write-off, which would adversely affect our financial condition and results of operations.

Some of our imaging modalities use radioactive materials, which generate regulated waste and could subject us to liabilities for injuries or violations of environmental and health and safety laws.

Some of our imaging procedures use radioactive materials, which generate medical and other regulated wastes. For example, patients are injected with a radioactive substance before undergoing a PET scan. Storage, use and disposal of these materials and waste products present the risk of accidental environmental contamination and physical injury. We are subject to federal, state and local regulations governing storage, handling and disposal of these materials. We could incur significant costs and the diversion of our management’s attention in order to comply with current or future environmental and health and safety laws and regulations. Also, we cannot completely eliminate the risk of accidental contamination or injury from these hazardous materials. Although we believe that we maintain professional liability insurance coverage consistent with industry practice in the event of an accident, we could be held liable for any resulting damages, and any liability could exceed the limits of or fall outside the coverage of our professional liability insurance.

We experience competition from other diagnostic imaging companies and hospitals, and this competition could adversely affect our revenue and business.

The market for diagnostic imaging services is highly competitive. We compete principally on the basis of our reputation, our ability to provide multiple modalities at many of our facilities, the location of our facilities and the quality of our diagnostic imaging services. We compete locally with groups of radiologists, established hospitals, clinics and other independent organizations that own and operate imaging equipment. Our competitors include Alliance Healthcare Services, Inc., Diagnostic Imaging Group, InSight Health Services Corp. and American Radiology Services. Some of our competitors may now or in the future have access to greater financial resources than we do and may have access to newer, more advanced equipment. In addition, some physician practices have established their own diagnostic imaging facilities within their group practices and compete with us. We are experiencing increased competition as a result of such activities, and if we are unable to successfully compete, our business and financial condition would be adversely affected.

Technological change in our industry could reduce the demand for our services and require us to incur significant costs to upgrade our equipment.

The development of new technologies or refinements of existing modalities may require us to upgrade and enhance our existing equipment before we may otherwise intend. Many companies currently manufacture diagnostic imaging equipment. Competition among manufacturers for a greater share of the diagnostic imaging equipment market may result in technological advances in the speed and imaging capacity of new equipment. This may accelerate the obsolescence of our equipment, and we may not have the financial ability to acquire the new or improved equipment and may not be able to maintain a competitive equipment base. In addition, advances in technology may enable physicians and others to perform diagnostic imaging procedures without us. If we are unable to deliver our services in the efficient and effective manner that payors, physicians and patients expect and thus our revenue could substantially decrease.

A failure to meet our capital expenditure requirements could adversely affect our business.

We operate in a capital intensive, high fixed-cost industry that requires significant amounts of capital to fund operations, particularly the initial start-up and development expenses of new diagnostic imaging facilities and the acquisition of additional facilities and new diagnostic imaging equipment. We incur capital expenditures to, among other things, upgrade and replace existing equipment for existing facilities and expand within our existing markets and enter new markets. To the extent we are unable to generate sufficient cash from our operations, funds are not available from our lenders or we are unable to structure or obtain financing through operating leases, long-term installment notes or capital leases, we may be unable to meet our capital expenditure requirements.

Because we have high fixed costs, lower scan volumes per system could adversely affect our business.

The principal components of our expenses, excluding depreciation, consist of debt service, capital lease payments, compensation paid to technologists, salaries, real estate lease expenses and equipment maintenance costs. Because a majority of these expenses are fixed, a relatively small change in our revenue could have a disproportionate effect on our operating and financial results depending on the source of our revenue. Thus, decreased revenue as a result of lower scan volumes per system could result in lower margins, which could materially adversely affect our business.

Capitation fee arrangements could reduce our operating margins.

For the nine months ended September 30, 2010, we derived approximately 15.4% of our revenue from capitation arrangements, and we intend to increase the revenue we derive from capitation arrangements in the future. Under capitation arrangements, the payor pays a pre-determined amount per-patient per-month in exchange for us providing all necessary covered services to the patients covered under the arrangement. These contracts pass much of the financial risk of providing diagnostic imaging services, including the risk of over-use, from the payor to the provider. Our success depends in part on our ability to negotiate effectively, on behalf of the contracted radiology practices and our diagnostic imaging facilities, contracts with health maintenance organizations, employer groups and other third-party payors for services to be provided on a capitated basis and to efficiently manage the utilization of those services. If we are not successful in managing the utilization of services under these capitation arrangements or if patients or enrollees covered by these contracts require more frequent or extensive care than anticipated, we would incur unanticipated costs not offset by additional revenue, which would reduce operating margins.

We may be unable to effectively maintain our equipment or generate revenue when our equipment is not operational.

Timely, effective service is essential to maintaining our reputation and high use rates on our imaging equipment. Although we have an agreement with GE Medical Systems pursuant to which it maintains and repairs the majority of our imaging equipment, this agreement does not compensate us for loss of revenue when our systems are not fully operational and our business interruption insurance may not provide sufficient coverage for the loss of revenue. Also, GE Medical Systems may not be able to perform repairs or supply needed parts in a timely manner, which could result in a loss of revenue. Therefore, if we experience more equipment malfunctions than anticipated or if we are unable to promptly obtain the service necessary to keep our equipment functioning effectively, our ability to provide services would be adversely affected and our revenue could decline.

Disruption or malfunction in our information systems could adversely affect our business.

Our information technology system is vulnerable to damage or interruption from:

•	earthquakes, fires, floods and other natural disasters;
•	power losses, computer systems failures, internet and telecommunications or data network failures, operator negligence, improper operation by or supervision of employees, physical and electronic losses of data and similar events; and
•	computer viruses, penetration by hackers seeking to disrupt operations or misappropriate information and other breaches of security.

We rely on our information systems to perform functions critical to our ability to operate, including patient scheduling, billing, collections, image storage and image transmission. Accordingly, an extended interruption in the system’s function could significantly curtail, directly and indirectly, our ability to conduct our business and generate revenue.

We are vulnerable to earthquakes, harsh weather and other natural disasters.

Our corporate headquarters and 103 of our facilities are located in California, an area prone to earthquakes and other natural disasters. Three of our facilities are located in an area of Florida that has suffered from hurricanes. Some of our facilities have been affected by snow and other harsh weather conditions, particularly in February 2010, when winter snow storms in the mid-Atlantic region, including Maryland, Delaware and New Jersey, caused us to close many of our facilities for up to five business days. An earthquake, harsh weather conditions or other natural disaster could decrease scan volume during affected periods and seriously impair our operations. Damage to our equipment or interruption of our business would adversely affect our financial condition and results of operations.

If we are unable to generate or borrow sufficient cash to make payments on our indebtedness or to refinance our indebtedness on acceptable terms, our financial condition would be materially harmed, our business may fail and you may lose all of your investment.

Our ability to make scheduled payments on or to refinance our obligations with respect to our debt will depend on our financial and operating performance, which will be affected by general economic, financial, competitive, business and other factors beyond our control. As a result of the recent global market and economic conditions, the cost and availability of credit and equity capital have been severely impacted. We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us in an amount sufficient to enable us to service our debt or to fund our other liquidity needs. If we are unable to meet our debt obligations or fund our other liquidity needs, we may need to restructure or refinance all or a portion of our debt on or before maturity or sell certain of our assets. We cannot assure you that we will be able to restructure or refinance any of our debt on commercially reasonable terms, if at all, which could cause us to default on our debt obligations and impair our liquidity. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations.

Risks Related to Government Regulation of Our Business

The regulatory framework in which we operate is uncertain and evolving.

Healthcare laws and regulations may change significantly in the future. We continuously monitor these developments and modify our operations from time to time as the regulatory environment changes. We cannot assure you, however, that we will be able to adapt our operations to address new regulations or that new regulations will not adversely affect our business. In addition, although we believe that we are operating in compliance with applicable federal and state laws, neither our current or anticipated business operations nor the operations of the contracted radiology practices have been the subject of judicial or regulatory interpretation. We cannot assure you that a review of our business by courts or regulatory authorities will not result in a determination that could adversely affect our operations or that the healthcare regulatory environment will not change in a way that restricts our operations.

Certain states have enacted statutes or adopted regulations affecting risk assumption in the healthcare industry, including statutes and regulations that subject any physician or physician network engaged in risk-based managed care contracting to applicable insurance laws and regulations. These laws and regulations, if adopted in the states in which we operate, may require physicians and physician networks to meet minimum capital requirements and other safety and soundness requirements. Implementing additional regulations or compliance requirements could result in substantial costs to us and the contracted radiology practices and limit our ability to enter into capitation or other risk-sharing managed care arrangements.

Changes in the method or rates of third-party reimbursement could have a negative impact on our results.

From time to time, changes designed to contain healthcare costs have been implemented, some of which have resulted in decreased reimbursement rates for diagnostic imaging services that impact our business. For services for which we bill Medicare directly, we are paid under the Medicare Physician Fee Schedule, which is updated on an annual basis. Under the Medicare statutory formula, payments under the Physician Fee Schedule would have decreased for the past several years if Congress failed to intervene. For example, for 2008, the fee schedule rates were to be reduced by approximately 10.1%. The Medicare, Medicaid and SCHIP Extension Act of 2007 eliminated the 10.1% reduction for 2008 and increased the annual payment rate update by 0.5%. This increase to the annual Medicare Physician Fee Schedule payment update was effective only for Medicare claims with dates of service between January 1, 2008 and June 30, 2008. Beginning July 1, 2008, under the Medicare Improvement for Patients and Providers Act of 2008 (“MIPPA”), the 0.5% increase was continued for the rest of 2008. In addition, MIPPA established a 1.1% increase to the Medicare Physician Fee Schedule payment update for 2009. For 2010, the Centers for Medicare and Medicaid Services (“CMS”) projected a rate reduction of 21.2%. On December 19, 2009, President Obama signed into law the Department of Defense Appropriations Act, 2010 which includes a zero percent Medicare physician update through February 28, 2010. This was further extended through March 31, 2010 and later through May 31, 2010 by the Temporary Extension Act of 2010 and the Continuing Extension Act of 2010, signed into law by President Obama on March 2, 2010 and April 15, 2010, respectively. Further action was taken on June 25, 2010, when the Preservation of Access to Care for Medicare Beneficiaries and Pension Relief Act of 2010 was signed into law. Section 101 of Pub. L. 111-192 provides for a 2.2% update to the 2010 Physician Fee Schedule effective for dates of service June 1, 2010 through November 30, 2010. This 2.2% update was extended through December 31, 2010, when President Obama signed into law the Physician Payment and Therapy Relief Act of 2010 on November 30, 2010. The final Calendar Year 2011 Medicare Physician Fee Schedule was published in the Federal Register on November 29, 2010. Payments were scheduled to decrease 24.9% beginning January 1, 2011. However, Congress intervened and passed a measure, signed into law by President Obama on December 15, 2010, that will prevent the scheduled payment cut and will extend the current reimbursement rates, through December 31, 2011. The averted payment cut stems from the sustainable growth rate, or SGR, which helps determine annual Medicare payment rates. The SGR has called for negative physician payment updates for several years. As a result, without a more permanent fix, the potential decrease in payment beginnning in Calendar Year 2012 could adversely impact our revenues and results of operation.

MIPPA also modified the methodology by which the budget neutrality formula was applied to the 2009 physician fee schedule payment rates, resulting in an overall reduction in payment rates for services performed by many specialties, including an estimated 3% reduction for radiation oncology and 1% reduction for nuclear medicine. The impact of these payment rate reductions could impact the Company’s future revenue depending upon our service mix.

A number of other legislative changes impact our business. For example, the DRA imposed caps on Medicare payment rates for certain imaging services furnished in physician’s offices and other non-hospital based settings. The caps impact MRI and PET/CT. Under the cap, payments for specified imaging services cannot exceed the hospital outpatient payment rates for those services. This change applies to services furnished on or after January 1, 2007. The limitation is applicable to the technical components of the diagnostic imaging services only, which is the payment we receive for the services for which we bill directly under the Medicare Physician Fee Schedule.

The DRA also codified the reduction in reimbursement for multiple images on contiguous body parts, which was previously announced by CMS. The DRA mandated payment at 100% of the technical component of the higher priced imaging procedure and 50% for the technical component of each additional imaging procedure for multiple images of contiguous body parts within a family of codes performed in the same session. Beginning in 2006, CMS had only implemented a 25% reduction for each additional imaging procedure on contiguous body parts. However, for services furnished on or after July 1, 2010, the Patient Protection and Affordable Care Act, or PPACA, requires the full 50% reduction to be implemented, as mandated by the DRA.

Regulatory updates to payment rates for which we bill the Medicare program directly are published annually by CMS in the Federal Register. For payments under the Physician Fee Schedule for calendar year 2010, CMS changed the way it calculates components of the Medicare Physician Fee Schedule. First, CMS reduced payment rates for certain diagnostic services using equipment costing more than $1 million through revisions to usage assumptions from the current 50% usage rate to a 90% usage rate. This change applied to

MRI and CT scans. The Health Care and Education Affordability Reconciliation Act (the “Reconciliation Act”), signed into law on March 30, 2010, resets the assumed usage rate for diagnostic imaging equipment costing more than $1 million to a rate of 75%, effective for payments made under the 2011 Medicare Physician Fee Schedule and subsequent years. Further with respect to its 2010 changes, CMS also reduced payment for services primarily involving the technical component rather than the physician work component, including the services we provide, by adjusting downward malpractice payments for these services. The reductions primarily impacted radiology and other diagnostic tests. All these changes to the Medicare Physician Fee Schedule will be transitioned over a four-year period such that beginning in 2013, CMS will fully implement the revised payment rates. For the 2010 transitioned payment, CMS estimates the impact of its changes will result in a 5% reduction in radiology, 18% reduction in nuclear medicine and 12% reduction for all suppliers providing the technical component of diagnostic tests generally.

State and federal anti-kickback and anti-self-referral laws may adversely affect income.

Various federal and state laws govern financial arrangements among healthcare providers. The federal Anti-kickback Law prohibits the knowing and willful offer, payment, solicitation or receipt of any form of remuneration in return for, or to induce, the referral of Medicare, Medicaid, or other federal healthcare program patients, or in return for, or to induce, the purchase, lease or order of items or services that are covered by Medicare, Medicaid, or other federal healthcare programs. Similarly, many state laws prohibit the solicitation, payment or receipt of remuneration in return for, or to induce the referral of patients in private as well as government programs. Violation of these Anti-kickback Laws may result in substantial civil or criminal penalties for individuals or entities and/or exclusion from federal or state healthcare programs. We believe we are operating in compliance with applicable law and believe that our arrangements with providers would not be found to violate the Anti-kickback Laws. However, these laws could be interpreted in a manner inconsistent with our operations.

Federal law prohibiting physician self-referrals, known as the Stark Law, prohibits a physician from referring Medicare or Medicaid patients to an entity for certain “designated health services” if the physician has a prohibited financial relationship with that entity, unless an exception applies. Certain radiology services are considered “designated health services” under the Stark Law. Although we believe our operations do not violate the Stark Law, our activities may be challenged. If a challenge to our activities is successful, it could have an adverse effect on our operations. In addition, legislation may be enacted in the future that further addresses Medicare and Medicaid fraud and abuse or that imposes additional requirements or burdens on us.

In addition, under the DRA, states enacting false claims statutes similar to the federal False Claims Act, which establish liability for submission of fraudulent claims to the State Medicaid program and contain qui tam or whistleblower provisions, receive an increased percentage of any recovery from a State Medicaid judgment or settlement. Adoption of new false claims statutes in states where we operate may impose additional requirements or burdens on us.

Complying with federal and state regulations is an expensive and time-consuming process, and any failure to comply could result in substantial penalties.

We are directly or indirectly through the radiology practices with which we contract subject to extensive regulation by both the federal government and the state governments in which we provide services, including:

•	the federal False Claims Act;
•	the federal Medicare and Medicaid Anti-kickback Laws, and state anti-kickback prohibitions;
•	federal and state billing and claims submission laws and regulations;
•	the federal Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), as amended by the Health Information Technology for Economic and Clinical Health Act of 2009 (“HITECH”), and comparable state laws;
•	the federal physician self-referral prohibition commonly known as the Stark Law and the state equivalent of the Stark Law;

•	state laws that prohibit the practice of medicine by non-physicians and prohibit fee-splitting arrangements involving physicians;
•	federal and state laws governing the diagnostic imaging and therapeutic equipment we use in our business concerning patient safety, equipment operating specifications and radiation exposure levels; and
•	state laws governing reimbursement for diagnostic services related to services compensable under workers compensation rules.

If our operations are found to be in violation of any of the laws and regulations to which we or the radiology practices with which we contract are subject, we may be subject to the applicable penalty associated with the violation, including civil and criminal penalties, damages, fines and the curtailment of our operations. Any penalties, damages, fines or curtailment of our operations, individually or in the aggregate, could adversely affect our ability to operate our business and our financial results. The risks of our being found in violation of these laws and regulations is increased by the fact that many of them have not been fully interpreted by the regulatory authorities or the courts, and their provisions are open to a variety of interpretations. Any action brought against us for violation of these laws or regulations, even if we successfully defend against it, could cause us to incur significant legal expenses and divert our management’s attention from the operation of our business.

If we fail to comply with various licensure, certification and accreditation standards, we may be subject to loss of licensure, certification or accreditation, which would adversely affect our operations.

Ownership, construction, operation, expansion and acquisition of our diagnostic imaging facilities are subject to various federal and state laws, regulations and approvals concerning licensing of personnel, other required certificates for certain types of healthcare facilities and certain medical equipment. In addition, freestanding diagnostic imaging facilities that provide services independent of a physician’s office must be enrolled by Medicare as an independent diagnostic treatment facility, or IDTF, to bill the Medicare program. Medicare carriers have discretion in applying the IDTF requirements and therefore the application of these requirements may vary from jurisdiction to jurisdiction. In addition, federal legislation requires all suppliers that provide the technical component of diagnostic MRI, PET/CT, CT, and nuclear medicine to be accredited by an accreditation organization designated by CMS (which currently include the American College of Radiology (“ACR”), the Intersocietal Accreditation Commission (“IAC”) and the Joint Commission) by January 1, 2012. Our MRI, CT, nuclear medicine, ultrasound and mammography facilities are currently accredited by the ACR. We may not be able to receive the required regulatory approvals or accreditation for any future acquisitions, expansions or replacements, and the failure to obtain these approvals could limit the opportunity to expand our services.

Our facilities are subject to periodic inspection by governmental and other authorities to assure continued compliance with the various standards necessary for licensure and certification. If any facility loses its certification under the Medicare program, then the facility will be ineligible to receive reimbursement from the Medicare and Medicaid programs. For the year ended December 31, 2009, approximately 23% of our net revenue came from the Medicare and Medicaid programs. A change in the applicable certification status of one of our facilities could adversely affect our other facilities and in turn us as a whole. We have experienced a slowdown in the credentialing of our physicians over the last several years which has lengthened our billing and collection cycle, and could negatively impact our ability to collect revenue from patients covered by Medicare. Credentialing of physicians is required by our payors prior to commencing payment.

Our agreements with the contracted radiology practices must be structured to avoid the corporate practice of medicine and fee-splitting.

State law prohibits us from exercising control over the medical judgments or decisions of physicians and from engaging in certain financial arrangements, such as splitting professional fees with physicians. These laws are enforced by state courts and regulatory authorities, each with broad discretion. A component of our business has been to enter into management agreements with radiology practices. We provide management, administrative, technical and other non-medical services to the radiology practices in exchange for a service fee typically based on a percentage of the practice’s revenue. We structure our relationships with the radiology practices, including the purchase of diagnostic imaging facilities, in a manner that we believe keeps us from engaging in the practice of medicine or exercising control over the medical judgments or decisions of the radiology practices or their physicians, or violating the prohibitions against fee-splitting. There can be no assurance that our present arrangements with BRMG or the physicians providing medical services and medical supervision at our imaging facilities will not be challenged, and, if challenged, that they will not be found to violate the corporate practice of medicine or fee splitting prohibitions, thus subjecting us to potential damages, injunction and/or civil and criminal penalties or require us to restructure our arrangements in a way that would affect the control or quality of our services and/or change the amounts we receive under our management agreements. Any of these results could jeopardize our business.

Newly enacted and future federal legislation could limit the prices we can charge for our services, which would reduce our revenue and adversely affect our operating results.

The PPACA and the Reconciliation Act introduced certain changes that may result in decreased revenue for the scans we perform. Among other things, the new legislation will adjust Medicare payment rates for physician imaging services in an attempt to better reflect actual usage, by revising upward the assumed usage rate for diagnostic imaging equipment costing more than $1 million. For certain diagnostic services performed on or after January 1, 2011, the legislation reduces the assumed usage rate for such equipment from CMS’s current rate of 90% to a rate of 75%, resulting in an increase in payment rates for such services. The new legislation also adjusts the technical component discount on single-session imaging studies on contiguous body parts from 25% to 50% as initially mandated by DRA. These latter changes will reduce payments for the applicable services and thus may result in a decrease in the associated revenues we receive. Other changes in reimbursement for services rendered by Medicare Advantage plans may reduce the revenues we receive for services rendered to Medicare Advantage enrollees.

We cannot predict at this time the full impact of the healthcare reform measures, nor can we predict the extent to which future reform measures may be initiated and implemented.

FORWARD-LOOKING STATEMENTS

This prospectus includes statements under the captions “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and elsewhere in this prospectus that are not statements of historical fact that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “assumption” or the negative of these terms or other comparable terminology. The forward-looking statements contained herein reflect our current views with respect to future events and are based on our currently available financial, economic and competitive data and on current business plans. Actual events or results may differ materially depending on risks and uncertainties that may affect our operations, markets, services, prices and other factors.

We intend that all forward-looking statements made will be subject to the safe harbor protection of the federal securities laws pursuant to Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements are based upon, among other things, our assumptions with respect to:

•	future revenues;
•	expected performance and cash flows;
•	changes in regulations affecting the Issuer;
•	changes in third-party reimbursement rates;
•	the outcome of litigation;
•	the availability of radiologists at Beverly Radiology Medical Group III and our other contracted radiology practices;
•	competition;
•	acquisitions and divestitures of businesses;
•	joint ventures and other business arrangements;
•	access to capital and the terms relating thereto;
•	technological changes in our industry;
•	successful execution of internal plans;
•	compliance with our debt covenants; and
•	anticipated costs of capital investments.

Although forward-looking statements reflect management’s good faith beliefs, they involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise. These forward-looking statements are subject to numerous risks and uncertainties described in “Risk Factors.” Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements included in this prospectus are made only as of the date hereof. We do not undertake and specifically decline any obligation to update any such statements or to publicly announce the results of any revisions to any of such statements to reflect future events or developments.

THE REFINANCING TRANSACTIONS

On April 6, 2010, Radnet Management issued and sold $200,000,000 in 10 3/8% senior notes due 2018, which are the subject of the exchange offer described in this prospectus, to the initial purchasers, Deutsche Bank Securities Inc., Barclays Capital Inc., RBC Capital Markets Corporation and Jefferies & Company Inc. All payments of the 10 3/8% senior notes due 2018, including principal and interest, are guaranteed jointly and severally on a senior unsecured basis by RadNet, Inc. and all of Radnet Management’s current and future domestic wholly owned restricted subsidiaries. The 10 3/8% notes due 2018 were issued under an indenture, dated April 6, 2010, by and among Radnet Management, as issuer, RadNet, Inc., as parent guarantor, certain of the subsidiary guarantors listed on the “Table of Additional Registrant Guarantors,” and U.S. Bank National Association, as trustee, in a private transaction that was not subject to the registration requirements of the Securities Act. Please refer to the section entitled “Description of Notes” for additional information on the material provisions of the indenture and the notes.

In connection with the sale of the 10 3/8% senior notes due 2018, Radnet Management, RadNet, Inc. and certain of the guarantors listed on the “Table of Additional Registrant Guarantors” entered into a registration rights agreement, dated as of April 6, 2010, with Deutsche Bank Securities Inc. and Barclays Capital Inc., as the representatives of the initial purchasers of the Notes. Pursuant to this registration rights agreement, Radnet Management, RadNet, Inc. and the other subsidiary guarantors listed on the “Table of Additional Registrant Guarantors” agreed to file a registration statement in connection with, and to consummate an exchange offer enabling holders of the 10 3/8% senior notes due 2018 to exchange the 10 3/8% senior notes due 2018 for publicly registered exchange notes with nearly identical terms.

On April 6, 2010, Radnet Management entered into a Credit and Guaranty Agreement with Barclays Capital, Deutsche Bank Securities Inc., GE Capital Markets, Inc. and Royal Bank of Canada, as joint bookrunners and joint lead arrangers, Barclays Bank PLC, as administrative agent and collateral agent, and certain other lenders, whereby Radnet Management obtained $385,000,000 in senior secured first lien bank financing, consisting of (i) a $285,000,000, six-year term loan facility and (ii) a $100,000,000, five-year revolving credit facility, including a swing line subfacility and a letter of credit subfacility. Radnet Management’s obligations under this Credit and Guaranty Agreement are unconditionally guaranteed by RadNet, Inc., all of Radnet Management’s current and future wholly owned domestic subsidiaries as well as certain affiliates, including Beverly Radiology Medical Group III and its equity holders (Beverly Radiology Medical Group, Inc., BreastLink Medical Group, Inc. and ProNet Imaging Medical Group, Inc.). See “Selected Historical Consolidated Financial Data,” “Certain Relationships and Related Party Transactions” and “Description of Other Indebtedness.” These New Credit Facilities created by the Credit and Guaranty Agreement are secured by a perfected first priority security interest in all of Radnet Management’s and the guarantors’ tangible and intangible assets, including, but not limited to, pledges of equity interests of Radnet Management and all of our current and future wholly owned domestic subsidiaries.

In connection with the issuance of the 10 3/8% senior notes due 2018 and entering into the Credit and Guaranty Agreement, Radnet Management used the net proceeds from the issuance of the 10 3/8% senior notes due 2018 and the New Credit Facilities created by the Credit and Guaranty Agreement to repay all outstanding amounts under its existing first lien term loan for $242.6 million in aggregate principal amount outstanding, which would have matured on November 15, 2012, and the existing second lien term loan for $170.0 million in aggregate principal amount outstanding, which would have matured on November 15, 2013.

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the exchange notes pursuant to the exchange offer. In consideration for issuing the exchange notes as contemplated in this prospectus, we will receive in exchange a like principal amount of outstanding notes, the terms of which are identical in all material respects to the exchange notes. The outstanding notes surrendered in exchange for the exchange notes will be retired and canceled and cannot be reissued. Accordingly, the issuance of the exchange notes will not result in any change in our capitalization.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of September 30, 2010.

You should read this table in conjunction with the information contained in “The Refinancing Transactions,” “Selected Historical Consolidated Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as our consolidated financial statements and the notes thereto included elsewhere in this prospectus.

As of September 30, 2010
(unaudited)
(in millions)
Cash and cash equivalents	$24.5
Debt
Revolving Credit Facility	$—
Term Loan	283.6
Total Bank Debt	283.6
Capital Leases and other secured notes	23.7
Total Secured Debt	307.3
10 3/8% Senior Unsecured Notes offered hereby	197.4 (1)
Other Unsecured Debt	0.8
Total Debt	505.5
Equity Deficit
Common stock – $0.0001 par value, 200,000,000 shares authorized, 36,979,725 shares issued and outstanding	—
Paid-in capital	161.0
Accumulated other comprehensive loss	(2.5)
Accumulated deficit	(246.1)
Total RadNet, Inc.’s equity deficit	(87.6)
Noncontrolling interests	.1
Total equity deficit	(87.5)
Total Capitalization	$537.7

(1)	The outstanding notes were issued at a discount of approximately $2.6 million and were recorded on our balance sheet at their discounted amount of $197.4 million with the $2.6 million discount to be amortized over the life of the notes as interest expense.

UNAUDITED PRO FORMA CONDENSED FINANCIAL DATA

On October 1, 2010, RadNet completed its acquisition of Image Medical Corporation, parent of eRAD, Inc. On December 2, 2010, RadNet completed its acquisition of five imaging centers in Northern New Jersey and a 50% equity interest in a sixth center from Progressive and certain affiliates and related entities. The following unaudited pro forma condensed consolidated financial statements of RadNet have been prepared to give effect to these completed acquisitions, which were accounted for using the purchase method of accounting.

The unaudited pro forma condensed consolidated balance sheet of RadNet as of September 30, 2010, and the unaudited pro forma condensed consolidated statements of operations of RadNet for the nine months ended September 30, 2010 and the year ended December 31, 2009, are presented herein. The unaudited pro forma condensed consolidated balance sheet of RadNet was prepared using the historical balance sheets of RadNet, eRAD and Progressive as of September 30, 2010. The unaudited pro forma condensed consolidated statements of operations were prepared using the historical statements of operations of RadNet, eRAD and Progressive for the nine months ended September 30, 2010 and for the year ended December 31, 2009.

The unaudited pro forma condensed consolidated balance sheet of RadNet gives effect to the acquisitions of eRAD and Progressive as if they had been completed on September 30, 2010, and consolidates the unaudited condensed balance sheets of RadNet, eRAD and Progressive. The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2010 and for the year ended December 31, 2009 give effect to the acquisitions of eRAD and Progressive as if they had occurred on January 1, 2009.

The unaudited pro forma condensed consolidated financial statements presented are based on the assumptions and adjustments described in the accompanying notes. The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes and do not purport to represent what the financial position or results of operations actually would have been if the events described above occurred as of the dates indicated or what such financial position or results would be for any future periods. The unaudited pro forma condensed consolidated financial statements, and the accompanying notes, are based upon the respective historical consolidated financial statements of RadNet, eRAD and Progressive, and should be read in conjunction with RadNet’s historical financial statements and related notes and “Management's Discussion and Analysis of Financial Condition and Results of Operation” presented elsewhere herein, as well as eRAD and Progressive’s financial statements presented elsewhere herein.

RADNET, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
(IN THOUSANDS)
As of September 30, 2010

	RadNet	Progressive	Elimination of excluded imaging centers	eRAD	Pro forma adjustments	Pro forma combined
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$24,462	$1,172	$(114) (a)	$51	$(25,571)(b)	$—
Accounts receivable, net	94,604	7,525	(556) (a)	733	(5,910)( c)	96,397
Prepaid expenses and other current assets	16,472	170	(12) (a)	57	(62)(d)	16,625
Total current assets	135,538	8,868	(682)	841	(31,543)	113,022
PROPERTY AND EQUIPMENT, NET	190,031	3,214	(32) (a)	291	—	193,504
OTHER ASSETS
Goodwill	125,011	208	—	—	21,640 (e)	146,859
Other intangible assets	52,569	—	—	—	4,343 (l)	56,912
Deferred financing costs, net	16,003	—	—	—	—	16,003
Investment in joint ventures	16,020	—	—	—	—	16,020
Deposits and other	2,478	452	(84) (a)	6	(291)(f)	2,562
Total assets	$537,650	$12,743	$(798)	$1,138	$(5,852)	$544,881
LIABILITIES AND EQUITY DEFICIT
CURRENT LIABILITIES
Accounts payable and accrued expenses	$84,640	$3,067	$(229) (a)	$628	$(2,635)(g)	85,470
Due to affiliates	2,382	—	794 (a)	—	(794)(h)	2,382
Deferred compensation payable				2,031	(2,031)(m)	—
Deferred revenue				1,361		1,361
Current portion of notes payable	8,043			6,117	(6,117)(n)	8,043
Current portion of deferred rent	717	—	—	4	—	721
Obligations under capital leases, current portion	10,227	666	—	9	(258)(i)	10,644
Total current liabilities	106,009	3,733	565	10,150	(11,835)	108,621
LONG-TERM LIABILITIES
Deferred rent, net of current portion	10,638	—	—	10	—	10,648
Deferred taxes	277	—	—	—	—	277
Notes payable, net of current portion	480,684	—	—	—	—	480,684
Notes payable to eRAD shareholders					2,250 (o)	2,250
Line of credit	—	—	—	—	1,123 (j)	1,123
Obligations under capital leases, net of current portion	6,565	2,033	—	7	(1,211)(i)	7,394
Other non-current liabilities	21,004	—	—	—	—	21,004
Total liabilities	625,177	5,765	565	10,167	(9,673)	632,001
COMMITMENTS AND CONTINGENCIES
EQUITY DEFICIT
Common stock	4	—	—	—	—	4
Paid-in-capital	161,018	—	—	4,460	(4,460)(p)	161,018
Accumulated other comprehensive loss	(2,453)	—	—	—	—	(2,453)
Accumulated deficit	(246,141)	5,807	(806) (a)	(13,489)	8,488 (k)	(246,141)
Total Radnet, Inc.'s equity deficit	(87,572)	5,807	(806)	(9,029)	4,028	(87,572)
Noncontrolling interests	45	1,170	(557) (a)	—	(207)(s)	452
Total equity deficit	(87,527)	6,978	(1,363)	(9,029)	3,821	(87,120)
Total liabilities and equity deficit	$537,650	$12,743	$(798)	$1,138	$(5,852)	$544,881

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

RADNET, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(IN THOUSANDS EXCEPT SHARE DATA)
For the nine months ended September 30, 2010

	RadNet	Progressive	Elimination of excluded imaging centers	eRAD	Pro forma adjustments		Pro forma combined
NET REVENUE	$403,222	$14,398	$(1,093)(a)	$3,761	$—		$420,288
OPERATING EXPENSES
Cost of operations	311,478	10,897	(890) (a)	3,576	—		325,060
Depreciation and amortization	40,153	1,051	(7) (a)	57	693	(q)	41,946
Provision for bad debts	24,603	581	(54)(a)	—	—		25,130
Loss on sale of equipment	606	—	—	—	—		606
Severance costs	731	—	—	—	—		731
Total operating expenses	377,571	12,529	(952)	3,633	693		393,473
INCOME (LOSS) FROM OPERATIONS	25,651	1,869	(140)	128	(693)		26,815
OTHER EXPENSES
Interest expense	35,477	144	—	48	1,049	( r)	36,718
Loss on extinguishment of debt	9,871	—	—	—	—		9,871
Other expenses (income)	1,971	(29)	(398) (a)	6	—		1,550
Total other expenses	47,319	115	(398)	54	1,049		48,139
INCOME (LOSS) BEFORE INCOME TAXES AND EQUITY IN EARNINGS OF JOINT VENTURES	(21,668)	1,754	258	74	(1,742)		(21,324)
Benefit from (provision for) income taxes	(523)	—	—	2	—		(521)
Equity in earnings of joint ventures	6,114	—	—	—	—		6,114
NET INCOME (LOSS)	(16,077)	1,754	258	76	(1,742)		(15,731)
Net income attributable to noncontrolling interests	75	213	—	—	—		288
NET INCOME (LOSS) ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$(16,152)	$1,541	$258	$76	$(1,742)		$(16,019)
BASIC AND DILUTED NET LOSS PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$(0.44)						$(0.44)

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic and diluted	36,755,781						36,755,781

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

RADNET, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(IN THOUSANDS EXCEPT SHARE DATA)
For the year ended December 31, 2009

	RadNet	Progressive	Elimination of excluded imaging centers	eRAD	Pro forma adjustments	Pro forma combined
NET REVENUE	$524,368	$18,448	$(1,693)(a)	$4,771	$—	$545,893
OPERATING EXPENSES
Cost of operations	397,753	13,680	(1,136) (a)	5,220	—	415,518
Depreciation and amortization	53,800	1,320	(10) (a)	62	924 (q)	56,096
Provision for bad debts	32,704	1,246	(63)(a)	—	—	33,886
Loss on sale of equipment	523	—	—	—	—	523
Severance costs	731	—	—	—	—	731
Total operating expenses	485,511	16,246	(1,209)	5,282	924	506,754
INCOME (LOSS) FROM OPERATIONS	38,857	2,202	(485)	(511)	(924)	39,140
OTHER EXPENSES
Interest expense	49,193	225	—	197	1,362 (r)	50,977
Gain on bargain purchase	(1,387)	—	—	—	—	(1,387)
Other expenses (income)	1,239	(33)	114 (a)	(4)	—	1,315
Total other expenses	49,045	192	114	193	1,362	50,906
INCOME (LOSS) BEFORE INCOME TAXES AND EQUITY IN EARNINGS OF JOINT VENTURES	(10,188)	2,010	(598)	(704)	(2,286)	(11,766)
Provision for income taxes	(443)	—	—	(12)	—	(455)
Equity in earnings of joint ventures	8,456	—	—	—	—	8,456
NET INCOME (LOSS)	(2,175)	2,010	(598)	(716)	(2,286)	(3,765)
Net income attributable to noncontrolling interests	92	361	—	—	—	453
NET INCOME (LOSS) ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$(2,267)	$1,649	$(598)	$(716)	$(2,286)	$(4,218)
BASIC AND DILUTED NET LOSS PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$(0.06)					$(0.12)
WEIGHTED AVERAGE SHARES OUTSTANDING
Basic and diluted	36,047,033					36,047,033

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

RadNet, Inc.
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Note 1. Basis of Presentation

The unaudited pro forma condensed consolidated statements of operations of RadNet, Inc. (“RadNet”) for the nine months ended September 30, 2010 and the year ended December 31, 2009 give effect to the acquisitions of Image Medical Corporation, parent of eRAD, Inc. (“eRAD”), and also of five imaging centers in Northern New Jersey and a 50% equity interest in a sixth center from Progressive Health, LLC and certain affiliates and related entities (“Progressive”), as if the acquisitions had been completed on January 1, 2009. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2010 gives effect to the acquisitions as if they had occurred on September 30, 2010.

The unaudited pro forma condensed consolidated statements of operations and unaudited pro forma condensed consolidated balance sheet were derived by adjusting RadNet’s historical financial statements for the acquisitions of eRAD and Progressive. Certain imaging centers were excluded from the Progressive acquisition, thus the assets and liabilities of the excluded centers have been eliminated in the pro forma condensed consolidated financial statements. The unaudited pro forma condensed consolidated balance sheet and unaudited pro forma condensed consolidated statements of operations are provided for informational purposes only and should not be construed to be indicative of RadNet’s financial position or results of operations had the transaction been consummated on the dates indicated and do not project RadNet’s financial position or results of operations for any future period or date.

The unaudited pro forma condensed consolidated balance sheet and unaudited condensed consolidated statements of operations and accompanying notes should be read in conjunction with RadNet’s historical financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” presented elsewhere herein, as well as eRAD and Progressive’s financial statements presented elsewhere herein.

Note 2. Preliminary Purchase Price Allocation

The unaudited pro forma condensed consolidated financial statements reflect a purchase price of $10,750,000 and $17,150,000 for eRad and Progressive, respectively. RadNet paid $25,650,000 of the combined purchase price in cash, and paid the remainder of the purchase price through the issuance of promissory notes to the shareholders of eRAD totaling $2,250,000.

The combined preliminary purchase price allocation as of September 30, 2010, subject to change pending completion of the final valuation and analysis, is as follows (in thousands):

Tangible assets	$5,567
Goodwill	21,848
Developed technology and in-process R&D	2,688
Tradename and customer relationships	1,655
Total assets acquired	31,758
Liabilities assumed	(3,858)
Net assets acquired	$27,900

Goodwill represents the excess of the purchase price over the fair value of the net assets acquired. Developed technology is being amortized on a straight-line basis over five years.

Note 3. Pro Forma Adjustments

The following pro forma adjustments are based upon RadNet management’s preliminary estimates of the value of the tangible and intangible assets acquired. These estimates are subject to finalization.

(a)	Represents the financial statements of those imaging centers not acquired by RadNet from Progressive.
(b)	Represents $1,123,000 of borrowings under RadNet’s available line of credit used to complete the acquisitions offset by, $25,650,000 used to cover the total purchase price, and the elimination of $1,044,341 of cash from the acquired imaging centers retained by Progressive.
(c)	Represents accounts receivable from the acquired imaging centers retained by Progressive.
(d)	Represents certain other receivables from the acquired imaging centers retained by Progressive.
(e)	Represents goodwill resulting from the acquisitions.
(f)	Represents certain other assets from the acquired imaging centers retained by Progressive.
(g)	Represents certain vendor obligations settled at acquisition.
(h)	Represents certain obligations of the acquired imaging center group payable to other groups owned by Progressive that were settled at acquisition.
(i)	Represents certain capital lease obligations of the acquired imaging centers settled at acquisition.
(j)	Represents borrowings under RadNet’s available line of credit to complete the acquisitions.
(k)	Represents the elimination of the acquired businesses combined accumulated deficit upon completion of the acquisitions.
(l)	Represents other intangible assets acquired from eRAD by RadNet.
(m)	Represents obligations under a deferred compensation policy that were settled at acquisition.
(n)	Represents loans payable to certain shareholders of eRAD settled at acquisition.
(o)	Represents promissory notes issued to the shareholders of eRAD at acquisition.
(p)	Represents the elimination of the capital stock of eRAD at acquisition.
(q)	Represents depreciation and amortization expense on tangible and intangible assets acquired.
(r)	Represents the interest expense incurred by RadNet to fund the acquisitions.
(s)	Represents the elimination of certain non-controlling interests settled at acquisition.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The following table sets forth our selected historical consolidated financial data. The selected consolidated statements of operations data set forth below for the years ended December 31, 2009, 2008 and 2007, and the consolidated balance sheet data as of December 31, 2009 and 2008 are derived from our audited consolidated financial statements and notes thereto included elsewhere herein. The consolidated statement of operations data set forth below for the three months and nine months ended September 30, 2010 and 2009 and the consolidated balance sheet data as of September 30, 2010 and 2009 were derived from our unaudited consolidated financial statements and notes thereto. The selected consolidated statements of operations data set forth below for the years ended October 31, 2006 and 2005 and the two-months ended December 31, 2006, and the consolidated balance sheet data set forth below as of December 31, 2007 and 2006 and October 31, 2006 and 2005, are derived from our audited consolidated financial statements not included herein. The selected consolidated statements of operations data set forth below for the year ended December 31, 2006, and as of and for the two-months ended December 31, 2005 are unaudited.

This data should be read in conjunction with and is qualified in its entirety by reference to the audited and unaudited consolidated financial statements and the related notes included elsewhere herein and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The selected consolidated statement of operations data for the year ended December 31, 2006 was calculated by subtracting the data for the two-months ended December 31, 2005, from the data for the year ended October 31, 2006, and then adding the data for the two-months ended December 31, 2006. In the opinion of management, our unaudited consolidated financial data has been prepared on the same basis as the audited consolidated financial statements and contain all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of our financial position and results of operations for the relevant periods.

The financial data set forth below and discussed in this prospectus are derived from the consolidated financial statements of RadNet, Inc., its subsidiaries and certain affiliates. As described further in Note 1 to the accompanying financial statements included elsewhere herein, as a result of the contractual and operational relationship among Beverly Radiology Medical Group III (“BRMG”), Dr. Berger and us, we are considered to be the primary beneficiary of the operations of BRMG, which we have determined is a variable interest entity pursuant to applicable accounting guidance. Consequently, we are required to include BRMG as a consolidated entity in our consolidated financial statements. This means, for example, that revenue generated by BRMG from the provision of professional medical services to our patients, as well as BRMG’s costs of providing those services, are included as net revenue and operating expenses, respectively, in our consolidated statement of operations, whereas the management fee that BRMG pays to us under our management agreement with BRMG is eliminated as a result of the consolidation of our results with those of BRMG. If BRMG were not treated as a consolidated entity in our consolidated financial statements, the presentation of certain items in our income statement, such as net revenue and costs and expenses, would change but our net income would not materially change, because in operation and historically, the annual revenue of BRMG from all sources closely approximates its expenses, including Dr. Berger’s compensation, fees payable to us and amounts payable to third parties. BRMG is a guarantor under our New Credit Facilities, but does not guarantee the notes.

	Three Months Ended September 30,		Nine Months Ended September 30,		Year Ended December 31,				Two Months Ended December 31,		Year Ended October 31,
	2010	2009	2010	2009	2009	2008	2007	2006	2006	2005	2006	2005
	(unaudited)	(unaudited)	(unaudited)	(unaudited)				(unaudited)		(unaudited)
	(dollars in thousands, except per share data)
Statement of Operations Data:
Net revenue	$140,093	$133,404	$403,222	$392,553	$524,368	$498,815	$423,576	$192,859	$57,374	$22,520	$161,005	$145,573
Operating expenses	106,634	101,924	311,478	298,653	397,753	384,297	330,550	147,226	46,033	19,149	120,342	109,012
Depreciation and amortization	13,002	13,593	40,153	39,979	53,800	53,548	45,281	19,542	5,907	2,759	16,394	17,536
Provision for bad debts	8,458	8,386	24,603	24,729	32,704	30,832	27,467	10,707	3,907	826	7,626	4,929
Loss (gain) on sale of equipment, net	451	72	606	375	523	516	72	335	(38)	—	373	696
Gain on bargain purchase	—	—	—	(1,387)	(1,387)	—	—	—	—	—	—	—
Gain from sale of joint venture interests	—	—	—	—	—	—	(1,868)	—	—	—	—	—
Net loss attributable to RadNet, Inc. common stockholders	(285)	(1,726)	(16,152)	(2,904)	(2,267)	(12,836)	(18,131)	(17,722)	(10,983)	(155)	(6,894)	(3,570)
Basic and diluted loss per share	(0.01)	(0.05)	(0.44)	(0.08)	(0.06)	(0.36)	(0.52)	(0.57)	(0.35)	(0.01)	(0.33)	(0.17)
Ratio of earnings to fixed charges (unaudited)(1)	1.03x	.95x	.76x	.94x	.96x	.78x	.71x	.48x	.11x	.95x	.73x	.82x
Balance Sheet Data:
Cash and cash equivalents	$24,462	$1,198	$24,462	$1,198	$10,094	$—	$18	$3,221	$3,221	$2	$2	$2
Total assets	537,650	476,167	537,650	476,167	480,671	496,109	433,620	394,766	394,766	119,112	131,636	117,784
Total long-term liabilities	519,168	462,542	519,168	462,542	456,727	469,994	428,743	381,903	381,903	23,586	179,288	23,840
Total liabilities	625,177	554,628	625,177	554,628	555,432	577,139	503,244	440,508	440,508	189,725	210,430	191,866
Working capital (deficit)	29,529	11,058	29,529	11,058	9,204	2,720	23,180	31,230	31,230	(141,586)	2,896	(143,430)
Stockholders’ deficit	(87,527)	(78,461)	(87,527)	(78,461)	(74,761)	(81,030)	(69,830)	(46,996)	(46,996)	(70,613)	(78,794)	(74,082)

(1)	Ratio of earnings to fixed charges was calculated by dividing earnings by fixed charges. For purposes of calculating the ratio of earnings to fixed charges, earnings are defined as income (loss) before income taxes, plus noncontrolling interest, plus distributions from unconsolidated investees, plus fixed charges, less income from equity investments. Fixed charges are the sum of interest on all indebtedness, amortization of debt issuance costs and estimated interest on rental expense. Earnings were inadequate to cover fixed charges by $14.4 million and $2.5 million for the years ended December 31, 2008 and 2009, respectively, $0.7 million and $0.6 million for the three months ended September 30, 2009 and 2010, respectively, and $2.5 million and $13.3 million for the nine months ended September 30, 2009 and 2010, respectively.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations with “Selected Historical Consolidated Financial Data” and the consolidated financial statements and related notes included elsewhere in this prospectus. This discussion contains forward-looking statements and involves numerous risk and uncertainties, including but not limited to those described in the “Risk Factors” section of this prospectus. Actual results may differ materially from those contained in any forward-looking statements. You should read “Forward-Looking Statements” and “Risk Factors.”

Overview

Business Overview

With 192 centers, as of September 30, 2010, located in California, Delaware, Maryland, New Jersey, Florida, Kansas and New York, we are the leading national provider of freestanding, fixed-site outpatient diagnostic imaging services in the United States based on number of locations and annual imaging revenue. Our centers provide physicians with imaging capabilities to facilitate the diagnosis and treatment of diseases and disorders and may reduce unnecessary invasive procedures, often minimizing the cost and amount of care for patients. Our services include magnetic resonance imaging (MRI), computed tomography (CT), positron emission tomography (PET), nuclear medicine, mammography, ultrasound, diagnostic radiology (X-ray), fluoroscopy and other related procedures. The vast majority of our centers offer multi-modality imaging services, a key point of differentiation from our competitors. Our multi-modality strategy diversifies revenue streams, reduces exposure to reimbursement changes and provides patients and referring physicians one location to serve the needs of multiple procedures.

We seek to develop leading positions in regional markets in order to leverage operational efficiencies. Our scale and density within our selected geographies provides close, long-term relationships with key payors, radiology groups and referring physicians. Each of our facility managers is responsible for meeting our standards of patient service, managing relationships with local physicians and payors and maintaining profitability. We provide corporate training programs, standardized policies and procedures and sharing of best practices among the physicians in our regional networks.

As of September 30, 2010, we had in operation 147 MRI systems, 82 CT systems, 34 PET or combination PET/CT systems, 41 nuclear medicine systems, 158 X-ray systems, 135 mammography systems and 98 fluoroscopy systems.

Our revenue is derived from a diverse mix of payors, including private payors, managed care capitated payors and government payors. We believe our payor diversity mitigates our exposure to possible unfavorable reimbursement trends within any one-payor class. In addition, our experience with capitation arrangements over the last several years has provided us with the expertise to manage utilization and pricing effectively, resulting in a predictable stream of revenue. For the three months ended September 30, 2010, we received approximately 55.7% of our revenue from commercial insurance payors, 15.4% from managed care capitated payors, 19.3% from Medicare and 3.3% from Medicaid. With the exception of Blue Cross/Blue Shield and government payors, no single payor accounted for more than 5% of our net revenue for the nine months ended September 30, 2010 or the 12 months ended December 31, 2009.

The consolidated financial statements include the accounts of Radnet Management and BRMG. The consolidated financial statements also include Radnet Management I, Inc., Radnet Management II, Inc., Radiologix, Inc., Radnet Management Imaging Services, Inc., Delaware Imaging Partners, Inc., New Jersey Imaging Partners, Inc. and Diagnostic Imaging Services, Inc. (DIS), all wholly owned subsidiaries of Radnet Management. All of these affiliated entities are referred to collectively in this prospectus as “RadNet,” “we,” “us,” “our” or the “Company.”

Recent Developments

On January 1, 2010, we completed the acquisition of Union Imaging Center in Union, New Jersey from Modern Medical Modalities Corporation for approximately $5.4 million in cash and the issuance of 75,000 shares of RadNet, Inc. common stock valued at approximately $153,000 on the date of acquisition. The center operates imaging modalities including MRI, CT, PET/CT, mammography, ultrasound, nuclear medicine and X-ray. We have made a preliminary purchase price allocation of the acquired assets and assumed liabilities, and approximately $1.9 million of fixed assets and $3.7 million of goodwill was recorded with respect to this transaction.

On February 28, 2010, we amended and extended for approximately five years our arrangement with GE Medical Systems under which it has agreed to be responsible for maintenance and repair of a majority of our equipment through 2017. Under this amended contract, we have obtained lower pricing for the maintenance and repair of the majority of our advanced imaging equipment and we will be eligible to earn rebates from purchasing other General Electric products and services, such as medical equipment and information technology. We believe this revised contract will provide us significant cost savings through the term of the agreement.

On March 1, 2010, we completed the acquisition of Anaheim Open MRI in Anaheim, California for cash consideration of $910,000. The facility operates MRI, CT, ultrasound and X-ray, and has been rebranded as Anaheim Advanced Imaging. We have made a preliminary purchase price allocation of the acquired assets and assumed liabilities, and approximately $605,000 of fixed assets and $305,000 of goodwill was recorded with respect to this transaction.

On March 15, 2010, we acquired the imaging practice of Theodore Feit, M.D., Inc. in Burbank, California for cash consideration of $350,000. We have made a purchase price allocation of the acquired assets and liabilities, and approximately $350,000 of fixed assets and no goodwill was recorded with respect to this transaction.

On April 1, 2010, we completed the acquisition of Truxtun Medical Group in Bakersfield, California for approximately $20.3 million in cash and the issuance of 375,000 shares of RadNet, Inc. common stock valued at approximately $1.2 million on the date of acquisition. Truxtun operates four multi-modality facilities in Bakersfield, a Metropolitan Statistical Area with a population exceeding 800,000 residents in Kern County, California. Truxtun provides a broad range of services including MRI, CT, PET/CT, mammography, nuclear medicine, fluoroscopy, ultrasound, X-ray and related procedures. We have made a preliminary purchase price allocation of the acquired assets and assumed liabilities and approximately $2.4 million of working capital, $6.3 million of fixed assets, $150,000 of other intangible assets related to covenant not to compete contracts, and $12.7 million of goodwill was recorded with respect to this transaction.

On April 6, 2010, we completed the Refinancing Transactions. See “The Refinancing Transactions.”

On April 30, 2010, we acquired three multi-modality facilities from Sonix Medical Resources, Inc. through a bankruptcy proceeding in New York for approximately $2.3 million in cash. The facilities located in Brooklyn, New York, Chatham, New Jersey and Haddon Heights, New Jersey operate a combination of MRI, CT, mammography, ultrasound, fluoroscopy, X-ray and related modalities. We made a preliminary purchase price allocation of the acquired assets and assumed liabilities and approximately $1.4 million of fixed assets and $900,000 of goodwill was recorded with respect to this transaction.

On April 30, 2010, we also completed the acquisition of Delaware Diagnostic Services, Inc. (Limestone) in Wilmington, Delaware for approximately $87,000. We have made a preliminary purchase price allocation of the acquired assets and assumed liabilities and $87,000 of fixed assets and no goodwill was recorded with respect to this transaction.

On May 1, 2010, we completed the acquisition of Touchstone Imaging of Bowie, LLC in Bowie, Maryland for approximately $595,000. We have made a preliminary purchase price allocation of the acquired assets and assumed liabilities and $595,000 of fixed assets and no goodwill was recorded with respect to this transaction.

On August 11, 2010, we completed the acquisition of three imaging centers from the New Jersey operating subsidiary of Health Diagnostics located in Edison, Old Bridge and Green Brook, New Jersey for approximately $3.5 million. Imaging modalities include MRI, CT, PET/CT, mammography, ultrasound and X-ray.

On September 10, 2010, we completed the acquisition of substantially all of the assets of Korangy Medical Equipment, LLC in Catonsville, Maryland for approximately $605,000. We have made a preliminary purchase price allocation of the acquired assets and assumed liabilities and $605,000 of fixed assets and no goodwill was recorded with respect to this transaction.

On October 1, 2010, we completed our acquisition of Image Medical Corporation, the parent of eRAD, Inc., for $10.75 million in a combination of cash and promissory notes. We have also assembled a new software development team, consisting of veterans of the radiology software industry, to complement eRAD’s product portfolio. eRAD and the newly hired software development team form a Radiology Information Technology division of RadNet, under the leadership of Ranjan Jayanathan, RadNet’s Chief Information Officer.

On December 2, 2010, we consummated the acquisition of five medical imaging facilities located in Northern New Jersey and a 50% equity interest in a sixth center from Progressive Health, LLC and certain affiliates and related entities for an aggregate of $17.15 million in cash.

On December 31, 2010, we completed our acquisition of two imaging centers from Presgar Imaging and affiliated entities located in Brooklyn and Orchard Park, New York for cash consideration of $2.2 million plus the assumption of approximately $700,000 of debt. Highway Imaging in Brooklyn and Parkland Diagnostic in Orchard Park are both multimodality facilities, offering a combination of MRI, CT, PET/CT, ultrasound, mammography, bone density and x-ray.

On January 3, 2011, we consummated the acquisition of Imaging On Call, LLC, a provider of teleradiology services to radiology groups, hospitals and imaging centers located in Poughkeepsie, New York, for $5.5 million cash plus an earn-out of up to an additional $2.5 million.

Industry Trends

Prior to 2007, for services for which we bill Medicare directly, we were paid under the Medicare Physician Fee Schedule, which is updated on an annual basis. Under the Medicare statutory formula, payments under the Physician Fee Schedule would have decreased for the past several years if Congress failed to intervene. For example, for 2008, the fee schedule rates were to be reduced by approximately 10.1%. The Medicare, Medicaid and SCHIP Extension Act of 2007 eliminated the 10.1% reduction for 2008 and increased the annual payment rate update by 0.5%. This increase to the annual Medicare Physician Fee Schedule payment update was effective only for Medicare claims with dates of service between January 1, 2008 and June 30, 2008. Beginning July 1, 2008, under MIPPA, the 0.5% increase was continued for the rest of 2008. In addition, MIPPA established a 1.1% increase to the Medicare Physician Fee Schedule payment update for 2009.

For 2010, CMS projected a rate reduction of 21.2%. On December 19, 2009, President Obama signed into law the Department of Defense Appropriations Act, 2010 which includes a zero percent Medicare physician update through February 28, 2010. This was further extended through March 31, 2010 and later through May 31, 2010 by the Temporary Extension Act of 2010 and the Continuing Extension Act of 2010, signed into law by President Obama on March 2, 2010 and April 15, 2010, respectively. Further action was taken on June 25, 2010, when the Preservation of Access to Care for Medicare Beneficiaries and Pension Relief Act of 2010 was signed into law. Section 101 of Pub. L. 111 – 192 provides for a 2.2% update to the 2010 Physician Fee Schedule effective for dates of service June 1, 2010 through November 30, 2010. This 2.2% update was extended through December 31, 2010, when President Obama signed into law the Physician Payment and Therapy Relief Act of 2010 on November 30, 2010. The final calendar year 2011 Medicare Physician Fee Schedule was published in the Federal Register on November 29, 2010. Payments were scheduled to decrease 24.9% beginning January 1, 2011. However, Congress intervened and passed a measure, signed into law by President Obama on December 15, 2010, that will prevent the scheduled payment cut and will extend the current reimbursement rates through December 31, 2011. The averted payment cut stems from the sustainable growth rate, or SGR, which helps determine annual Medicare payment rates. The SGR has called for negative physician payment updates for several years. As a result, without a more permanent fix, the potential decrease in payment beginning in Calendar Year 2012 could adversely impact our revenues and results of operation.

MIPPA also modified the methodology by which the budget neutrality formula was applied to the 2009 physician fee schedule payment rates, resulting in an overall reduction in payment rates for services performed by many specialties, including an estimated 1% reduction for nuclear medicine. The impact of the payment rates on specific companies depends on their service mix. Also with respect to MIPPA, the legislation requires all suppliers that provide the technical component of diagnostic MRI, PET/CT, CT, and nuclear medicine to be accredited by an accreditation organization designated by CMS (which currently include the ACR, the IAC and The Joint Commission) by January 1, 2012. Our MRI, CT, nuclear medicine, ultrasound and mammography facilities are currently accredited by the ACR.

A number of other legislative changes impact our retail business. For example, beginning on January 1, 2007, the DRA imposed caps on Medicare payment rates for certain imaging services furnished in physician’s offices and other non-hospital based settings. Under the cap, payments for specified imaging services cannot exceed the hospital outpatient payment rates for those services. The limitation is applicable to the technical components of the diagnostic imaging services only, which is the payment we receive for the services for which we bill directly under the Medicare Physician Fee Schedule. CMS issues on an annual basis the hospital outpatient prospective payment rates, which are used to develop the caps. If the technical component of the service established under the Physician Fee Schedule (without including geographic adjustments) exceeds the hospital outpatient payment amount for the service (also without including geographic adjustments), then the payment is to be reduced. In other words, in those instances where the technical component for the particular service is greater for the non-hospital site, the DRA directs that the hospital outpatient payment rate be substituted for the otherwise applicable Physician Fee Schedule payment rate.

The DRA also codified the reduction in reimbursement for multiple images on contiguous body parts, which was previously announced by CMS. The DRA mandated payment at 100% of the technical component of the higher priced imaging procedure and 50% for the technical component of each additional imaging procedure for multiple images of contiguous body parts within a family of codes performed in the same session. Initially, CMS announced that it would phase in this reimbursement reduction over a two-year period, to include a 25% reduction for each additional imaging procedure on contiguous body parts in 2006 and an additional 25% reduction in 2007. CMS did not implement the additional 25% reduction scheduled for 2007 but for services furnished on or after July 1, 2010, the recently approved PPACA requires the full 50% percentage reduction to be implemented as mandated by the DRA. CMS finalized this policy in the 2011 Medicare Physician Fee Schedule.

Regulatory updates to payment rates for which we bill the Medicare program directly are published annually by CMS. For payments under the Physician Fee Schedule for calendar year 2010, CMS changed the way it calculates components of the Medicare Physician Fee Schedule. First, CMS reduced payment rates for certain diagnostic services using equipment costing more than $1 million through revisions to usage assumptions from the current 50% usage rate to a 90% usage rate. This change applied to MRI and CT scans. However, for certain diagnostic services performed on or after January 1, 2011, the Reconciliation Act reduces the assumed usage rate for such equipment from CMS’s current rate of 90% to a rate of 75%, resulting in an increase in payment rates for such services.

Recent global market and economic conditions have been unprecedented. Concerns about the potential long-term and widespread recession, inflation, energy costs, geopolitical issues, the availability and cost of credit, the United States mortgage market and a declining real estate market in the United States have contributed to increased market volatility and diminished expectations for the United States economy. These conditions, combined with declining business and consumer confidence and increased unemployment, have contributed to unusual volatility. At this time, it is unclear what impact this might have on our future revenues or business.

As a result of these market conditions, the cost and availability of credit has been and may continue to be adversely affected by illiquid credit markets and wider credit spreads. Concern about the stability of the markets generally and the strength of counterparties specifically has led many lenders and institutional investors to reduce, and in some cases, cease to provide funding to borrowers. If market conditions continue, they may limit our ability to timely access the capital markets to meet liquidity needs, resulting in adverse effects on our financial condition and results of operations.

Results of operations

The following table sets forth, for the periods indicated, the percentage that certain items in the statements of operations bears to net revenue.

RADNET, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,		Years Ended December 31,
	2010	2009	2010	2009	2009	2008	2007
NET REVENUE	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
OPERATING EXPENSES
Operating expenses	76.1%	76.4%	77.2%	76.1%	75.9%	77.0%	78.0%
Depreciation and amortization	9.3%	10.2%	10.0%	10.2%	10.3%	10.7%	10.7%
Provision for bad debts	6.0%	6.3%	6.1%	6.3%	6.2%	6.2%	6.5%
Loss on sale of equipment	0.3%	0.1%	0.2%	0.1%	0.1%	0.1%	0.0%
Severance costs	0.1%	0.2%	0.2%	0.2%	0.1%	0.1%	0.2%
Total operating expenses	91.9%	93.1%	93.6%	92.8%	92.6%	94.1%	95.5%
INCOME FROM OPERATIONS	8.1%	6.9%	6.4%	7.2%	7.4%	5.9%	4.5%
OTHER EXPENSES (INCOME)
Interest expense	9.1%	9.3%	8.8%	9.8%	9.4%	10.4%	10.5%
Loss on extinguishment of debt	0.0%	0.0%	2.4%	0.0%	0.0%	0.0%	0.0%
Gain on bargain purchase	0.0%	0.0%	0.0%	-0.4%	-0.3%	.0%	0.0%
Gain from sale of joint venture interests	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	-0.4%
Other expenses (income)	0.6%	0.0%	0.5%	0.1%	0.2%	0.0%	0.0%
Total other expenses	9.7%	9.3%	11.7%	9.6%	9.4%	10.4%	10.0%
LOSS BEFORE INCOME TAXES AND EQUITY IN EARNINGS OF JOINT VENTURES	-1.6%	-2.4%	-5.4%	-2.4%	-1.9%	-4.5%	-5.5%
Provision for income taxes	-0.2%	-0.2%	-0.1%	-0.1%	-0.1%	0.0%	-0.1%
Equity in earnings of joint ventures	1.6%	1.3%	1.5%	1.7%	1.6%	2.0%	1.4%
NET LOSS	-0.2%	-1.3%	-4.0%	-0.7%	-0.4%	-2.6%	-4.1%
Net income attributable to noncontrolling interests	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.1%
NET LOSS ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	-0.2%	-1.3%	-4.0%	-0.7%	-0.4%	-2.6%	-4.3%

Three months ended September 30, 2010 compared to the three months ended September 30, 2009

Net revenue

Net revenue for the three months ended September 30, 2010 was $140.1 million compared to $133.4 million for the three months ended September 30, 2009, an increase of $6.7 million, or 5.0%.

Net revenue, including only those centers which were in operation throughout the third quarters of both 2010 and 2009, decreased $3.5 million, or 2.6%. This 2.6% decrease is primarily the result of a decline in patient scheduling during the third quarter of 2010. This comparison excludes revenue contributions from centers that were acquired or divested subsequent to July 1, 2009. For the three months ended September 30, 2010, net revenue from centers that were acquired subsequent to July 1, 2009 and excluded from the above comparison was $10.4 million. For the three months ended September 30, 2009, net revenue from centers that were acquired subsequent to July 1, 2009 and excluded from the above comparison was $193,000.

Operating expenses

Total operating expenses for the three months ended September 30, 2010 increased approximately $4.4 million, or 3.6%, from $124.3 million for the three months ended September 30, 2009 to $128.7 million for the three months ended September 30, 2010. The following table sets forth our total operating expenses for the three months ended September 30, 2010 and 2009 (in thousands):

	Three Months Ended September 30,
	2010	2009
Salaries and professional reading fees, excluding stock-based compensation	$58,209	$55,001
Stock-based compensation	792	712
Building and equipment rental	12,453	10,896
Medical supplies	7,838	8,070
Other operating expenses(1)	27,342	27,245
Cost of operations	106,634	101,924
Depreciation and amortization	13,002	13,593
Provision for bad debts	8,458	8,386
Loss on sale of equipment	451	72
Severance costs	164	286
Total operating expenses	$128,709	$124,261

(1)	Includes billing fees, office supplies, repairs and maintenance, insurance, business tax and license, outside services, utilities, marketing, travel and other expenses.
•	Salaries and professional reading fees, excluding stock-based compensation and severance

Salaries and professional reading fees, excluding stock-based compensation and severance, increased $3.2 million, or 5.8%, to $58.2 million for the three months ended September 30, 2010 compared to $55.0 million for the three months ended September 30, 2009.

Salaries and professional reading fees, including only those centers which were in operation throughout the third quarters of both 2010 and 2009, decreased $1.5 million, or 2.7%. This 2.7% decrease is primarily due to certain cost cutting measures completed during the third quarter of 2010. This comparison excludes contributions from centers that were acquired or divested subsequent to July 1, 2009. For the three months ended September 30, 2010, salaries and professional reading fees from centers that were acquired subsequent to July 1, 2009 and excluded from the above comparison was $4.8 million. For the three months ended September 30, 2009, salaries and professional reading fees from centers that were acquired subsequent to July 1, 2009 and excluded from the above comparison was $75,000.

•	Stock-based compensation

Stock-based compensation increased $80,000, or 11.2%, to $792,000 for the three months ended September 30, 2010 compared to $712,000 for the three months ended September 30, 2009.

•	Building and equipment rental

Building and equipment rental expenses increased $1.6 million, or 14.3%, to $12.5 million for the three months ended September 30, 2010 compared to $10.9 million for the three months ended September 30, 2009.

Building and equipment rental expenses, including only those centers which were in operation throughout the third quarters of both 2010 and 2009, increased $412,000, or 3.8%. This 3.8% increase is primarily due to an increase in equipment rent at certain existing centers for equipment we replaced through operating leases during the third quarter of 2010 that was previously held under capital leases. This comparison excludes contributions from centers that were acquired or divested subsequent to July 1, 2009. For the three months ended September 30, 2010, building and equipment rental expenses from centers that were acquired subsequent to July 1, 2009 and excluded from the above comparison was $1.2 million. For the three months ended September 30, 2009, building and equipment rental expenses from centers that were acquired subsequent to July 1, 2009 and excluded from the above comparison was $61,000.

•	Medical supplies

Medical supplies expense decreased $232,000, or 2.9%, to $7.8 million for the three months ended September 30, 2010 compared to $8.0 million for the three months ended September 30, 2009.

Medical supplies expense, including only those centers which were in operation throughout the third quarters of both 2010 and 2009, decreased $729,000, or 9.0%. This 9.0% decrease is primarily due to a change in vendors supplying certain drugs used in operating our Breastlink centers as well as obtaining certain rebates during the third quarter of 2010. This comparison excludes contributions from centers that were acquired or divested subsequent to July 1, 2009. For the three months ended September 30, 2010, medical supplies expense from centers that were acquired subsequent to July 1, 2009 and excluded from the above comparison was $500,000. For the three months ended September 30, 2009, medical supplies expense from centers that were acquired subsequent to July 1, 2009 and excluded from the above comparison was $3,000.

•	Depreciation and amortization

Depreciation and amortization decreased $591,000, or 4.3%, to $13.0 million for the three months ended September 30, 2010 compared to the same period last year. This 4.3% decrease is primarily due to certain depreciable assets becoming fully depreciated before the start of the third quarter of 2010.

•	Provision for bad debts

Provision for bad debts increased $72,000, or 0.9%, to $8.5 million, or 6.0% of net revenue, for the three months ended September 30, 2010 compared to $8.4 million, or 6.3% of net revenue, for the three months ended September 30, 2009.

Interest expense

Interest expense for the three months ended September 30, 2010 increased approximately $414,000, or 3.4%, to $12.8 million for the three months ended September 30, 2010 compared to $12.4 million for the three months ended September 30, 2009. Interest expense for the three months ended September 30, 2010 included $305,000 of amortization of Accumulated Other Comprehensive Loss associated with fair value adjustments to our interest rate swaps accumulated prior to April 6, 2010, the date of our debt refinancing. See “Liquidity and Capital Resources” below for more details on our debt refinancing. Interest expense for the three months ended September 30, 2009 included $1.8 million of amortization of Accumulated Other Comprehensive Loss associated with fair value adjustments accumulated prior to our January 28, 2009 modification of interest rate swaps. Excluding these adjustments to interest expense related to our interest rate swaps in both periods, interest expense increased $1.9 million, which was primarily due to interest on our additional borrowings under the debt refinancing completed April 6, 2010.

Other expenses

For the three months ended September 30, 2010 we recorded $821,000 of other expenses related to fair value adjustments on our interest rate swaps.

Equity in earnings from unconsolidated joint ventures

Equity in earnings from our unconsolidated joint ventures increased $531,000, or 30.3% to $2.3 million for the three months ended September 30, 2010 compared to $1.8 million for the three months ended September 30, 2009. The 30.3% increase is primarily due to the fact that a charge to net revenue was taken during the three months ended September 30, 2009, related to valuation adjustments of accounts receivable at September 30, 2009, with no such charge being taken during the three months ended September 30, 2010.

Nine months ended September 30, 2010 compared to the nine months ended September 30, 2009

Net Revenue

Net revenue for the nine months ended September 30, 2010 was $403.2 million compared to $392.6 million for the nine months ended September 30, 2009, an increase of $10.7 million, or 2.7%.

Net revenue, including only those centers which were in operation throughout the first nine months of both 2010 and 2009, decreased $14.9 million, or 3.9%. This 3.9% decrease is primarily the result of a decline in patient scheduling during the first nine months of 2010, much of which was due to unusually severe weather conditions on the east coast during the first quarter of 2010. This comparison excludes revenue contributions from centers that were acquired or divested subsequent to January 1, 2009. For the nine months ended September 30, 2010, net revenue from centers that were acquired subsequent to January 1, 2009 and excluded from the above comparison was $31.6 million. For the nine months ended September 30, 2009, net revenue from centers that were acquired subsequent to January 1, 2009 and excluded from the above comparison was $6.0 million.

Operating expenses

Total operating expenses for the nine months ended September 30, 2010 increased approximately $13.2 million, or 3.6%, from $364.4 million for the nine months ended September 30, 2009 to $377.6 million for the nine months ended September 30, 2010. The following table sets forth our total operating expenses for the nine months ended September 30, 2010 and 2009 (in thousands):

	Nine Months Ended September 30,
	2010	2009
Salaries and professional reading fees, excluding stock-based compensation	$171,637	$160,839
Stock-based compensation	2,820	2,936
Building and equipment rental	35,702	32,518
Medical supplies	22,708	24,529
Other operating expenses(1)	78,611	77,831
Cost of operations	311,478	298,653
Depreciation and amortization	40,153	39,979
Provision for bad debts	24,603	24,729
Loss on sale of equipment	606	375
Severance costs	731	643
Total operating expenses	$377,571	$364,379

(1)	Includes billing fees, office supplies, repairs and maintenance, insurance, business tax and license, outside services, utilities, marketing, travel and other expenses.
•	Salaries and professional reading fees, excluding stock-based compensation and severance

Salaries and professional reading fees increased $10.8 million, or 6.7%, to $171.6 million for the nine months ended September 30, 2010 compared to $160.8 million for the nine months ended September 30, 2009.

Salaries and professional reading fees, including only those centers which were in operation throughout the first nine months of both 2010 and 2009, decreased $347,000, or 0.2%. This comparison excludes contributions from centers that were acquired or divested subsequent to January 1, 2009. For the nine months ended September 30, 2010, salaries and professional reading fees from centers that were acquired subsequent to January 1, 2009 and excluded from the above comparison was $13.3 million. For the nine months ended September 30, 2009, salaries and professional reading fees from centers that were acquired subsequent to January 1, 2009 and excluded from the above comparison was $2.2 million.

•	Stock-based compensation

Stock-based compensation decreased $116,000, or 4.0%, to $2.8 million for the nine months ended September 30, 2010 compared to $2.9 million for the nine months ended September 30, 2009. The decrease is primarily due to a larger number of options granted during the first half of 2009 that vested on the date of grant compared to the same period of 2010.

•	Building and equipment rental

Building and equipment rental expenses increased $3.2 million, or 9.8%, to $35.7 million for the nine months ended September 30, 2010 compared to $32.5 million for the nine months ended September 30, 2009.

Building and equipment rental expenses, including only those centers which were in operation throughout the first nine months of both 2010 and 2009, increased $342,000, or 1.1%. This comparison excludes contributions from centers that were acquired or divested subsequent to January 1, 2009. For the nine months ended September 30, 2010, building and equipment rental expenses from centers that were acquired subsequent to January 1, 2009 and excluded from the above comparison was $3.9 million. For the nine months ended September 30, 2009, building and equipment rental expenses from centers that were acquired subsequent to January 1, 2009 and excluded from the above comparison was $1.0 million.

•	Medical supplies

Medical supplies expense decreased $1.8 million, or 7.4%, to $22.7 million for the nine months ended September 30, 2010 compared to $24.5 million for the nine months ended September 30, 2009.

Medical supplies expenses, including only those centers which were in operation throughout the first nine months of both 2010 and 2009, decreased $2.9 million, or 12.1%. This 12.1% decrease is primarily due to a change in vendors supplying certain drugs used in operating our Breastlink centers as well as obtaining certain rebates during the first nine months of 2010. This comparison excludes contributions from centers that were acquired or divested subsequent to January 1, 2009. For the nine months ended September 30, 2010, medical supplies expense from centers that were acquired subsequent to January 1, 2009 and excluded from the above comparison was $1.3 million. For the nine months ended September 30, 2009, medical supplies expense from centers that were acquired subsequent to January 1, 2009 and excluded from the above comparison was $185,000.

•	Depreciation and amortization

Depreciation and amortization increased $174,000, or 0.4%, to $40.2 million for the nine months ended September 30, 2010 compared to the same period last year.

•	Provision for bad debts

Provision for bad debts decreased $126,000, or 0.5%, to $24.6 million, or 6.1% of net revenue, for the nine months ended September 30, 2010 compared to $24.7 million, or 6.3% of net revenue, for the nine months ended September 30, 2009.

Interest expense

Interest expense for the nine months ended September 30, 2010 decreased approximately $3.1 million, or 8.0%, to $35.4 million for the nine months ended September 30, 2010 compared to $38.5 million for the nine months ended September 30, 2009. Interest expense for the nine months ended September 30, 2010 included $611,000 of amortization of Accumulated Other Comprehensive Loss associated with fair value adjustments to our interest rate swaps accumulated prior to April 6, 2010, the date of our debt refinancing. See “Liquidity and Capital Resources” below for more details on our debt refinancing. Interest expense for the nine months ended September 30, 2009 included $4.9 million of amortization of Accumulated Other Comprehensive Loss associated with fair value adjustments accumulated prior to our January 28, 2009 modification of interest rate swaps. Excluding these adjustments to interest expense related to our interest rate swaps in both periods, interest expense increased $1.2 million. This increase was primarily due to interest expense on the additional borrowings under the debt refinancing completed April 6, 2010.

Loss on extinguishment of debt

For the nine months ended September 30, 2010, we recorded a $9.9 million loss on extinguishment of debt related to our debt refinancing completed on April 6, 2010. This loss included $7.6 million write-off of deferred loan costs associated with our GE debt settled on April 6, 2010 as well as approximately $2.3 million to settle a call premium associated with our prior credit facilities and for interest rate swap related expenses.

Other expenses

For the nine months ended September 30, 2010 we recorded $2.0 million of other expenses related to fair value adjustments on our interest rate swaps. For the nine months ended September 30, 2009 we recorded $823,000 of other income related to fair value adjustments on our interest rate swaps, offset by $1.2 million of other expense primarily related to litigation.

Gain on bargain purchase

On June 12, 2009, we acquired the assets and business of nine imaging centers located in New Jersey from Medical Resources, Inc.

In accordance with SFAS No. 141(R), any excess of fair value of acquired net assets over the acquisition consideration results in a gain on bargain purchase. Prior to recording a gain, the acquiring entity must reassess whether all acquired assets and assumed liabilities have been identified and recognized and perform re-measurements to verify that the consideration paid, assets acquired, and liabilities assumed have been properly valued. The Company underwent such a reassessment, and as a result, recorded a gain on bargain purchase of approximately $1.4 million for the six months ended June 30, 2009.

We believe that the gain on bargain purchase resulted from various factors that impacted the sale of these New Jersey assets. The seller was performing a full liquidation of its assets for the benefit of its creditors. Upon liquidation of all of its assets, the seller intended to close its business. The New Jersey assets were the only remaining assets to be sold before a full wind-down of the seller’s business could be completed. We believe that the seller was willing to accept a bargain purchase price from us in return for our ability to act more quickly and with greater certainty than any other prospective acquirer. The decline in the credit markets made it difficult for other acquirers who relied upon third party financing to complete the transaction. The relatively small size of the transaction for us, the lack of required third-party financing and our expertise in completing similar transactions in the past gave the seller confidence that we could complete the transaction expeditiously and without difficulty.

Income tax expense

For the nine months ended September 30, 2010 and 2009, we recorded $523,000 and $281,000, respectively, for income tax expense primarily related to taxable income generated in the states of Maryland and Delaware.

Equity in earnings from unconsolidated joint ventures

Equity in earnings from our unconsolidated joint ventures decreased $725,000, or 10.6% to $6.1 million for the nine months ended September 30, 2010 compared to $6.8 million for the nine months ended September 30, 2009. The 10.6% decrease is primarily due to an adjustment in collection rates during the first nine months of 2010, offset in part by the fact that a charge to net revenue was taken during the three months ended September 30, 2009 related to valuation adjustments of accounts receivable at September 30, 2009.

Adjusted EBITDA

We use both GAAP and non-GAAP metrics to measure our financial results. We believe that, in addition to GAAP metrics, these non-GAAP metrics assist us in measuring our cash generated from operations and ability to service our debt obligations. We believe this information is useful to investors and other interested parties because we are highly leveraged and our non-GAAP metrics removes non-cash and nonrecurring charges that occur in the affected period and provides a basis for measuring the Company's financial condition against other quarters.

One non-GAAP measure we believe assists us is Adjusted EBITDA. We define Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, each from continuing operations and exclude losses or gains on the disposal of equipment, other income or loss, loss on debt extinguishments, bargain purchase gains and non-cash equity compensation. Adjusted EBITDA includes equity earnings in unconsolidated operations and subtracts allocations of earnings to non-controlling interests in subsidiaries, and is adjusted for non-cash or extraordinary and one-time events taken place during the period.

Adjusted EBITDA is reconciled to its nearest comparable GAAP financial measure, net income (loss). Adjusted EBITDA is a non-GAAP financial measure used as an analytical indicator by us and the healthcare industry to assess business performance, and is a measure of leverage capacity and ability to service debt. Adjusted EBITDA should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

The following is a reconciliation of GAAP net income (loss) to Adjusted EBITDA for the three and nine months ended September 30, 2010 and 2009, respectively:

	Three Months Ended September 30,
	2010	2009
Net Loss Attributable to RadNet, Inc. Common Stockholders	$(285)	$(1,726)
Plus Provision for Income Taxes	317	231
Plus Other Expenses (Income)	821	(2)
Plus Interest Expense	12,781	12,367
Plus Severence Costs	164	286
Plus Loss on Sale of Equipment	451	72
Plus Depreciation and Amortization	13,002	13,593
Plus Non Cash Employee Stock Compensation	793	713
Adjusted EBITDA	$28,044	$25,534

	Nine Months Ended September 30,
	2010	2009
Net Loss Attributable to RadNet, Inc. Common Stockholders	$(16,152)	$(2,904)
Plus Provision for Income Taxes	523	281
Plus Other Expenses	1,971	416
Plus Interest Expense	35,477	38,538
Plus Severence Costs	731	643
Plus Loss on Sale of Equipment	606	375
Plus Depreciation and Amortization	40,153	39,979
Plus Non Cash Employee Stock Compensation	2,820	2,936
Plus Loss on Extinguishment of Debt	9,871	—
Less Gain on Bargain Purchase	—	(1,387)
Adjusted EBITDA	$76,000	$78,877

Year ended December 31, 2009 compared to the year ended December 31, 2008

Net revenue

Net revenue for the year ended December 31, 2009 was $524.4 million compared to $498.8 million for the year ended December 31, 2008, an increase of $25.6 million, or 5.1%.

Net revenue, including only those centers which were in operation throughout the full fiscal years of both 2009 and 2008, increased $8.1 million, or 1.8%. This 1.8% increase is mainly due to an increase in procedure volumes. This comparison excludes revenue contributions from centers that were acquired or divested subsequent to January 1, 2008. For the year ended December 31, 2009, net revenue from centers that were acquired subsequent to January 1, 2008 and excluded from the above comparison was $71.0 million. For the year ended December 31, 2008, net revenue from centers that were acquired subsequent to January 1, 2008 and excluded from the above comparison was $47.7 million. Also excluded was $5.8 million from centers that were divested subsequent to January 1, 2008.

Operating expenses

Operating expenses for the year ended December 31, 2009 increased approximately $13.5 million, or 3.5%, from $384.3 million for the year ended December 31, 2008 to $397.8 million for the year ended December 31, 2009. The following table sets forth our operating expenses for the years ended December 31, 2009 and 2008 (in thousands):

	Years Ended December 31,
	2009	2008
Salaries and professional reading fees, excluding stock-based compensation	$215,095	$210,450
Stock-based compensation	3,607	2,902
Building and equipment rental	43,346	43,478
Medical supplies	32,507	29,848
Other operating expense*	103,198	97,619
Operating expenses	397,753	384,297
Depreciation and amortization	53,800	53,548
Provision for bad debts	32,704	30,832
Loss on sale of equipment, net	523	516
Severance costs	731	335
Total operating expenses	$485,511	$469,528

*	Includes billing fees, office supplies, repairs and maintenance, insurance, business tax and license, outside services, utilities, marketing, travel and other expenses.
•	Salaries and professional reading fees, excluding stock-based compensation and severance

Salaries and professional reading fees increased $4.6 million, or 2.2%, to $215.1 million for the year ended December 31, 2009, compared to $210.5 million for the year ended December 31, 2008.

Salaries and professional reading fees, including only those centers which were in operation throughout the full fiscal years of both 2009 and 2008, decreased $1.9 million, or 1.0%. This 1.0% decrease is primarily due to cost cutting measures implemented in the third quarter of 2008. This comparison excludes contributions from centers that were acquired or divested subsequent to January 1, 2008. For the year ended December 31, 2009, salaries and professional reading fees from centers that were acquired subsequent to January 1, 2008 and excluded from the above comparison was $26.6 million. For the year ended December 31, 2008, salaries and professional reading fees from centers that were acquired subsequent to January 1, 2008, and excluded from the above comparison was $17.1 million. Also excluded was $3.0 million from centers that were divested subsequent to January 1, 2008.

•	Stock-based compensation

Stock-based compensation increased $705,000, or 24.3%, to $3.6 million for the year ended December 31, 2009 compared to $2.9 million for the year ended December 31, 2008. The increase is primarily due to additional options granted during the first half of 2009, some of which were fully vested on the date of grant.

•	Building and equipment rental

Building and equipment rental expenses decreased $132,000, or 0.3%, to $43.4 million for the year ended December 31, 2009, compared to $43.5 million for the year ended December 31, 2008.

Building and equipment rental expenses, including only those centers which were in operation throughout the full fiscal years of both 2009 and 2008, decreased $2.4 million, or 6.1%. This 6.1% decrease is primarily due to the conversion of certain equipment lease contracts from operating to capital leases in the first quarter of 2009. This comparison excludes contributions from centers that were acquired or divested subsequent to January 1, 2008. For the year ended December 31, 2009, building and equipment rental expenses from centers that were acquired subsequent to January 1, 2008, and excluded from the above comparison, was $6.2 million. For the year ended December 31, 2008, building and equipment rental expenses from centers that were acquired subsequent to January 1, 2008, and excluded from the above comparison, was $3.6 million. Also excluded was $328,000 from centers that were divested subsequent to January 1, 2008.

•	Medical supplies

Medical supplies expense increased $2.7 million, or 8.9%, to $32.5 million for the year ended December 31, 2009, compared to $29.8 million for the year ended December 31, 2008.

Medical supplies expenses, including only those centers which were in operation throughout the full fiscal years of both 2009 and 2008, increased $1.3 million, or 6.4%. This 6.4% increase is in line with procedure volumes and net revenues generated at these existing centers. This comparison excludes contributions from centers that were acquired or divested subsequent to January 1, 2008. For the year ended December 31, 2009, medical supplies expense from centers that were acquired subsequent to January 1, 2008, and excluded from the above comparison was $11.5 million. For the year ended December 31, 2008, medical supplies expense from centers that were acquired subsequent to January 1, 2008, and excluded from the above comparison was $9.6 million. Also excluded from the above comparison was $500,000 from centers that were divested subsequent to January 1, 2008.

•	Depreciation and amortization expense

Depreciation and amortization expense increased $252,000, or 0.4%, to $53.8 million for the year ended December 31, 2009 when compared to the same period last year. The increase is due in part to increases to depreciation expense on new imaging equipment offset by the completion of amortization schedules related to covenant-not-to-compete contracts in early 2009.

•	Provision for bad debts

Provision for bad debts increased $1.9 million, or 6.0%, to $32.7 million, or 6.2% of net revenue, for the year ended December 31, 2009 compared to $30.8 million, or 6.2% of net revenue, for the year ended December 31, 2008. This increase is in line with the increase in net revenues.

•	Loss on sale of equipment

Loss on sale of equipment was $523,000 and $516,000 for the years ended December 31, 2009 and 2008, respectively. In both years, this loss resulted from the sale of imaging equipment for scrape value upon acquisition of upgraded equipment.

•	Severance costs

During the year ended December 31, 2009, we recorded severance costs of $731,000 compared to $335,000 recorded during the year ended December 31, 2008. In each period, these costs were primarily associated with the integration of Radiologix and other acquired operations.

Interest expense

Interest expense for the year ended December 31, 2009 was $49.2 million compared to $51.8 million for the year ended December 31, 2008. The interest expense for the year ended December 31, 2009 includes $6.1 million of amortization associated with a swap agreement that expired in April 2009 and the modification of two interest rate swaps designated as cash flow hedges (see Liquidity and Capital Resources below) and amortization of deferred loan costs of $2.7 million. Excluding the $6.1 million one-time amortization, interest expense for the year ended December 31, 2009 decreased by $8.7 million when compared to the prior year. This decrease is primarily due to a $9.7 million decrease in interest expense on our senior debt, partially offset by a $1.6 million increase in interest expense on our interest rate swaps for the year ended December 31, 2009 as compared to the prior year.

Gain on bargain purchase

On June 12, 2009, we acquired the assets and business of nine imaging centers located in New Jersey from Medical Resources, Inc. for approximately $2.1 million. At the time of the acquisition, we immediately sold the assets and business of one of those nine centers to an unrelated third party for approximately $650,000. We have made a preliminary purchase price allocation of the acquired assets and liabilities associated with the remaining eight centers at their respective fair values.

In accordance with accounting standards, any excess of fair value of acquired net assets over the acquisition consideration results in a gain on bargain purchase. Prior to recording a gain, the acquiring entity must reassess whether all acquired assets and assumed liabilities have been identified and recognized and perform re-measurements to verify that the consideration paid, assets acquired, and liabilities assumed have been properly valued. The Company underwent such a reassessment, and as a result, has recorded a gain on bargain purchase of approximately $1.4 million.

We believe that the gain on bargain purchase resulted from various factors that impacted the sale of those New Jersey assets. The seller was performing a full liquidation of its assets for the benefit of its creditors. Upon liquidation of all of its assets, the seller intended to close its business. The New Jersey assets were the only remaining assets to be sold before a full wind-down of the seller’s business could be completed. We believe that the seller was willing to accept a bargain purchase price from us in return for our ability to act more quickly and with greater certainty than any other prospective acquirer. The decline in the credit markets made it difficult for other acquirers who relied upon third party financing to complete the transaction. The relatively small size of the transaction for us, the lack of required third-party financing and our expertise in completing similar transactions in the past gave the seller confidence that we could complete the transaction expeditiously and without difficulty.

Other expense (income)

For the year ended December 31, 2009, we recorded $1.2 million of other expense primarily related to litigation.

Income tax expense

For the year ended December 31, 2009 and 2008, we recorded $443,000 and $151,000, respectively, for income tax expense primarily related to taxable income generated in the states of Maryland and Delaware.

Equity in earnings from unconsolidated joint ventures

For the year ended December 31, 2009, we recognized equity in earnings from unconsolidated joint ventures of $8.5 million compared to $9.8 million for the year ended December 31, 2008. This variance is due to a combination of decreases in our collection rates and increases in our repair and maintenance costs associated with new equipment transitioning from warranty to maintenance contracts in the third quarter of 2009.

Year ended December 31, 2008 compared to the year ended December 31, 2007

Net revenue

Net revenue for the year ended December 31, 2008 was $498.8 million compared to $423.6 million for the year ended December 31, 2007, an increase of $75.2 million, or 17.5%.

Net revenue, including only those centers which were in operation throughout the full fiscal years of both 2008 and 2007, increased $27.2 million, or 6.8%. This 6.8% increase is mainly due to an increase in procedure volumes. This comparison excludes revenue contributions from centers that were acquired or divested subsequent to January 1, 2007. For the year ended December 31, 2008, net revenue from centers that were acquired subsequent to January 1, 2007 and excluded from the above comparison was $70.0 million. For the year ended December 31, 2007, net revenue from centers that were acquired subsequent to January 1, 2007 and excluded from the above comparison was $10.6 million. Also excluded was $11.4 million from centers that were divested subsequent to January 1, 2007.

Operating expenses

Operating expenses for the year ended December 31, 2008 increased approximately $53.7 million, or 16.3%, from $330.6 million for the year ended December 31, 2007 to $384.3 million for the year ended December 31, 2008. The following table sets forth our operating expenses for the years ended December 31, 2008 and 2007 (in thousands):

	Years Ended December 31,
	2008	2007
Salaries and professional reading fees, excluding stock-based compensation	$210,450	$178,573
Stock-based compensation	2,902	3,313
Building and equipment rental	43,478	41,299
General administrative expenses	127,467	107,245
NASDAQ one-time listing fee	—	120
Operating expenses	384,297	330,550
Depreciation and amortization	53,548	45,281
Provision for bad debts	30,832	27,467
Loss on sale of equipment, net	516	72
Severance costs	335	934
Total operating expenses	$469,528	$404,304
•	Salaries and professional reading fees, excluding stock-based compensation and severance

Salaries and professional reading fees increased $31.9 million, or 17.9%, to $210.5 million for the year ended December 31, 2008, compared to $178.6 million for the year ended December 31, 2007.

Salaries and professional reading fees, including only those centers which were in operation throughout the full fiscal years of both 2008 and 2007, increased $12.7 million, or 7.1%. This 7.1% increase is primarily due to increased salaries and staffing to support the revenue growth of these existing imaging centers. This comparison excludes contributions from centers that were acquired or divested subsequent to January 1, 2007. For the year ended December 31, 2008, salaries and professional reading fees from centers that were acquired subsequent to January 1, 2007, and excluded from the above comparison was $25.6 million. For the year ended December 31, 2007, salaries and professional reading fees from centers that were acquired subsequent to January 1, 2007, and excluded from the above comparison was $3.2 million. Also excluded was $3.2 million from centers that were divested subsequent to January 1, 2007.

•	Stock-based compensation

Stock-based compensation decreased $411,000, or 12.4%, to $2.9 million for the year ended December 31, 2008 compared to $3.3 million for the year ended December 31, 2007. Share-based compensation for the year ended December 31, 2007, included $1.7 million of additional stock based compensation expense as a result of the acceleration of vesting of certain warrants.

•	Building and equipment rental

Building and equipment rental expenses increased $2.2 million, or 5.3%, to $43.5 million for the year ended December 31, 2008, compared to $41.3 million for the year ended December 31, 2007.

Building and equipment rental expenses, including only those centers which were in operation throughout the full fiscal years of both 2008 and 2007, decreased $1.7 million, or 4.2%. This 4.2% decrease is primarily due to the conversion of certain equipment leases contracts from operating to capital leases. This comparison excludes contributions from centers that were acquired or divested subsequent to January 1, 2007. For the year ended December 31, 2008, building and equipment rental expenses from centers that were acquired subsequent to January 1, 2007, and excluded from the above comparison, was $6.4 million. For the year ended December 31, 2007, building and equipment rental expenses from centers that were acquired subsequent to January 1, 2007, and excluded from the above comparison, was $1.2 million. Also excluded was $1.3 million from centers that were divested subsequent to January 1, 2007.

•	General and administrative expenses

General and administrative expenses include billing fees, medical supplies, office supplies, repairs and maintenance, insurance, business tax and license, outside services, utilities, marketing, travel and other expenses. Many of these expenses are variable in nature including medical supplies and billing fees, which increase with volume and repairs and maintenance under our GE service agreement as a percentage of net revenue. Overall, general and administrative expenses increased $20.2 million, or 18.8%, for the year ended December 31, 2008 compared to the previous period. The increase is consistent with our increase in procedure volumes at both existing centers as well as newly acquired centers.

•	Depreciation and amortization expense

Depreciation and amortization expense increased $8.3 million, or 18.3%, to $53.6 million for the year ended December 31, 2008 when compared to the same period last year. The increase is primarily due to property and equipment additions for existing centers and newly acquired centers.

•	Provision for bad debts

Provision for bad debts increased $3.3 million, or 12.3%, to $30.8 million, or 6.2% of net revenue, for the year ended December 31, 2008 compared to $27.5 million, or 6.4% of net revenue, for the year ended December 31, 2007. The decrease in our provision for bad debts as a percentage of revenue is primarily due to an increase in collection performance and the completion of our billing system implementation which began in the first quarter of 2007.

•	Loss on sale of equipment

Loss on sale of equipment was $516,000 and $72,000 for the years ended December 31, 2008 and 2007, respectively.

•	Severance costs

During the year ended December 31, 2008, we recorded severance costs of $335,000 compared to $934,000 recorded during the year ended December 31, 2007. In each period, these costs were primarily associated with the integration of Radiologix and other acquired operations.

Interest expense

Interest expense for the year ended December 31, 2008 increased approximately $7.5 million, or 16.9%, from the same period in 2007. The increase is primarily due to the $60 million increase in Term Loans B & C and increased borrowing on our line of credit. Also included in interest expense for the year ended December 31, 2008 and 2007 is amortization of deferred loan costs of $2.6 million and $1.6 million, respectively, as well as realized gains of $707,000 and realized losses of $820,000 on our fair value hedges for the years ended December 31, 2008 and 2007, respectively.

Income tax expense

For the years ended December 31, 2008 and 2007, we recorded $151,000 and $337,000, respectively, for income tax expense related to taxable income generated in the state of Maryland.

Equity in earnings from unconsolidated joint ventures

For the year ended December 31, 2008, we recognized equity in earnings from unconsolidated joint ventures of $9.8 million compared to $5.9 million for the year ended December 31, 2007. This increase is due to our purchase of additional equity interests in certain existing joint ventures as well as the deconsolidation in the fourth quarter of 2007 of a previously consolidated joint venture.

Liquidity and capital resources

We had a working capital balance of $29.5 million and $9.2 million at September 30, 2010 and December 31, 2009, respectively. We had a net loss attributable to RadNet, Inc.’s common stockholders of $16.2 million and $2.9 million for the nine months ended September 30, 2010 and 2009, respectively. $9.9 million of the loss in 2010 relates to extinguishment of debt which occurred on April 6, 2010. We also had an equity deficit of $87.6 million and $74.8 million at September 30, 2010 and December 31, 2009, respectively.

We operate in a capital intensive, high fixed-cost industry that requires significant amounts of capital to fund operations. In addition to operations, we require a significant amount of capital for the initial start-up and development expense of new diagnostic imaging facilities, the acquisition of additional facilities and new diagnostic imaging equipment, and to service our existing debt and contractual obligations. Because our cash flows from operations have been insufficient to fund all of these capital requirements, we have depended on the availability of financing under credit arrangements with third parties.

Our business strategy with regard to operations focuses on the following:

•	maximizing performance at our existing facilities;
•	focusing on profitable contracting;
•	expanding MRI, CT and PET applications;
•	optimizing operating efficiencies; and
•	expanding our networks.

At March 31, 2010, our outstanding indebtedness included a $242.0 million senior secured term loan B, a $170.0 million second lien term loan and a $55.0 million revolving credit facility of which we qualified to borrow, as of March 31, 2010, up to an additional $30.4 million, with GE Commercial Finance Healthcare Financial Services originally entered into on November 15, 2006 (the “GE Credit Facility”).

In connection with the GE Credit Facility, on November 15, 2006, we entered into an interest rate swap, designated as a cash flow hedge, on $107.0 million fixing the LIBOR rate of interest at 5.02% for a period of three years, and on November 28, 2006, we entered into an interest rate swap, also designated as a cash flow hedge, on $90.0 million fixing the LIBOR rate of interest at 5.03% for a period of three years. Previously, the interest rate on the $270.0 million first lien term and revolving credit facilities was based upon a spread over LIBOR which floats with market conditions.

During the first quarter of 2009 we modified the two interest rate swaps designated as cash flow hedges described above. The modifications, commonly referred to as “blend and extends,” extended the maturity of, and re-priced these two interest rate swaps for an additional 36 months, resulting in an estimated annualized cash interest expense savings of $2.9 million.

With respect to the $107 million interest rate swap, on January 28, 2009, we replaced the existing fixed LIBOR rate of 5.02% with a new rate of 3.47% maturing on November 15, 2012. With respect to the $90 million interest rate swap, on February 5, 2009, we replaced the existing fixed LIBOR rate of 5.03% with a new rate of 3.62% also maturing on November 15, 2012. Both modified interest swaps were designated as cash flow hedges.

As part of these modifications, the negative fair values of the original interest rate swaps, as well as a certain amount of accrued interest associated with the original cash flow hedges were incorporated into the fair values of the new modified cash flow hedges. The related Accumulated Other Comprehensive Loss (AOCL) associated with the negative fair values of the original cash flow hedges on their dates of modification, which totaled $6.1 million, was on a straight-line basis to interest expense through November 15, 2009, the maturity date of the original cash flow hedges.

On April 6, 2010 we completed our debt refinancing plan for an aggregate of $585 million. The debt refinancing plan included the issuance of a $285 million senior secured term loan due April 6, 2016, a $100 million senior secured revolving credit facility due April 6, 2015 and $200 million in aggregate principal amount of senior unsecured notes due April 1, 2018. We used $412.0 million of the proceeds from the debt restructuring to pay off our prior credit facility and an additional $1.7 million to settle a call premium associated with our prior credit facilities. As a result of this refinancing, we recorded during the second quarter of 2010 a loss on extinguishment of debt of approximately $9.9 million which is made up of the $1.7 million call premium, $7.6 million write-off of deferred loan costs associated with the prior credit facility, as well as $600,000 of additional debt settlement costs.

At September 30, 2010, the balance of the senior secured term loan was approximately $283.6 million and the par value of our senior unsecured notes was $200.0 million.

New Credit Agreement

Radnet Management entered into a new Credit and Guaranty Agreement (the “New Credit Agreement”) pursuant to which we obtained $385 million in senior secured bank financing, consisting of a $285 million, six-year term loan facility and a $100 million, five-year revolving credit facility. In connection with the New Credit Facilities, Radnet Management terminated the GE Credit Facility.

Interest.  The New Credit Facilities bear interest through maturity at a rate determined by adding the applicable margin to either (a) the Base Rate, which is the highest of the (i) Prime Rate, (ii) the rate which is 0.5% in excess of the Federal Funds Effective Rate, (iii) 3.00% and (iv) 1.00% in excess of the one-month Adjusted Eurodollar Rate at such time, or (b) the Adjusted Eurodollar Rate, which is the higher of (i) the London interbank offered rate, adjusted for statutory reserve requirements, for the respective interest period, as determined by the administrative agent and (ii) 2.00%. Applicable margin means (i) (a) with respect to Tranche B Term Loans that are Eurodollar Rate Loans, 3.75% per annum and (b) with respect to Tranche B Term Loans that are Base Rate Loans, 2.75% per annum; and (ii) (a) with respect to Revolving Loans that are Eurodollar Rate Loans, 3.75% per annum and (b) with respect to Revolving Loans and Swing Line Loans that are Base Rate Loans, 2.75% per annum.

Payments.  Commencing on June 30, 2010, we are required to make quarterly amortization payments on the term loan facility, each in the amount of $712,500, with the remaining principal balance paid at maturity. Under the New Credit Agreement, we are also required to make mandatory prepayments, subject to specified exceptions, from consolidated excess cash flow, and upon certain events, including, but not limited to, (i) the receipt of net cash proceeds from the sale or other disposition of any property or assets by us or any of our subsidiaries, (ii) the receipt of net cash proceeds from insurance or condemnation proceeds paid on account of any loss of any property or assets of us or any of our subsidiaries, (iii) the receipt of net cash proceeds from the incurrence of indebtedness by us or any of our subsidiaries (other than certain indebtedness otherwise permitted under the loan documents relating to the New Credit Facilities) and (iv) the receipt of net cash proceeds by us or any of our subsidiaries from Extraordinary Receipts, as defined in the New Credit Agreement.

Guarantees and Collateral.  The obligations under the New Credit Facilities are guaranteed by RadNet, Inc., our parent company, all of our current and future wholly owned domestic restricted subsidiaries and certain of our affiliates. The obligations under the New Credit Facilities and the guarantees are secured by a perfected first priority security interest in all of Radnet Management’s and the guarantors’ tangible and intangible assets, including, but not limited to, pledges of equity interests of Radnet Management and all of our current and future domestic subsidiaries.

Restrictive Covenants.  In addition to certain customary covenants, the New Credit Agreement places limits on our ability to declare dividends or redeem or repurchase capital stock, prepay, redeem or purchase debt, incur liens and engage in sale-leaseback transactions, make loans and investments, incur additional indebtedness, amend or otherwise alter debt and other material agreements, engage in mergers, acquisitions and asset sales, enter into transactions with affiliates and alter the business we and our subsidiaries currently conduct.

Financial Covenants.  The New Credit Agreement contains financial covenants including a minimum interest coverage ratio, a maximum total leverage ratio and a limit on annual capital expenditures. Failure to comply with these covenants could permit the lenders under the New Credit Facilities to declare all amounts borrowed, together with accrued interest and fees, to be immediately due and payable.

Events of Default.  In addition to certain customary events of default, events of default under the New Credit Facilities include failure to pay principal or interest when due, a material breach of any representation or warranty contained in the loan documents, covenant defaults, events of bankruptcy and a change of control.

The notes

Also, on April 6, 2010, we issued $200 million in aggregate amount of senior unsecured notes, which have a coupon of 10.375% and were issued at a price of 98.680%. The notes were issued by Radnet Management and guaranteed jointly and severally on a senior unsecured basis by RadNet, Inc. and all of Radnet Management’s current and future wholly owned domestic restricted subsidiaries. The notes were offered and sold in a private placement exempt from registration under the Securities Act to qualified institutional buyers pursuant to Rule 144A and Regulation S under the Securities Act. The notes will mature on April 1, 2018, and bear interest at the rate of 10.375% per year. We will pay interest on the notes on April 1 and October 1, commencing October 1, 2010. The notes are governed under an indenture, with U.S. Bank National Association as trustee. See “Description of notes.”

Our ability to generate sufficient cash flow from operations to make payments on our debt and other contractual obligations will depend on our future financial performance. A range of economic, competitive, regulatory, legislative and business factors, many of which are outside of our control, will affect our financial performance. Although no assurance can be given, taking these factors into account, including our historical experience, we believe that through implementing our strategic plans, we will obtain sufficient cash to satisfy our obligations as they become due in the next 12 months.

Sources and uses of cash

Cash provided by operating activities was $50.2 million for the nine months ended September 30, 2010 and $50.3 million for the nine months ended September 30, 2009. Cash provided by operating activities was $76.6 million, $45.4 million and $25.3 million for the years ended December 31, 2009, 2008 and 2007, respectively.

Cash used in investing activities was $67.6 million and $26.4 million for the nine months ended September 30, 2010 and 2009, respectively. For the nine months ended September 30, 2010, we purchased property and equipment for approximately $33.1 million and acquired the assets and businesses of additional imaging facilities for approximately $34.6 million. Cash used in investing activities was $36.3 million, $56.0 million and $45.9 million for the years ended December 31, 2009, 2008 and 2007, respectively. For the year ended December 31, 2009, we purchased property and equipment for approximately $30.8 million and acquired the assets and businesses of additional imaging facilities for approximately $6.1 million, which is net of proceeds generated from the immediate sale of one of these acquired centers (see Note 3). We also purchased additional equity interests in joint ventures totaling $315,000.

The cash provided by financing activities was $31.8 million for the nine months ended September 30, 2010 and cash used in financing activities was $22.7 million for the nine months ended September 30, 2009. The cash provided by financing activities for the nine months ended September 30, 2010 was primarily related to the Refinancing Transactions. The cash used in financing activities was $30.2 million for the year ended December 31, 2009, compared to cash provided by financing activities of $10.6 million and $17.3 million for the years ended December 31, 2008 and 2007, respectively. The cash used in financing activities for the year ended December 31, 2009, was related to payments we made toward our term loans, capital leases and line of credit balances, as well as $4.7 million of cash payments, net of cash receipts, related to our modified cash flow hedges.

Contractual commitments

As of September 30, 2010, our future obligations for notes payable, equipment under capital leases, lines of credit, equipment and building operating leases and purchase and other contractual obligations for the next five years and thereafter include (dollars in thousands):

	2010	2011	2012	2013	2014	Thereafter	Total
Notes payable(1)	$3,625	$7,558	$4,322	$3,245	$2,850	$471,463	$493,062
Capital leases(2)	7,109	9,531	4,250	818	41	—	21,750
Operating leases(3)	19,803	36,583	32,080	26,637	20,558	83,605	219,266
Total	$30,537	$53,672	$40,652	$30,699	$23,449	$555,068	$734,077

(1)	Includes variable rate debt for which the contractual obligation was estimated using the applicable rate as of September 30, 2010.
(2)	Includes interest component of capital lease obligations.
(3)	Includes all existing options to extend lease terms that are reasonably assured to be exercised.

We have an arrangement with GE Medical Systems under which it has agreed to be responsible for the maintenance and repair of a majority of our equipment for a fee that is based upon a percentage of our revenue, subject to a minimum payment. Net revenue is reduced by the provision for bad debts, mobile PET revenue and other professional reading service revenue to obtain adjusted net revenue. On February 28, 2010, we amended and extended for approximately five years our arrangement with GE Medical Systems. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Recent Developments.”

Quantitative and qualitative disclosures about market risk

Foreign currency exchange risk

We sell our services exclusively in the United States and receive payment for our services exclusively in United States dollars. As a result, our financial results are unlikely to be affected by factors such as changes in foreign currency, exchange rates or weak economic conditions in foreign markets.

Interest rate sensitivity

A large portion of our interest expense is not sensitive to changes in the general level of interest in the United States because the majority of our indebtedness has interest rates that were fixed when we entered into the note payable or capital lease obligation. Our credit facility however, which is classified as a long-term liability on our financial statements, is interest expense sensitive to changes in the general level of interest in the United States because it is based upon an index rate plus a factor. As noted in “— Liquidity and Capital Resources” above, we have entered into interest rate swaps to fix the interest rate on approximately $270 million of our credit facility. The remaining portion of the credit facility bears interest at rates that float as market conditions change, and as such, is subject to market risk.

Critical accounting policies

Use of estimates

Our discussion and analysis of financial condition and results of operations are based on our consolidated financial statements that were prepared in accordance with U.S. generally accepted accounting principles, or GAAP. Management makes estimates and assumptions when preparing financial statements. These estimates and assumptions affect various matters, including:

•	our reported amounts of assets and liabilities in our consolidated balance sheets at the dates of the financial statements;

•	our disclosure of contingent assets and liabilities at the dates of the financial statements; and
•	our reported amounts of net revenue and expenses in our consolidated statements of operations during the reporting periods.

These estimates involve judgments with respect to numerous factors that are difficult to predict and are beyond management’s control. As a result, actual amounts could differ materially from these estimates.

The SEC defines critical accounting estimates as those that are both most important to the portrayal of a company’s financial condition and results of operations and require management’s most difficult, subjective or complex judgment, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. In Note 2 to our consolidated financial statements, we discuss our significant accounting policies, including those that do not require management to make difficult, subjective or complex judgments or estimates. The most significant areas involving management’s judgments and estimates are described below.

Revenue recognition

Our consolidated net revenue consists of net patient fee for service revenue and revenue from capitation arrangements, or capitation revenue. Net patient service revenue is recognized at the time services are provided net of contractual adjustments based on our evaluation of expected collections resulting from the analysis of current and past due accounts, past collection experience in relation to amounts billed and other relevant information. The amount of expected collection is continually adjusted as more information is received and such adjustments are recorded in current operations. Contractual adjustments result from the differences between the rates charged for services performed and reimbursements by government-sponsored healthcare programs and insurance companies for such services. Capitation revenue is recognized as revenue during the period in which we were obligated to provide services to plan enrollees under contracts with various health plans. Under these contracts, we receive a per-enrollee amount each month covering all contracted services needed by the plan enrollees.

Accounts receivable

Substantially all of our accounts receivable are due under fee-for-service contracts from third party payors, such as insurance companies and government-sponsored healthcare programs, or directly from patients. Services are generally provided pursuant to one-year contracts with healthcare providers. Receivables generally are collected within industry norms for third-party payors. We continuously monitor collections from our payors and maintain an allowance for bad debts based upon specific payor collection issues that we have identified and our historical experience.

Depreciation and amortization of long-lived assets

We depreciate our long-lived assets over their estimated economic useful lives with the exception of leasehold improvements where we use the shorter of the assets useful lives or the lease term of the facility for which these assets are associated.

Deferred tax assets

We evaluate the realizability of the net deferred tax assets and assess the valuation allowance periodically. If future taxable income or other factors are not consistent with our expectations, an adjustment to our allowance for net deferred tax assets may be required. For net deferred tax assets we consider estimates of future taxable income, including tax planning strategies in determining whether our net deferred tax assets are more likely than not to be realized.

Valuation of goodwill and long-lived assets

Goodwill at September 30, 2010 totaled $125.0 million. Goodwill is recorded as a result of business combinations. Management evaluates goodwill, at a minimum, on an annual basis and whenever events and changes in circumstances suggest that the carrying amount may not be recoverable in accordance with Statement of Financial Accounting Standards, or SFAS, No. 142, “Goodwill and Other Intangible Assets,” codified in FASB ASC Topic 350. Impairment of goodwill is tested at the reporting unit level by comparing the reporting unit’s carrying amount, including goodwill, to the fair value of the reporting unit. The fair value of a reporting unit is estimated using a combination of the income or discounted cash flows approach and the market approach, which uses comparable market data. If the carrying amount of the reporting unit exceeds its fair value, goodwill is considered impaired and a second step is performed to measure the amount of impairment loss, if any. We tested goodwill for impairment on October 1, 2009. Based on our review, we noted no impairment related to goodwill as of October 1, 2009. However, if estimates or the related assumptions change in the future, we may be required to record impairment charges to reduce the carrying amount of goodwill.

We evaluate our long-lived assets (property and equipment) and definite-lived intangibles for impairment whenever indicators of impairment exist. The accounting standards require that if the sum of the undiscounted expected future cash flows from a long-lived asset or definite-lived intangible is less than the carrying value of that asset, an asset impairment charge must be recognized. The amount of the impairment charge is calculated as the excess of the asset’s carrying value over its fair value, which generally represents the discounted future cash flows from that asset or in the case of assets we expect to sell, at fair value less costs to sell. No indicators of impairment were identified with respect to our long-lived assets as of September 30, 2010.

Derivative financial instruments

We hold derivative financial instruments for the purpose of hedging the risks of certain identifiable and anticipated transactions. In general, the types of risks hedged are those relating to the variability of cash flows caused by movements in interest rates. We document our risk management strategy and hedge effectiveness at the inception of the hedge, and, unless the instrument qualifies for the short-cut method of hedge accounting, over the term of each hedging relationship. Our use of derivative financial instruments is limited to interest rate swaps, the purpose of which is to hedge the cash flows of variable-rate indebtedness. We do not hold or issue derivative financial instruments for speculative purposes.

In accordance with ASC Topic 815, for interest rate swaps that are designated and qualify as a cash flow hedge (i.e., hedging the exposure to variability in expected future cash flows that is attributable to a particular risk), the effective portion of the gain or loss on the derivative instrument is initially reported as a component of other comprehensive income, then reclassified into earnings in the same line item associated with the forecasted transaction and in the same period or periods during which the hedged transaction affects earnings (e.g., in “interest expense” when the hedged transactions are interest cash flows associated with floating-rate debt). The remaining gain or loss on the derivative instrument in excess of the cumulative change in the present value of future cash flows of the hedged item, if any (i.e., the ineffectiveness portion), or hedge components excluded from the assessment of effectiveness, are recognized in the statement of operations during the current period.

Facility acquisitions

On January 1, 2009, we adopted the provisions of SFAS No. 141(R), Business Combinations, codified in FASB ASC Topic 805. ASC Topic 805 changed how our business acquisitions are accounted for and impacts our financial statements at the acquisition date and in subsequent periods. Pursuant to ASC Topic 805, we are required to recognize all of the assets acquired and liabilities assumed in a transaction at the acquisition-date fair value, with limited exceptions, and all transaction related costs are expensed. Subsequent changes, if any, to the acquisition-date fair value that are the result of facts and circumstances that did not exist as of the acquisition date will be recognized as part of our on-going operations. In addition, ASC Topic 805 impacts our goodwill impairment test associated with acquisitions. We applied the provisions of ASC Topic 805 to the facility acquisitions subsequent to January 1, 2009 as discussed below.

On January 3, 2011, we consummated the acquisition of Imaging On Call, LLC, a provider of teleradiology services to radiology groups, hospitals and imaging centers located in Poughkeepsie, New York, for $5.5 million cash plus an earn-out of up to an additional $2.5 million.

On December 31, 2010, we completed our acquisition of two imaging centers from Presgar Imaging and affiliated entities located in Brooklyn and Orchard Park, New York for cash consideration of $2.2 million plus the assumption of approximately $700,000 of debt. Highway Imaging in Brooklyn and Parkland Diagnostic in Orchard Park are both multimodality facilities, offering a combination of MRI, CT, PET/CT, ultrasound, mammography, bone density and x-ray.

On December 2, 2010, we consummated the acquisition of five medical imaging facilities located in Northern New Jersey and a 50% equity interest in a sixth center from Progressive Health, LLC and certain affiliates and related entities for an aggregate of $17.15 million in cash.

On October 1, 2010, we completed our acquisitions of Image Medical Corporation, the parent of eRAD, Inc., for $10.75 million in a combination of cash and promissory notes. eRAD, Inc., headquartered in Greenville, South Carolina, has been a premier provider of Picture Archiving and Communications Systems (PACS) and related workflow solutions to the radiology industry since 1999.

On September 10, 2010, we completed the acquisition of Korangy Medical Equipment, LLC in Catonsville, Maryland for approximately $605,000. We have made a preliminary purchase price allocation of the acquired assets and assumed liabilities and $605,000 of fixed assets and no goodwill was recorded with respect to this transaction.

On August 11, 2010, we completed the acquisition of three imaging centers from the New Jersey operating subsidiary of Health Diagnostics located in Edison, Old Bridge and Green Brook, New Jersey for approximately $3.5 million. Imaging modalities include MRI, CT, PET/CT, mammography, ultrasound and X-ray.

On May 1, 2010, we completed the acquisition of Touchstone Imaging of Bowie, LLC in Bowie, Maryland for approximately $595,000. We have made a preliminary purchase price allocation of the acquired assets and assumed liabilities and $595,000 of fixed assets and no goodwill was recorded with respect to this transaction.

On April 30, 2010, we also completed the acquisition of Delaware Diagnostic Services, Inc. (Limestone) in Wilmington, Delaware for approximately $87,000. We have made a preliminary purchase price allocation of the acquired assets and assumed liabilities and $87,000 of fixed assets and no goodwill was recorded with respect to this transaction.

On April 30, 2010, we acquired three multi-modality facilities from Sonix Medical Resources, Inc. through a bankruptcy proceeding in New York for approximately $2.3 million in cash. The facilities located in Brooklyn, New York, Chatham, New Jersey and Haddon Heights, New Jersey operate a combination of MRI, CT, mammography, ultrasound, fluoroscopy, X-ray and related modalities. We have made a preliminary purchase price allocation of the acquired assets and assumed liabilities and approximately $1.4 million of fixed assets and $900,000 of goodwill was recorded with respect to this transaction.

On April 1, 2010, we completed the acquisition of Truxtun Medical Group in Bakersfield, California for approximately $20.3 million in cash and the issuance of 375,000 shares of RadNet, Inc. common stock valued at approximately $1.2 million on the date of acquisition. Truxtun operates four multi-modality facilities in Bakersfield, a Metropolitan Statistical Area with a population exceeding 800,000 residents in Kern County, California. Truxtun provides a broad range of services including MRI, CT, PET/CT, mammography, nuclear medicine, fluoroscopy, ultrasound, X-ray and related procedures. We have made a preliminary purchase price allocation of the acquired assets and assumed liabilities and approximately $2.4 million of working capital, $6.3 million of fixed assets, $150,000 of other intangible assets related to covenant not to compete contracts, and $12.7 million of goodwill was recorded with respect to this transaction.

On March 15, 2010, we acquired the imaging practice of Theodore Feit, M.D., Inc. in Burbank, California for cash consideration of $350,000. We have made a purchase price allocation of the acquired assets and assumed liabilities, and approximately $350,000 of fixed assets and no goodwill was recorded with respect to this transaction.

On March 1, 2010, we completed the acquisition of Anaheim Open MRI in Anaheim, California for cash consideration of $910,000. The facility operates MRI, CT, ultrasound and X-ray, and has been rebranded as Anaheim Advanced Imaging. We have made a preliminary purchase price allocation of the acquired assets and assumed liabilities, and approximately $605,000 of fixed assets and $305,000 of goodwill was recorded with respect to this transaction.

On January 1, 2010, we completed the acquisition of Union Imaging Center in Union, New Jersey from Modern Medical Modalities Corporation for approximately $5.4 million in cash and the issuance of 75,000 shares of RadNet, Inc. common stock valued at approximately $153,000 on the date of acquisition. The center operates imaging modalities including MRI, CT, PET/CT, mammography, ultrasound, nuclear medicine and X-ray. We have made a preliminary purchase price allocation of the acquired assets and liabilities, and approximately $1.9 million of fixed assets and $3.7 million of goodwill was recorded with respect to this transaction.

On October 1, 2009, we completed the acquisition of the imaging assets of Chesapeake Urology Associates in Baltimore, Maryland for approximately $950,000. Chesapeake Urology operated CT scanners in three locations in the greater Baltimore area. We have made a purchase price allocation of the acquired assets and assumed liabilities, and approximately $650,000 of fixed assets, $275,000 of covenant not to compete contracts and $19,000 of goodwill were recorded with respect to this transaction.

On October 1, 2009, we completed the acquisition of the women’s imaging business of Ridgewood Diagnostics, a multi-modality women’s imaging practice located near Rochester, New York’s Unity Hospital for $1.1 million and 50,000 shares of our common stock valued at approximately $129,000 on the date of acquisition. In conjunction with the Ridgewood Diagnostics transaction, on October 16, 2009, we completed the acquisition of the women’s imaging business of Unity Hospital for $100,000. We consolidated the Ridgewood Diagnostics and Unity Hospital operations into one facility during 2010. We have made a purchase price allocation of the acquired assets and assumed liabilities, and approximately $92,000 of fixed assets, $150,000 of covenant not to compete contracts and $1.1 million of goodwill were recorded with respect to these transactions.

On June 12, 2009, we acquired the assets and business of nine imaging centers located in New Jersey from a single owner for approximately $2.1 million. At the time of the acquisition, we immediately sold the assets and business of one of those nine centers to an unrelated third party for approximately $650,000. We have made a purchase price allocation of the acquired assets and assumed liabilities associated with the remaining eight centers at their respective fair values.

In accordance with accounting standards, any excess of fair value of acquired net assets over the acquisition consideration results in a gain on bargain purchase. Prior to recording a gain, the acquiring entity must reassess whether all acquired assets and assumed liabilities have been identified and recognized and perform re-measurements to verify that the consideration paid, assets acquired, and liabilities assumed have been properly valued. The Company underwent such a reassessment, and as a result, has recorded a gain on bargain purchase of approximately $1.4 million.

We believe that the gain on bargain purchase resulted from various factors that impacted the sale of those New Jersey assets. The seller was performing a full liquidation of its assets for the benefit of its creditors. Upon liquidation of all of its assets, the seller intended to close its business. The New Jersey assets were the only remaining assets to be sold before a full wind-down of the seller’s business could be completed. We believe that the seller was willing to accept a bargain purchase price from us in return for our ability to act more quickly and with greater certainty than any other prospective acquirer. The decline in the credit markets made it difficult for other acquirers who relied upon third party financing to complete the transaction. The relatively small size of the transaction for us, the lack of required third-party financing and our expertise in completing similar transactions in the past gave the seller confidence that we could complete the transaction expeditiously and without difficulty.

In our purchase price allocation we recorded approximately $3.1 million of land and fixed assets, $250,000 of intangible assets and $121,000 of other current assets.

On March 31, 2009, we acquired the assets and business of Inter-County Imaging in Yonkers, New York for approximately $553,000. We have made a purchase price allocation of the acquired assets and assumed liabilities, and approximately $500,000 of fixed assets and no goodwill was recorded with respect to this transaction.

On March 27, 2009, we acquired the assets and business of Elite Diagnostic Imaging, LLC in Victorville, California for approximately $1.3 million. We have made a purchase price allocation of the acquired assets and assumed liabilities, and approximately $1.2 million of fixed assets and $100,000 of goodwill was recorded with respect to this transaction.

On October 31, 2008, we acquired the assets and business of Middletown Imaging in Middletown, Delaware for $210,000 in cash and the assumption of capital lease debt of $1.2 million. We allocated the purchase price to the acquired assets and assumed liabilities. Approximately $530,000 of goodwill was recorded with respect to this transaction.

On August 15, 2008, we acquired the women’s imaging practice of Parvis Gamagami, M.D., Inc. in Van Nuys, California for $600,000. Upon acquisition, we relocated the practice to a nearby center we recently acquired from InSight Health in Encino, CA. We rebranded the InSight center as the Encino Breast Care Center, and focused it on Digital Mammography, Ultrasound, MRI and other modalities pertaining to women’s health. We have allocated the full purchase price of $600,000 to goodwill.

On July 23, 2008, we acquired the assets and business of NeuroSciences Imaging Center in Newark, Delaware for $4.5 million in cash. The center, which performs MRI, CT, Bone Density, X-ray, Fluoroscopy and other specialized procedures, is located in a highly specialized medical complex called the Neuroscience and Surgery Institute of Delaware. The acquisition complements our recent purchase of the Papastavros Associates Imaging centers completed in March, 2008. We made a purchase price allocation of the acquired assets and assumed liabilities, and approximately $2.6 million of goodwill was recorded with respect to this transaction.

On June 18, 2008, we acquired the assets and business of Ellicott Open MRI for the assumption of approximately $181,000 of capital lease debt.

On June 2, 2008, we acquired the assets and business of Simi Valley Advanced Medical, a Southern California based multi-modality imaging center, for the assumption of capital lease debt of $1.7 million. We allocated the purchase price to the acquired assets and assumed liabilities, and approximately $313,000 of goodwill was recorded with respect to this transaction.

On April 15, 2008, we acquired the net assets of five Los Angeles area imaging centers from InSight Health Corp. We completed the purchase of a sixth center in Van Nuys, California from Insight Health Corp. on June 2, 2008. The total purchase price for the six centers was $8.5 million in cash. The centers provide a combination of imaging modalities, including MRI, CT, X-ray, Ultrasound and Mammography. We allocated the purchase price to the acquired assets and assumed liabilities, and approximately $5.6 million of goodwill was recorded with respect to this transaction.

On April 1, 2008, we acquired the net assets and business of BreastLink Medical Group, Inc., a prominent Southern California breast medical oncology business and a leading breast surgery business, for the assumption of approximately $4.0 million of accrued liabilities and capital lease obligations. We allocated the purchase price to the acquired assets and assumed liabilities, and approximately $2.1 million of goodwill was recorded with respect to this transaction.

On March 12, 2008, we acquired the net assets and business of Papastavros Associates Medical Imaging for $9.0 million in cash and the assumption of capital leases of $337,000. Founded in 1958, Papastavros Associates Medical Imaging is one of the largest and most established outpatient imaging practices in Delaware. The 12 Papastavros centers offer a combination of MRI, CT, PET, nuclear medicine, mammography, bone densitometry, fluoroscopy, ultrasound and X-ray. We allocated the purchase price to the acquired assets and assumed liabilities, and approximately $3.6 million of goodwill, and $1.2 million for covenants not to compete, were recorded with respect to this transaction.

On February 1, 2008, we acquired the net assets and business of The Rolling Oaks Imaging Group, located in Westlake and Thousand Oaks, California, for $6.0 million in cash and the assumption of capital leases of $2.7 million. The practice consists of two centers, one of which is a dedicated women’s center. The centers are multimodality and include a combination of MRI, CT, PET/CT, mammography, ultrasound and X-ray. The centers are positioned in the community as high-end, high-quality imaging facilities that employ state-of-the-art technology, including 3 Tesla MRI and 64 slice CT units. The facilities have been fixtures in the Westlake/Thousand Oaks market since 2003. We allocated the purchase price to the acquired assets and assumed liabilities, and approximately $5.6 million of goodwill was recorded with respect to this transaction.

On October 9, 2007, we acquired the assets and business of Liberty Pacific Imaging located in Encino, California for $2.8 million in cash. The center operates a successful MRI practice utilizing a 3T MRI unit, the strongest magnet strength commercially available at this time. The center was founded in 2003. The acquisition allows us to consolidate a portion of our Encino/Tarzana MRI volume onto the existing Liberty Pacific scanner. This consolidation allows us to move our existing 3T MRI unit in that market to our Squadron facility in Rockland County, New York. Approximately $1.1 million of goodwill was recorded with respect to this transaction. Also, $200,000 was recorded for the fair value of a covenant not to compete contract.

In September 2007, we acquired the assets and business of three facilities comprising Valley Imaging Center, Inc. located in Victorville, California for $3.3 million in cash plus the assumption of approximately $866,000 of debt. The acquired centers offer a combination of MRI, CT, X-ray, Mammography, Fluoroscopy and Ultrasound. The physician who provided the interpretive radiology services to these three locations joined BRMG. The leased facilities associated with these centers includes a total monthly rental of approximately $18,000. Approximately $3.0 million of goodwill was recorded with respect to this transaction. Also, $150,000 was recorded for the fair value of a covenant not to compete contract.

In September 2007, we acquired the assets and business of Walnut Creek Open MRI located in Walnut Creek, California for $225,000. The center provides MRI services. The leased facility associated with this center includes a monthly rental of approximately $6,800 per month. Approximately $50,000 of goodwill was recorded with respect to this transaction.

In July 2007, we acquired the assets and business of Borg Imaging Group located in Rochester, New York for $11.6 million in cash plus the assumption of approximately $2.4 million of debt. Borg was the owner and operator of six imaging centers, five of which are multimodality, offering a combination of MRI, CT, X-ray, Mammography, Fluoroscopy and Ultrasound. After combining the Borg centers with RadNet’s existing centers in Rochester, New York, RadNet has a total of 11 imaging centers in Rochester. The leased facilities associated with these centers include a total monthly rental of approximately $71,000 per month. Approximately $8.9 million of goodwill was recorded with respect to this transaction. Also, $1.4 million was recorded for the fair value of covenant not to compete contracts.

In March 2007, we acquired the assets and business of Rockville Open MRI, located in Rockville, Maryland, for $540,000 in cash and the assumption of a capital lease of $1.1 million. The center provides MRI services. The center is 3,500 square feet with a monthly rental of approximately $8,400 per month. Approximately $365,000 of goodwill was recorded with respect to this transaction.

On November 15, 2006, we completed the acquisition of Radiologix, Inc. Radiologix, a Delaware corporation, then employing approximately 2,200 people through its subsidiaries, was a national provider of diagnostic imaging services through the ownership and operation of freestanding, outpatient diagnostic imaging centers. Radiologix owned, operated and maintained equipment in 69 locations, with imaging centers in seven states, including primary operations in the Mid-Atlantic; the Bay Area, California; the Treasure Coast area, Florida; Northeast, Kansas; and the Finger Lakes (Rochester) and Hudson Valley areas of New York State.

Recent accounting standards

In December 2007, the FASB issued SFAS No. 141(R), Business Combinations (SFAS 141(R)), which replaces SFAS No. 141. SFAS 141(R) (codified in FASB ASC Topic 805, Business Combinations) introduces significant changes in the accounting for and reporting of business acquisitions. ASC Topic 805 changes how business acquisitions are accounted for and will impact financial statements at the acquisition date and in subsequent periods. Pursuant to ASC Topic 805, an acquiring entity is required to recognize all of the assets acquired and liabilities assumed in a transaction at the acquisition-date fair value, with limited exceptions, and all transaction related costs are expensed. Subsequent changes, if any, to the acquisition-date fair value that are the result of facts and circumstances that did not exist as of the acquisition date will be recognized as part of on-going operations. In addition, ASC Topic 805 will have an impact on the goodwill impairment test associated with acquisitions. The provisions of ASC Topic 805 are effective for business combinations for which the acquisition date is on or after January 1, 2009. The Company applied the provisions of ASC Topic 805 to the facility acquisitions subsequent to January 1, 2009 as discussed in Note 3.

SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51, codified in FASB ASC Topic 810, is designed to improve the relevance, comparability, and transparency of financial information provided to investors by requiring all entities to report minority interests in subsidiaries in the same way as equity in the consolidated financial statements. Moreover, ASC Topic 810 eliminates the diversity that accounting for transactions between an entity and minority interests by requiring they be treated as equity transactions. The Company adopted the provisions of ASC Topic 810 on January 1, 2009. Such provisions are applied prospectively except for the presentation and disclosure requirements which have been applied retrospectively for all periods presented. Accordingly, we have reclassified minority interests as a component of equity deficit and renamed this item “Non-controlling interests” on our consolidated balance sheets at December 31, 2009 and 2008. Additionally, our net loss for the years ended December 31, 2009, 2008 and 2007 have been allocated between RadNet, Inc.’s common stockholders and noncontrolling interests.

In May 2009, the FASB issued Statement No. 165, “Subsequent Events,” codified in FASB ASC Topic 855, which establishes general standards of accounting for, and requires disclosure of, events that occur after the balance sheet date but before financial statements are issued or are available to be issued. The Company adopted the provisions of ASC Topic 855 for the quarter ended September 30, 2009. The adoption of these provisions did not have a material effect on the Company’s consolidated financial statements.

In September 2009, the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC” or “Codification”) became the authoritative source of accounting principles accepted in the United States (“GAAP”) recognized by the FASB. All existing FASB accounting standards and guidance were superseded by the ASC. Instead of issuing new accounting standards in the form of statements, FASB staff positions and Emerging Issues Task Force abstracts, the FASB now issues Accounting Standards Updates that update the Codification. Rules and interpretive releases of the SEC under authority of federal securities laws continue to be additional sources of authoritative GAAP for SEC registrants.

In December 2009, the FASB issued ASU 2009-17, Consolidations (Topic 810) – Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities. ASU 2009-17 changes how a reporting entity determines when an entity that is insufficiently capitalized or is not controller through voting (or similar rights) should be consolidated. ASU 2009-17 also requires a reporting entity to provide additional disclosures about its involvement with variable interest entities and any significant changes in risk exposure due to that involvement. ASU 2009-17 is effective at the start of a reporting entity’s first fiscal year beginning after November 15, 2009, or January 1, 2010, for a calendar year entity. Early adoption is not permitted. The adoption of ASU 2009-17 did not have a material impact on our financial position, results of operations or cash flows.

In January 2010, the FASB issued authoritative guidance intended to improve disclosures about fair value measurements. The guidance requires entities to disclose significant transfers in and out of fair value hierarchy levels and the reasons for the transfers. Additionally, the guidance clarifies that a reporting entity should provide fair value measurements for each class of assets and liabilities and disclose the inputs and valuation techniques used for fair value measurements using significant other observable inputs (Level 2) and significant unobservable inputs (Level 3). We maintain interest rate swaps which are required to be recorded at fair value on a recurring basis.

In February 2010, the FASB issued authoritative guidance on subsequent events. The guidance requires an SEC filer to evaluate subsequent events through the date the financial statements are issued but no longer requires an SEC filer to disclose the date through which the subsequent event evaluation occurred. The guidance became effective for the Company upon issuance and had no impact on the Company’s results of operations or financial position.

BUSINESS

Business overview

With 192 centers, as of September 30, 2010, located in California, Delaware, Maryland, New Jersey, Florida, Kansas and New York, we are the leading national provider of freestanding, fixed-site outpatient diagnostic imaging services in the United States based on number of locations and annual imaging revenue. Our centers provide physicians with imaging capabilities to facilitate the diagnosis and treatment of diseases and disorders and may reduce unnecessary invasive procedures, often minimizing the cost and amount of care for patients. Our services include magnetic resonance imaging (MRI), computed tomography (CT), positron emission tomography (PET), nuclear medicine, mammography, ultrasound, diagnostic radiology (X-ray), fluoroscopy and other related procedures. The vast majority of our centers offer multi-modality imaging services, a key point of differentiation from our competitors. Our multi-modality strategy diversifies revenue streams, reduces exposure to reimbursement changes and provides patients and referring physicians one location to serve the needs of multiple procedures.

We seek to develop leading positions in regional markets in order to leverage operational efficiencies. Our scale and density within selected geographies provides close, long-term relationships with key payors, radiology groups and referring physicians. Each of our facility managers is responsible for managing relationships with local physicians and payors, meeting our standards of patient service and maintaining profitability. We provide corporate training programs, standardized policies and procedures and sharing of best practices among the physicians in our regional networks.

We derive substantially all of our revenue, directly or indirectly, from fees charged for the diagnostic imaging services performed at our facilities. For the year ended December 31, 2009, we performed 3,174,006 diagnostic imaging procedures and generated net revenue from continuing operations of $524.4 million. Additional information concerning RadNet, Inc., including our consolidated subsidiaries, for each of the years ended December 31, 2009, December 31, 2008 and December 31, 2007 is included in the consolidated financial statements and notes thereto in this prospectus.

History of our business

RadNet, Inc. was originally incorporated in the State of New York in 1985 and we have been continuously engaged in the medical imaging business since that time.

On November 15, 2006, we completed the acquisition of Radiologix, Inc. Radiologix, a Delaware corporation, then employing approximately 2,200 people, through its subsidiaries, was a national provider of diagnostic imaging services through the ownership and operation of freestanding, outpatient diagnostic imaging centers. Radiologix owned, operated and maintained equipment in 69 locations, with imaging centers in seven states, including primary operations in the Mid-Atlantic; the Bay-Area, California; the Treasure Coast area, Florida; Northeast Kansas; and the Finger Lakes (Rochester) and Hudson Valley areas of New York State. Under the terms of the acquisition agreement, Radiologix stockholders received aggregate consideration of 11,310,950 shares (after giving effect to the one-for-two reverse stock split effected in November 2006) of our common stock and $42,950,000 in cash. We financed the transaction and refinanced substantially all of our outstanding debt with a $405 million senior secured credit facility with GE Commercial Healthcare Financial Services.

Since that time we have continued to develop our medical imaging business through a combination of organic growth and acquisitions. For a discussion of acquisitions and dispositions of facilities, see “Management’s Discussion and Analysis and Results of Operations — Facility Acquisitions.”

On September 3, 2008, RadNet, Inc. reincorporated from New York into Delaware and has operated as a Delaware corporation since that time. Radnet Management, Inc. is incorporated in California.

Recent developments

On October 1, 2010, we completed our acquisition of Image Medical Corporation, the parent of eRAD, for $10.75 million in a combination of cash and promissory notes. eRAD, headquartered in Greenville, South Carolina, has been a premier provider of Picture Archiving and Communications Systems, or PACS, and related workflow solutions to the radiology industry since 1999. Over 250 hospitals, teleradiology businesses, imaging centers and specialty physician groups use eRAD’s technology to distribute, visualize, store and retrieve digital images taken from all diagnostic imaging modalities. According to Frost & Sullivan, the current radiology PACS market in the U.S. is estimated to be $1.01 billion in 2010 with a projected annual growth rate of 5.9% between 2010 and 2015. eRAD has approximately 30 employees, including a Research and Development team of 11 software engineers in Budapest, Hungary.

In addition, this newly formed technology division has assembled an industry leading team of software developers, based out of Prince Edward Island, Canada, to create radiology workflow solutions. All members of this Canadian based team have significant software development expertise in radiology, and together with eRAD, will create fully integrated solutions to manage all aspects of RadNet’s internal information needs. eRAD and the newly hired software development team form a Radiology Information Technology division of RadNet.

On December 2, 2010, we consummated the acquisition of five medical imaging facilities located in Northern New Jersey and a 50% equity interest in a sixth center from Progressive and certain affiliates and related entities for an aggregate of $17.15 million in cash.

On December 31, 2010, we completed our acquisition of two imaging centers from Presgar Imaging and affiliated entities located in Brooklyn and Orchard Park, New York for cash consideration of $2.2 million plus the assumption of approximately $700,000 of debt. Highway Imaging in Brooklyn and Parkland Diagnostic in Orchard Park are both multimodality facilities, offering a combination of MRI, CT, PET/CT, ultrasound, mammography, bone density and x-ray.

On January 3, 2011, we consummated the acquisition of Imaging On Call, LLC, a provider of teleradiology services to radiology groups, hospitals and imaging centers located in Poughkeepsie, New York, for $5.5 million cash plus an earn-out of up to an additional $2.5 million.

Company website

We maintain a website at www.radnet.com. We make available, free of charge, on our website our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to those reports as soon as is reasonably practicable after the material is electronically filed with the SEC. References to our website addressed in this report are provided as a convenience and do not constitute, or should not be viewed as, an incorporation by reference of the information contained on, or available through, the website. Therefore, such information should not be considered part of this report.

Industry overview

Diagnostic imaging involves the use of non-invasive procedures to generate representations of internal anatomy and function that can be recorded on film or digitized for display on a video monitor. Diagnostic imaging procedures facilitate the early diagnosis and treatment of diseases and disorders and may reduce unnecessary invasive procedures, often minimizing the cost and amount of care for patients. Diagnostic imaging procedures include MRI, CT, PET, nuclear medicine, ultrasound, mammography, X-ray and fluoroscopy. We estimate that the national imaging market in the United States is $100 billion annually, with projected mid-single digit growth for MRI, CT and PET/CT driven by the aging of the U.S. population, wider physician and payor acceptance for imaging technologies, and greater consumer and physician awareness of diagnostic screening capabilities.

While general X-ray remains the most commonly performed diagnostic imaging procedure, the fastest growing and higher margin procedures are MRI, CT and PET. The rapid growth in PET scans is attributable to the increasing recognition of the efficacy of PET scans in the diagnosis and monitoring of cancer. The number of MRI and CT scans continues to grow due to their wider acceptance by physicians and payors, an increasing number of applications for their use and a general increase in demand due to the aging population in the United States.

Industry trends

We believe the diagnostic imaging services industry will continue to grow as a result of a number of factors, including the following:

Escalating demand for healthcare services from an aging population

Persons over the age of 65 comprise one of the fastest growing segments of the population in the United States. According to the United States Census Bureau, this group is expected to increase as much as 33% from 2010 to 2020. Because diagnostic imaging use tends to increase as a person ages, we believe the aging population will generate more demand for diagnostic imaging procedures.

New effective applications for diagnostic imaging technology

New technological developments are expected to extend the clinical uses of diagnostic imaging technology and increase the number of scans performed. Recent technological advancements include:

•	MRI spectroscopy, which can differentiate malignant from benign lesions;
•	MRI angiography, which can produce three-dimensional images of body parts and assess the status of blood vessels;
•	enhancements in teleradiology systems, which permit the digital transmission of radiological images from one location to another for interpretation by radiologists at remote locations; and
•	the development of combined PET/CT scanners, which combine the technology from PET and CT to create a powerful diagnostic imaging system.

Additional improvements in imaging technologies, contrast agents and scan capabilities are leading to new non-invasive methods of diagnosing blockages in the heart’s vital coronary arteries, liver metastases, pelvic diseases and vascular abnormalities without exploratory surgery. We believe that the use of the diagnostic capabilities of MRI and other imaging services will continue to increase because they are cost-effective, time-efficient and non-invasive, as compared to alternative procedures, including surgery, and that newer technologies and future technological advancements will further increase the use of imaging services. At the same time, the industry has increasingly used upgrades to existing equipment to expand applications, extend the useful life of existing equipment, improve image quality, reduce image acquisition time and increase the volume of scans that can be performed. We believe this trend toward equipment upgrades rather than equipment replacements will continue, as we do not foresee new imaging technologies on the near-term horizon that will displace MRI, CT or PET as the principal advanced diagnostic imaging modalities.

Wider physician and payor acceptance of the use of imaging

During the last 30 years, there has been a major effort undertaken by the medical and scientific communities to develop higher quality, cost-effective diagnostic imaging technologies and to minimize the risks associated with the application of these technologies. The thrust of product development during this period has largely been to reduce the hazards associated with conventional X-ray and nuclear medicine techniques and to develop new, harmless imaging technologies. As a result, the use of advanced diagnostic imaging modalities, such as MRI, CT and PET, which provide superior image quality compared to other diagnostic imaging technologies, has increased rapidly in recent years. These advanced modalities allow physicians to diagnose a wide variety of diseases and injuries quickly and accurately without exploratory surgery or other surgical or invasive procedures, which are usually more expensive, involve greater risk to patients and result in longer rehabilitation time. Because advanced imaging systems are increasingly seen as a tool for reducing long-term healthcare costs, they are gaining wider acceptance among payors.

Greater consumer awareness of and demand for preventive diagnostic screening

Diagnostic imaging, such as elective full-body scans, is increasingly being used as a screening tool for preventive care procedures. Consumer awareness of diagnostic imaging as a less invasive and preventive screening method has added to the growth in diagnostic imaging procedures. We believe that further technological advancements allowing for early diagnosis of diseases and disorders using less invasive procedures will create additional demand for diagnostic imaging.

Diagnostic imaging settings

Diagnostic imaging services are typically provided in one of the following settings:

Fixed-site, freestanding outpatient diagnostic facilities

These facilities range from single-modality to multi-modality facilities and are generally not owned by hospitals or clinics. These facilities depend upon physician referrals for their patients and generally do not maintain dedicated, contractual relationships with hospitals or clinics. In fact, these facilities may compete with hospitals or clinics that have their own imaging systems to provide services to these patients. These facilities bill third-party payors, such as managed care organizations, insurance companies, Medicare or Medicaid. All of our facilities are in this category.

Hospitals

Many hospitals provide both inpatient and outpatient diagnostic imaging services, typically on site. These inpatient and outpatient centers are owned and operated by the hospital or clinic, or jointly by both, and are primarily used by patients of the hospital or clinic. The hospital or clinic bills third-party payors, such as managed care organizations, insurance companies, Medicare or Medicaid.

While many hospitals own or lease their own equipment, certain hospitals provide these services by contracting with providers of mobile imaging equipment. Using specially designed trailers, mobile imaging service providers transport imaging equipment and provide services to hospitals and clinics on a part-time or full-time basis, thus allowing small to mid-size hospitals and clinics that do not have the patient demand to justify fixed on-site access to advanced diagnostic imaging technology. Diagnostic imaging providers contract directly with the hospital or clinic and are typically reimbursed directly by them.

Diagnostic imaging modalities

The principal diagnostic imaging modalities we use at our facilities are:

MRI

MRI has become widely accepted as the standard diagnostic tool for a wide and fast-growing variety of clinical applications for soft tissue anatomy, such as those found in the brain, spinal cord and interior ligaments of body joints such as the knee. MRI uses a strong magnetic field in conjunction with low energy electromagnetic waves that are processed by a computer to produce high-resolution, three-dimensional, cross-sectional images of body tissue, including the brain, spine, abdomen, heart and extremities. A typical MRI examination takes from 20 to 45 minutes. MRI systems can have either open or closed designs, routinely have magnetic field strength of 0.2 Tesla to 3.0 Tesla and are priced in the range of $0.6 million to $2.5 million. As of September 30, 2010, we had 147 MRI systems in operation.

CT

CT provides higher resolution images than conventional X-rays, but generally not as well defined as those produced by MRI. CT uses a computer to direct the movement of an X-ray tube to produce multiple cross-sectional images of a particular organ or area of the body. CT is used to detect tumors and other conditions affecting bones and internal organs. It is also used to detect the occurrence of strokes, hemorrhages and infections. A typical CT examination takes from 15 to 45 minutes. CT systems are priced in the range of $0.3 million to $1.2 million. As of September 30, 2010, we had 82 CT systems in operation.

PET

PET scanning involves the administration of a radiopharmaceutical agent with a positron-emitting isotope and the measurement of the distribution of that isotope to create images for diagnostic purposes. PET scans provide the capability to determine how metabolic activity impacts other aspects of physiology in the disease process by correlating the reading for the PET with other tools such as CT or MRI. PET technology has been found highly effective and appropriate in certain clinical circumstances for the detection and assessment of tumors throughout the body, the evaluation of some cardiac conditions and the assessment of epilepsy seizure sites. The information provided by PET technology often obviates the need to perform further highly invasive or diagnostic surgical procedures. PET systems are priced in the range of $0.8 million to $2.5 million. In addition, we employ combined PET/CT systems that blend the PET and CT imaging modalities into one scanner. These combined systems are priced in the range of $1.1 million to $2.8 million. As of September 30, 2010, we had 34 PET or combination PET/CT systems in operation.

Nuclear medicine

Nuclear medicine uses short-lived radioactive isotopes that release small amounts of radiation that can be recorded by a gamma camera and processed by a computer to produce an image of various anatomical structures or to assess the function of various organs such as the heart, kidneys, thyroid and bones. Nuclear medicine is used primarily to study anatomic and metabolic functions. Nuclear medicine systems are priced in the range of $300,000 to $400,000. As of September 30, 2010, we had 41 nuclear medicine systems in operation.

X-ray

X-rays use roentgen rays to penetrate the body and record images of organs and structures on film. Digital X-ray systems add computer image processing capability to traditional X-ray images, which provides faster transmission of images with a higher resolution and the capability to store images more cost-effectively. X-ray systems are priced in the range of $95,000 to $440,000. As of September 30, 2010, we had 158 X-ray systems in operation.

Ultrasound

Ultrasound imaging uses sound waves and their echoes to visualize and locate internal organs. It is particularly useful in viewing soft tissues that do not X-ray well. Ultrasound is used in pregnancy to avoid X-ray exposure as well as in gynecological, urologic, vascular, cardiac and breast applications. Ultrasound systems are priced in the range of $90,000 to $250,000. As of September 30, 2010, we had 276 ultrasound systems in operation.

Mammography

Mammography is a specialized form of radiology using low dosage X-rays to visualize breast tissue and is the primary screening tool for breast cancer. Mammography procedures and related services assist in the diagnosis of and treatment planning for breast cancer. Analog mammography systems are priced in the range of $70,000 to $100,000, and digital mammography systems are priced in the range of $250,000 to $400,000. As of September 30, 2010, we had 135 mammography systems in operation, 124 of which are digital mammography systems.

Fluoroscopy

Fluoroscopy uses ionizing radiation combined with a video viewing system for real time monitoring of organs. Fluoroscopy systems are priced in the range of $100,000 to $400,000. As of September 30, 2010, we had 98 fluoroscopy systems in operation.

Our competitive strengths

Our position as the largest provider of freestanding, fixed-site outpatient diagnostic imaging services in the United States, based on number of centers and revenue

As of September 30, 2010, we operated 192 centers in California, Delaware, Maryland, New Jersey, Florida, Kansas and New York. Our size and scale allow us to achieve operating, sourcing and administrative efficiencies, including equipment and medical supply sourcing savings and favorable maintenance contracts from equipment manufacturers and other suppliers. Our specific knowledge of our geographic markets drives strong relationships with key payors, radiology groups and referring physicians within our markets.

Our comprehensive “multi-modality” diagnostic imaging offering

The vast majority of our centers offer multi-modality procedures, driving strong relationships with referring physicians and payors in our markets and a diversified revenue base. At each of our multi-modality facilities, we offer patients and referring physicians one location to serve their needs for multiple procedures. Furthermore, we have complemented many of our multi-modality sites with single-modality sites to accommodate overflow and to provide a full range of services within a local area consistent with demand. This prevents multiple patient visits or unnecessary travel between facilities, thereby increasing patient throughput and decreasing costs and time delays. Our revenue is generated by a broad mix of modalities. We believe our multi-modality strategy lessens our exposure to reimbursement changes in any specific modality.

2009 Net Revenue by Modality

2009 Scan Volume by Modality

Our facility density in many highly populated areas of the United States

The strategic organization of our diagnostic imaging facilities into regional networks concentrated in major population centers in seven states offers unique benefits to our patients, our referring physicians, our payors and us. We are able to increase the convenience of our services to patients by implementing scheduling systems within geographic regions, where practical. For example, many of our diagnostic imaging facilities within a particular region can access the patient appointment calendars of other facilities within the same regional network to efficiently allocate time available and to meet a patient’s appointment, date, time or location preferences. The grouping of our facilities within regional networks enables us to easily move technologists and other personnel, as well as equipment, from under-utilized to over-utilized facilities on an as-needed basis, and drive referrals. Our organization of referral networks results in increased patient throughput, greater operating efficiencies, better equipment utilization rates and improved response time for our patients. We believe our networks of facilities and tailored service offerings for geographic areas drives local physician referrals, makes us an attractive candidate for selection as a preferred provider by third-party payors, creates economies of scale and provides barriers to entry by competitors in our markets.

Our strong relationships with payors and diversified payor mix

Our revenue is derived from a diverse mix of payors, including private payors, managed care capitated payors and government payors, which should mitigate our exposure to possible unfavorable reimbursement trends within any one payor class. In addition, our experience with capitation arrangements over the last several years has provided us with the expertise to manage utilization and pricing effectively, resulting in a predictable and recurring stream of revenue. We believe that third-party payors representing large groups of patients often prefer to enter into managed care contracts with providers that offer a broad array of diagnostic imaging services at convenient locations throughout a geographic area. During the year ended December 31, 2009, we received approximately 56% of our payments from commercial insurance payors, 15% from managed care capitated payors, 20% from Medicare and 3% from Medicaid. With the exception of Blue Cross/Blue Shield, which are managed by different entities in each of the states in which we operate, and Medicare, no single payor accounted for more than 5% of our net revenue for the twelve months ended December 31, 2009.

2009 Payor Mix

Our strong relationships with experienced and highly regarded radiologists

Our contracted radiologists have outstanding credentials, strong relationships with referring physicians and a broad mix of sub-specialties. The collective experience and expertise of these radiologists translates into more accurate and efficient service to patients. Our close relationship with Dr. Berger, our President and Chief Executive Officer, and BRMG in California and our long-term arrangements with radiologists outside of California enable us to better ensure that medical service provided at our facilities is consistent with the needs and expectations of our referring physicians, patients and payors.

Our experienced and committed management team

Our senior management group has more than 100 years of combined healthcare management experience. Our executive management team has created our differentiated approach based on their comprehensive understanding of the diagnostic imaging industry and the dynamics of our regional markets. We have a track record of successful acquisitions and integration of acquired businesses into RadNet, and have managed the business through a variety of economic and reimbursement cycles. As of September 30, 2010, our management (other than non-employee directors) beneficially owned approximately 30.9% of our common stock.

Our technologically advanced imaging systems

We have invested significant capital in our imaging systems over the last three years. Our state-of-the-art imaging systems can perform high quality scans more rapidly and can be used for a wider variety of imaging applications than less advanced systems. While general X-ray remains the most commonly performed diagnostic imaging procedure, the fastest growing and higher margin procedures are MRI, CT and PET. Because technological change in diagnostic imaging is gradual, most of our systems can be upgraded with software or hardware enhancements, which should allow us to continue to provide advanced technology without significant capital expenditure to replace an entire system. In recent years, we have made significant investments in upgrading our facilities to 100% digital imaging technology, inclusive of X-ray and mammography, and believe our advanced imaging systems will drive increased applications and higher patient throughput.

Business strategy

Maximize performance at our existing facilities

We intend to enhance our operations and increase scan volume and revenue at our existing facilities by expanding physician relationships and increasing the range of procedures available.

Focus on profitable contracting

We regularly evaluate our contracts with third-party payors, industry vendors and radiology groups, as well as our equipment and real property leases, to determine how we may improve the terms to increase our revenues and reduce our expenses. Because many of our contracts with third party payors are short-term in nature, we can regularly renegotiate these contracts, if necessary. We believe our position as a leading provider of diagnostic imaging services and our long-term relationships with physician groups in our markets enable us to obtain more favorable contract terms than would be available to smaller or less experienced imaging services providers.

Expand MRI, CT and PET Applications

We intend to continue to use expanding MRI, CT and PET applications as they become commercially available. Most of these applications can be performed by our existing MRI, CT and PET systems with upgrades to software and hardware, thereby minimizing capital expenditure requirements. We intend to introduce applications that will decrease scan and image-reading time and increase our productivity.

Optimize operating efficiencies

We intend to maximize our equipment utilization by adding, upgrading and re-deploying equipment where we experience excess demand. We will continue to trim excess operating and general and administrative costs where it is feasible to do so, including consolidating, divesting or closing under-performing facilities to reduce operating costs and improve operating income. We may also continue to use, where appropriate, highly trained radiology physician assistants to perform, under appropriate supervision of radiologists, basic services traditionally performed by radiologists. We will continue to upgrade our advanced information technology system to create cost reductions for our facilities in areas such as image storage, support personnel and financial management.

Expand our networks

We intend to continue to expand the number of our facilities through new developments and targeted acquisitions, using a disciplined approach for evaluating and entering new areas, including consideration of whether we have adequate financial resources to expand. Our current plans are to strengthen our market presence in geographic areas where we currently have existing operations and to expand into neighboring and other areas which we determine to be appropriate. We perform extensive due diligence before developing a new facility or acquiring an existing facility, including surveying local referral sources and radiologists, as well as examining the demographics, reimbursement environment, competitive landscape and intrinsic demand of the geographic market. We generally will only enter new markets where:

•	there is sufficient patient demand for outpatient diagnostic imaging services;
•	we believe we can gain significant market share;
•	we can build key referral relationships or we have already established such relationships; and
•	payors are receptive to our entry into the market.

Our services

We offer a comprehensive set of imaging services including MRI, CT, PET, nuclear medicine, X-ray, ultrasound, mammography, fluoroscopy and other related procedures. We focus on providing standardized high quality imaging services, regardless of location, to ensure patients, physicians and payors consistency in service and quality. To ensure the high quality of our services, we monitor patient satisfaction, timeliness of services to patients and reports to physicians. We believe our fees are generally lower than hospital fees for the services we provide.

The key features of our services include:

•	patient-friendly, non-clinical environments;
•	a 24-hour turnaround on routine examinations;
•	interpretations within one to two hours, if needed;

•	flexible patient scheduling, including same-day appointments;
•	extended operating hours, including weekends;
•	reports delivered by courier, facsimile or email;
•	availability of second opinions and consultations;
•	availability of sub-specialty interpretations at no additional charge; and
•	standardized fee schedules by region.

Radiology professionals

In the states in which we provide services (except Florida), a lay person or any entity other than a professional corporation or similar professional organization is not allowed to practice medicine, including by employing professional persons or by having any ownership interest or profit participation in or control over any medical professional practice. This doctrine is commonly referred to as the prohibition on the “corporate practice” of medicine. In order to comply with this prohibition, we contract with radiologists to provide professional medical services in our facilities, including the supervision and interpretation of diagnostic imaging procedures. The radiology practice maintains full control over the physicians it employs. Pursuant to each management contract, we make available the imaging facility and all of the furniture and medical equipment at the facility for use by the radiology practice, and the practice is responsible for staffing the facility with qualified professional medical personnel. In addition, we provide management services and administration of the non-medical functions relating to the professional medical practice at the facility, including among other functions, provision of clerical and administrative personnel, bookkeeping and accounting services, billing and collection, provision of medical and office supplies, secretarial, reception and transcription services, maintenance of medical records, and advertising, marketing and promotional activities. As compensation for the services furnished under contracts with radiologists, we generally receive an agreed percentage of the medical practice billings for, or collections from, services provided at the facility, typically varying between 75% to 85% of global net revenue or collections after deduction of the professional fees.

At all but 10 of our California facilities we contract, directly or through BRMG, with other radiology groups to provide professional medical services. At our imaging facilities we charge a fee for our services as manager of the entity which owns the center.

Many states have also enacted laws prohibiting a licensed professional from splitting fees derived from the practice of medicine with an unlicensed person or business entity. We do not believe that the management, administrative, technical and other non-medical services we provide to each of our contracted radiology groups violate the corporate practice of medicine prohibition or that the fees we charge for such services violate the fee splitting prohibition. However, the enforcement and interpretation of these laws by regulatory authorities and state courts vary from state to state. If our arrangements with our independent contractor radiology groups are found to violate state laws prohibiting the practice of medicine by general business corporations or fee splitting, our business, financial condition and ability to operate in those states could be adversely affected.

BRMG in California

Howard G. Berger, M.D., is our President and Chief Executive Officer, a member of our Board of Directors and owns approximately 15% of our outstanding common stock. Dr. Berger also owns, indirectly, 99% of the equity interests in BRMG. BRMG provides all of the professional medical services at 93 of our facilities located in California under a management agreement with us, and contracts with various other independent physicians and physician groups to provide the professional medical services at most of our other California facilities. We obtain professional medical services from BRMG in California, rather than provide such services directly or through subsidiaries, in order to comply with California’s prohibition against the corporate practice of medicine. However, as a result of our close relationship with Dr. Berger and BRMG, we believe that we are able to better ensure that medical service is provided at our California facilities in a manner consistent with our needs and expectations and those of our referring physicians, patients and payors than if we obtained these services from unaffiliated physician groups.

We believe that physicians are drawn to BRMG and the other radiologist groups with whom we contract by the opportunity to work with the state-of-the-art equipment we make available to them, as well as the opportunity to receive specialized training through our fellowship programs, and engage in clinical research programs, which generally are available only in university settings and major hospitals.

As of December 31, 2009, BRMG employed 78 full-time and nine part-time radiologists. Under our management agreement with BRMG, we are paid a percentage of the amounts collected for the professional services BRMG physicians render as compensation for our services and for the use of our facilities and equipment. For the year ended December 31, 2010, this percentage was 79%. The percentage may be adjusted, if necessary, to ensure that the parties receive the fair value for the services they render. The following are the other principal terms of our management agreement with BRMG:

•	The agreement expires on January 1, 2014. However, the agreement automatically renews for consecutive 10-year periods, unless either party delivers a notice of non-renewal to the other party no later than six months prior to the scheduled expiration date. Either party may terminate the agreement if the other party defaults under its obligations, after notice and an opportunity to cure. We may terminate the agreement if Dr. Berger no longer owns at least 60% of the equity of BRMG; as of September 30, 2010, he owned 99% of the equity of BRMG.
•	At its expense, BRMG employs or contracts with an adequate number of physicians necessary to provide all professional medical services at all of our California facilities, except for 10 facilities for which we contract with separate medical groups.
•	At our expense, we provide all furniture, furnishings and medical equipment located at the facilities and we manage and administer all non-medical functions at, and provide all nurses and other non-physician personnel required for the operation of, the facilities.
•	If BRMG wants to open a new facility, we have the right of first refusal to provide the space and services for the facility under the same terms and conditions set forth in the management agreement.
•	If we want to open a new facility, BRMG must use its best efforts to provide medical personnel under the same terms and conditions set forth in the management agreement. If BRMG cannot provide such personnel, we have the right to contract with other physicians to provide services at the facility.
•	BRMG must maintain medical malpractice insurance for each of its physicians with coverage limits not less than $1 million per incident and $3 million in the aggregate per year. BRMG also has agreed to indemnify us for any losses we suffer that arise out of the acts or omissions of BRMG and its employees, contractors and agents.

Non-California locations and 10 California locations

At the 10 centers in California that BRMG does not provide professional medical services, and at all of the centers which are located outside of California, we have entered into long-term contracts with prominent third-party radiology groups in the area to provide physician services at those facilities. These arrangements also allow us to comply with the prohibition against the “corporate practice” of medicine in other states in which we operate (except in Florida which does not have an equivalent statute prohibiting the corporate practice of medicine).

These third-party radiology practice groups provide professional services, including supervision and interpretation of diagnostic imaging procedures, in our diagnostic imaging centers. The radiology practices maintain full control over the provision of professional services. The contracted radiology practices generally have outstanding physician and practice credentials and reputations; strong competitive market positions; a broad sub-specialty mix of physicians; a history of growth and potential for continued growth. In these facilities we have entered into long-term agreements (typically 10 – 40 years in length) under which, in addition to obtaining technical fees for the use of our diagnostic imaging equipment and the provision of technical services, we provide management services and receive a fee based on the practice group’s professional revenue. We typically receive 100% of the technical reimbursements associated with imaging procedures plus certain fees paid to us for providing additional management services. The radiology practice groups retain the professional reimbursements associated with imaging procedures after deducting certain additional management service fees paid to us.

Additionally, we perform certain management services for a portion of the professional groups with whom we contract who provide professional radiology services at local hospitals. For performing these management services, which include billing, collecting, transcription and medical coding, we receive management fees.

Payors

The fees charged for diagnostic imaging services performed at our facilities are paid by a diverse mix of payors, as illustrated for the following periods presented in the table below:

	% of Net Revenue
	Nine Months Ended September 30, 2010	Year Ended December 31, 2009	Year Ended December 31, 2008	Year Ended December 31, 2007
Commercial Insurance(1)	55.7%	56%	56%	57%
Managed Care Capitated Payors	15.4%	15%	15%	15%
Medicare	19.3%	20%	20%	19%
Medicaid	3.3%	3%	3%	3%
Other(2)	2.3%	2%	2%	2%
Workers Compensation/Personal Injury	4.0%	4%	4%	4%

(1)	Includes Blue Cross/Blue Shield plans, which represented 19% of our net revenue for the year ended December 31, 2007, 19% of our net revenue for the year ended December 31, 2008, 24% of our net revenue for the year ended December 31, 2009 and 19% of our net revenue for the nine months ended September 30, 2010.
(2)	Includes co-payments, direct patient payments and payments through contracts with physician groups and other non-insurance company payors.

We have described below the types of reimbursement arrangements we have with third-party payors.

Commercial insurance

Generally, insurance companies reimburse us, directly or indirectly, including through BRMG in California or through the contracted radiology groups elsewhere, on the basis of agreed upon rates. These rates are on average approximately the same as the rates set forth in the Medicare Physician Fee Schedule for the particular service. The patients are generally not responsible for any amount above the insurance allowable amount.

Managed care capitation agreements

Under these agreements, which are generally between BRMG in California and outside of California between the contracted radiology group and the payor, typically an independent physician group or other medical group, the payor pays a pre-determined amount per-member per-month in exchange for the radiology group providing all necessary covered services to the managed care members included in the agreement. These contracts pass much of the financial risk of providing outpatient diagnostic imaging services, including the risk of over-use, from the payor to the radiology group and, as a result of our management agreement with the radiology group, to us.

We believe that through our comprehensive utilization management, or UM, program we have become highly skilled at assessing and moderating the risks associated with the capitation agreements, so that these agreements are profitable for us. Our UM program is managed by our UM department, which consists of administrative and nursing staff as well as BRMG medical staff who are actively involved with the referring physicians and payor management in both prospective and retrospective review programs. Our UM program includes the following features, all of which are designed to manage our costs while ensuring that patients receive appropriate care:

•	Physician Education

At the inception of a new capitation agreement, we provide the new referring physicians with binders of educational material comprised of proprietary information that we have prepared and third-party information we have compiled, which are designed to address diagnostic strategies for common diseases. We distribute additional material according to the referral practices of the group as determined in the retrospective analysis described below.

•	Prospective Review

Referring physicians are required to submit authorization requests for non-emergency high-intensity services: MRI, CT, special procedures and nuclear medicine studies. The UM medical staff, according to accepted practice guidelines, considers the necessity and appropriateness of each request. Notification is then sent to the imaging facility, referring physician and medical group. Appeals for cases not approved are directed to us. The capitated payor has the final authority to uphold or deny our recommendation.

•	Retrospective Review

We collect and sort encounter activity by payor, place of service, referring physician, exam type and date of service. The data is then presented in quantitative and analytical form to facilitate understanding of utilization activity and to provide a comparison between fee-for-service and Medicare equivalents. Our Medical Director prepares a quarterly report for each payor and referring physician, which we send to them. When we find that a referring physician is over utilizing services, we work with the physician to modify referral patterns.

Medicare/Medicaid

Medicare is the federal health insurance program for people age 65 or older and people under age 65 with certain disabilities. Medicaid, funded by both the federal government and states, is a state-administered health insurance program for qualifying low-income and medically needy persons. For services for which we bill Medicare directly or indirectly, including through contracted radiologists, we are paid under the Medicare Physician Fee Schedule. Medicare patients usually pay a 20% co-payment unless they have secondary insurance. Medicaid rates are set by the individual states for each state program and Medicaid patients may be responsible for a modest co-payment.

Contracts with physician groups and other entities

For some of our contracts with physician groups and other providers, we do not bill payors, but instead accept agreed upon rates for our radiology services.

Contracts with physician groups and other non-insurance company payors

These payors reimburse us, directly or indirectly, on the basis of agreed upon rates. These rates are typically at or below the rates set forth in the current Medicare Fee Schedule for the particular service. However, we often agree to a specified rate for MRI and CT procedures that is not tied to the Medicare Fee Schedule. The patients are generally not responsible for the unreimbursed portion.

Facilities

Through our wholly owned subsidiaries, as of September 30, 2010, we operate 103 fixed-site, freestanding outpatient diagnostic imaging facilities in California, 38 in the Baltimore-Washington, D.C. area, 22 in the Rochester, Brooklyn and Hudson Valley areas of New York, 14 in Delaware, 11 in New Jersey, as well as three individual facilities in Florida and one in Kansas. We lease the premises at which these facilities are located.

Our facilities are primarily located in regional networks that we refer to as regions. The majority of our facilities are multi-modality sites, offering various combinations of MRI, CT, PET, nuclear medicine, ultrasound, X-ray, fluoroscopy services and other related procedures. A portion of our facilities are single-modality sites, offering either X-ray or MRI services. Consistent with our regional network strategy, we locate our single-modality facilities near multi-modality facilities, to help accommodate overflow in targeted demographic areas.

The following table sets forth the number of our facilities for each year during the five-year period ended December 31, 2009 and the nine months ended September 30, 2010:

	Nine Months Ended September 30,	Year Ended December 31,
	2010	2009	2008	2007	2006	2005
Total facilities owned or managed (at beginning of the year)	180	164	141	132	57	56
Facilities added by:
Acquisition*	17	14	24	12	78	—
Internal development	6	3	4	2	4	1
Facilities closed or sold	(11)	(1)	(5)	(5)	(7)	—
Total facilities owned or managed (at period end)	192	180	164	141	132*	57

*	Includes 69 Radiologix facilities acquired on November 15, 2006.

Diagnostic imaging equipment

The following table indicates, as of September 30, 2010, the quantity of principal diagnostic equipment available at our facilities, by region:

	MRI	Open/MRI	CT	PET/CT	Mammo	Ultrasound	X-ray	Nuc Med	Fluoroscopy	Total
Kansas	—	—	—	—	—	—	—	—	—	—
California	48	23	32	19	68	114	72	17	56	449
Florida	2	1	2	1	6	5	4	2	2	25
Delaware	8	1	5	1	4	13	14	1	4	51
New Jersey	11	2	6	1	8	20	—	—	10	58
New York	17	1	11	3	16	36	19	2	9	114
Maryland	24	9	26	9	33	88	49	19	17	274
Total	110	37	82	34	135	276	158	41	98	971

The average age of our MRI and CT units is less than six years, and the average age of our PET units is less than four years. The useful life of our MRI, CT and PET units is typically ten years.

Facility acquisitions and divestitures

Information regarding our facility acquisitions can be found within Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as Note 3 to the consolidated financial statements of this prospectus.

Information technology

Our corporate headquarters and many of our facilities are interconnected through a state-of-the-art information technology system. This system, which is compliant with the Health Insurance Portability and Accountability Act of 1996, is comprised of a number of integrated applications and provides a single operating platform for billing and collections, electronic medical records, practice management and image management.

This technology has created cost reductions for our facilities in areas such as image storage, support personnel and financial management and has further allowed us to optimize the productivity of all aspects of our business by enabling us to:

•	capture patient demographic, history and billing information at point-of-service;
•	automatically generate bills and electronically file claims with third-party payors;
•	record and store diagnostic report images in digital format;
•	digitally transmit in real-time diagnostic images from one location to another, thus enabling networked radiologists to cover larger geographic markets by using the specialized training of other networked radiologists;
•	perform claims, rejection and collection analysis; and
•	perform sophisticated financial analysis, such as analyzing cost and profitability, volume, charges, current activity and patient case mix, with respect to each of our managed care contracts.

Diagnostic reports and images are currently accessible via the Internet by our California referring providers. We have worked with some of the larger medical groups in California with whom we have contracts to provide access to this content through their web portals. We are in the process of making such services available outside of California.

Personnel

At September 30, 2010, we had a total of 3,226 full-time, 519 part-time and 680 per diem employees, including those employed by BRMG. These numbers include 88 full-time and nine part-time physicians and 895 full-time, 329 part-time and 400 per-diem technologists.

We employ site managers who are responsible for overseeing day-to-day and routine operations at each of our facilities, including staffing, modality and schedule coordination, referring physician and patient relations and purchasing of materials. These site managers report to regional managers and directors, who are responsible for oversight of the operations of all facilities within their region, including sales, marketing and contracting. The regional managers and directors, along with our directors of contracting, marketing, facilities, management/purchasing and human resources report to our chief operating officers. These officers, our chief financial officer, our director of information services and our medical director report to our chief executive officer.

None of our employees is subject to a collective bargaining agreement nor have we experienced any work stoppages. We believe our relationship with our employees is good.

Marketing

As of September 30, 2010, our California marketing team consisted of one vice president of sales, two directors of marketing, five territory sales managers and 24 customer service representatives. Our eastern marketing team consists of 41 customer sales representatives and four sales managers who each report to a district manager. Our marketing team employs a multi-pronged approach to marketing, including physician, payor and sports marketing programs.

Physician marketing

Each customer service representative is responsible for marketing activity on behalf of one or more facilities. The representatives act as a liaison between the facility and referring physicians, holding meetings periodically and on an as-needed basis with them and their staff to present educational programs on new applications and uses of our systems and to address particular patient service issues that have arisen. In our experience, consistent hands-on contact with a referring physician and his or her staff generates goodwill and increases referrals. The representatives also continually seek to establish referral relationships with new physicians and physician groups. In addition to a base salary and a car allowance, each representative receives a quarterly bonus if the facility or facilities on behalf of which he or she markets meets specified net revenue goals for the quarter.

Payor marketing

Our marketing team regularly meets with managed care organizations and insurance companies to solicit contracts and meet with existing contracting payors to solidify those relationships. The comprehensiveness of our services, the geographic location of our facilities and the reputation of the physicians with whom we contract all serve as tools for obtaining new or repeat business from payors.

Sports marketing program

We have a sports marketing program designed to increase our public profile. We provide X-ray equipment and a technician for all of the basketball games of the Lakers, Clippers and Sparks held at the Staples Center in Los Angeles, Ducks hockey games held at the Honda Center in Anaheim, and University of Southern California football games held in the Los Angeles Coliseum. In exchange for this service, we receive game tickets and an advertisement in each team program throughout the season. In addition, we have a close relationship with the physicians for some of these teams.

Suppliers

Historically, we have acquired a majority of our advanced diagnostic imaging equipment from GE Medical Systems, Inc., and we purchase medical supplies from various national vendors. We believe that we have excellent working relationships with all of our major vendors. However, there are several comparable vendors for our supplies that would be available to us if one of our current vendors becomes unavailable.

We primarily acquire our equipment with cash or through various financing arrangements with equipment vendors and third party equipment finance companies involving the use of capital leases with purchase options at minimal prices at the end of the lease term. At September 30, 2010, capital lease obligations, excluding interest, totaled approximately $16.8 million through 2014, including current installments totaling approximately $10.2 million. If we open or acquire additional imaging facilities, we may have to incur material capital lease obligations.

Timely, effective maintenance is essential for achieving high utilization rates of our imaging equipment. We have an arrangement with GE Medical Systems, Inc. under which it has agreed to be responsible for the maintenance and repair of a majority of our equipment for a fee that is based upon a percentage of our revenue, subject to a minimum payment. Net revenue is reduced by the provision for bad debts, mobile PET revenue and other professional reading service revenue to obtain adjusted net revenue.

Competition

The market for diagnostic imaging services is highly competitive. We compete principally on the basis of our reputation, our ability to provide multiple modalities at many of our facilities, the location of our facilities, the quality of our diagnostic imaging services and technologists and the ability to establish and maintain relationships with healthcare providers and referring physicians. We compete locally with groups of radiologists, established hospitals, clinics and other independent organizations that own and operate imaging equipment. Our competitors include Alliance Healthcare Services, Inc., Diagnostic Imaging Group, In Sight Health Services Corp. and American Radiology Services. Some of our competitors may now or in the future have access to greater financial resources than we do and may have access to newer, more advanced equipment. In addition, some physician practices have established their own diagnostic imaging facilities within their group practices to compete with us. We experience additional competition as a result of those activities.

Each of the non-BRMG contracted radiology practices under the comprehensive services model has entered into agreements with its physician shareholders and full-time employed radiologists that generally prohibit those shareholders and radiologists from competing for a period of two years within defined geographic regions after they cease to be owners or employees, as applicable. In certain states, like California, a covenant not to compete is enforced in limited circumstances involving the sale of a business. In other states, a covenant not to compete will be enforced only:

•	to the extent it is necessary to protect a legitimate business interest of the party seeking enforcement;

•	if it does not unreasonably restrain the party against whom enforcement is sought; and
•	if it is not contrary to public interest.

Enforceability of a non-compete covenant is determined by a court based on all of the facts and circumstances of the specific case at the time enforcement is sought. For this reason, it is not possible to predict whether or to what extent a court will enforce the contracted radiology practices’ covenants. The inability of the contracted radiology practices or us to enforce radiologist’s non-compete covenants could result in increased competition from individuals who are knowledgeable about our business strategies and operations.

Liability insurance

We maintain insurance policies with coverage we believe is appropriate in light of the risks attendant to our business and consistent with industry practice. However, adequate liability insurance may not be available to us in the future at acceptable costs or at all. We maintain general liability insurance and professional liability insurance in commercially reasonable amounts. Additionally, we maintain workers’ compensation insurance on all of our employees. Coverage is placed on a statutory basis and responds to individual state’s requirements.

Pursuant to our agreements with physician groups with whom we contract, including BRMG, each group must maintain medical malpractice insurance for each physician in the group, having coverage limits of not less than $1.0 million per incident and $3.0 million in the aggregate per year.

California’s medical malpractice cap further reduces our exposure. California places a $250,000 limit on non-economic damages for medical malpractice cases. Non-economic damages are defined as compensation for pain, suffering, inconvenience, physical impairment, disfigurement and other non-pecuniary injury. The cap applies whether the case is for injury or death, and it allows only one $250,000 recovery in a wrongful death case. No cap applies to economic damages. Other states in which we now operate do not have similar limitations and in those states we believe our insurance coverage to be sufficient.

We maintain a $5.0 million key-man life insurance policy on the life of Dr. Berger. We are the beneficiary under the policy.

Regulation

General

The healthcare industry is highly regulated, and we can give no assurance that the regulatory environment in which we operate will not change significantly in the future. Our ability to operate profitably will depend in part upon us, and the contracted radiology practices and their affiliated physicians obtaining and maintaining all necessary licenses and other approvals, and operating in compliance with applicable healthcare regulations. We believe that healthcare regulations will continue to change. Therefore, we monitor developments in healthcare law and modify our operations from time to time as the business and regulatory environment changes. Although we intend to continue to operate in compliance, we cannot ensure that we will be able to adequately modify our operations so as to address changes in the regulatory environment.

Licensing and certification laws

Ownership, construction, operation, expansion and acquisition of diagnostic imaging facilities are subject to various federal and state laws, regulations and approvals concerning licensing of facilities and personnel. In addition, free-standing diagnostic imaging facilities that provide services not performed as part of a physician office must meet Medicare requirements to be certified as an independent diagnostic testing facility to bill the Medicare program. We may not be able to receive the required regulatory approvals for any future acquisitions, expansions or replacements, and the failure to obtain these approvals could limit the market for our services. We have experienced a slowdown in the credentialing of our physicians over the last several years which has lengthened our billing and collection cycle.

Corporate practice of medicine

In the states in which we operate, a lay person or any entity other than a professional corporation or other similar professional organization is not allowed to practice medicine, including by employing professional persons or by having any ownership interest or profit participation in or control over any medical professional practice. The laws of such states also prohibit a lay person or a non-professional entity from exercising control over the medical judgments or decisions of physicians and from engaging in certain financial arrangements, such as splitting professional fees with physicians. We structure our relationships with the radiology practices, including the purchase of diagnostic imaging facilities, in a manner that we believe keeps us from engaging in the practice of medicine, exercising control over the medical judgments or decisions of the radiology practices or their physicians, or violating the prohibitions against fee-splitting. There can be no assurance that our present arrangements with BRMG or the other physicians providing medical services and medical supervision at our imaging facilities will not be challenged, and, if challenged, that they will not be found to violate the corporate practice of medicine or fee splitting prohibitions, thus subjecting us to a potential combination of damages, injunction and civil and criminal penalties or require us to restructure our arrangements in a way that would affect the control or quality of our services or change the amounts we receive under our management agreements, or both.

Medicare and Medicaid fraud and abuse

Our revenue is derived through our ownership, operation and management of diagnostic imaging centers and from service fees paid to us by contracted radiology practices. During the nine months ended September 30, 2010, approximately 19.3% of our revenue generated at our diagnostic imaging centers was derived from federal government sponsored healthcare programs (Medicare) and 3.3% from state sponsored programs (Medicaid).

Federal law known as the Anti-kickback Statute prohibits the knowing and willful offer, payment, solicitation or receipt of any form of remuneration in return for, or to induce, (i) the referral of a person, (ii) the furnishing or arranging for the furnishing of items or services reimbursable under the Medicare, Medicaid or other governmental programs or (iii) the purchase, lease or order or arranging or recommending purchasing, leasing or ordering of any item or service reimbursable under the Medicare, Medicaid or other governmental programs. Enforcement of this anti-kickback law is a high priority for the federal government, which has substantially increased enforcement resources and is scheduled to continue increasing such resources. Noncompliance with the federal Anti-kickback Statute can result in exclusion from the Medicare, Medicaid or other governmental programs and civil and criminal penalties.

As described above, the Anti-kickback Statute is broad, and it prohibits many arrangements and practices that are lawful in businesses outside of the healthcare industry. Recognizing that the Anti-kickback Statute is broad and may technically prohibit many innocuous or beneficial arrangements within the healthcare industry, the Office of the Inspector General of the U.S. Department of Health and Human Services issued regulations in July of 1991, which the Department has referred to as “safe harbors.” These safe harbor regulations set forth certain provisions which, if met in form and substance, will assure healthcare providers and other parties that they will not be prosecuted under the federal Anti-kickback Statute. Additional safe harbor provisions providing similar protections have been published intermittently since 1991. Our arrangements with physicians, physician practice groups, hospitals and other persons or entities who are in a position to refer may not fully meet the stringent criteria specified in the various safe harbors. Although full compliance with these provisions ensures against prosecution under the federal Anti-kickback Statute, the failure of a transaction or arrangement to fit within a specific safe harbor does not necessarily mean that the transaction or arrangement is illegal or that prosecution under the federal Anti-kickback Statute will be pursued.

Although some of our arrangements may not fall within a safe harbor, we believe that such business arrangements do not violate the Anti-kickback Statute because we are careful to structure them to reflect fair market value and ensure that the reasons underlying our decision to enter into a business arrangement comport with reasonable interpretations of the Anti-kickback Statute. However, even though we continuously strive to comply with the requirements of the Anti-kickback Statute, liability under the Anti-kickback Statute may still arise because of the intentions or actions of the parties with whom we do business. While we are not aware of any such intentions or actions, we have only limited knowledge regarding the intentions or actions underlying those arrangements. Conduct and business arrangements that do not fully satisfy one of these safe harbor provisions may result in increased scrutiny by government enforcement authorities such as the Office of the Inspector General.

Significant prohibitions against physician referrals have been enacted by Congress. These prohibitions include the Ethics in Patient Referral Act of 1989 which is commonly known as the Stark Law. The Stark Law prohibits a physician from referring Medicare patients to an entity providing designated health services, as defined under the Stark Law, including, without limitation, radiology services, in which the physician (or immediate family member) has an ownership or investment interest or with which the physician (or immediate family member) has entered into a compensation arrangement. The Stark Law also prohibits the entity from billing for any such prohibited referral. The penalties for violating the Stark Law include a prohibition on payment by these governmental programs and civil penalties of as much as $15,000 for each violation referral and $100,000 for participation in a circumvention scheme. We believe that, although we receive fees under our service agreements for management and administrative services, we are not in a position to make or influence referrals of patients.

On January 4, 2001, the CMS published the first phase of the final regulations to implement the Stark Law. CMS subsequently released phase two of the Stark Law final rule as a final rule effective July 26, 2004; phase three, effective on December 4, 2007; and finally, on August 19, 2008, CMS finalized additional changes to the Stark Law which became effective on October 1, 2009. Under the Stark Law, radiology and certain other imaging services and radiation therapy services and supplies are services included in the designated health services subject to the self-referral prohibition. Such services include the professional and technical components of any diagnostic test or procedure using X-rays, ultrasound or other imaging services, CT, MRI, radiation therapy and diagnostic mammography services (but not screening mammography services). The Stark Law, however, excludes from designated health services: (i) X-ray, fluoroscopy or ultrasound procedures that require the insertion of a needle, catheter, tube or probe through the skin or into a body orifice; (ii) radiology procedures that are integral to the performance of, and performed during, non-radiological medical procedures; and (iii) invasive or interventional radiology, because the radiology services in these procedures are merely incidental or secondary to another procedure that the physician has ordered. Beginning January 1, 2007, PET and nuclear medicine procedures are included as designated health services under the Stark Law.

The Stark Law provides that a request by a radiologist for diagnostic radiology services or a request by a radiation oncologist for radiation therapy, if such services are furnished by or under the supervision of such radiologist or radiation oncologist pursuant to a consultation requested by another physician, does not constitute a referral by a referring physician. If such requirements are met, the Stark Law self-referral prohibition would not apply to such services. The effect of the Stark Law on the radiology practices, therefore, will depend on the precise scope of services furnished by each such practice’s radiologists and whether such services derive from consultations or are self-generated. We believe that, other than self-referred patients, all of the services covered by the Stark Law provided by the contracted radiology practices derive from requests for consultation by non-affiliated physicians. Therefore, we believe that the Stark Law is not implicated by the financial relationships between our operations and the contracted radiology practices.

In addition, we believe that we have structured our acquisitions of the assets of existing practices, and we intend to structure any future acquisitions, so as not to violate the Anti-kickback Statute and Stark Law and regulations. Specifically, we believe the consideration paid by us to physicians to acquire the tangible and intangible assets associated with their practices is consistent with fair market value in arms’ length transactions and is not intended to induce the referral of patients or other business generated by such physicians. Should any such practice be deemed to constitute an arrangement designed to induce the referral of Medicare or Medicaid patients, then our acquisitions could be viewed as possibly violating anti-kickback and anti-referral laws and regulations. A determination of liability under any such laws could have a material adverse effect on our business, financial condition and results of operations.

The federal government embarked on an initiative to audit all Medicare carriers, which are the companies that adjudicate and pay Medicare claims. These audits are expected to intensify governmental scrutiny of individual providers. An unsatisfactory audit of any of our diagnostic imaging facilities or contracted radiology practices could result in any or all of the following: significant repayment obligations, exclusion from the Medicare, Medicaid or other governmental programs, and civil and criminal penalties.

Federal regulatory and law enforcement authorities have increased enforcement activities with respect to Medicare, Medicaid fraud and abuse regulations and other reimbursement laws and rules, including laws and regulations that govern our activities and the activities of the radiology practices. The federal government also has increased funding to fight healthcare fraud and is coordinating its enforcement efforts among various agencies, such as the U.S. Department of Justice, the U.S. Department of Health and Human Services Office of Inspector General, and state Medicaid fraud control units. The trend towards increased funding is also seen most recently in President Obama’s budget for fiscal year 2011. The government may investigate our or the radiology practices’ activities, claims may be made against us or the radiology practices and these increased enforcement activities may directly or indirectly have an adverse effect on our business, financial condition and results of operations.

State anti-kickback and physician self-referral laws

Many states have adopted laws similar to the federal Anti-kickback Statute. Some of these state prohibitions apply to referral of patients for healthcare services reimbursed by any source, not only the Medicare and Medicaid programs. Although we believe that we comply with both federal and state Anti-kickback laws, any finding of a violation of these laws could subject us to criminal and civil penalties or possible exclusion from federal or state healthcare programs. Such penalties would adversely affect our financial performance and our ability to operate our business.

Federal False Claims Act

The federal False Claims Act provides, in part, that the federal government may bring a lawsuit against any person who it believes has knowingly presented, or caused to be presented, a false or fraudulent request for payment from the federal government, or who has made a false statement or used a false record to get a claim approved. The federal False Claims Act further provides that a lawsuit thereunder may be initiated in the name of the United States by an individual, a “whistleblower,” who is an original source of the allegations. The government has taken the position that claims presented in violation of the federal Anti-kickback Law or Stark Law may be considered a violation of the federal False Claims Act. Penalties include civil penalties of not less than $5,500 and not more than $11,000 for each false claim, plus three times the amount of damages that the federal government sustained because of the act of that person.

Recently, the number of suits brought against healthcare providers by private individuals has increased dramatically. Further, on May 20, 2009, President Obama signed into law the Fraud Enforcement and Recovery Act of 2009 (FERA), which greatly expanded the types of entities and conduct subject to the False Claims Act. Also, various states are considering or have enacted laws modeled after the federal False Claims Act. Under the DRA, states are being encouraged to adopt false claims acts similar to the federal False Claims Act, which establish liability for submission of fraudulent claims to the State Medicaid program and contain whistleblower provisions. Even in instances when a whistleblower action is dismissed with no judgment or settlement, we may incur substantial legal fees and other costs relating to an investigation. Future actions under the False Claims Act may result in significant fines and legal fees, which would adversely affect our financial performance and our ability to operate our business.

We believe that we are in compliance with the rules and regulations that apply to the federal False Claims Act as well as its state counterparts. However, we could be found to have violated certain rules and regulations resulting in sanctions under the federal False Claims Act or its state counterparts. If we are so found in violation, any sanctions imposed could result in fines and penalties and restrictions on and exclusion from participation in federal and state healthcare programs that are integral to our business.

Healthcare reform legislation

Healthcare reform legislation enacted in the first quarter of 2010 by the Patient Protection and Affordable Care Act or PPACA, specifically requires the U.S. Department of Health and Human Services, in computing physician practice expense relative value units, to increase the equipment utilization factor for advanced diagnostic imaging services (such as MRI, CT and PET) from a presumed utilization rate of 50% to 65% for 2010 through 2012, 70% in 2013, and 75% thereafter. Excluded from the adjustment are low-technology imaging modalities such as ultrasound, X-ray and fluoroscopy. The Health Care and Education Reconciliation Act of 2010 (H.R. 4872), which was passed by the Senate and approved by the President on March 30, 2010, amends the provision for higher presumed utilization of advanced diagnostic imaging services to a presumed rate of 75%. The higher utilization rate should be fully implemented beginning in 2011, in place of the phase-in approach provided in the PPACA. These changes may result in decreased revenue for the scans we perform for Medicare beneficiaries. Other changes in reimbursement for services rendered by Medicare Advantage plans may also reduce the revenues we receive for services rendered to Medicare Advantage enrollees.

Health Insurance Portability and Accountability Act of 1996

Congress enacted HIPAA, in part, to combat healthcare fraud and to protect the privacy and security of patients’ individually identifiable healthcare information. HIPAA, among other things, amends existing crimes and criminal penalties for Medicare fraud and enacts new federal healthcare fraud crimes, including actions affecting non-government healthcare benefit programs. Under HIPAA, a healthcare benefit program includes any private plan or contract affecting interstate commerce under which any medical benefit, item or service is provided. A person or entity that knowingly and willfully obtains the money or property of any healthcare benefit program by means of false or fraudulent representations in connection with the delivery of healthcare services is subject to a fine or imprisonment, or potentially both. In addition, HIPAA authorizes the imposition of civil money penalties against entities that employ or enter into contracts with excluded Medicare or Medicaid program participants if such entities provide services to federal health program beneficiaries. A finding of liability under HIPAA could have a material adverse effect on our business, financial condition and results of operations.

Further, HIPAA requires healthcare providers and their business associates to maintain the privacy and security of individually identifiable protected health information (“PHI”). HIPAA imposes federal standards for electronic transactions, for the security of electronic health information and for protecting the privacy of PHI. The HITECH Act, signed into law on February 17, 2009, dramatically expanded, among other things, (1) the scope of HIPAA to now apply directly to “business associates,” or independent contractors who receive or obtain PHI in connection with providing a service to a covered entity, (2) substantive security and privacy obligations, including new federal security breach notification requirements to affected individuals, DHHS and prominent media outlets, of certain breaches of unsecured PHI, (3) restrictions on marketing communications and a prohibition on covered entities or business associates from receiving remuneration in exchange for PHI, and (4) the civil and criminal penalties that may be imposed for HIPAA violations, increasing the annual cap in penalties from $25,000 to $1.5 million per year.

In addition, many states have enacted comparable privacy and security statutes or regulations that, in some cases, are more stringent than HIPAA requirements. In those cases it may be necessary to modify our operations and procedures to comply with the more stringent state laws, which may entail significant and costly changes for us. We believe that we are in compliance with such state laws and regulations. However, if we fail to comply with applicable state laws and regulations, we could be subject to additional sanctions.

We believe that we are in compliance with the current HIPAA requirements, as amended by HITECH, and comparable state laws, but we anticipate that we may encounter certain costs associated with future compliance. Moreover, we cannot guarantee that enforcement agencies or courts will not make interpretations of the HIPAA standards that are inconsistent with ours, or the interpretations of our contracted radiology practices or their affiliated physicians. A finding of liability under the HIPAA standards may result in significant criminal and civil penalties. Noncompliance also may result in exclusion from participation in government programs, including Medicare and Medicaid. These actions could have a material adverse effect on our business, financial condition, and results of operations.

Compliance program

We maintain a program to monitor compliance with federal and state laws and regulations applicable to healthcare entities. We have a compliance officer who is charged with implementing and supervising our compliance program, which includes the adoption of (i) Standards of Conduct for our employees and affiliates and (ii) a process that specifies how employees, affiliates and others may report regulatory or ethical concerns to our compliance officer. We believe that our compliance program meets the relevant standards provided by the Office of Inspector General of the Department of Health and Human Services.

An important part of our compliance program consists of conducting periodic audits of various aspects of our operations and that of the contracted radiology practices. We also conduct mandatory educational programs designed to familiarize our employees with the regulatory requirements and specific elements of our compliance program.

U.S. Food and Drug Administration or FDA

The FDA has issued the requisite pre-market approval for all of the MRI and CT systems we use. We do not believe that any further FDA approval is required in connection with the majority of equipment currently in operation or proposed to be operated, except under regulations issued by the FDA pursuant to the Mammography Quality Standards Act of 1992, as amended by the Mammography Quality Standards Reauthorization Acts of 1998 and 2004 (collectively, the “MQSA”). All mammography facilities are required to meet the applicable MQSA requirements, including quality standards, be accredited by an approved accreditation body or state agency and certified by the FDA or a FDA-approved certifying state agency. Pursuant to the accreditation process, each facility providing mammography services must comply with certain standards that include, among other things, annual inspection of the facility’s equipment, personnel (interpreting physicians, technologists and medical physicists) and practices.

Compliance with these MQSA requirements and standards is required to obtain Medicare payment for services provided to beneficiaries and to avoid various sanctions, including monetary penalties, or suspension of certification. Although the Mammography Accreditation Program of the American College of Radiology is an approved accreditation body and currently accredits all of our facilities which provide mammography services, and although we anticipate continuing to meet the requirements for accreditation, if we lose such accreditation, the FDA could revoke our certification. Congress has extended Medicare benefits to include coverage of screening mammography but coverage is subject to the facility performing the mammography meeting prescribed quality standards described above. The Medicare requirements to meet the standards apply to diagnostic mammography and image quality examination as well as screening mammography.

Radiologist licensing

The radiologists providing professional medical services at our facilities are subject to licensing and related regulations by the states in which they provide services. As a result, we require BRMG and the other radiology groups with which we contract to require those radiologists to have and maintain appropriate licensure. We do not believe that such laws and regulations will either prohibit or require licensure approval of our business operations, although no assurances can be made that such laws and regulations will not be interpreted to extend such prohibitions or requirements to our operations.

Insurance laws and regulation

States in which we operate have adopted certain laws and regulations affecting risk assumption in the healthcare industry, including those that subject any physician or physician network engaged in risk-based managed care to applicable insurance laws and regulations. These laws and regulations may require physicians and physician networks to meet minimum capital requirements and other safety and soundness requirements. Implementing additional regulations or compliance requirements could result in substantial costs to the contracted radiology practices, limiting their ability to enter into capitated or other risk-sharing managed care arrangements and indirectly affecting our revenue from the contracted practices.

Environmental matters

The facilities we operate or manage generate hazardous and medical waste subject to federal and state requirements regarding handling and disposal. We believe that the facilities that we operate and manage are currently in compliance in all material respects with applicable federal, state and local statutes and ordinances regulating the handling and disposal of such materials. We do not believe that we will be required to expend any material additional amounts in order to remain in compliance with these laws and regulations or that compliance will materially affect our capital expenditures, earnings or competitive position.

Deficit Reduction Act of 2005 (DRA)

On February 8, 2006, the President signed into law the DRA. Effective January 1, 2007, the DRA provides that Medicare reimbursement for the technical component for imaging services (excluding diagnostic and screening mammography) performed in freestanding facilities will be capped. Payment will be the lesser of the Medicare Physician Fee Schedule or the Hospital Outpatient Prospective Payment System (HOPPS) rates. Implementation of these reimbursement reductions contained in the DRA has had a significant adverse effect on our business, financial condition and results of operations.

The DRA also codified the reduction in reimbursement for multiple images on contiguous body parts previously announced by CMS, the agency responsible for administering the Medicare program. In November 2005, CMS announced that it would pay 100% of the technical component of the higher priced imaging procedure and 50% of the technical component of each additional imaging procedure for imaging procedures involving contiguous body parts within a family of codes when performed in the same session. CMS had indicated that it would phase in this 50% rate reduction over two years, so that the reduction was 25% for each additional imaging procedure in 2006 and another 25% in 2007. To date, CMS has implemented the 25% reduction for each additional procedure but has not yet implemented the additional 25% reduction scheduled for 2007. However, for services furnished on or after July 1, 2010, the PPACA which, as stated above, was signed into law on March 23, 2010, requires the full 50% reduction to be implemented, as mandated by the DRA. At this time, we cannot predict the impact the implementation of the 50% reduction will have on our business.

MANAGEMENT

Executive Officers and Directors

Set forth below is information regarding executive officers and directors of RadNet, Inc., the ultimate parent company of Radnet Management and the other registrant subsidiary guarantors. The names of our current executive officers and directors, their ages as of September 30, 2010, and their positions are shown below. Biographical summaries of each of our executive officers and directors are also included below. The officers are elected annually and serve at the discretion of the Board of Directors.

Name	Age	Position
Howard G. Berger, M.D.	65	President, Chief Executive Officer and Chairman of the Board of Directors
John V. Crues, III, M.D.	60	Vice President, Medical Director and Director
Stephen M. Forthuber	50	Executive Vice President and Chief Operating Officer — Eastern Operations
Norman R. Hames	54	Executive Vice President, Secretary, Chief Operating Officer — Western Operations and Director
Jeffrey L. Linden	67	Executive Vice President and General Counsel
Mark D. Stolper	38	Executive Vice President and Chief Financial Officer
Michael N. Murdock	56	Executive Vice President and Chief Development Officer
Marvin S. Cadwell	67	Director
Lawrence L. Levitt	67	Director
Michael L. Sherman, M.D.	68	Director
David L. Swartz	67	Director

Howard G. Berger, M.D. has served as President and Chief Executive Officer of our company and its predecessor entities since 1987. Dr. Berger is also the president of the entities that own BRMG and is the sole director of Radnet Management, Inc. and the other registrant subsidiary guarantors. Dr. Berger has over 25 years of experience in the development and management of healthcare businesses. He began his career in medicine at the University of Illinois Medical School, is Board Certified in Nuclear Medicine and trained in an Internal Medicine residency, as well as in a masters program in medical physics in the University of California system.

John V. Crues, III, M.D. is a world-renowned radiologist. Dr. Crues has served as our Vice President and Medical Director since 2000. Dr. Crues plays a significant role as a musculoskeletal specialist for many of our patients as well as a resource for physicians providing services at our facilities. Dr. Crues received his M.D. at Harvard University, completed his internship at the University of Southern California in Internal Medicine, and completed a residency at Cedars-Sinai in Internal Medicine and Radiology. Dr. Crues has authored numerous publications while continuing to actively participate in radiological societies such as the Radiological Society of North America, American College of Radiology, California Radiological Society, International Society for Magnetic Resonance Medicine and the International Skeletal Society.

Stephen M. Forthuber became our Executive Vice President and Chief Operating Officer for Eastern Operations subsequent to the Radiologix acquisition. He joined Radiologix in January 2000 as Regional Director of Operations, Northeast. From July 2002 until January 2005 he served as Regional Vice President of Operations, Northeast and from February until December 2005 he was Senior Vice President and Chief Development Officer for Radiologix. Prior to working at Radiologix, Mr. Forthuber was employed from 1982 until 1999 by Per-Se Technologies, Inc. and its predecessor companies, where he had significant physician practice management and radiology operations responsibilities.

Norman R. Hames has served as our Chief Operating Officer since 1996 and currently as our Executive Vice President and Chief Operating Officer — Western Operations. Applying his 20 years of experience in the industry, Mr. Hames oversees all aspects of facility operations. His management team, comprised of regional directors, managers and sales managers, are responsible for responding to all of the day-to-day concerns of our facilities, patients, payors and referring physicians. Prior to joining our company, Mr. Hames was President and Chief Executive Officer of his own company, Diagnostic Imaging Services, Inc. (which we acquired), which owned and operated 14 multi-modality imaging facilities throughout Southern California. Mr. Hames gained his initial experience in operating imaging centers for American Medical International, or AMI, and was responsible for the development of AMI’s single and multi-modality imaging centers.

Jeffrey L. Linden joined us in 2001 and currently serves as our Executive Vice President and General Counsel. Prior to joining us, Mr. Linden had been engaged in the private practice of law. He has lectured before numerous organizations on various topics, including the California State Bar, the American Society of Therapeutic Radiation Oncologists, the California Radiological Association, and the National Radiology Business Managers Association.

Mark D. Stolper has served as our Chief Financial Officer since 2004 and prior to that was an independent member of our Board of Directors. Prior to joining us, he had diverse experiences in investment banking, private equity, venture capital investing and operations. Mr. Stolper began his career as a member of the corporate finance group at Dillon, Read and Co., Inc., executing mergers and acquisitions, public and private financings and private equity investments with Saratoga Partners LLP, an affiliated principal investment group of Dillon Read. After Dillon Read, Mr. Stolper joined Archon Capital Partners, which made private equity investments in media and entertainment companies. Mr. Stolper received his operating experience with Eastman Kodak, where he was responsible for business development for Kodak’s Entertainment Imaging subsidiary ($1.5 billion in sales). Mr. Stolper was also co-founder of Broadstream Capital Partners, a Los Angeles-based investment banking firm focused on advising middle market companies engaged in financing and merger and acquisition transactions.

Michael Murdock has served as our Executive Vice President and Chief Development Officer since 2007. Mr. Murdock has spent the majority of his career in senior financial positions with healthcare companies, ranging in size from venture-backed startups to multi-billion dollar corporations, including positions with American Medical International (“AMI”) and its successor American Medical Holding, Inc., a publicly traded owner and operator of acute care facilities, that was acquired by National Medical Enterprises, now Tenet Healthcare. From 1999 through 2004, Mr. Murdock served as Chief Financial Officer of Dental One, a venture capital-backed owner and operator of 48 dental practices in Texas, Arizona, Colorado and Utah. From 2005 to 2006, Mr. Murdock served as Chief Financial Officer of Radiologix and joined the Company following the Radiologix acquisition. Mr. Murdock began his career in 1978 as an auditor with Arthur Andersen after receiving a B.S. degree from California State University, Northridge.

Marvin S. Cadwell served as a director of Radiologix, Inc. (“Radiologix”) between June 2002 and November 2006. He was appointed Chairman of the Board of Radiologix in December 2002 and served as Chairman of the Nominations and Governance Committee of the Board of Radiologix. He was the Radiologix interim Chief Executive Officer from September 2004 until November 2004. From December 2001 until November 2002, Mr. Cadwell served as Chief Executive Officer of SoftWatch, Ltd., an Israeli based company that provides Internet software. Since 2003, he has served as a director of ChartOne, Inc., a private company that provides patient chart management services to the healthcare industry.

Lawrence L. Levitt is a C.P.A. and since 1987 has been the President and Chief Financial Officer of Canyon Management Company, a company which manages a privately held investment fund. Mr. Levitt is also a director of River Downs Management Company, operator of a thoroughbred racetrack in Ohio.

Michael L. Sherman, M.D., F.A.C.R., served as a Radiologix director from 1997 until November 2006. He served as President of Advanced Radiology, P.A., a 90-person radiology practice located in Baltimore, Maryland, from 1995 to 2001, and subsequently as its board chairman and a consultant until his retirement from active practice in 2005. Radiologix has a contractual relationship with Advanced Radiology, P.A. Dr. Sherman has broad experience in the medical and business aspects of radiology. In addition, Dr. Sherman was a director of MedStar Health, a seven-hospital system in the Baltimore-Washington, D.C. market from 1998 until 2006. He continues to serve on the board of MedStar Health’s captive insurance company, Greenspring Financial Insurance Limited, Inc. Dr. Sherman is also a Senior Advisor for healthcare at FOCUS Enterprises, a Washington, D.C.-based investment banking firm.

David L. Swartz is a C.P.A. with 35 years of experience providing accounting and advisory services to clients. Mr. Swartz currently serves as the president of the California State Board of Accountancy. Between 1993 and 2008, Mr. Swartz served as the managing partner of Good, Swartz, Brown & Berns. Prior to this, Mr. Swartz served as managing partner and was on the national board of directors of a 50-office international accounting firm. Mr. Swartz is also a former CFO of a publicly-held shopping center and development company.

Director Independence

Our Board of Directors annually determines the independence of our directors in accordance with the independence requirements under the NASDAQ and the SEC rules. As a result of this review, our Board of Directors has determined that Marvin S. Cadwell, Lawrence L. Levitt, Michael L. Sherman, M.D. and David Swartz each qualify as independent directors in accordance with the NASDAQ and the SEC rules. Howard G. Berger, M.D., John V. Crues, III, M.D., and Norman R. Hames are each currently an executive officer of our company and therefore do not qualify as independent directors.

Code of Ethics

We have adopted a written code of financial ethics applicable to our directors, officers and employees which is designed to deter wrongdoing and to promote:

•	honest and ethical conduct;
•	full, fair, accurate, timely and understandable disclosure in reports and documents that we file with the SEC and in our other public communications;
•	compliance with applicable laws, rules and regulations, including insider trading compliance; and
•	accountability for adherence to the code and prompt internal reporting of violations of the code, including illegal or unethical behavior regarding accounting or auditing practices.

You may obtain a copy of our Code of Financial Ethics on our website at www.radnet.com under Investors — Corporate Governance. The Audit Committee is responsible for reviewing the Code of Financial Ethics and amending as necessary. Any amendments will be disclosed on our website.

Committees of the Board of Directors

We have two standing committees: the Audit Committee and the Compensation and Management Development Committee. The committees are comprised entirely of independent directors. The membership of each committee is as follows, with the chairperson listed first:

Audit Committee	Compensation and Management Development Committee
David L. Swartz	Lawrence L. Levitt
Marvin S. Cadwell	Michael Sherman, M.D.
Lawrence L. Levitt	David L. Swartz

Audit Committee

The Audit Committee meets periodically, but at least once a quarter to review the company’s financial statements and the adequacy of and compliance with the company’s internal and external financial reporting processes. The Audit Committee held four meetings in 2010.

The Audit Committee’s responsibilities include, among other things:

•	selecting and overseeing the engagement of a firm to serve as an independent registered public accounting firm to audit our financial statements;
•	helping to ensure the independence of our independent registered public accounting firm;
•	discussing the scope and results of the audit with our independent registered public accounting firm;
•	developing procedures for employees to anonymously submit concerns about questionable accounting or audit matters;
•	meeting with our independent registered public accounting firm and our management to consider the adequacy of our internal accounting controls and audit procedures; and
•	approving all audit and non-audit services to be performed by our independent registered public accounting firm.

The responsibilities of the Audit Committee are more fully described in the Audit Committee Charter. The Audit Committee reviews the charter at least annually and modifies it as needed. The Audit Committee Charter can be found on our website at www.radnet.com under Investors — Corporate Governance.

The Board of Directors has determined that all members of the Audit Committee are independent and financially literate. Further, the Board of Directors has determined that Mr. Swartz and Mr. Levitt possess the requisite accounting and financial management expertise required under the NASDAQ Marketplace Rules and each qualifies as an “audit committee financial expert” as defined under the applicable SEC rules.

Compensation and Management Development Committee

The Compensation and Management Development Committee meets at least annually and is responsible for approving the compensation of executive officers and certain senior management and oversees the company’s management development programs, performance assessment of senior executives and succession planning. The Compensation and Management Development Committee held five meetings in 2010.

The Compensation and Management Development Committee’s responsibilities include, among other things:

•	reviewing and, as it deems appropriate, recommending to our Board of Directors the compensation of executive officers and certain other senior management;
•	reviewing and administering our stock and equity incentive plans;
•	reviewing and, as it deems appropriate, recommending to our Board of Directors, policies, practices, and procedures relating to the compensation of our directors, officers, and other managerial employees and the establishment and administration of our employee benefit plans; and
•	reviewing and approving the corporate goals and objectives relevant to CEO compensation and evaluating the CEO’s performance in light of those goals.

As noted in “Executive Compensation — Compensation Discussion and Analysis,” certain executive officers receive compensation from BRMG. The process employed by the Compensation and Management Development Committee in determining the appropriate compensation of executive officers is the same regardless of whether payments are made by the company or BRMG.

The responsibilities of the Compensation and Management Development Committee are more fully described in the Compensation and Management Development Committee Charter. The Compensation and Management Development Committee reviews the charter at least annually and modifies it as needed. The Compensation and Management Development Committee Charter can be found on our website at www.radnet.com under Investors — Corporate Governance.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation and Management Development Committee are listed previously in “Management — Committees of the Board of Directors.” No member of the Compensation and Management Development Committee has had a relationship with our company or any of our subsidiaries other than as directors and stockholders and no member has been an officer or employee of our company or any of our subsidiaries, a participant in a “related person” transaction or an executive officer of another entity, where one of our executive officers serves on the board of directors.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes the total compensation paid or earned by the principal executive officer, the principal financial officer and each of the three other most highly compensated executive officers for the fiscal years ended December 31, 2010, 2009 and 2008 (collectively, the “Named Executive Officers”) of RadNet, Inc.

	Annual Compensation
Name and Principal Position	Year	Salary ($)(1)		Bonus ($)	Stock Awards ($)	Option Awards ($)(2)	Totals ($)
Howard G. Berger, M.D., Principal Executive Officer	2010	500,000	(3)	—	—	—	500,000
	2009	500,000	(3)	—	—	—	500,000
	2008	500,000	(3)	—	—	—	500,000

Mark D. Stolper, Executive Vice President and Principal Financial Officer	2010	350,000		—	—	159,640	509,640
	2009	350,000		—	—	366,290	716,290
	2008	348,846		—	—	240,865	589,711

Norman R. Hames Executive Vice President and Chief Operating Officer — Western Operations	2010	354,875		—	—	159,640	514,515
	2009	354,875		—	—	219,774	574,649
	2008	353,986		—	—	240,865	594,851

John V. Crues, III, M.D., Vice President and Medical Director	2010	549,870	(3)	—	—	—	549,870
	2009	590,613	(3)	—	—	146,516	737,129
	2008	512,805	(3)	—	—	—	512,805

Jeffrey L. Linden, Executive Vice President and General Counsel	2010	409,600	(4)	—	—	159,640	569,240
	2009	409,600	(4)	—	—	219,774	629,374
	2008	400,000	(4)	—	—	240,865	640,865

(1)	The dollar amounts include the value of perquisites and other personal benefits, if any, for each of the Named Executive Officers, which were less than $10,000 or 10% of salary and bonus, below the reporting thresholds established by the SEC.
(2)	The amounts listed in this column represent the fair value of the award on the date of grant.
(3)	Received from Beverly Radiology Medical Group III.
(4)	Cohen & Lord, a professional corporation, a law firm with which Mr. Linden is associated, received $598,262 in fees for the year ended December 31, 2010, $410,000 in fees for the year ended December 31, 2009 and $398,128 for the year ended December 31, 2008. Mr. Linden has specifically waived any interest in our fees paid to Cohen & Lord since becoming an officer. See also “Certain Relationships and Related Party Transactions.”

Grants of Plan-Based Awards

The following table sets forth certain information with respect to grants of awards to our Named Executive Officers under our equity incentive plans during 2010.

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)		Exercise orBase Price of Option Awards ($/Sh)(1)	Grant Date Fair Value of Stock and Option Awards(2)
Norman R. Hames	06/08/10	100,000	(3)	$2.70	159,640
Jeffrey L. Linden	06/08/10	100,000	(3)	$2.70	159,640
Mark D. Stolper	06/08/10	100,000	(3)	$2.70	159,640

(1)	Exercise prices reflect the closing public market price on the date of grant.
(2)	For discussion regarding the valuation model and assumptions used to calculate the fair value of these option awards, see Note 11 to the consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2009.
(3)	Granted under the 2006 Equity Incentive Plan, or the 2006 Plan. Vests in equal increments on June 8, 2010, 2011 and 2012 subject to the officer’s continued service.

Outstanding Equity Awards at Fiscal Year End

The table below summarizes outstanding equity awards held by our Named Executive Officers at December 31, 2010.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Norman R. Hames	1,172,898	(1)	—		1.12	05/01/2013
	100,000	(2)	50,000	(2)	3.24	10/28/2013
	50,000	(2)	100,000	(2)	2.40	06/15/2014
	33,333		66,667	(2)	2.70	06/08/2015

John V. Crues, III, M.D.	250,000		—		.72	06/07/2010
	33,333	(2)	66,667	(2)	2.40	06/15/2014

Jeffrey L. Linden	37,500	(1)	—		.92	08/12/2011
	250,000	(1)	—		2.52	04/28/2012
	100,000	(2)	50,000	(2)	3.24	10/28/2013
	50,000	(2)	100,000	(2)	2.40	06/15/2014
	33,333		66,667	(2)	2.70	06/08/2015

Mark D. Stolper	100,000	(1)	—		3.10	07/11/2011
	100,000	(2)	50,000	(2)	3.24	10/28/2013
	83,333	(2)	166,667	(2)	2.40	06/15/2014
	33,333		66,667	(2)	2.70	06/08/2015

(1)	Relates to nonqualified warrants issued to the Named Executive Officers.
(2)	Relates to options issued to the Named Executive Officers under the 2006 Plan.

Option Exercises and Stock Vested

There were no option exercises in the fiscal year ended December 31, 2010 by the Named Executive Officers except as follows:

Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)
Jeffrey L. Linden	18,750	$21,000

(1)	The value realized equals the fair market value of the common stock acquired on the date of exercise minus the aggregate exercise price.

Pension Benefits, Nonqualified Defined Contribution and Other Deferred Compensation Plans

We do not have any tax-qualified defined benefit plans or supplemental executive retirement plans that provide for payments or other benefits to our Named Executive Officers in connection with their retirement. We also do not have any non-qualified defined contribution plan or other deferred compensation plans that provide for payments or other benefits to our Named Executive Officers.

Employment Agreements

We entered into an employment agreement with Mr. Linden on April 16, 2001, as amended on January 30, 2004, for an initial five-year term that renews automatically for successive one year terms unless otherwise terminated by either party. The employment agreement provides that Mr. Linden’s base salary is $350,000, which has subsequently been amended to $400,000, and also provides that Mr. Linden is eligible for severance benefits as described below under the heading “Potential Payments Upon Termination or Change in Control — Severance Agreements.” Mr. Linden currently serves as Executive Vice President and General Counsel.

We entered into an employment agreement with Mr. Hames on May 1, 2001, as amended on January 30, 2004 for an initial three-year term that renews automatically for successive one year terms unless otherwise terminated by either party. The employment agreement provides that Mr. Hames’ base salary is $225,000, which has subsequently been amended to $350,000, and also provides that Mr. Hames is eligible for severance benefits as described below under the heading “Potential Payments Upon Termination or Change in Control —  Severance Agreements.” Mr. Hames currently serves as Executive Vice President and Chief Operating Officer  — Western Operations.

We entered into an employment agreement with Mr. Stolper effective as of January 1, 2009, under which he shall serve as our Executive Vice President and Chief Financial Officer until the agreement is terminated by either party. The employment agreement provides that Mr. Stolper’s initial base salary is $350,000, that he is eligible to participate in all of our bonus or incentive compensation plans generally available to our corporate officers and that he is entitled to certain benefits upon a change-in-control as described below under the heading “Potential Payments Upon Termination or Change in Control — Change-in-Control Arrangements.”

Potential Payments Upon Termination or Change in Control

Payments Made Upon Termination and Retirement

Regardless of the manner in which the employment of a Named Executive Officer is terminated, he is entitled to receive amounts earned during his term of employment. Such amounts include:

•	non-equity incentive compensation earned, to the extent vested;
•	equity awarded pursuant to our 2006 Plan, to the extent vested; and
•	unused vacation pay.

Payments Made Upon Death or Disability

In the event of the death or disability of a Named Executive Officer, no additional benefits other than those listed under the heading “Payments Made Upon Termination and Retirement” above, will be paid to our Named Executive Officers.

Severance Agreements

Under each employment agreement discussed above under the heading “Employment Agreements,” we may terminate such Named Executive Officer’s employment at any time and for any reason and each Named Executive Officer may resign at any time and for any reason. In the event of a termination “without cause” by the company (i) Mr. Hames is entitled to receive a severance payment in an amount equal to three times his then annual compensation, or approximately $1,064,625 based upon his compensation in 2010, (ii) Mr. Linden is entitled to receive a severance payment in an amount equal to five times his then annual compensation, or approximately $2,048,000 based upon his compensation in 2010 and (iii) Mr. Stolper is entitled to receive a severance payment in an amount equal to two times his then annual compensation, or approximately $700,000 based upon his compensation in 2010. Messrs. Hames and Linden are also entitled to the severance payment upon their election to terminate employment.

Dr. Berger has a severance arrangement with BRMG. Under this arrangement, in the event of termination “without cause” by either party, Dr. Berger is entitled to receive a severance payment in an amount equal to five times his then annual compensation, or approximately $2,500,000 based upon his compensation in 2010. Additionally, in the event of termination “for cause” by BRMG, Dr. Berger is entitled to receive a severance payment in an amount equal to one year of his then annual compensation, or approximately $500,000 based upon his compensation in 2010.

Change-in-Control Arrangements

None of our Named Executive Officers is entitled to payment of any benefits upon a change-in-control of the company; however all options, warrants and any other deferred equity compensation then granted to Mr. Stolper which is unvested at the time of such change-in-control shall immediately vest. Assuming a change-in-control occurred on December 31, 2010 and all of Mr. Stolper’s unvested options, warrants and other deferred equity compensation vested, the aggregate dollar amount of such vested options, warrants and other deferred equity compensation would be approximately $43,000.

Overview of Director Compensation

We use cash and stock based incentive compensation to attract and retain qualified candidates to serve on our board. In setting director compensation, we consider the significant amount of time that our directors expend in fulfilling their duties to our company as well as the skill level required by the members of our board.

Cash Compensation Paid to Board Members

For the fiscal year ended December 31, 2010, members of our board who were not employees of the company received annual compensation of $25,000. Additionally, members of our board who are not employees of the company are entitled to receive an attendance fee for board meetings of $1,000 per meeting and committee meetings of $750 per meeting. Our Chairman of the Audit Committee receives $10,000 per year for serving in such capacity and our Chairman of the Compensation and Management Development Committee receives $5,000 per year for serving in such capacity. Directors who are our employees received no additional compensation for their services as directors.

Stock Based Incentive Compensation

For the fiscal year ended December 31, 2010, members of our board who were not employees of the company each received options to purchase 25,000 shares of common stock exercisable at the closing price of the company’s common stock in the public market on the date of issuance. The shares are fully vested upon issuance.

Director Compensation

The table below summarizes the cash and non-cash compensation earned for the fiscal year ended December 31, 2010 by each of our current non-employee directors.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Marvin S. Cadwell	54,750	30,084	84,834
Lawrence L. Levitt	61,250	30,084	91,334
Michael L. Sherman, M.D.	36,500	30,084	66,584
David L. Swartz	74,500	30,084	104,584

(1)	The amount shown is the total dollar amount of the fair value of the award on the date of grant using the Black Scholes pricing model. On January 4, 2010, Messrs. Cadwell, Levitt, Swartz and Sherman were each granted 25,000 stock options, fully vested as of the grant date, with an exercise price of $2.12 per share, a fair value of $1.20 per share (using the Black Scholes pricing model) for a grant date value of $30,084 and a five-year term.

Risk Consideration in Our Compensation Programs

Our Compensation and Management Development Committee has discussed the concept of risk as it relates to our compensation program and does not believe our compensation program encourages excessive or inappropriate risk taking. We structure our pay to consist of primarily fixed compensation with cash and non-cash incentive programs. The base salary portion of compensation is designed to provide a steady income regardless of our stock price performance, so that our executive officers do not feel pressured to focus exclusively on stock price performance to the detriment of other important aspects of our business. Our equity incentive grants have traditionally been structured to provide longer term incentive. Our Compensation and Management Development Committee believes our compensation programs strikes a balance between providing secure compensation and appropriate short term and long term incentives, such that our executive officers are not encouraged to take unnecessary or excessive risks.

Equity Compensation Plan Information

We have two stock incentive plans: our 2000 Long-Term Incentive Plan (the “2000 Plan”) and our 2006 Equity Incentive Plan (the “2006 Plan”).

We have reserved 1,000,000 shares of common stock for issuance under our 2000 Plan. As of December 31, 2010, there were 132,250 options outstanding under the 2000 Plan. Upon approval of the 2006 Plan, we ceased granting options under the 2000 Plan.

We have reserved 6,500,000 shares of common stock for issuance under our 2006 Plan. The 2006 Plan provides for the grant of stock options (incentive and non-qualified), stock awards, stock appreciation rights and cash awards. If an award is cancelled, terminates, expires, or lapses for any reason without having been fully exercised or vested, or is settled for less than the full number of shares of common stock represented by such award actually being issued, the unvested, cancelled, or unissued shares of common stock generally will be returned to the available pool of shares reserved for issuance under the 2006 Plan. Notwithstanding the foregoing, the aggregate number of shares of common stock that may be issued under the 2006 Plan upon the exercise of incentive stock options shall not be increased for restricted shares that are forfeited or repurchased. Notwithstanding anything in the 2006 Plan, or any award agreement to the contrary, shares attributable to awards transferred under any award transfer program shall not be again available for grant under the 2006 Plan. In addition, if we experience a stock dividend, reorganization, or other change in our capital structure, the administrator may, in its discretion, adjust the number of shares available for issuance under the 2006 Plan and any outstanding awards as appropriate to reflect the stock dividend or other change. The share number limitations included in the 2006 Plan will also adjust appropriately upon such event. As of December 31, 2010, there were 5,528,750 options outstanding under the 2006 Plan and 971,250 shares available for future issuance.

The following table sets forth, for each of the company’s equity compensation plans, the number of shares of common stock subject to outstanding options and stock awards, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants as of December 31, 2010.

Plan Category	(A) Number of Shares to Be Issued Upon Exercise of Outstanding Options And Rights (#)	(B) Weighted Average Exercise Price of Outstanding Options ($)	(C) Number of Shares Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Shares Reflected in Column (A))
Equity compensation plans approved by stockholders	5,661,000	3.65	971,250
Equity compensation plans not approved by stockholders(1)	2,767,898	2.50	—
TOTAL	8,428,898

(1)	Consists of shares available upon exercise of warrants granted under various agreements.

The 2000 Plan and 2006 Plan are administered by the Compensation and Management Development Committee, which has the power to determine matters related to outstanding option awards under the Plans, including conditions of vesting and exercisability. Options granted under the Plans expire no later than 10 years from the grant date. Options generally vest in increments over three or five years from the date of grant. Options granted to non-employee directors however are fully vested upon issuance.

Compensation Discussion and Analysis

This discussion describes our compensation program for the five Named Executive Officers, namely, our principal executive officer, our principal financial officer and the three other most highly compensated executive officers for the year ended December 31, 2010.

Compensation Philosophy

We compensate our executive officers through a mix of base salary, bonus and equity compensation. We intend that our compensation decisions will attract and retain leaders and reward them for achieving the company's strategic initiatives and objective measures of success. Our compensation policies are designed to be competitive with comparable employers and to align management's incentives with both near term and long-term interests of our stockholders. The following principles influence and guide our compensation decisions:

We Believe in a Pay for Performance Culture

At the core of our compensation philosophy is our guiding belief that pay should be directly linked to performance. A substantial portion of executive officer compensation is contingent on, and variable with, achievement of objective corporate and/or individual performance objectives.

Compensation Decisions Should Promote the Interests of Stockholders

Compensation should focus management on achieving strong short-term (annual) performance in a manner that supports and ensures our long-term success and profitability. We believe that stock options create long-term incentives that align the interest of management with the long-term interest of stockholders.

Compensation and Performance Pay Should Reflect Position and Responsibility

Total compensation and accountability should generally increase with position and responsibility. Consistent with this philosophy:

•	Total compensation is higher for individuals with greater responsibility and greater ability to influence the company's achievement of targeted results and strategic initiatives.

•	As position and responsibility increases, a greater portion of the executive officer's total compensation may be comprised of performance-based pay contingent on the achievement of performance objectives.
•	Equity-based compensation is higher for persons with higher levels of responsibility, making a significant portion of their total compensation dependent on long-term stock appreciation.

Internal Pay Equity

We believe that internal equity is an important factor to be considered in establishing compensation for the officers. We have not established a policy regarding the ratio of total compensation of the Chief Executive Officer to that of the other officers, but we do review compensation levels to ensure that appropriate equity exists. We intend to continue to review internal compensation equity and may adopt a formal policy in the future, if we deem such a policy to be appropriate.

Compensation Should be Reasonable and Responsible

It is essential that our overall compensation levels be sufficiently competitive to attract talented leaders and motivate those leaders to achieve superior results. At the same time, we believe that compensation should be set at responsible levels. Our executive compensation programs are intended to be consistent with our constant focus on controlling costs.

Compensation Disclosures Should be Clear and Complete

We believe that all aspects of executive compensation should be clear, comprehensible and promptly disclosed in plain English. We believe that compensation disclosures should provide all of the information necessary to permit stockholders to understand our compensation philosophy, our compensation-setting process and how and how much our executives are paid.

Board Process

Compensation and Management Development Committee

Generally, equity grants are based upon the recommendation of our Chief Executive Officer, with the Compensation and Management Development Committee retaining ultimate authority to accept, reject or modify such recommendation.

The Compensation and Management Development Committee has been delegated the authority by our Board of Directors to approve all compensation and awards to executive officers. With respect to equity compensation awarded to the executive officers and others, the Compensation and Management Development Committee acts as the administrator under our 2006 Equity Incentive Plan and has the authority under that plan to grant restricted stock or stock options.

Our Compensation and Management Development Committee meets as often as necessary to perform its duties and responsibilities. The Committee meets with executive management, including our Chief Executive Officer, and conducts meetings in executive session.

The Committee's process begins with determining whether we will establish individual and corporate performance objectives for senior executive officers in each fiscal year. The Committee engages in an active dialogue with the Chief Executive Officer concerning the selection of strategic objectives and targets for performance based compensation. Corporate performance objectives may be established on the basis of a targeted return on capital employed for the company or a particular business unit, or on the basis of another operating metric.

The Committee meets in executive session each year to evaluate the performance of the Named Executive Officers, to determine if there will be changes in their annual compensation, to establish annual performance objectives for the current fiscal year, and to consider and approve any grants to them of equity incentive compensation.

Management's Role in the Compensation-Setting Process

Management plays a significant role in the compensation-setting process. The most significant aspects of management's role are:

•	establishing the operating budget which forms the basis for performance objectives; and
•	making recommendations to the Compensation and Management Development Committee on salary levels and option awards.

The Chief Executive Officer works with the Compensation and Management Development Committee in establishing the agenda for Committee meetings. Management also prepares meeting information for each Compensation and Management Development Committee meeting.

The Chief Executive Officer also participates in Committee meetings at the Committee's request to provide:

•	background information regarding the company's strategic objectives;
•	his evaluation of the performance of the senior executive officers, including accomplishments, areas of strength and weakness; and
•	compensation recommendations as to senior executive officers (other than himself).

Committee Advisors

Under its charter, the Compensation and Management Development Committee is granted, where appropriate, the authority to hire and fire advisors and compensation consultants. The company is obligated to pay for the advisors and consultants. These advisors will report directly to the Compensation and Management Development Committee. For the year ended December 31, 2010, the Compensation and Management Development Committee did not retain any outside compensation consultants.

Benchmarking

Our Compensation and Management Development Committee does not base its compensation decisions on benchmarking against a specific peer group of companies. However, the Committee recognizes that our compensation practices must be competitive in the marketplace. Accordingly, it will periodically gather information concerning pay practices at other companies. This marketplace information is only one of the many factors that the Committee considers in assessing the reasonableness of compensation.

Elements of Executive Compensation

Base Salary

Base pay is a critical element of executive compensation. We seek to establish a compensation level that is appropriate recognizing the executive's achievements and contributions. Base pay also provides executives with a secure level of monthly income that is not at risk, and our Compensation and Management Development Committee believes that this gives our executives the ability to focus on the longer term and avoid the urgency which could otherwise drive an executive to take unnecessary risks. In determining base salaries our Compensation and Management Development Committee considers the executive's qualifications and experience, scope of responsibilities and future potential, the goals and objectives established for the executive, the executive's past performance, competitive salary practices at similar companies, internal pay equity and the tax deductibility of base salary.

Equity Based Compensation

We believe that equity compensation is the most effective means of creating a long-term link between the compensation provided to officers and other key management personnel with gains realized by the stockholders.

Our stock compensation plans have been established to provide certain of our employees, including our Named Executive Officers, with incentives to help align those employees' interests with the interests of our stockholders. Our stock compensation plans have provided the principal method for our Named Executive Officers to acquire equity or equity linked interests in our company.

We have elected to use stock options as our primary equity compensation vehicle. All stock options incorporate the following features:

•	the term of the grant does not exceed 10 years;
•	the grant price is not less than the market price on the date of grant;
•	grants do not include “reload” provisions;
•	repricing of options is prohibited, unless approved by the stockholders; and
•	options generally vest over a term of years (3 to 5 years) beginning with the first anniversary of the date of grant.

We continue to use stock options as a long-term incentive vehicle because:

•	Stock options align the interests of executives with those of the stockholders, support a pay-for-performance culture, foster employee stock ownership and focus the management team on increasing value for the stockholders; and
•	The vesting period encourages executive retention and the preservation of stockholder value.

In determining the number of options to be granted to senior executive officers, we take into account the individual's position, scope of responsibility, ability to affect profits and stockholder value and the individual's historic and recent performance and the value of stock options in relation to other elements of total compensation.

Additional Benefits

Our executive officers, including our Named Executive Officers, participate in other employee benefit plans generally available to all employees on the same terms as similarly situated employees.

Change in Control and Severance Payments

The employment agreements of some of our Named Executive Officers provide them benefits if their employment is terminated (other than for misconduct), including termination following a change in control. The details and amount of this benefit are set forth below under “Compensation of Directors and Executive Officers — Severance Agreements — Change-in-Control Arrangements.”

Deductibility of Executive Compensation

Our Compensation and Management Development Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that we may not deduct compensation of more than $1,000,000 that is paid to certain individuals. In as much as no executive is currently paid an amount near the $1,000,000 threshold, our Compensation and Management Development Committee believes that compensation paid to our Named Executive Officers is generally fully deductible for federal income tax purposes. However, in certain situations, certain of the independent members of our Compensation and Management Development Committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation of our Named Executive Officers.

2010 Compensation Determinations

The Compensation and Management Development Committee uses its judgment and discretion in determining the amount of base salary for each Named Executive Officer, which is reviewed on an annual basis. For the year ended December 31, 2010, the Compensation and Management Development Committee reviewed base salaries and did not increase base salaries for the Named Executive Officers for the next fiscal year.

In addition to reviewing base salary compensation, the Compensation and Management Development Committee also considers the need for option grants to supplement overall compensation. In 2010, the Compensation and Management Development Committee elected to make an equity grant of stock options to Messrs. Hames, Linden and Stolper. Messrs. Hames, Linden and Stolper were awarded options to purchase 100,000 shares of our common stock. The Compensation and Management Development Committee elected to make these awards in order to provide each of these Named Executive Officers with a more significant equity stake in the company and a greater incentive to contribute to our long term success. No equity awards were granted to Dr. Berger who owns approximately 14.6% of our common stock. The Compensation and Management Development Committee determined that he has a sufficient equity interest in the company to align his interest with other stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information concerning the beneficial ownership of the shares of common stock of RadNet, Inc. as of January 4, 2011, by:

•	each person we know to be the beneficial owner of 5% or more of our outstanding shares of common stock,
•	each of our Named Executive Officers and directors, and
•	all of our current executive officers and directors as a group.

Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o RadNet, Inc., 1510 Cotner Ave., Los Angeles, California 90025.

Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 36,979,725 shares of common stock outstanding on November 9, 2010 (excluding treasury shares). We have determined beneficial ownership in accordance with the rules of the SEC. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed as outstanding shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of January 4, 2011. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Name of Beneficial Owner	Shares Beneficially Owned		Percent of Shares Beneficially Owned
5% or Greater Stockholders
James E. Flynn(1)	3,554,000		9.8%
Directors and Named Executive Officers
Howard G. Berger, M.D.(2)	5,405,140		14.6%
Marvin S. Cadwell	175,178	(3)	*
John V. Crues, III, M.D.	678,708	(4)	1.8%
Norman R. Hames	1,576,237	(5)	4.3%
Lawrence L. Levitt	206,250	(6)	*
Michael L. Sherman, M.D.	216,765	(7)	*
David L. Swartz	241,250	(8)	*
Jeffrey L. Linden	1,235,000	(9)	3.3%
Mark D. Stolper	677,205	(10)	1.8%
Stephen M. Forthuber	875,000	(11)	2.4%
Michael N. Murdock	173,333	(12)	*
All directors and executive officers as a group (11 persons)	11,460,066	(13)	30.9%

*	Represents less than 1%.
(1)	According to the Schedule 13G filing with the SEC, Mr. Flynn is the beneficial owner of shares of common stock owned by various entities, including Deerfield Capital, L.P., and Deerfield Management Company, L.P. and he maintains shared voting and investment power over the shares of our common stock held by these entities. The address for Mr. Flynn as set forth in the Schedule 13G filing is 780 Third Avenue, 37th Floor, New York, New York 10017.
(2)	As a result of his stock ownership and positions as president and director, Dr. Berger may be deemed to be a controlling person of our company. Represents shares held by the Howard and Fran Berger Family Trust, to which Dr. Berger and Mrs. Berger are trustees.

(3)	Beneficial ownership includes 156,250 shares subject to options exercisable within 60 days of January 4, 2011.
(4)	Beneficial ownership includes 100,000 shares subject to options and warrant exercisable within 60 days of January 4, 2011.
(5)	Beneficial ownership includes 1,576,237 shares subject to options and warrants exercisable within 60 days of January 4, 2011.
(6)	Beneficial ownership includes 181,250 shares subject to options and warrants exercisable within 60 days of January 4, 2011.
(7)	Beneficial ownership includes 156,250 shares subject to options exercisable within 60 days of January 4, 2011.
(8)	Beneficial ownership includes 156,250 shares subject to options and warrants exercisable within 60 days of January 4, 2011.
(9)	Beneficial ownership includes 668,750 shares subject to options and warrants exercisable within 60 days of January 4, 2011.
(10)	Beneficial ownership includes 600,000 shares subject to options and warrants exercisable within 60 days of January 4, 2011.
(11)	Beneficial ownership includes 875,500 shares subject to options exercisable within 60 days of January 4, 2011.
(12)	Beneficial ownership includes 173,333 shares subject to options exercisable within 60 days of January 4, 2011.
(13)	Beneficial ownership includes 4,643,820 shares subject to options and warrants exercisable within 60 days of January 4, 2011.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Review and Approval of Related Party Transactions

As a matter of policy, the Board of Directors of RadNet, Inc. reviews any transaction in which we are proposed to be a party, directly or indirectly, and any of the following persons or entities is or is entitled to be a party, directly or indirectly, to the transaction or any director has a material financial interest in the transaction: (i) any of our executive officers or any related person of any such officer or a director, (ii) any person or entity of which the executive officer or director or any related person is the owner of more than 5% of the securities, (iii) any person or entity that controls one or more of the persons specified in subparagraph (ii) or a person that is controlled by, or is under common control with one or more of the persons specified in subparagraph (ii), or (iv) an individual who is a general partner, principal or employer of a director. Additionally, any transaction which would be required to be disclosed pursuant to Item 404 of Regulation S-K is reviewed by the Board of Directors.

Related Party Transactions

Howard G. Berger, M.D. is our President and Chief Executive Officer, Chairman of the Board, and owns approximately 15% of our outstanding common stock. Dr. Berger also owns, indirectly, 99% of the equity interests in BRMG. BRMG provides all of the professional medical services at most of our California facilities under a management agreement and contracts with various other independent physicians and physician groups to provide all of the professional medical services at most of our other California facilities. We obtain professional medical services from BRMG in California, rather than providing such services directly or through subsidiaries, in order to comply with California’s prohibition against the corporate practice of medicine. However, as a result of this close relationship with Dr. Berger and BRMG, we believe that we are able to better ensure that professional medical services are provided at our California facilities in a manner consistent with our needs and expectations and those of our referring physicians, patients and payors than if we obtained these services from unaffiliated practice groups.

Under our management agreement with BRMG, which expires on January 1, 2014, BRMG pays us, as compensation for the use of our facilities and equipment and for our services, a percentage of the gross amounts collected for the professional services it renders. The percentage, which was 79%, at December 31, 2010, is adjusted annually, if necessary, to ensure that the parties receive fair value for the services they render. In operation and historically, the annual revenue of BRMG from all sources closely approximates its expenses, including Dr. Berger’s compensation, fees payable to us and amounts payable to third parties. For administrative convenience and in order to avoid inconveniencing and confusing our payors, a single bill is prepared for both the professional medical services provided by the radiologists and our non-medical, or technical, services, generating a receivable for BRMG. BRMG is a guarantor under the term loan facility and revolving credit facility we entered into in April 2010.

Dr. Crues and Dr. Berger receive all of their salary from BRMG.

Cohen & Lord, a professional corporation, a law firm with which Mr. Linden is associated, received $598,262 in fees during 2010. Mr. Linden has specifically waived any interest in our fees since becoming an officer of RadNet, Inc.

On June 1, 2009 we entered into a 10-year operating lease for a building at one of our imaging centers located in Wilmington, Delaware in which our Senior Vice President of Materials Management is a 50% owner. The monthly rent under this operating lease is approximately $25,000. We believe that the monthly lease amount is in line with similar 10-year lease contracts available for comparable buildings in the area.

Indemnification Agreements

We have indemnification agreements with each of our directors and certain officers in addition to provisions which are reflected in our certificate of incorporation and bylaws which require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

DESCRIPTION OF OTHER INDEBTEDNESS

The following summary of other indebtedness does not purport to be complete and is qualified in its entirety by reference to the agreements described, including the definitions of certain capitalized terms used in this section, copies of which are available upon request.

General

On April 6, 2010, the Issuer entered into a new Credit and Guaranty Agreement (the “Credit Agreement”) with Barclays Capital, Deutsche Bank Securities Inc., GE Capital Markets, Inc. and Royal Bank of Canada, as joint bookrunners and joint lead arrangers, Barclays Bank PLC, as administrative agent and collateral agent, and certain other lenders, whereby we obtained $385,000,000 in senior secured first lien bank financing, consisting of (i) a $285,000,000, six-year term loan facility and (ii) a $100,000,000, five-year revolving credit facility, including a swing line loan subfacility and a letter of credit subfacility (the “New Credit Facilities”). The New Credit Facilities include uncommitted incremental credit facilities for up to $75,000,000 in additional principal amount of term loans or revolving credit commitments, subject to the satisfaction of certain conditions.

We will pay a commitment fee equal to 0.75% per annum (or 0.50% per annum if certain conditions are met) on the undrawn portion available under the revolving credit facility. We also will pay variable per annum fees in respect of outstanding letters of credit.

Prepayments

Loans will be required to be prepaid with:

•	100% of the net proceeds of asset sales or other dispositions of property by us, our parent company or our subsidiaries, subject to certain limited exceptions, unless such proceeds are reinvested in long-term assets useful in our business within 180 days of receipt of such proceeds or, if committed to reinvestment within such 180-day period, reinvested within 90 days thereafter;
•	100% of the net proceeds from insurance and condemnation recoveries received by us, our parent company or our subsidiaries, subject to certain limited exceptions, unless such proceeds are reinvested in long-term assets useful in our business within 180 days of receipt of such proceeds or, if committed to reinvestment within such 180-day period, reinvested within 90 days thereafter;
•	100% of the net proceeds from the issuance or incurrence of debt by us, our parent company, our subsidiaries or certain of our affiliates, other than certain indebtedness otherwise permitted under the Credit Agreement;
•	50% of annual consolidated excess cash flow; and
•	100% of the net proceeds of certain extraordinary receipts received by us, our parent company or our subsidiaries, such as but not limited to pension plan reversions, indemnity payments, purchase price adjustments, tax refunds, judgments and litigation settlements.

Interest

The revolving credit and term loan facilities bear interest through maturity: (1) if a Base Rate Loan, then at the sum of the Base Rate (as defined below) plus the applicable margin, or (2) if a Eurodollar Rate Loan, then at the sum of the Adjusted Eurodollar Rate (as defined below) plus the applicable margin. The swing line loan subfacility will bear interest at the sum of the Base Rate plus the applicable margin for Revolving Loans that are Base Rate loans.

The Base Rate will be the highest of: (1) the Prime Rate, (2) the rate which is 0.5% in excess of the Federal Funds Effective Rate (defined as a rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day by the Federal Reserve Bank of New York, or, if such rate is not so published, the average rate charged to the administrative agent, as a lender, on such day as determined by the administrative agent), (3) 3.00% and (4) 1.00% in excess of the one-month Adjusted Eurodollar Rate at such time.

The Adjusted Eurodollar Rate will be the higher of (1) the London interbank offered rate, adjusted for statutory reserve requirements, for the respective interest period, as determined by the administrative agent and (2) 2.00%.

The applicable margin is (1) (a) with respect to Tranche B Term Loans that are Eurodollar Rate Loans, 3.75% per annum and (b) with respect to Tranche B Term Loans that are Base Rate Loans, 2.75% per annum; and (2) (a) with respect to Revolving Loans that are Eurodollar Rate Loans, 3.75% per annum and (b) with respect to Revolving Loans and Swing Line Loans that are Base Rate Loans, 2.75% per annum.

Guarantees and Collateral

The obligations under the New Credit Facilities are guaranteed by our parent company, all of our direct and indirect wholly owned domestic subsidiaries (excluding joint ventures) and certain affiliated companies. The obligations under the New Credit Facilities and the guarantees are secured by a security interest in all of our, our parent company’s, our subsidiaries’ and certain affiliates’ tangible and intangible property, and by a pledge of (a) all intercompany debt, (b) all of the equity interests and limited liability company interests of our direct and indirect domestic subsidiaries, which we now own or hereafter acquire, and (c) (i) 100% of the non-voting equity interests (if any) of any foreign subsidiaries that we may acquire or form in the future and (ii) 66% of the voting equity interests of any foreign subsidiaries that we may acquire or form in the future to the extent the pledge of any greater percentage would result in material adverse tax consequences to us.

Covenants

In addition to certain customary covenants, the Credit Agreement restricts, among other things, our ability, our parent’s ability, our subsidiaries’ ability and certain of our affiliates’ ability to declare dividends or redeem or repurchase capital stock, prepay, redeem or purchase debt, incur liens and engage in sale-leaseback transactions, make loans and investments, incur additional indebtedness, amend or otherwise alter debt and other material agreements, engage in mergers, acquisitions and asset sales, enter into transactions with affiliates and alter the business we currently conduct.

Financial Covenants

The Credit Agreement contains financial covenants including a minimum interest coverage ratio, a maximum total leverage ratio and a limit on annual capital expenditures. These ratios are set at levels that are consistent with our projections of financial performance. Our failure to comply with these covenants could permit the lenders under the New Credit Facilities to declare all amounts borrowed, together with accrued interest and fees, to be immediately due and payable.

Events of Default

In addition to certain customary events of default, events of default under the New Credit Facilities include our failure to pay principal or interest when due, our material breach of any representation or warranty contained in the loan documents, covenant defaults, events of bankruptcy and a change of control.

THE EXCHANGE OFFER

General

We are offering to exchange a like principal amount of exchange notes for any or all outstanding notes on the terms and subject to the conditions set forth in this prospectus and accompanying letter of transmittal. We refer to the offer as the “exchange offer.” You may tender some or all of your outstanding notes pursuant to the exchange offer.

As of the date of this prospectus, $200.0 million aggregate principal amount of 10 3/8% senior notes due 2018 is outstanding. This prospectus, together with the letter of transmittal, is first being sent to all registered holders of outstanding notes known to us on or about         , 2011. Our obligation to accept outstanding notes for exchange pursuant to the exchange offer is subject to the satisfaction or waiver of certain conditions set forth under “— Conditions to the Exchange Offer” below. We anticipate that each of the conditions will be satisfied and that no waivers will be necessary.

Purpose and Effect of the Exchange Offer

Radnet Management, Inc., RadNet, Inc. and the other registrant guarantors of the notes have entered into a registration rights agreement with the initial purchasers of the outstanding notes in which they agreed, under certain circumstances, to use their reasonable best efforts to file a registration statement relating to offers to exchange the outstanding notes for exchange notes and thereafter cause the registration statement to become effective under the Securities Act no later than 360 days following the closing date of the issuances of the outstanding notes. The exchange notes will have terms identical in all material respects to the outstanding notes, except that the exchange notes will not contain terms with respect to transfer restrictions, registration rights and additional interest for failure to observe certain obligations in the registration rights agreement. The outstanding notes were issued on April 6, 2010.

Pursuant to the registration rights agreement, Radnet Management, Inc. (the “Issuer”), RadNet, Inc. (“Parent”) and the other registrant guarantors (together with Parent, the “Guarantors”) agreed to file with the SEC this registration statement on the appropriate form under the Securities Act with respect to the exchange notes. Upon the effectiveness of the registration statement, the Issuer and the Guarantors will offer to the holders of Entitled Securities (as defined below) pursuant to this exchange offer (as defined in the registration rights agreement) who are able to make certain representations the opportunity to exchange their Entitled Securities for exchange notes.

If:

(1)	the Issuer and the Guarantors are not
(a)	required to file the exchange offer registration statement; or
(b)	permitted to consummate the exchange offer because the exchange offer is not permitted by applicable law or SEC policy; or
(2)	any holder of Entitled Securities notifies the Issuer prior to the 20th business day following consummation of the exchange offer that:
(a)	it is prohibited by law or SEC policy from participating in the exchange offer;
(b)	it may not resell the exchange notes acquired by it in the exchange offer to the public without delivering a prospectus and the prospectus contained in this registration statement is not appropriate or available for such resales; or
(c)	it is a broker-dealer and owns notes acquired directly from Issuer or an affiliate of the Issuer, the Issuer and the Guarantors will file with the SEC a shelf registration statement to cover resales of the notes by the holders of the notes who satisfy certain conditions relating to the provision of information in connection with the shelf registration statement.

For purposes of the preceding, “Entitled Securities” means each note until the earliest to occur of:

(1)	the date on which such note has been exchanged by a person other than a broker-dealer for an exchange note in the exchange offer;
(2)	following the exchange by a broker-dealer in the exchange offer of a note for an exchange note, the date on which such exchange note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in this registration statement;
(3)	the date on which such note has been effectively registered under the Securities Act and disposed of in accordance with the shelf registration statement; or
(4)	the date on which such note is actually sold pursuant to Rule 144 under the Securities Act; provided that a note will not cease to be an Entitled Security for purposes of the exchange offer by virtue of this clause (4).

The registration rights agreement provides that:

(1)	the Issuer and the Guarantors will use all commercially reasonable efforts to have this registration statement declared effective by the SEC on or prior to 360 days after the closing of this offering;
(2)	unless the exchange offer would not be permitted by applicable law or SEC policy, the Issuer and the Guarantors will:
(a)	commence the exchange offer; and
(b)	use all commercially reasonable efforts to issue on or prior to 30 business days, or longer, if required by applicable securities laws, after the date on which this registration statement was declared effective by the SEC, exchange notes in exchange for all notes tendered prior thereto in the exchange offer; and
(3)	if obligated to file the shelf registration statement, the Issuer and the Guarantors will use all commercially reasonable efforts to file the shelf registration statement with the SEC on or prior to 30 days after such filing obligation arises and to cause the shelf registration statement to be declared effective by the SEC on or prior to 90 days after such obligation arises.

If:

(1)	any of such registration statements is not declared effective by the SEC on or prior to the date specified for such effectiveness (the “Effectiveness Target Date”);
(2)	the Issuer and the Guarantors fail to consummate the exchange offer within 30 business days of the Effectiveness Target Date with respect to this registration statement; or
(3)	the shelf registration statement or this registration statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Entitled Securities during the periods specified in the registration rights agreement (each such event referred to in clauses (1) through (3), a “Registration Default”),

Then the Issuer will pay special interest to each holder of Entitled Securities until all Registration Defaults have been cured (“Special Interest”).

With respect to the first 90-day period immediately following the occurrence of the first Registration Default, Special Interest will be paid in an amount equal to 0.25% per annum of the principal amount of Entitled Securities outstanding. The amount of the Special Interest will increase by an additional 0.25% per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Special Interest for all Registration Defaults of 1.0% per annum of the principal amount of the Entitled Securities outstanding.

All accrued Special Interest will be paid by the Issuer on the next scheduled interest payment date to DTC or its nominee by wire transfer of immediately available funds or by federal funds check and to holders of certificated notes by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified.

Following the cure of all Registration Defaults, the accrual of Special Interest will cease.

Holders of notes will be required to make certain representations to Issuer (as described in the registration rights agreement) in order to participate in the exchange offer and will be required to deliver certain information to be used in connection with the shelf registration statement and to provide comments on the shelf registration statement within the time periods set forth in the registration rights agreement in order to have their notes included in the shelf registration statement and benefit from the provisions regarding Special Interest set forth above. By acquiring Entitled Securities, a holder will be deemed to have agreed to indemnify Issuer and the Guarantors against certain losses arising out of information furnished by such holder in writing for inclusion in any shelf registration statement. Holders of notes will also be required to suspend their use of the prospectus included in the shelf registration statement under certain circumstances upon receipt of written notice to that effect from Issuer.

Resale of Exchange Notes

Based on interpretations by the staff of the SEC as set forth in no-action letters issued to third parties referred to below, we believe that you may resell or otherwise transfer exchange notes issued in the exchange offer without complying with the registration and prospectus delivery provisions of the Securities Act, if:

•	you are not our “affiliate” or an “affiliate” of any guarantor within the meaning of Rule 405 under the Securities Act;
•	you do not have an arrangement or understanding with any person to participate in a distribution of the exchange notes;
•	you are not engaged in, and do not intend to engage in, a distribution of the exchange notes; and
•	you are acquiring the exchange notes in the ordinary course of your business.

If you are our “affiliate” or an “affiliate” of any guarantor, or are engaging in, or intend to engage in, or have any arrangement or understanding with any person to participate in, a distribution of the exchange notes, or are not acquiring the exchange notes in the ordinary course of your business, then:

•	you cannot rely on the position of the SEC set forth in Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling, dated July 2, 1993, or similar no-action letters; and
•	in the absence of an exception from the position stated immediately above, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes.

This prospectus may be used for an offer to resell, or for the resale or other transfer of exchange notes only as specifically set forth in this prospectus. With regard to broker-dealers, only broker-dealers that acquired the outstanding notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. Please read “Plan of Distribution” for more details regarding the transfer of exchange notes.

Terms of the Exchange Offer

On the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, the Issuer will accept for exchange in the exchange offer any outstanding notes that are validly tendered and not validly withdrawn prior to the expiration date. Outstanding notes may only be tendered in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Issuer will issue $2,000 principal amount of exchange notes in exchange for each $2,000 principal amount of outstanding notes surrendered in the exchange offer, and integral multiples of $1,000 in excess thereof.

The form and terms of the exchange notes are identical in all material respects to the form and terms of the corresponding outstanding notes, except that the exchange notes do not contain terms with respect to transfer restrictions, registration rights or additional interest upon a failure to fulfill certain of our obligations under the registration rights agreement. The exchange notes will evidence the same debt as the corresponding outstanding notes. The exchange notes will be issued under and entitled to the benefits of the same indenture under which the outstanding notes will constitute a single class for all purposes under the indenture. For a description of the indenture, see “Description of the Notes.”

The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered for exchange.

As of the date of this prospectus, $200.0 million aggregate principal amount of the 10 3/8% senior notes due 2018 is outstanding. This prospectus and the letters of transmittal are being sent to all registered holders of outstanding notes. There will be no fixed record date for determining registered holders of outstanding notes entitled to participate in the exchange offer. Holders do not have any appraisal rights or dissenters’ rights under the indenture in connection with the exchange offer. The Issuer intends to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC. Outstanding notes that are not tendered for exchange in the exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits such holders have under the indenture relating to such holders’ series of outstanding notes and the registration rights agreement, except we will not have any further obligation to you to provide for the registration of the outstanding notes under the registration rights agreement.

The Issuer will be deemed to have accepted for exchange properly tendered outstanding notes when it has given written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from us and delivering exchange notes to holders. Subject to the terms of the registration rights agreement, the Issuer expressly reserves the right to amend or terminate the exchange offer and to refuse to accept the occurrence of any of the conditions specified below under “— Conditions to the Exchange Offer.”

Holders who tender outstanding notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes. We will pay all charges and expenses, other than certain applicable taxes described below in connection with the exchange offer. It is important that you read “— Fees and Expenses” below for more details regarding fees and expenses incurred in the exchange offer.

Expiration Date; Extensions, Amendments

As used in this prospectus, the term “expiration date” means 5:00 p.m., New York City time, on         , 2011. However, if we, in our sole discretion, extend the period of time for which the exchange offer is open, the term “expiration date” will mean the latest time and date to which we shall have extended the expiration of such exchange offer.

To extend the period of time during which an exchange offer is open, we will notify the exchange agent of any extension or written notice, followed by notification by press release or other public announcement to the registered holders of the outstanding notes no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

The Issuer reserves the right, in its sole discretion:

•	to delay accepting for exchange any outstanding notes (only in the case that we amend or extend the exchange offer);

•	to extend the exchange offer or to terminate the exchange offer if any of the conditions set forth below under “— Conditions to the Exchange Offer” have not been satisfied, by giving written notice of such delay, extension or termination to the exchange agent; and
•	subject to the terms of the registration rights agreement, to amend the terms of the exchange offer in any manner. In the event of a material change in the exchange offer, including the waiver of a material condition, we will extend the offer period, if necessary, so that at least five business days remain in such offer period following notice of the material change.

Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by written notice to the registered holders of the outstanding notes. If Radnet Management, Inc. amends an exchange offer in a manner that we determine to constitute a material change, it will promptly disclose the amendment by press release or other public announcement as required by Rule 14e-1(d) of the Exchange Act and will extend the offer period if necessary so that at least five business days remain in the offer following notice of the material change.

Conditions to the Exchange Offer

Despite any other term of the exchange offer, the Issuer will not be required to accept for exchange, or to issue exchange notes in exchange for, any outstanding notes and it may terminate or amend the exchange offer as provided in this prospectus prior to the expiration date if in its reasonable judgment:

•	the exchange offer or the making of any exchange by a holder violates any applicable law or interpretation of the SEC; or
•	any action or proceeding has been instituted or threatened in writing in any court or by or before any governmental agency with respect to the exchange offer that, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer.

In addition, the Issuer will not be obligated to accept for exchange the outstanding notes of any holder that has not made to us:

•	the representations described under “— Purpose and Effect of the Exchange Offer,” “— Procedures for Tendering Outstanding Notes” and “Plan of Distribution;” or
•	any other representations as may be reasonably necessary under applicable SEC rules, regulations, or interpretations to make available to us an appropriate form for registration of the exchange notes under the Securities Act.

The Issuer expressly reserves the right at any time or at various times to extend the period of time during which the exchange offer is open. Consequently, the Issuer may delay acceptance of any outstanding notes by notice by press release or other public announcement as required by Rule 14e-1(d) of the Exchange Act of such extension. During any such extensions, all outstanding notes previously tendered and not validly withdrawn will remain subject to the exchange offer, and we may accept them for exchange. The Issuer will return any outstanding notes that it does not accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of the exchange offer.

The Issuer expressly reserves the right to amend or terminate the exchange offer and to reject for exchange any outstanding notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified above. The Issuer will promptly give notice by press release or other public announcement as required by Rule 14e-1(d) of the Exchange Act of any extension, amendment, non-acceptance or termination to the holders of the outstanding notes as promptly as practicable. In the case of any extension, such notice will be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

These conditions are for our sole benefit, and the Issuer may assert them regardless of the circumstances that may give rise to them so long as such circumstances do not arise due to our action or inaction or waive them in whole or in part at any or at various times in our sole discretion. If the Issuer fails at any time to exercise any of these rights, it will not constitute a waiver of such right. Each such right will be deemed an ongoing right that it may assert at any time or at various times prior to the expiration date.

In addition, the Issuer will not accept for exchange any outstanding notes tendered, and will not issue exchange notes in exchange for any such outstanding notes, if at such time any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939, as amended (the “TIA”).

Procedures for Tendering Outstanding Notes

Only holders of outstanding notes may tender their outstanding notes in the exchange offer. To tender your outstanding notes in the exchange offer, you must comply with either of the following requirements:

•	complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal, have the signature(s) on the letter of transmittal guaranteed if required by the letter of transmittal and mail or deliver such letter of transmittal or facsimile thereof to the exchange agent at the address set forth below under “— Exchange Agent” prior to the expiration date; or
•	comply with DTC’s Automated Tender Offer Program procedures described below.

In addition, you will comply with either of the following conditions:

•	the exchange agent must receive certificates for outstanding notes along with the letter of transmittal prior to the expiration date;
•	the exchange agent must receive a timely confirmation of book-entry transfer of outstanding notes into the exchange agent’s account at DTC according to the procedures for book-entry transfer described below or a properly transmitted agent’s message prior to the expiration date; or
•	you must comply with the guaranteed delivery procedures described below.

Your tender, if not withdrawn prior to the expiration date, constitutes an agreement between us and you upon the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

The method of delivery of outstanding notes, letters of transmittal, and all other required documents to the exchange agent is at your election and risk. We recommend that instead of delivery by mail, you use an overnight or hand delivery service, properly insured. In all cases, you should allow sufficient time to assure timely delivery to the exchange agent before the expiration date. You should not send letters of transmittal or certificates representing outstanding notes to us. You may request that your broker, dealer, commercial bank, trust company or nominee effect the above transactions for you.

If you are a beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company, or other nominee and you wish to tender your outstanding notes, you should promptly contact the registered holder and instruct the registered holder to tender on your behalf. If you wish to tender the outstanding notes yourself, you must, prior to completing and executing the letter of transmittal and delivering your outstanding notes, either:

•	make appropriate arrangements to register ownership of the outstanding notes in your name; or
•	obtain a properly completed bond power from the registered holder of outstanding notes.

The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.

Signatures on the letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of the Security Transfer Agent Medallion Program or by any other “eligible guarantor institution” within the meaning of Rule 17A(d)-15 under the Exchange Act unless the outstanding notes surrendered for exchange are tendered:

•	by a registered holder of the outstanding notes who has not completed the box entitled “Special Registration Instructions” or “Special Delivery Instructions” on the letter of transmittal; or
•	for the account of an eligible guarantor institution.

If the letter of transmittal is signed by a person other than the registered holder of any outstanding notes listed on the outstanding notes, such outstanding notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder’s name appears on the outstanding notes and an eligible guarantor institution must guarantee the signature on the bond power.

If the letter of transmittal or any certificates representing outstanding notes, or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, those persons should also indicate when signing and, unless waived by us, they should also submit evidence satisfactory to us of their authority to so act.

The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC’s system may use DTC’s Automated Tender Offer Program to tender. Participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange agent, electronically transmit their acceptance of the exchange by causing DTC to transfer the outstanding notes to the exchange agent in accordance with DTC’s Automated Tender Offer Program procedures for transfer. DTC will then send an agent’s message to the exchange agent. The term “agent’s message” means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, which states that:

•	DTC has received an express acknowledgment from a participant in its Automated Tender Offer Program that is tendering outstanding notes that are the subject of the book-entry confirmation;
•	the participant has received and agrees to be bound by the terms of the letter of transmittal, or in the case of an agent’s message relating to guaranteed delivery, that such participant has received and agrees to be bound by the notice of guaranteed delivery; and
•	we may enforce that agreement against such participant.

DTC is referred to herein as a “book-entry transfer facility.”

Acceptance of Exchange Notes

In all cases, the Issuer will promptly issue exchange notes for outstanding notes that it has accepted for exchange under the exchange offer only after the exchange agent timely receives:

•	outstanding notes or a timely book-entry confirmation of such outstanding notes into the exchange agent’s account at the book-entry transfer facility; and
•	a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent’s message.

By tendering outstanding notes pursuant to the exchange offer, you will represent to us that, among other things:

•	you are not our “affiliate” or an “affiliate” of any guarantor within the meaning of Rule 405 under the Securities Act;
•	you do not have an arrangement or understanding with any person or entity to participate in a distribution of the exchange notes; and
•	you are acquiring the exchange notes in the ordinary course of your business.

In addition, each broker-dealer that is to receive exchange notes for its own account in exchange for outstanding notes must represent that such outstanding notes were acquired by that broker-dealer as a result of market-making activities or other trading activities and must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. See “Plan of Distribution.”

The Issuer will interpret the terms and conditions of the exchange offer, including the letters of transmittal and the instructions to the letters of transmittal, and will resolve all questions as to the validity, form, eligibility, including time of receipt, and acceptance of outstanding notes tendered for exchange. Our determinations in this regard will be final and binding on all parties. The Issuer reserves the absolute right to reject any and all tenders of any particular outstanding notes not properly tendered or to not accept any particular outstanding notes if the acceptance might, in its or its counsel’s judgment, be unlawful. We also reserve the absolute right to waive any defects or irregularities as to any particular outstanding notes prior to the expiration date.

Unless waived, any defects or irregularities in connection with tenders of outstanding notes for exchange must be cured within such reasonable period of time as we determine. Neither the Issuer, the exchange agent, nor any other person will be under any duty to give notification of any defect or irregularity with respect to any tender of outstanding notes for exchange, nor will any of them incur any liability for any failure to give notification. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the irregularities have not been cured or waived will be returned by the exchange agent to the tendering holder, unless otherwise provided in the letter of transmittal, promptly after the expiration date.

Book-Entry Delivery Procedures

Promptly after the date of this prospectus, the exchange agent will establish an account with respect to the outstanding notes at DTC and, as the book-entry transfer facility, for purposes of the exchange offer. Any financial institution that is a participant in the book-entry transfer facility’s system may make book-entry delivery of the outstanding notes by causing the book-entry transfer facility to transfer those outstanding notes into the exchange agent’s account at the facility in accordance with the facility’s procedures for such transfer. To be timely, book-entry delivery of outstanding notes requires receipt of a confirmation of a book-entry transfer, a “book-entry confirmation,” prior to the expiration date. In addition, although delivery of outstanding notes may be effected through book-entry transfer into the exchange agent’s account at the book-entry transfer facility, the letter of transmittal or a manually signed facsimile thereof, together with any required signature guarantees and any other required documents, or an “agent’s message,” as defined below, in connection with a book-entry transfer, must, in any case, be delivered or transmitted to and received by the exchange agent at its address set forth on the cover page of the letter of transmittal prior to the expiration date to receive exchange notes for tendered outstanding notes, or the guaranteed delivery procedure described below must be complied with. Tender will not be deemed made until such documents are received by the exchange agent. Delivery of documents to the book-entry transfer facility does not constitute delivery to the exchange agent.

Holders of outstanding notes who are unable to deliver confirmation of the book-entry tender of their outstanding notes into the exchange agent’s account at the book-entry transfer facility or all other documents required by the letter of transmittal to the exchange agent on or prior to the expiration date must tender their outstanding notes according to the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures

If you wish to tender your outstanding notes but your outstanding notes are not immediately available or you cannot deliver your outstanding notes, the letter of transmittal or any other required documents to the exchange agent or comply with the procedures under DTC’s Automatic Tender Offer Program in the case of outstanding notes, prior to the expiration date, you may still tender if:

•	the tender is made through an eligible guarantor institution;
•	prior to the expiration date, the exchange agent receives from such eligible guarantor institution either a properly completed and duly executed notice of guaranteed delivery, by facsimile transmission, mail, or hand delivery or a properly transmitted agent’s message and notice of guaranteed delivery, that (1) sets forth your name and address, the certificate number(s) of such outstanding notes and the principal amount of outstanding notes tendered; (2) states that the tender is being made thereby; and (3) guarantees that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal, or facsimile thereof, together with the outstanding notes or a book-entry confirmation, and any other documents required by the letter of transmittal, will be deposited by the eligible guarantor institution with the exchange agent; and

•	the exchange agent receives the properly completed and executed letter of transmittal or facsimile thereof, as well as certificate(s) representing all tendered outstanding notes in proper form for transfer or a book-entry confirmation of transfer of the outstanding notes into the exchange agent’s account at DTC all other documents required by the letter of transmittal within three New York Stock Exchange trading days after the expiration date.

Upon request, the exchange agent will send to you a notice of guaranteed delivery if you wish to tender your outstanding notes according to the guaranteed delivery procedures.

Withdrawal Rights

Except as otherwise provided in this prospectus, you may withdraw your tender of outstanding notes at any time prior to 5:00 p.m., New York City time, on the expiration date.

For a withdrawal to be effective:

•	the exchange agent must receive a written notice, which may be by telegram, telex, facsimile or letter, of withdrawal at its address set forth below under “— Exchange Agent;” or
•	you must comply with the appropriate procedures of DTC’s Automated Tender Offer Program system.

Any notice of withdrawal must:

•	specify the name of the person who tendered the outstanding notes to be withdrawn;
•	identify the outstanding notes to be withdrawn, including the certificate numbers and principal amount of the outstanding notes; and
•	where certificates for outstanding notes have been transmitted, specify the name in which such outstanding notes were registered, if different from that of the withdrawing holder.

If certificates for outstanding notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, you must also submit:

•	the serial numbers of the particular certificates to be withdrawn; and
•	a signed notice of withdrawal with signatures guaranteed by an eligible institution unless you are an eligible guarantor institution.

If outstanding notes have been tendered pursuant to the procedures for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn outstanding notes and otherwise comply with the procedures of the facility. We will determine all questions as to the validity, form, and eligibility, including time of receipt of notices of withdrawal and our determination will be final and binding on all parties. Any outstanding notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any outstanding notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder, without cost to the holder, or, in the case of book-entry transfer, the outstanding notes will be credited to an account at the book-entry transfer facility, promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding notes may be retendered by following the procedures described under “— Procedures for Tendering Outstanding Notes” above at any time on or prior to the expiration date.

Exchange Agent

U.S. Bank National Association has been appointed as the exchange agent for the exchange offer. U.S. Bank National Association also acts as trustee under the indenture governing the notes. You should direct all executed letters of transmittal and all questions and requests for assistance, requests for additional copies of this prospectus or of the letters of transmittal, and requests for notices of guaranteed delivery to the exchange agent addressed as follows:

By Mail or Overnight Courier: U.S. Bank National Association 60 Livingston Avenue St. Paul, MN 55107 Attn: Specialized Finance Dept.	By Facsimile: U.S. Bank National Association 60 Livingston Avenue St. Paul, MN 55107 Attn: Specialized Finance Dept.	By Hand Delivery: U.S. Bank National Association 60 Livingston Avenue St. Paul, MN 55107 Attn: Specialized Finance Dept.
(651) 495-8158

Confirm receipt of
facsimile by telephone
(800) 934-6802

Note:  Delivery of this instrument to an address other than as set forth above, or transmission of instructions other than as set forth above, will not constitute a valid delivery.

If you deliver the letter of transmittal to an address other than the one set forth above or transmit instructions via facsimile other than the one set forth above, that delivery or those instructions will not be effective.

Fees and Expenses

The registration rights agreement provides that we will bear all expenses in connection with the performance of our obligations relating to the registration of the exchange notes and the conduct of the exchange offer. These expenses include registration and filing fees, accounting and legal fees and printing costs, among others. We will pay the exchange agent reasonable and customary fees for its services and reasonable out-of-pocket expenses. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for customary mailing and handling expenses incurred by them in forwarding this prospectus and related documents to their clients that are holders of outstanding notes and for handling or tendering for such clients.

We have not retained any dealer-manager in connection with the exchange offer and will not pay any fee or commission to any broker, dealer, nominee or other person, other than the exchange agent, for soliciting tenders of outstanding notes pursuant to the exchange offer.

Accounting Treatment

We will record the exchange notes in our accounting records at the same carrying value as the outstanding notes, which is the aggregate principal amount as reflected in our accounting records on the date of exchanges. Accordingly, we will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offer. We will record the expenses of the exchange offer as incurred.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the exchanges of outstanding notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

•	certificates representing outstanding notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of outstanding notes tendered;
•	tendered outstanding notes are registered in the name of any person other than the person signing the letter of transmittal; or

•	a transfer tax is imposed for any reason other than the exchange of outstanding notes under the exchange offer.

If satisfactory evidence of payment of such taxes is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed to that tendering holder.

Holders who tender their outstanding notes for exchange will not be required to pay any transfer taxes. However, holders who instruct us to register exchange notes in the name of, or request that outstanding notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be required to pay any applicable transfer tax.

Consequences of Failure to Exchange

If you do not exchange your outstanding notes for exchange notes under the exchange offer, your outstanding notes will remain subject to the restrictions on transfer of such outstanding notes:

•	as set forth in the legend printed on the outstanding notes as a consequence of the issuance of the outstanding notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws; and
•	as otherwise set forth in the prospectus distributed in connection with the private offerings of the outstanding notes.

In general, you may not offer or sell your outstanding notes unless they are registered under the Securities Act or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act.

Other

Participating in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

We may in the future seek to acquire untendered outstanding notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any outstanding notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered outstanding notes.

DESCRIPTION OF NOTES

You can find the definitions of certain terms used in this description under the caption “Certain Definitions” below. In this description, the word “Issuer” refers only to Radnet Management, Inc. and not to Parent or any of its Subsidiaries.

On April 6, 2010, the Issuer issued (the Original Issuance) $200,000,000 aggregate principal amount of 10 3/8% senior notes due 2018 under an indenture, dated as of April 6, 2010, among itself, the Guarantors and, the trustee, in a private transaction that was not subject to the registration requirements of the Securities Act. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended.

The following description is only a summary of the material provisions of the indenture, which is an exhibit to the registration statement of which this prospectus forms a part. It does not restate this agreement in its entirety. We urge you to read the indenture because it, and not this description, define your rights as holders of the notes. Copies of the indenture are available as set forth below under “— Additional Information.” Certain defined terms used in this description but not defined below under “— Certain Definitions” have the meanings assigned to them in the indenture.

The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders have rights under the indenture.

Brief Description of the Notes and the Note Guarantees

The Notes

The notes:

•	are general unsecured, senior obligations of the Issuer;
•	mature on April 1, 2018;
•	were issued in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000;
•	rank equally in right of payment with all existing and future unsecured senior Indebtedness of the Issuer;
•	are senior in right of payment to any future subordinated Indebtedness of the Issuer; and
•	are unconditionally guaranteed on a senior, unsecured basis by the Guarantors.

However, the notes are effectively subordinated to all borrowings under the Credit Agreement, which are secured by substantially all of the assets of the Issuer and the Guarantors, and any future secured indebtedness of the Issuer and the Guarantors to the extent of the value of the assets securing such indebtedness. See “Risk Factors — Your right to receive payments on the notes is effectively junior to those lenders who have a security interest in our assets.”

The Note Guarantees

The notes are guaranteed on a senior unsecured basis by Parent and each of the Issuer’s current and future Wholly Owned Domestic Subsidiaries. The notes are also guaranteed by any of the Issuer’s Subsidiaries that guarantee other Indebtedness of the Issuer or any Guarantor.

Each guarantee of the notes:

•	is a general unsecured obligation of the Guarantor;
•	ranks equally in right of payment with all existing and future unsecured senior Indebtedness of that Guarantor; and
•	is senior in right of payment to any future subordinated Indebtedness of that Guarantor.

As of the date of the indenture, all of our Subsidiaries are “Restricted Subsidiaries.” However, under the circumstances described below under the caption “— Certain Covenants — Designation of Restricted and Unrestricted Subsidiaries,” the Issuer is permitted to designate certain of its Subsidiaries as “Unrestricted

Subsidiaries.” Our Unrestricted Subsidiaries are not subject to many of the restrictive covenants in the indenture. Our Unrestricted Subsidiaries are not guaranteeing the notes.

Principal, Maturity and Interest

The Issuer issued $200.0 million in aggregate principal amount of notes in the Original Issuance. The Issuer may issue additional notes under the indenture from time to time after the Original Issuance. Any issuance of additional notes is subject to all of the covenants in the indenture, including the covenant described below under the caption “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock.” The notes and any additional notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. The Issuer issued the notes in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. The notes will mature on April 1, 2018.

Interest on the notes accrues at the rate of 10 3/8% per annum and is payable semi-annually in arrears on April 1 and October 1, commencing on October 1, 2010. Interest on overdue principal, interest and Special Interest, if any, will accrue at a rate that is 1% higher than the then applicable interest rate on the notes. The Issuer will make each interest payment to the holders of record on the immediately preceding March 15 and September 15.

Interest on the notes will accrue from the date of Original Issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

If a holder of notes has given wire transfer instructions to the Issuer, the Issuer will pay all principal of, premium on, if any, interest and Special Interest, if any, on, that holder’s notes in accordance with those instructions. All other payments on the notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless the Issuer elects to make interest payments by check mailed to the noteholders at their address set forth in the register of holders.

Paying Agent and Registrar for the Notes

The trustee will initially act as paying agent and registrar. The Issuer may change the paying agent or registrar without prior notice to the holders of the notes, and the Issuer or any of its Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

A holder may transfer or exchange notes in accordance with the provisions of the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. The Issuer will not be required to transfer or exchange any note selected for redemption. Also, the Issuer will not be required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

Note Guarantees

The notes are guaranteed by Parent and each of the Issuer’s current and future Wholly Owned Subsidiaries, as well as any other Domestic Subsidiary of the Issuer that guarantees any other debt of the Issuer or any Guarantor. These Note Guarantees are joint and several obligations of the Guarantors. The obligations of each Guarantor under its Note Guarantee is limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance under applicable law. See “Risk Factors — Federal and state fraudulent transfer laws may permit a court to void the notes and the Guarantees, and if that occurs, you may not receive any payments on the notes.”

A Restricted Subsidiary of Parent that is a Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Issuer or another Guarantor, unless:

(1)	immediately after giving effect to such transaction, no Default or Event of Default exists; and
(2)	either:
(a)	the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger unconditionally assumes all the obligations of that Guarantor under its Note Guarantee, the indenture and the registration rights agreement (to the extent applicable) pursuant to a supplemental indenture satisfactory to the trustee; or
(b)	the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the indenture.

The Note Guarantee of any Guarantor other than Parent will be released:

(3)	in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor, by way of merger, consolidation or otherwise, to a Person that is not (either before or after giving effect to such transaction) Parent or a Restricted Subsidiary of Parent, if the sale or other disposition does not violate the “Asset Sale” provisions of the indenture;
(4)	in connection with any sale or other disposition of Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) Parent or a Restricted Subsidiary of Parent, if the sale or other disposition does not violate the “Asset Sale” provisions of the indenture and the Guarantor ceases to be a Restricted Subsidiary of the Issuer as a result of the sale or other disposition;
(5)	if Parent designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of the indenture; or
(6)	upon legal defeasance, covenant defeasance or satisfaction and discharge of the indenture as provided below under the captions “— Legal Defeasance and Covenant Defeasance” and “— Satisfaction and Discharge.”

After giving effect to the Refinancing, including the Original Issuance of the notes, and the application of the net proceeds therefrom, as of September 30, 2010, we had $505.5 million in aggregate principal amount of outstanding indebtedness, $307.2 million of which constituted senior secured indebtedness that is effectively senior to the notes to the extent of the value of the collateral securing such debt. The indenture permits the Issuer and the Guarantors to incur additional Indebtedness in the future under certain circumstances.

Our non Wholly Owned Domestic Subsidiaries, our Unrestricted Subsidiaries and our foreign Subsidiaries do not and will not guarantee the notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, the non-guarantor Subsidiaries will be required to pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to us.

As of September 30, 2010, our non-guarantor subsidiaries had assets of $43.6 million and liabilities of $34.1 million (including trade payables).

Optional Redemption

At any time prior to April 1, 2013, the Issuer may on any one or more occasions redeem up to 35% of the aggregate principal amount of notes issued under the indenture, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 110.375% of the principal amount of the notes redeemed, plus accrued and unpaid interest and Special Interest, if any, to the date of redemption (subject to the rights of holders of notes on the relevant record date to receive interest on the relevant interest payment date), with the net cash proceeds of one or more Equity Offerings by Parent; provided that:

(1)	at least 65% of the aggregate principal amount of notes originally issued under the indenture (excluding notes held by the Issuer and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2)	the redemption occurs within 90 days of the date of the closing of such Equity Offering.

At any time prior to April 1, 2014, the Issuer may on any one or more occasions redeem all or a part of the notes, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest and Special Interest, if any, to the date of redemption, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date.

Except pursuant to the preceding paragraphs, the notes will not be redeemable at the Issuer’s option prior to April 1, 2014.

On or after April 1, 2014, the Issuer may on any one or more occasions redeem all or a part of the notes, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Special Interest, if any, on the notes redeemed, to the applicable date of redemption, if redeemed during the twelve-month period beginning on April 1 of the years indicated below, subject to the rights of holders of notes on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2014	105.188%
2015	102.594%
2016 and thereafter	100.000%

Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the notes or portions thereof called for redemption on the applicable redemption date.

The Issuer may acquire notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of the indenture.

Mandatory Redemption

The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the notes. However, under certain circumstances, the Issuer may be required to offer to purchase notes as described under the captions, “— Repurchase at the Option of Holders — Change of Control” and “— Repurchase at the Option of the Holders — Asset Sales.”

Repurchase at the Option of Holders

Change of Control

If a Change of Control occurs, each holder of notes will have the right to require the Issuer to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s notes pursuant to a Change of Control Offer on the terms set forth in the indenture. In the Change of Control Offer, the Issuer will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of notes repurchased, plus accrued and unpaid interest and Special Interest, if any, on the notes repurchased to the date of purchase, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date.

Within 30 days following any Change of Control, the Issuer will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in such notice. The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue of such compliance.

On the Change of Control Payment Date, the Issuer will, to the extent lawful:

(1)	accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;
(2)	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and
(3)	deliver or cause to be delivered to the trustee the notes properly accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being purchased by the Issuer.

The paying agent will promptly mail to each holder of notes properly tendered the Change of Control Payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any. The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The provisions described above that require the Issuer to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holders of the notes to require that the Issuer repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

The Issuer will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by the Issuer and purchases all notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to the indenture as described above under the caption “— Optional Redemption,” unless and until there is a default in payment of the applicable redemption price. Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

The Change of Control provisions described above may deter certain mergers, tender offers and other takeover attempts involving the Issuer by increasing the capital required to effectuate such transactions. The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of Parent and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the property or assets of Parent and its Subsidiaries, taken as a whole. Accordingly, the ability of a holder of notes to require the Issuer to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Parent and its Subsidiaries taken as a whole to another Person or group may be uncertain. The provisions under the indenture relative to the Issuer’s obligation to make an offer to repurchase the notes as a result of a Change of Control may be waived or modified with the written consent of the holders of a majority in principal amount of the notes.

The Issuer’s ability to repurchase notes pursuant to a Change of Control Offer may be limited by a number of factors. The occurrence of certain of the events that constitute a Change of Control would constitute a default under the Credit Agreement. In addition, certain events that may constitute a change of control under the Credit Agreement and cause a default under that agreement may not constitute a Change of Control under the indenture. Future Indebtedness of the Issuer and the Guarantors may also contain prohibitions of certain events that would constitute a Change of Control or require such Indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the holders of their rights to require the Issuer to repurchase the notes could cause a default under such Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Issuer. Finally, the Issuer’s ability to pay cash to the holders upon a repurchase may be limited by the Issuer’s then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. Even if sufficient funds were otherwise available, the terms of the Credit Agreement will, and future Indebtedness may, prohibit the Issuer’s prepayment of notes before their scheduled maturity. Consequently, if the Issuer is not able to prepay the Credit Agreement and any such other Indebtedness containing similar restrictions or obtain requisite consents, as described above, the Issuer will be unable to fulfill its repurchase obligations if holders of notes exercise their repurchase rights following a Change of Control, resulting in a default under the indenture. A default under the indenture may result in a cross-default under the Credit Agreement.

Asset Sales

Parent will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)	Parent (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value (measured as of the date of the definitive agreement with respect to such Asset Sale) of the assets or Equity Interests issued or sold or otherwise disposed of; and
(2)	at least 75% of the consideration received in the Asset Sale by Parent or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:
(a)	any liabilities, as shown on Parent’s most recent consolidated balance sheet, of Parent or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation or indemnity agreement that releases Parent or such Restricted Subsidiary from or indemnifies against further liability;
(b)	any securities, notes or other obligations received by Parent or any such Restricted Subsidiary from such transferee that are converted by Parent or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion, within 180 days following the closing of such Asset Sale;
(c)	any Designated Non-cash Consideration received by Parent or any of its Restricted Subsidiaries in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of (i) $25 million or (ii) 5.0% of Total Assets at the time of the receipt of such Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value); and
(d)	any stock or assets of the kind referred to in clauses (2) or (4) of the next paragraph of this covenant.

Within 365 days after the receipt of any Net Proceeds from an Asset Sale, Parent (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds:

(1)	to repay Indebtedness and other Obligations under a Credit Facility that are secured by a Lien;
(2)	to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of Parent;
(3)	to make a capital expenditure; or
(4)	to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business.

Pending the final application of any Net Proceeds, Parent (or the applicable Restricted Subsidiary) may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the indenture.

Any Net Proceeds from Asset Sales that are not applied or invested as provided in the second paragraph of this covenant will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $20.0 million, within 30 business days thereof, Parent will make an offer (an “Asset Sale Offer”) to all holders of notes and all holders of other Indebtedness that ranks equal to the notes (or pari passu) containing provisions similar to those set forth in the indenture with respect to offers to purchase, prepay or redeem with the proceeds of sales of assets to purchase, prepay or redeem the maximum principal amount of notes and such other pari passu Indebtedness (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased, prepaid or redeemed out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount, plus accrued and unpaid interest and Special Interest, if any, to the date of purchase, prepayment or redemption, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, Parent may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes and other pari passu Indebtedness tendered in (or required to be prepaid or redeemed in connection with) such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee will select the notes and such other pari passu Indebtedness to be purchased on a pro rata basis, based on the amounts tendered or required to be prepaid or redeemed (with such adjustments as may be deemed appropriate by Parent so that only notes in denominations of $2,000, or an integral multiple of $1,000 in excess thereof, will be purchased). Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

Parent will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to a Change of Control Offer or an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control or Asset Sale provisions of the indenture, Parent will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control or Asset Sale provisions of the indenture by virtue of such compliance.

The agreements governing the other Indebtedness of Parent and its Subsidiaries contain, and future agreements may contain, prohibitions of certain events, including events that would constitute a Change of Control or an Asset Sale and including repurchases of or other prepayments in respect of the notes. The exercise by the holders of notes of their right to require Parent to repurchase the notes upon a Change of Control or an Asset Sale could cause a default under these other agreements, even if the Change of Control or Asset Sale itself does not, due to the financial effect of such repurchases on Parent. In the event a Change of Control or Asset Sale occurs at a time when Parent is prohibited from purchasing notes, Parent could seek the consent of its senior lenders to the purchase of notes or could attempt to refinance the borrowings that contain such prohibition. If Parent does not obtain a consent or repay those borrowings, Parent will remain prohibited from purchasing notes. In that case, Parent’s failure to purchase tendered notes would constitute an Event of Default under the indenture which could, in turn, constitute a default under the other Indebtedness. Finally, Parent’s ability to pay cash to the holders of notes upon a repurchase may be limited by Parent’s then existing financial resources. See “Risk Factors — We may not be able to repurchase notes upon a change of control, which would be an event of default under the indenture.”

Selection and Notice

If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption on a pro rata basis (or, in the case of notes issued in global form, based on a method that most nearly approximates a pro rata selection as the trustee deems fair and appropriate) unless otherwise required by law or applicable stock exchange or depositary requirements.

No notes of $2,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture. Notices of redemption may not be conditional.

If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder of notes upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of notes called for redemption.

Certain Covenants

Restricted Payments

The indenture provides that Parent will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)	declare or pay any dividend or make any other payment or distribution on account of Parent’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving Parent or any of its Restricted Subsidiaries) or to the direct or indirect holders of Parent’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of Parent and other than dividends or distributions payable to Parent or a Restricted Subsidiary of Parent);
(2)	purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving Parent) any Equity Interests of Parent or any direct or indirect parent of Parent;
(3)	make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of Parent or any Guarantor that is contractually subordinated to the notes or to any Note Guarantee (excluding any intercompany Indebtedness between or among Parent and any of its Restricted Subsidiaries), except a payment of interest or principal at the Stated Maturity thereof; or
(4)	make any Restricted Investment

(all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”),

unless, at the time of and after giving effect to such Restricted Payment:

(a)	no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;
(b)	Parent would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock;” and
(c)	such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Parent and its Restricted Subsidiaries since the date of the indenture (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (7), (8), (9) and (10) of the next succeeding paragraph), is less than the sum, without duplication, of:
(1)	50% of the Consolidated Net Income of Parent for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of the indenture to the end of Parent’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus
(2)	100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by the Board of Directors of Parent, of marketable securities received by Parent since the date of the indenture as a contribution to its common equity capital or from the issue or sale of Qualifying Equity Interests of Parent or from the issue or sale of convertible or exchangeable Disqualified Stock of Parent or convertible or exchangeable debt securities of Parent, in each case that have been converted into or exchanged for Qualifying Equity Interests of Parent (other than Qualifying Equity Interests and convertible or exchangeable Disqualified Stock or debt securities sold to a Subsidiary of Parent); plus
(3)	the aggregate amount by which Indebtedness (other than subordinated Indebtedness) of Parent or any of its Restricted Subsidiaries is reduced on Parent’s consolidated balance sheet on or after the issue date of the notes upon the conversion or exchange of any debt securities (that by their terms are convertible into Qualifying Equity Interests of Parent) issued or sold on or prior to the issue date of the notes that are converted into Qualifying Equity Interests of Parent; plus
(4)	100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by the Board of Directors of Parent, of marketable securities (other than Restricted Investments) received after the issue date from:
(A)	the sale or other disposition (other than to Parent or a Restricted Subsidiary) of Restricted Investments made by Parent and its Restricted Subsidiaries after the issue date;
(B)	the sale (other than to Parent or a Restricted Subsidiary) of the stock of, an Unrestricted Subsidiary after the date of the indenture (other than to the extent the Instrument in such Unrestricted Subsidiary constituted a Permitted Investment), and a dividend from an Unrestricted Subsidiary after the date of the indenture, to the extent such dividends were not otherwise included in the Consolidated Net Income of Parent for such period; plus
(5)	to the extent that any Unrestricted Subsidiary of Parent designated as such after the date of the indenture is redesignated as a Restricted Subsidiary after the date of the indenture, the lesser of (i) the Fair Market Value of Parent’s Restricted Investment in such Subsidiary as of the date of such redesignation or (ii) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary after the date of the indenture (other than an Unrestricted Subsidiary to the extent such Instrument constituted a Permitted Investment).

The preceding provisions do not prohibit:

(1)	the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of the indenture;
(2)	the making of any Restricted Payment in exchange for, or out of or with the proceeds of the substantially concurrent sale (other than to a Subsidiary of Parent) of, Equity Interests of Parent (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to Parent; provided that the amount of any such net proceeds that are utilized for any such Restricted Payment will not be considered to be net proceeds of Qualifying Equity Interests for purposes of clause (c)(2) of the preceding paragraph;
(3)	the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of Parent to the holders of its Equity Interests on a pro rata basis;

(4)	the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of Parent or any Guarantor that is contractually subordinated to the notes or to any Note Guarantee with the net proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;
(5)	so long as no Default or Event of Default has occurred and is continuing, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Parent or any Restricted Subsidiary of Parent held by any current or former officer, director, employee or consultant of Parent or any of its Restricted Subsidiaries, or transferees of such persons, pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $2.0 million in any twelve-month period; provided further, that Parent and its Restricted Subsidiaries may carry over unutilized capacity under this clause (5) attributable any preceding twelve-month periods, up to a maximum amount of $4.0 million in any twelve-month period provided, further that such amount in any calendar year may be increased by an amount not to exceed:
(a)	the cash proceeds from the sale of Equity Interests of Parent to members of management, directors or consultants of Parent and its Subsidiaries that occurs after the issue date of the notes (to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of the preceding paragraph (3)); plus
(b)	the cash proceeds of key man life insurance policies received by Parent and its Restricted Subsidiaries after the issue date of the notes, less
(c)	the amount of any Restricted Payments made after the issue date of the notes pursuant to clauses (a) and (b) of this subparagraph (5);

and, provided further, that cancellation of Indebtedness owing to Parent from members of management of Parent or any of its Restricted Subsidiaries in connection with a repurchase of Equity Interests of Parent will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the indenture;

(6)	the repurchase of Equity Interests deemed to occur upon the exercise of stock options to the extent such Equity Interests represent a portion of the exercise price of those stock options;
(7)	so long as no Default or Event of Default has occurred and is continuing, the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of Parent or any preferred stock of any Restricted Subsidiary of Parent issued on or after the date of the indenture in accordance with the Fixed Charge Coverage Ratio test described below under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock;”
(8)	payments of cash, dividends, distributions, advances or other Restricted Payments by Parent or any of its Restricted Subsidiaries to allow the payment of cash in lieu of the issuance of fractional shares upon (i) the exercise of options or warrants or (ii) the conversion or exchange of Capital Stock of any such Person;
(9)	the repurchase, redemption or other acquisition or retirement for value of any subordinated Indebtedness pursuant to the provisions similar to those described under the captions “Repurchase at the Option of Holders — Change of Control” and “Repurchase at the Option of Holders — Asset Sales;” provided that all notes tendered by holders of the notes in connection with the related Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value; and
(10)	so long as no Default or Event of Default has occurred and is continuing, other Restricted Payments in an aggregate amount not to exceed $40.0 million since the date of the indenture; provided, however, that the amount of any dividends or any other payments or distributions on account of Parent’s or any of its Restricted Subsidiaries, Equity Interests and any purchase or redemption of any Equity Interests of Parent or any direct or indirect parent of Parent made pursuant to this clause (10) shall not exceed $10.0 million since the date of the indenture; provided, further that such amount shall increase to $15.0 million if, at the time of such Restricted Payment after giving pro forma effect thereto, the Consolidated Total Debt Ratio for Parent’s most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such Restricted Payment is made would have been no greater than 3.25 to 1.0.

The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by Parent or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this covenant will be determined by the Board of Directors of Parent whose resolution with respect thereto will be delivered to the trustee. The Board of Directors’ determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the Fair Market Value exceeds $20.0 million.

Incurrence of Indebtedness and Issuance of Preferred Stock

The indenture provides that Parent will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, incur) any Indebtedness (including Acquired Debt), and Parent will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that Parent may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Guarantors may incur Indebtedness (including Acquired Debt) or issue preferred stock, if the Fixed Charge Coverage Ratio for Parent’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such preferred stock is issued, as the case may be, would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

The foregoing limitations will not prohibit the incurrence of any of the following items of Indebtedness (collectively, Permitted Debt):

(1)	the incurrence by Parent and its Restricted Subsidiaries of additional Indebtedness and letters of credit and bankers acceptances under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of Parent and its Restricted Subsidiaries thereunder) not to exceed $385.0 million at the time of such incurrence;
(2)	the incurrence by Parent and its Restricted Subsidiaries of the Existing Indebtedness;
(3)	the incurrence by Parent and the Guarantors of Indebtedness represented by the notes and the related Note Guarantees to be issued on the date of the indenture and the exchange notes and the related Note Guarantees to be issued pursuant to the registration rights agreement;
(4)	the incurrence by Parent or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in the business of Parent or any of its Restricted Subsidiaries, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (4), not to exceed $20 million at the time of such incurrence;
(5)	the incurrence by Parent or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by the indenture to be incurred under the first paragraph of this covenant or clauses (2), (3), (4), (5) or (13) of this paragraph;

(6)	the incurrence by Parent or any of its Restricted Subsidiaries of intercompany Indebtedness between or among Parent and any of its Restricted Subsidiaries; provided, however, that:
(a)	if Parent or any of its Restricted Subsidiaries is the obligor on such Indebtedness and the payee is not Parent or a Restricted Subsidiary, such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the notes, in the case of the Issuer, or the Note Guarantee, in the case of a Guarantor; and
(b)	(i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Parent or a Restricted Subsidiary of Parent and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either Parent or a Restricted Subsidiary of Parent, will be deemed, in each case, to constitute an incurrence of such Indebtedness by Parent or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7)	the issuance by any of Parent’s Restricted Subsidiaries to Parent or to any of its Restricted Subsidiaries of shares of preferred stock; provided, however, that:
(a)	any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than Parent or a Restricted Subsidiary of Parent; and
(b)	any sale or other transfer of any such preferred stock to a Person that is not either Parent or a Restricted Subsidiary of Parent,

will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (7);

(8)	the incurrence by Parent or any of its Restricted Subsidiaries of Hedging Obligations in the ordinary course of business;
(9)	the guarantee by Parent or any of its Restricted Subsidiaries of Indebtedness of Parent or a Restricted Subsidiary of Parent to the extent that the guaranteed Indebtedness was permitted to be incurred by another provision of this covenant; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the notes, then the Guarantee must be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;
(10)	the incurrence by Parent or any of its Restricted Subsidiaries of Indebtedness in respect of workers’ compensation claims, self-insurance obligations, bankers’ acceptances, performance and surety bonds in the ordinary course of business;
(11)	the incurrence by Parent or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within 10 business days;
(12)	Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or a Subsidiary; provided that (A) such Indebtedness is not reflected on the balance sheet of the Issuer or any Restricted Subsidiary (contingent obligations referred to in a footnote or footnotes to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (A)) and (B) in the case of a disposition, the maximum liability in respect of such Indebtedness shall at no time exceed the gross proceeds including noncash proceeds (the fair market value of such noncash proceeds being determined at the time received and without giving effect to any subsequent changes in value) actually received by the Issuer or such Restricted Subsidiary in connection with such disposition; and
(13)	the incurrence by Parent or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (13) not to exceed the greater of $50.0 million and 7.5% of Total Assets as of such date of incurrence.

Parent will not incur, and will not permit its Restricted Subsidiaries to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of Parent or such Restricted Subsidiary unless such Indebtedness is also contractually subordinated in right of payment to the notes and the applicable Note Guarantee on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of Parent solely by virtue of being unsecured or by virtue of being secured on a junior priority basis.

For purposes of determining compliance with this “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (13) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, Parent will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant. Indebtedness under Credit Facilities outstanding on the date on which notes are first issued and authenticated under the indenture, including any letters of credit issued thereunder, will initially be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt. The accrual of interest or preferred stock dividends, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on preferred stock or Disqualified Stock in the form of additional shares of the same class of preferred stock or Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of preferred stock or Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in Fixed Charges of Parent as accrued. For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be utilized, calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that Parent or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

The amount of any Indebtedness outstanding as of any date will be:

(a)	the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;
(b)	the principal amount of the Indebtedness, in the case of any other Indebtedness;
(c)	in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:
(1)	the Fair Market Value of such assets at the date of determination; and
(2)	the amount of the Indebtedness of the other Person.

Liens

The indenture provides that Parent will not and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) securing Indebtedness or trade payables upon any of their property or assets, now owned or hereafter acquired, unless all payments due under the indenture and the notes are secured on an equal and ratable basis with the obligations so secured and, if such Lien secures subordinated Indebtedness, the notes are secured by a Lien on the same property, assets, income or profits which is senior to such Lien securing such subordinated Indebtedness to the same extent as the notes are senior to such subordinated Indebtedness, in each case, until such time as such obligations are no longer secured by a Lien.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

The indenture provides that Parent will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)	pay dividends or make any other distributions on its Capital Stock to Parent or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to Parent or any of its Restricted Subsidiaries;
(2)	make loans or advances to Parent or any of its Restricted Subsidiaries; or
(3)	sell, lease or transfer any of its properties or assets to Parent or any of its Restricted Subsidiaries.

However, the preceding restrictions do not apply to encumbrances or restrictions existing under or by reason of:

(1)	agreements governing Existing Indebtedness and Credit Facilities as in effect on the close of business on the date of the indenture and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of the indenture;
(2)	the indenture, the notes, the exchange notes, the Note Guarantees and the exchange Note Guarantees to be issued in any exchange offer and related documentation;
(3)	agreements governing other Indebtedness permitted to be incurred under the provisions of the covenant described above under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock” and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the restrictions therein are not materially more restrictive, taken as a whole, than those contained in the indenture, the notes and the Note Guarantees;
(4)	applicable law, rule, regulation or order;
(5)	any instrument governing Indebtedness or Capital Stock of a Person acquired by Parent or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the indenture to be incurred;
(6)	non-assignment provisions in contracts and licenses entered into in the ordinary course of business, including, without limitation, any encumbrance or restriction:
(a)	that restricts the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any such lease, license or other contract; and
(b)	pursuant to provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of Parent or any Restricted Subsidiary;
(7)	purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (3) of the preceding paragraph;
(8)	any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

(9)	Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;
(10)	Liens permitted to be incurred under the provisions of the covenant described above under the caption “— Liens” that limit the right of the debtor to dispose of the assets subject to such Liens;
(11)	provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements (including agreements entered into in connection with a Restricted Investment) entered into with the approval of Parent’s Board of Directors, which limitation is applicable only to the assets that are the subject of such agreements;
(12)	encumbrances or restrictions arising or existing by reason of applicable law or any applicable rule, regulation or order; and
(13)	restrictions on cash or other deposits or net worth entered into in the ordinary course of business.

Merger, Consolidation or Sale of Assets

Parent

The indenture provides that Parent will not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not Parent is the surviving corporation), or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of Parent and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(1)	either: (a) Parent is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than Parent) or to which such sale, assignment, transfer, conveyance or other disposition has been made is an entity organized or existing under the laws of the United States, any state of the United States or the District of Columbia; and, if such entity is not a corporation, a co-obligor of the notes is a corporation organized or existing under any such laws;
(2)	the Person formed by or surviving any such consolidation or merger (if other than Parent) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of Parent under the notes, its Note Guarantee, the indenture and the registration rights agreement pursuant to agreements reasonably satisfactory to the trustee;
(3)	immediately after such transaction, no Default or Event of Default shall have occurred and be continuing; and
(4)	Parent or the Person formed by or surviving any such consolidation or merger (if other than Parent), or to which such sale, assignment, transfer, conveyance or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, (i) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock” or (ii) the Fixed Charge Coverage Ratio for the successor company and its Restricted Subsidiaries would be greater than such ratio for Parent and its Restricted Subsidiaries immediately prior to such transaction.

In addition, Parent will not, directly or indirectly, lease all or substantially all of the properties and assets of it and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to any other Person.

This “Merger, Consolidation or Sale of Assets” covenant does not apply to any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among Parent and its Restricted Subsidiaries. Clauses (3) and (4) of the first paragraph of this covenant do not apply to (1) any merger or consolidation of Parent with or into one of its Restricted Subsidiaries for any purpose or (2) with or into an Affiliate solely for the purpose of reincorporating Parent in another jurisdiction.

The Issuer

The indenture provides that the Issuer will not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Issuer is the surviving corporation), or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Issuer and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(1)	either: (a) the Issuer is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, conveyance or other disposition has been made is an entity organized or existing under the laws of the United States, any state of the United States or the District of Columbia; and, if such entity is not a corporation, a co-obligor of the notes is a corporation organized or existing under any such laws;
(2)	the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Issuer under the notes, the indenture and the registration rights agreement pursuant to agreements reasonably satisfactory to the trustee; and
(3)	immediately after such transaction, no Default or Event of Default shall have occurred and be continuing.

In addition, the Issuer will not, directly or indirectly, lease all or substantially all of the properties and assets of it and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to any other Person.

This “Merger, Consolidation or Sale of Assets” covenant does not apply to any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among Parent, the Issuer and its Restricted Subsidiaries. Clause (3) of the first and fourth paragraphs of this covenant does not apply to any merger or consolidation of Parent or the Issuer, as applicable, (1) with or into one of its Restricted Subsidiaries for any purpose or (2) with or into an Affiliate solely for the purpose of reincorporating Parent or the Issuer, as applicable, in another jurisdiction.

Transactions with Affiliates

The indenture provides that Parent will not, and will not permit any of its Restricted Subsidiaries to, make any payment to or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of Parent (each, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $5.0 million, unless:

(1)	the Affiliate Transaction is on terms that are no less favorable to Parent or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Parent or such Restricted Subsidiary with an unrelated Person; and
(2)	Parent delivers to the trustee:
(a)	with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, a resolution of the Board of Directors of Parent set forth in an officers’ certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of Parent; and
(b)	with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $20.0 million, an opinion as to the fairness to Parent or such Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

The following items are not deemed to be Affiliate Transactions and, therefore, are not subject to the provisions of the prior paragraph:

(1)	any employment agreement, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by Parent or any of its Restricted Subsidiaries in the ordinary course of business and payments pursuant thereto;
(2)	transactions between or among Parent and/or its Restricted Subsidiaries;
(3)	transactions with a Person (other than an Unrestricted Subsidiary of Parent) that is an Affiliate of Parent solely because Parent owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;
(4)	payment of reasonable and customary fees and reimbursements of expenses (pursuant to indemnity arrangements or otherwise) of officers, directors, employees or consultants of Parent or any of its Restricted Subsidiaries;
(5)	any issuance of Equity Interests (other than Disqualified Stock) of Parent to Affiliates of Parent;
(6)	Restricted Payments that do not violate the provisions of the indenture described above under the caption “— Restricted Payments” or Permitted Investments;
(7)	Affiliated Transactions with Beverly Radiology Medical Group III (and any of its Affiliates, successors or assigns) in existence as of the date of the indenture, or which are materially consistent with the Affiliate Transactions between the Issuer, Parent and Beverly Radiology Medical Group III as of the date of the indenture and approved by a majority of Board of Directors;
(8)	loans or advances to employees or consultants which are approved by a majority of the Board of Directors of Parent in good faith;
(9)	transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the indenture, which are fair to Parent or its Restricted Subsidiaries, in the reasonable determination of the Board of Directors of Parent or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party; and
(10)	any agreement as in effect as of the date of the indenture or any amendment thereto (so long as any such amendment is not disadvantageous to the holders of the notes in any material respect) or any transaction contemplated thereby.

Additional Note Guarantees

The indenture provides that if Parent or any of its Restricted Subsidiaries acquires or creates another Wholly Owned Domestic Subsidiary after the date of the indenture, or any other Subsidiary of Parent or its Restricted Subsidiaries guarantees any Indebtedness of the Issuer or any Guarantor, then that Subsidiary will become a Guarantor and execute a supplemental indenture and deliver an opinion of counsel satisfactory to the trustee within ten business days of the date on which it was acquired or created.

Designation of Restricted and Unrestricted Subsidiaries

The indenture provides that the Board of Directors of Parent may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by Parent and its Restricted Subsidiaries in the Subsidiary designated as Unrestricted will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the covenant described above under the caption “— Restricted Payments” or under one or more clauses of the definition of Permitted Investments, as determined by Parent. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of Parent may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.

Any designation of a Subsidiary of Parent as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of a resolution of the Board of Directors giving effect to such designation and an officers’ certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption “— Restricted Payments.” If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of Parent as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock,” Parent will be in default of such covenant. The Board of Directors of Parent may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of Parent; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Parent of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock,” calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable reference period; and (2) no Default or Event of Default would be in existence following such designation.

Reports

Whether or not required by the rules and regulations of the SEC, so long as any notes are outstanding, the Issuer will furnish to the holders of notes or cause the trustee to furnish to the holders of notes (or file with the SEC for public availability), within the time periods specified in the SEC’s rules and regulations:

(1)	all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Issuer were required to file such reports, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report thereon by the Issuer’s certified independent accountants; and
(2)	all current reports that would be required to be filed with the SEC on Form 8-K if the Issuer were required to file such reports.

All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. In addition, the Issuer will file a copy of each of the reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such a filing) and will post the reports on its website within those time periods. Parent will at all times comply with TIA §314(a).

If, at any time, the Issuer is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Issuer will nevertheless continue filing the reports specified in the preceding paragraphs of this covenant with the SEC within the time periods specified above unless the SEC will not accept such a filing. If the SEC will not accept the Issuer’s filings for any reason, the Issuer will post the reports referred to in the preceding paragraphs on its website within the time periods that would apply if the Issuer were required to file those reports with the SEC.

If Parent has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraphs will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of Parent and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of Parent. Notwithstanding the foregoing, (a) so long as Parent is a Guarantor of the Notes, the reports, information and other documents required to be filed and provided as described hereunder may, at the Issuer’s option, be filed by and be those of Parent rather than the Issuer and (b) in the event that Parent conducts any business or holds any significant assets other than the capital stock of the Issuer at the time of filing and providing any such report, information or other document containing financial statements of Parent, Parent shall include in such report, information or other document summarized financial information (as defined in Rule 1-02(bb) of Regulation S-X promulgated by the SEC) with respect to the Issuer. In addition, Parent and the Guarantors agree that, for so long as any notes remain outstanding, if at any time they are not required to file with the SEC the reports required by the preceding paragraphs, they will furnish to the holders of notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default and Remedies

Each of the following is an “Event of Default:”

(1)	default for 30 days in the payment when due of interest and Special Interest, if any, on the notes;
(2)	default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the notes;
(3)	failure by Parent or any of its Restricted Subsidiaries to comply with the provisions described under the captions “— Repurchase at the Option of Holders — Change of Control,” “— Repurchase at the Option of Holders — Asset Sales,” “— Certain Covenants — Restricted Payments,” “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock” or “— Certain Covenants — Merger, Consolidation or Sale of Assets;”
(4)	failure by the Issuer or Parent, as the case may be, to comply for 180 days after notice to Parent by the trustee or the holder of at least 25% in the aggregate principal amount of the notes then outstanding voting as a single class with any of its obligations in the covenant described above under “— Reports” (provided that, if applicable, failure by the Issuer or Parent to comply with the provisions of Section 314(a) of the Trust Indenture Act will not in itself be deemed a Default or an Event of Default under the indenture);
(5)	failure by Parent or any of its Restricted Subsidiaries for 60 days after notice to Parent by the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding voting as a single class to comply with any of the other agreements in the indenture;
(6)	default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Parent or any of its Restricted Subsidiaries (or the payment of which is guaranteed by Parent or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of the indenture, if that default:
(a)	is caused by a failure to pay principal of, premium on, if any, or interest, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or
(b)	results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20.0 million or more;

(7)	failure by Parent or any of its Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction (other than judgments which are covered by enforceable insurance policies issued by solvent carriers) aggregating in excess of $20.0 million which judgments are not paid, discharged or stayed, for a period of 60 days;
(8)	except as permitted by the indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee; and
(9)	certain events of bankruptcy or insolvency described in the indenture with respect to Parent or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary.

In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to Parent, any Restricted Subsidiary of Parent that is a Significant Subsidiary or any group of Restricted Subsidiaries of Parent that, taken together, would constitute a Significant Subsidiary, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding notes may declare all the notes to be due and payable immediately.

Subject to certain limitations, holders of a majority in aggregate principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal of, premium on, if any, and interest and Special Interest, if any.

Subject to the provisions of the indenture relating to the duties of the trustee, in case an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any holders of notes unless such holders have offered to the trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest or Special Interest, if any, when due, no holder of a note may pursue any remedy with respect to the indenture or the notes unless:

(1)	such holder has previously given the trustee written notice that an Event of Default is continuing;
(2)	holders of at least 25% in aggregate principal amount of the then outstanding notes make a written request to the trustee to pursue the remedy;
(3)	such holder or holders offer and, if requested, provide to the trustee security or indemnity reasonably satisfactory to the trustee against any loss, liability or expense;
(4)	the trustee does not comply with such request within 60 days after receipt of the request and the offer of security or indemnity; and
(5)	during such 60-day period, holders of a majority in aggregate principal amount of the then outstanding notes do not give the trustee a direction inconsistent with such request.

The holders of a majority in aggregate principal amount of the then outstanding notes by written notice to the trustee may, on behalf of the holders of all of the notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the indenture, if the rescission would not conflict with any judgment or decree, except a continuing Default or Event of Default in the payment of principal of, premium on, if any, or interest or Special Interest, if any, on, the notes.

Parent is required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any Default or Event of Default, Parent is required to deliver to the trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, consultant, agent, representative, advisor, incorporator or stockholder of the Issuer or any Guarantor, as such, will have any liability for any obligations of the Issuer or the Guarantors under the notes, the indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

The Issuer may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an officers’ certificate, elect to have all of its obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their Note Guarantees (“Legal Defeasance”) except for:

(1)	the rights of holders of outstanding notes to receive payments in respect of the principal of, premium on, if any, interest or Special Interest, if any, on, such notes when such payments are due from the trust referred to below;

(2)	the Issuer’s obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;
(3)	the rights, powers, trusts, duties and immunities of the trustee under the indenture, and the Issuer’s and the Guarantors’ obligations in connection therewith; and
(4)	the Legal Defeasance and Covenant Defeasance provisions of the indenture.

In addition, the Issuer may, at its option and at any time, elect to have the obligations of the Issuer and the Guarantors released with respect to certain covenants (including its obligation to make Change of Control Offers and Asset Sale Offers) that are described in the indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, all Events of Default described under “— Events of Default and Remedies” (except those relating to payments on the notes or bankruptcy, receivership, rehabilitation or insolvency events) will no longer constitute an Event of Default with respect to the notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)	the Issuer must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, premium on, if any, interest and Special Interest, if any, on, the outstanding notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Issuer must specify whether the notes are being defeased to such stated date for payment or to a particular redemption date;
(2)	in the case of Legal Defeasance, the Issuer must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
(3)	in the case of Covenant Defeasance, the Issuer must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
(4)	no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness), and the granting of Liens to secure such borrowings);
(5)	such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which the Issuer or any of the Guarantors is a party or by which the Issuer or any of the Guarantors is bound;
(6)	the Issuer must deliver to the trustee an officers’ certificate stating that the deposit was not made by the Issuer with the intent of preferring the holders of notes over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or others; and
(7)	the Issuer must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the indenture or the notes or the Note Guarantees may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the then outstanding notes (including, without limitation, additional notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the notes), and any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium on, if any, interest or Special Interest, if any, on, the notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the indenture or the notes or the Note Guarantees may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding notes (including, without limitation, additional notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

Without the consent of each holder of notes affected, an amendment, supplement or waiver may not (with respect to any notes held by a non-consenting holder):

(1)	reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;
(2)	reduce the principal of or change the fixed maturity of any note or alter or waive any of the provisions with respect to the redemption of the notes (except those provisions relating to the covenants described above under the caption “— Repurchase at the Option of Holders”);
(3)	reduce the rate of or change the time for payment of interest, including default interest, on any note;
(4)	waive a Default or Event of Default in the payment of principal of, premium on, if any, interest or Special Interest, if any, on, the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the then outstanding notes and a waiver of the payment default that resulted from such acceleration);
(5)	make any note payable in money other than that stated in the notes;
(6)	make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal of, premium on, if any, interest or Special Interest, if any, on, the notes;
(7)	waive a redemption payment with respect to any note (other than a payment required by one of the covenants described above under the caption “— Repurchase at the Option of Holders”);
(8)	release any Guarantor from any of its obligations under its Note Guarantee or the indenture, except in accordance with the terms of the indenture; or
(9)	make any change in the preceding amendment and waiver provisions.

Notwithstanding the preceding, without the consent of any holder of notes, the Issuer, the Guarantors and the trustee may amend or supplement the indenture, the notes or the Note Guarantees:

(1)	to cure any ambiguity, defect or inconsistency;
(2)	to provide for uncertificated notes in addition to or in place of certificated notes;
(3)	to provide for the assumption of the Issuer’s or a Guarantor’s obligations to holders of notes and Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of the Issuer’s or such Guarantor’s assets, as applicable;
(4)	to make any change that would provide any additional rights or benefits to the holders of notes or that does not materially adversely affect the legal rights under the indenture of any holder;
(5)	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

(6)	to conform the text of the indenture, the notes, the Note Guarantees to any provision of this Description of Notes to the extent that such provision in this Description of Notes was intended to be a verbatim recitation of a provision of the indenture, the notes, the Note Guarantees, which intent may be evidenced by an officers’ certificate to that effect;
(7)	to provide for the issuance of additional notes in accordance with the limitations set forth in the indenture as of the date of the indenture; or
(8)	to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes.

The consent of the holders of the notes is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment under the indenture becomes effective, the Issuer is required to mail to holders of the notes a notice briefly describing such amendment. However, the failure to give such notice to all holders of the notes, or any defect therein, will not impair or affect the validity of the amendment.

Satisfaction and Discharge

The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

(1)	either:
(a)	all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to the Issuer following the expiration of the period for holding unclaimed funds set forth in the indenture, have been delivered to the trustee for cancellation; or
(b)	all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the notes not delivered to the trustee for cancellation for principal of, premium on, if any, interest and Special Interest, if any, on, the notes to the date of maturity or redemption;

in respect of clause 1(b), no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and any similar deposit relating to other Indebtedness and, in each case, the granting of Liens to secure such borrowings) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than with respect to the borrowing of funds to be applied concurrently to make the deposit required to effect such satisfaction and discharge and any similar concurrent deposit relating to other Indebtedness, and in each case the granting of Liens to secure such borrowings);

(2)	the Issuer or any Guarantor has paid or caused to be paid all sums payable by it under the indenture; and
(3)	the Issuer has delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or on the redemption date, as the case may be.

In addition, except in the case of satisfaction and discharge of the indenture resulting from repayment of the notes at their stated maturity, the Issuer must deliver an officers’ certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

U.S. Bank National Association is the trustee under the indenture. The Issuer has also appointed U.S. Bank National Association as Registrar and Paying Agent with regard to the notes. If the trustee becomes a creditor of the Issuer or any Guarantor, the indenture limits the right of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if the indenture has been qualified under the Trust Indenture Act) or resign.

The holders of a majority in aggregate principal amount of the then outstanding notes have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default has occurred and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder has offered to the trustee reasonable indemnity or security satisfactory to it against any loss, liability or expense.

Governing Law

The indenture and the notes are governed by, and construed in accordance with, the laws of the State of New York.

Additional Information

Copies of the indenture and the registration rights agreement may be obtained without charge by writing to Radnet Management, Inc., 1510 Cotner Avenue, Los Angeles, CA, USA, 90025, Attention: Jeffrey L. Linden, Esq.

The Global Exchange Notes

The Issuer expects that pursuant to procedures established by DTC (i) upon the issuance of the global exchange notes, DTC or its custodian will credit, on its internal system, the principal amount at maturity of the individual beneficial interests represented by such global exchange notes to the respective accounts of Persons who have accounts with such depositary and (ii) ownership of beneficial interests in the global exchange notes will be shown on, and the transfer of such ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of Persons other than participants). Ownership of beneficial interests in the global exchange notes will be limited to Persons who have accounts with DTC (“participants”) or Persons who hold interests through participants. Holders may hold their interests in the global exchange notes directly through DTC if they are participants in such system, or indirectly through organizations which are participants in such system.

So long as DTC, or its nominee, is the registered owner or holder of the exchange notes, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the exchange notes represented by such global exchange notes for all purposes under the indenture. No beneficial owner of an interest in the global exchange notes will be able to transfer that interest except in accordance with DTC’s procedures, in addition to those provided for under the indenture with respect to the notes.

Payments of the principal of, premium (if any) and interest on the global exchange notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of the Issuer, Parent or the other registrants, the trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global exchange notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

The Issuer expects that DTC or its nominee, upon receipt of any payment of principal, premium, if any, interest (including liquidated damages) on the global exchange notes, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global exchange notes as shown on the records of DTC or its nominee. The Issuer also expects that payments by participants to owners of beneficial interests in the global exchange notes held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

Transfers between participants in DTC will be effected in the ordinary way through DTC’s same-day funds system in accordance with DTC rules and will be settled in same day funds. If a holder requires physical delivery of a Certificated Security for any reason, including to sell notes to Persons in states which require physical delivery of the notes, or to pledge such securities, such holder must transfer its interest in a global note, in accordance with the normal procedures of DTC and with the procedures set forth in the indenture.

DTC has advised the Issuer that it will take any action permitted to be taken by a holder of exchange notes (including the presentation of notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in the global exchange notes are credited and only in respect of such portion of the aggregate principal amount of exchange notes as to which such participant or participants has or have given such direction. However, if there is an event of default under the indenture, DTC will exchange the global exchange notes for Certificated Securities, which it will distribute to its participants and which will be legended as set forth under the heading “Notice to Investors.”

DTC has advised the Issuer as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “Clearing Agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (“indirect participants”).

Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the global exchange notes among participants of DTC, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. Neither the Issuer, Parent, the other registrants nor the trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Certificated Securities

Certificated Securities shall be issued in exchange for beneficial interests in the global exchange notes (i) if requested by a holder of such interests or (ii) if DTC is at any time unwilling or unable to continue as a depositary for the global exchange notes and a successor depositary is not appointed by the Company within 90 days.

Certain Definitions

Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all defined terms used therein, as well as any other capitalized terms used herein for which no definition is provided.

“Acquired Debt” means, with respect to any specified Person:

(1)	Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and
(2)	Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Applicable Premium” means, with respect to any note on any redemption date, the greater of:

(1)	1.0% of the principal amount of the note; or
(2)	the excess of:
(a)	the present value at such redemption date of (i) the redemption price of the note at April 1, 2014 (such redemption price being set forth in the table appearing above under the caption “— Optional Redemption”) plus (ii) all required interest payments due on the note through April 1, 2014 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over
(b)	the principal amount of the note.

“Asset Sale” means:

(1)	the sale, lease, conveyance or other disposition of any assets or rights by Parent or any of Parent’s Restricted Subsidiaries; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of Parent and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption “— Repurchase at the Option of Holders — Change of Control” and/or the provisions described above under the caption “— Certain Covenants — Merger, Consolidation or Sale of Assets” and not by the provisions of the Asset Sale covenant; and
(2)	the issuance of Equity Interests by any of Parent’s Restricted Subsidiaries or the sale by Parent or any of its Restricted Subsidiaries of Equity Interests in any of Parent’s Subsidiaries.

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1)	any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $5.0 million;
(2)	a transfer of assets between or among Parent and its Restricted Subsidiaries;
(3)	an issuance of Equity Interests by a Restricted Subsidiary of Parent to Parent or to a Restricted Subsidiary of Parent;
(4)	the sale, lease or other transfer of products, services or accounts receivable in the ordinary course of business and any sale or other disposition of damaged, worn-out or obsolete assets in the ordinary course of business (including the abandonment or other disposition of intellectual property that is, in the reasonable judgment of the Issuer, no longer economically practicable to maintain or useful in the conduct of the business of Parent and its Restricted Subsidiaries taken as whole);
(5)	licenses and sublicenses by Parent or any of its Restricted Subsidiaries of software or intellectual property or other general intangible assets and licenses in the ordinary course of business;
(6)	any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims in the ordinary course of business;
(7)	the granting of Liens not prohibited by the covenant described above under the caption “— Liens;”
(8)	the sale or other disposition of cash or Cash Equivalents;
(9)	any sale of Capital Stock in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(10)	the lease or sublease of office space;
(11)	the creation of a Permitted Lien and dispositions in connection with Permitted Liens;
(12)	dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceeds and exclusive of factoring or similar arrangements; and
(13)	a Restricted Payment that does not violate the covenant provisions described above under the caption “— Certain Covenants — Restricted Payments” or a Permitted Investment,

provided, however, that a disposition of all or substantially all the assets of the Issuer and its Restricted Subsidiaries taken as a whole is governed by the provisions of the indenture described above under the caption “— Repurchase at the Option of Holders — Change of Control,” and/or the provisions described above under the caption “— Certain Covenants — Merger, Consolidation or Sale of Assets.”

“Asset Sale Offer” has the meaning assigned to that term in the indenture governing the notes.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1)	with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;
(2)	with respect to a partnership, the Board of Directors of the general partner of the partnership;
(3)	with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and
(4)	with respect to any other Person, the board or committee of such Person serving a similar function.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1)	in the case of a corporation, corporate stock;
(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
(3)	in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and
(4)	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1)	United States dollars;

(2)	securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than six months from the date of acquisition;
(3)	certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $250.0 million;
(4)	repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;
(5)	commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within six months after the date of acquisition; and
(6)	money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

“Change of Control” means the occurrence of any of the following:

(1)	the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Parent and its Subsidiaries taken as a whole to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act));
(2)	the adoption of a plan relating to the liquidation or dissolution of Parent;
(3)	the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any Person (including any “person” (as defined above) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Parent, measured by voting power rather than number of shares;
(4)	the first day on which a majority of the members of the Board of Directors of Parent are not Continuing Directors; or
(5)	the first day on which Parent ceases to own 100% of the outstanding Equity Interests of the Issuer.

“Change of Control Offer” has the meaning assigned to that term in the indenture governing the notes.

“Consolidated EBITDA” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1)	provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus
(2)	the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus
(3)	the fees, costs and expenses payable by Parent, the Issuer or any of the Subsidiaries on or before the date of the indenture in connection with the transactions contemplated by the Refinancing; plus
(4)	non-recurring employee severance expenses not to exceed $1,500,000 during any fiscal year; plus
(5)	non-recurring, non-operational expenses (or minus any non-recurring, non-operational income) reflected on the applicable consolidated statements of operations of Parent and its Restricted Subsidiaries under the heading “Other Expenses (Income),” minus
(6)	depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges and expenses (excluding any such non-cash charge or expense to the extent that it represents an accrual of or reserve for cash charges or expenses in any future period or amortization of a prepaid cash charge or expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash charges or expenses were deducted in computing such Consolidated Net Income; minus
(7)	non-cash items increasing such Consolidated Net Income for such period (excluding any non-cash item to the extent it represents the reversal of any accrual of, or cash reserve for, anticipated cash charges or expenses in any future period), other than the accrual of revenue in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the net income (loss) of such Person and its Restricted Subsidiaries for such period, on a consolidated basis (excluding the net income (loss) of any Unrestricted Subsidiary of such Person), determined in accordance with GAAP and without any reduction in respect of preferred stock dividends; provided that:

(1)	all extraordinary gains (or losses) and all gains (or losses) realized in connection with any Asset Sale or the disposition of securities or the early extinguishment of Indebtedness, together with any related provision for taxes on any such gain, will be excluded;
(2)	solely for the purpose of determining the amount available for Restricted Payments under clause (c)(1) of the first paragraph of the covenant described above under the caption “Certain Covenants — Restricted Payments,” the net income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be excluded (except to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person);
(3)	solely for the purpose of determining the amount available for Restricted Payments under clause (c)(1) of the first paragraph of the covenant described above under the caption “Certain Covenants — Restricted Payments,” the net income (but not loss) of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;
(4)	the cumulative effect of a change in accounting principles will be excluded;
(5)	non-cash gains and losses attributable to movement in the mark-to-market valuation of Hedging Obligations pursuant to Financial Accounting Standards Board Statement No. 133 will be excluded; and
(6)	the effects of adjustments in the inventory, property and equipment, software, goodwill, other intangible assets and in process research and development, deferred revenue and debt line items in such Person’s consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting in relation to any consummated acquisition after the date of the indenture or the amortization or write-off of any amounts thereof, net of taxes, will be excluded.

“Consolidated Secured Debt Ratio” as of any date of determination means, the ratio of (1) Consolidated Total Indebtedness of Parent and its Restricted Subsidiaries that is secured by Liens on assets of Parent and its Restricted Securities to (2) Parent’s EBITDA for such period, in each case with such pro forma adjustments to Consolidated Total Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio.

“Consolidated Total Debt Ratio” as of any date of determination means, the ratio of (1) Consolidated Total Indebtedness of Parent and its Restricted Subsidiaries to (2) Parent’s EBITDA for such period, in each case with such pro forma adjustments to Consolidated Total Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio.

“Consolidated Total Indebtedness” means, as at any date of determination, an amount equal to the sum of the aggregate amount of all outstanding Indebtedness of Parent and its Restricted Subsidiaries on a consolidated basis and the aggregate amount of all outstanding Disqualified Stock of Parent and all Preferred Stock of its Restricted Subsidiaries on a consolidated basis, with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and maximum fixed repurchase prices, in each case determined on a consolidated basis in accordance with GAAP. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined pursuant to the indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock or Preferred Stock, such fair market value shall be determined reasonably and in good faith by Parent.

“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of Parent who:

(1)	was a member of such Board of Directors on the date of the indenture; or
(2)	was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Credit Agreement” means that certain Credit Agreement, to be dated as of the date of the indenture, by and among the Issuer, the Guarantors, Barclays Bank PLC, as administrative agent, and the other bank parties thereto, providing for up to $385.0 million of revolving credit and term loan borrowings, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified, renewed, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Credit Facilities” means, one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case, with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Designated Non-cash Consideration” means any non-cash consideration received by Parent or a Restricted Subsidiary in connection with an Asset Sale that is designated as Designated Non-cash Consideration pursuant to an Officers’ Certificate to the trustee, setting forth the Fair Market Value of such Designated Non-cash Consideration and the basis for determining such Fair Market Value.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require Parent to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that Parent may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “— Certain Covenants — Restricted Payments.” The amount of Disqualified Stock deemed to be outstanding at any time for purposes of the indenture will be the maximum amount that Parent and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Domestic Subsidiary” means any Restricted Subsidiary of Parent that was formed under the laws of the United States or any state of the United States or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of Parent.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means a public or private sale either (1) of Equity Interests of Parent by Parent (other than Disqualified Stock and other than to a Subsidiary of Parent) or (2) of Equity Interests of a direct or indirect parent entity of Parent (other than to Parent or a Subsidiary of Parent) to the extent that the net proceeds therefrom are contributed to the common equity capital of Parent.

“Existing Indebtedness” means all Indebtedness of Parent and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of the indenture, until such amounts are repaid.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of Parent (unless otherwise provided in the indenture).

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect (determined in accordance with Regulation S-X under the Securities Act, but including all Pro Forma Cost Savings) to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1)	acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including all related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, or that are to be made on the Calculation Date, will be given pro forma effect (in accordance with Regulation S-X under the Securities Act) as if they had occurred on the first day of the four-quarter reference period;
(2)	the Consolidated EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

(3)	the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;
(4)	any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;
(5)	any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period;
(6)	any conversion of any operating lease of such Person or any of its Restricted Subsidiaries into a capital lease of such Person or Restricted Subsidiary during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Dates, as applicable, the incurrence of which was permitted by the terms of the indenture, will be given pro forma effect as if such conversion occurred on the first day of the four-quarter reference period; and
(7)	if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1)	the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, cash or non-cash, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates (but excluding any non-cash interest expense attributable to the movement in the mark-to-market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP); plus
(2)	the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus
(3)	any interest on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus
(4)	the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of Parent (other than Disqualified Stock) or to Parent or a Restricted Subsidiary of Parent, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Guarantors” means Parent and any Subsidiary of Parent that executes a Note Guarantee in accordance with the provisions of the indenture, and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of the indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1)	interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;
(2)	other agreements or arrangements designed to manage interest rates or interest rate risk; and
(3)	other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1)	in respect of borrowed money;
(2)	evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);
(3)	in respect of banker’s acceptances;
(4)	representing Capital Lease Obligations;
(5)	representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or
(6)	representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person. Indebtedness shall be calculated without giving effect to the effects of FASB ASC 315 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under the indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If Parent or any Restricted Subsidiary of Parent sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of Parent such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of Parent, Parent will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of Parent’s Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption “— Certain Covenants  — Restricted Payments.” The acquisition by Parent or any Restricted Subsidiary of Parent of a Person that holds an Investment in a third Person will be deemed to be an Investment by Parent or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption “— Certain Covenants — Restricted Payments.” Except as otherwise provided in the indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Moody’s” means Moody’s Investors Service, Inc., and any successor to the ratings business thereof.

“Net Proceeds” means the aggregate cash proceeds and Cash Equivalents received by Parent or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness, other than Indebtedness under a Credit Facility, secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment or indemnification obligations in respect of the sale price of such asset or assets established in accordance with GAAP.

“Non-Recourse Debt” means Indebtedness:

(1)	as to which neither Parent nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable as a guarantor or otherwise; and
(2)	as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of Parent or any of its Restricted Subsidiaries (other than the Equity Interests of an Unrestricted Subsidiary).

“Note Guarantee” means the Guarantee by each Guarantor of the Issuer’s obligations under the indenture and the notes, executed pursuant to the provisions of the indenture.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Parent” means RadNet, Inc., a Delaware corporation.

“Permitted Business” means any business that is the same as, or reasonably related, ancillary or complementary to, any of the businesses in which Parent and its Restricted Subsidiaries are engaged on the date of the indenture.

“Permitted Investments” means:

(1)	any Investment in Parent or in a Restricted Subsidiary of Parent;
(2)	any Investment in Cash Equivalents;
(3)	any Investment by Parent or any Restricted Subsidiary of Parent in a Person, if as a result of such Investment:
(a)	such Person becomes a Restricted Subsidiary of Parent; or
(b)	such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Parent or a Restricted Subsidiary of Parent;

(4)	any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption “— Repurchase at the Option of Holders — Asset Sales;”
(5)	any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of Parent;
(6)	any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of Parent or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes;
(7)	Investments represented by Hedging Obligations;
(8)	loans or advances to employees made in the ordinary course of business of Parent or any Restricted Subsidiary of Parent in an aggregate principal amount not to exceed $1.0 million at any one time outstanding;
(9)	repurchases of the notes;
(10)	any guarantee of Indebtedness permitted to be incurred by the covenant entitled “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock” other than a guarantee of Indebtedness of an Affiliate of Parent that is not a Restricted Subsidiary of Parent;
(11)	any Investment existing on, or made pursuant to binding commitments existing on, the date of the indenture and any Investment consisting of an extension, modification or renewal of any Investment existing on, or made pursuant to a binding commitment existing on, the date of the indenture; provided that the amount of any such Investment may be increased (a) as required by the terms of such Investment as in existence on the date of the indenture or (b) as otherwise permitted under the indenture;
(12)	Investments acquired after the date of the indenture as a result of the acquisition by Parent or any Restricted Subsidiary of Parent of another Person, including by way of a merger, amalgamation or consolidation with or into Parent or any of its Restricted Subsidiaries in a transaction that is not prohibited by the covenant described above under the caption “— Merger, Consolidation or Sale of Assets” after the date of the indenture to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation; and
(13)	other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (13) that are at the time outstanding not to exceed the greater of $20.0 million and two percent of Total Assets at the time such Investment is made.

“Permitted Liens” means:

(1)	Liens on assets of Parent or any of its Restricted Subsidiaries securing Indebtedness and other Obligations under Credit Facilities that was permitted by the terms of the indenture to be incurred pursuant to clauses (1) and (12) of the definition of Permitted Debt and/or securing Hedging Obligations related thereto and/or securing Obligations with regard to Treasury Management Arrangements;
(2)	Liens in favor of Parent or the Guarantors;
(3)	Liens on property of a Person existing at the time such Person becomes a Restricted Subsidiary of Parent or is merged with or into or consolidated with Parent or any Restricted Subsidiary of Parent; provided that such Liens were in existence prior to the contemplation of such Person becoming a Restricted Subsidiary of Parent or such merger or consolidation and do not extend to any assets other than those of the Person that becomes a Restricted Subsidiary of Parent or is merged with or into or consolidated with Parent or any Restricted Subsidiary of Parent;
(4)	Liens on property (including Capital Stock) existing at the time of acquisition of the property by Parent or any Subsidiary of Parent; provided that such Liens were in existence prior to such acquisition and not incurred in contemplation of, such acquisition;
(5)	Liens to secure the performance of statutory obligations, insurance, surety or appeal bonds, workers compensation obligations, performance bonds or other obligations of a like nature incurred in the ordinary course of business (including Liens to secure letters of credit issued to assure payment of such obligations);
(6)	Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of the covenant entitled “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock” covering only the assets acquired with or financed by such Indebtedness;
(7)	Liens existing on the date of the indenture;
(8)	Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;
(9)	Liens imposed by law, such as carriers’, warehousemen’s, landlord’s and mechanics’ Liens, in each case, incurred in the ordinary course of business;
(10)	survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;
(11)	Liens created for the benefit of (or to secure) the notes (or the Note Guarantees);
(12)	Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under the indenture; provided, however, that:
(a)	the new Lien is limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and
(b)	the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged with such Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;
(13)	Liens on insurance policies and proceeds thereof, or other deposits, to secure insurance premium financings;
(14)	filing of Uniform Commercial Code financing statements as a precautionary measure in connection with operating leases;
(15)	bankers’ Liens, rights of setoff, Liens arising out of judgments or awards not constituting an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;
(16)	Liens on cash, Cash Equivalents or other property arising in connection with the defeasance, discharge or redemption of Indebtedness;

(17)	Liens on specific items of inventory or other goods (and the proceeds thereof) of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;
(18)	grants of software and other technology licenses in the ordinary course of business;
(19)	Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;
(20)	Liens incurred by Parent or any Restricted Subsidiary of Parent with respect to obligations that do not exceed $10.0 million at any one time outstanding; and
(21)	Liens on assets of Parent or any of its Restricted Subsidiaries securing Indebtedness and other obligations under Credit Facilities that was permitted by the terms of the indenture to be incurred; provided that, at the time of such incurrence and after giving pro forma effect thereto, the Consolidated Secured Debt Ratio for Parent’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such debt is incurred would have been no greater than 3.25 to 1.0.

“Permitted Refinancing Indebtedness” means any Indebtedness of Parent or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of Parent or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1)	the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);
(2)	such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity that is (a) equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged or (b) more than 90 days after the final maturity date of the notes;
(3)	if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the notes on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and
(4)	such Indebtedness is incurred either by Parent or by the Restricted Subsidiary of the Issuer that was the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged and is guaranteed only by Persons who were obligors on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Pro Forma Cost Savings” means, with respect to any four-quarter period, the reduction in net costs and expenses that:

(1)	were directly attributable to an acquisition, Investment, disposition, merger, consolidation or discontinued operation or other specified action that occurred during the four-quarter period or after the end of the four-quarter period and on or prior to the Calculation Date and that would properly be reflected in a pro forma income statement prepared in accordance with Regulation S-X under the Securities Act;

(2)	were actually implemented prior to the Calculation Date in connection with or as a result of an acquisition, Investment, disposition, merger, consolidation or discontinued operation or other specified action and that are supportable and quantifiable by the underlying accounting records; or
(3)	relate to an acquisition, Investment, disposition, merger, consolidation or discontinued operation or other specified action and that Issuer reasonably determines will actually be realized within six months of the date of the closing of the acquisition, Investment, disposition, merger, consolidation or discontinued operation or specified action;

provided that the aggregate amount of cost savings added pursuant to clauses (2) and (3) of this definition shall not exceed $5.0 million in any four-quarter period.

“Qualifying Equity Interests” means Equity Interests of Parent other than Disqualified Stock.

“Refinancing” means the issuance of the notes and the execution of the Credit Agreement, the incurrence of the borrowings thereunder, and the application of the net proceeds therefrom to repay and retire a portion of the Issuer’s Existing Indebtedness, in each case as described in this prospectus under the section thereof entitled “Prospectus Summary — The Transactions.”

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary. Unless otherwise indicated in this “Description of Notes,” all references to Restricted Subsidiaries shall mean Restricted Subsidiaries of Parent, including the Issuer.

“S&P” means Standard & Poor’s Ratings Group, and any successor to the ratings business thereof.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the indenture.

“Special Interest” has the meaning assigned to that term pursuant to the registration rights agreement.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date of the indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1)	any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and
(2)	any partnership or limited liability company of which (a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Total Assets” means the total consolidated assets of Parent and its Restricted Subsidiaries, as shown on the most recent consolidated balance sheet of Parent then available, after giving pro forma effect for acquisitions or dispositions of Persons, divisions or lines of business that had occurred after such balance sheet date and on or prior to such date of determination.

“Treasury Management Arrangement” means any agreement or other arrangement governing the provision of treasury or cash management services, including deposit accounts, overdraft, credit or debit card, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to April 1, 2014; provided, however, that if the period from the redemption date to April 1, 2014 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Unrestricted Subsidiary” means any Subsidiary of Parent that is designated by the Board of Directors of Parent as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:

(1)	has no Indebtedness other than Non-Recourse Debt;
(2)	except as permitted by the covenant described above under the caption “— Certain Covenants — Transactions with Affiliates,” is not party to any agreement, contract, arrangement or understanding with Parent or any Restricted Subsidiary of Parent unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Parent or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Parent;
(3)	is a Person with respect to which neither Parent nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and
(4)	has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Parent or any of its Restricted Subsidiaries.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)	the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by
(2)	the then outstanding principal amount of such Indebtedness.

“Wholly Owned Domestic Subsidiary” means a Domestic Subsidiary of Issuer all of the Capital Stock of which (other than directors’ qualifying shares) is owned by Issuer or another Wholly Owned Domestic Subsidiary of Issuer.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

CIRCULAR 230 NOTICE:  TO ENSURE COMPLIANCE WITH INTERNAL REVENUE SERVICE CIRCULAR 230, YOU ARE HEREBY NOTIFIED THAT ANY DISCUSSION OF TAX MATTERS SET FORTH IN THIS PROSPECTUS WAS WRITTEN IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN AND WAS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY ANY PROSPECTIVE INVESTOR FOR THE PURPOSE OF AVOIDING TAX-RELATED PENALTIES UNDER FEDERAL, STATE OR LOCAL TAX LAW. EACH PROSPECTIVE INVESTOR SHOULD SEEK ADVICE BASED ON ITS PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

Exchange Offer

The exchange of the outstanding notes for exchange notes pursuant to the Exchange Offer (see “The Exchange Offer”) is not expected to be an exchange or otherwise taxable event to a U.S. holder for United States federal income tax purposes. Accordingly, a U.S. holder will have the same adjusted issue price, adjusted basis and holding period in the new notes as it had in the outstanding notes immediately before the exchange.

In any event, persons considering the exchange of outstanding notes for exchange notes should consult their own tax advisors concerning the U.S. federal income tax consequences in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.

Ownership of the Notes

The following is a summary of the material United States federal income and, in the case of non-U.S. holders (as defined below), certain estate tax consequences of the purchase, ownership and disposition of the notes as of the date of this prospectus. This summary is for general information only and does not purport to be a complete analysis of all the potential tax considerations relating to the notes. Unless otherwise stated, this summary deals only with notes held as capital assets by persons who purchase the notes for cash upon original issuance at their “issue price” (as defined below).

Except as modified for estate tax purposes, the term “non-U.S. holder” as used herein means a beneficial owner of the notes that, for United States federal income tax purposes, is an individual, corporation, estate or trust that is not a U.S. holder. A “U.S. holder” means a beneficial owner of the notes that is for United States federal income tax purposes any of the following:

•	an individual who is a citizen or resident of the United States;
•	a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
•	an estate the income of which is subject to United States federal income taxation regardless of its source; or
•	a trust the administration of which is subject to the primary supervision of a court within the United States and with respect to which one or more United States persons have the authority to control all substantial decisions of the trust, or a trust that has a valid election in effect to be treated as a United States person.

This summary does not represent a detailed description of the United States federal income and estate tax consequences applicable to you if you are a person subject to special tax treatment under the United States federal income and estate tax laws, including, without limitation:

•	a dealer in securities or currencies;
•	a financial institution;
•	a regulated investment company;
•	a real estate investment trust;

•	a tax-exempt organization;
•	an insurance company;
•	a person holding the notes as part of a hedging, integrated, conversion or constructive sale transaction or a straddle;
•	a trader in securities that has elected the mark-to-market method of accounting for your securities;
•	a person liable for alternative minimum tax;
•	a partnership or other pass-through entity for United States federal income tax purposes (or an investor in such entities);
•	a U.S. holder whose “functional currency” is not the U.S. dollar;
•	a “controlled foreign corporation;”
•	a “passive foreign investment company;” or
•	a United States expatriate.

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), United States Treasury regulations, administrative rulings and judicial decisions as of the date hereof. Those authorities may be changed, possibly on a retroactive basis, so as to result in United States federal income and estate tax consequences different from those summarized below. We have not and will not seek any rulings from the Internal Revenue Service (“IRS”) regarding the matters discussed below. There can be no assurance that the IRS will not take positions concerning the tax consequences of the purchase, ownership or disposition of the notes that are different from those discussed below.

If any entity classified as a partnership for United States federal income tax purposes holds notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner in a partnership holding notes, you should consult your own tax advisors.

This summary does not represent a detailed description of the United States federal income and estate tax consequences to you in light of your particular circumstances and does not address the effects of any state, local or non-United States tax laws. It is not intended to be, and should not be construed to be, legal or tax advice to any particular purchaser of notes. If you are considering the purchase of notes, you should consult your own tax advisors concerning the particular United States federal income and estate tax consequences to you of the ownership of the notes, as well as the consequences to you arising under the laws of any other taxing jurisdiction.

Material Tax Consequences to U.S. Holders

The following is a summary of the material United States federal income tax consequences that will apply to U.S. holders of the notes.

Stated Interest.  Stated interest on a note will generally be treated as qualified stated interest and will be taxable to you as ordinary income at the time it is paid or accrued in accordance with your method of accounting for United States federal income tax purposes.

Surtax on Net Investment Income.  On March 30, 2010, President Obama signed into law new legislation that imposes a surtax on the net investment income of individuals, trusts and estates for tax years beginning after December 31, 2012. The surtax for individuals is 3.8% of the lesser of (1) the individual’s net investment income or (2) the excess of the individual’s modified adjusted gross income over a threshold amount. The threshold amount is $250,000 for a joint return or surviving spouse, $125,000 for a married individual filing a separate return, and $200,000 in any other case. An individual’s “modified adjusted gross income” is adjusted gross income increased by the amount excluded from income as foreign earned income, net of the deductions and exclusions disallowed with respect to the foreign earned income. Net investment income generally includes interest, dividends, annuities, royalties and rents (other than from a trade or business not involving a passive activity), gross income from a trade or business involving a passive activity, and gain from disposition of property (other than property held in a trade or business not involving a passive activity), net of expenses attributable to such income. Thus, beginning in 2013, a holder’s interest income on the notes, as well as any gain on the sale, exchange, redemption, or other disposition of the notes, may be subject to this surtax.

Sale, Exchange, Retirement, Redemption, or Other Disposition of the Notes.  Upon the sale, exchange, retirement, redemption, or other taxable disposition of a note, you generally will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, retirement, redemption, or other disposition (other than amounts representing accrued but unpaid stated interest, which will be taxable as such) and the adjusted tax basis of the notes. Your adjusted tax basis in a note generally is the price you paid for the outstanding note you exchanged for such note. Any gain or loss you recognize upon disposition of a note will generally be capital gain or loss. Capital gains of non-corporate U.S. holders derived in respect of capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Optional Redemption or Repurchase of the Notes.  Under certain circumstances (see “Description of Notes — Optional Redemption” and “Description of Notes — Repurchase at the Option of Holders — Change of Control”), we may redeem a portion of the aggregate principal of the notes, and the holders may cause us to repurchase a portion of the aggregate principal of the notes. These contingencies may implicate the United States Treasury regulations relating to “contingent payment debt instruments.” We intend to take the position that the notes should not be treated as contingent payment debt instruments, based in part on our assumptions regarding the likelihood, as of the date of the issuance of the notes, that any payments will have to be made by us in connection with a redemption or repurchase. Assuming such position is respected, any such redemption or repurchase would be treated for United States federal income tax purposes as if the Company made a pro-rata prepayment on the note of the redemption or repurchase price. Consequently, each note would be treated as two notes, one that is retired on the date of redemption or repurchase and one that remains outstanding after the redemption or repurchase. The issue price of the original note would be allocated between the two notes based on the portion of the original note treated as retired. However, the yield to maturity on the note that is treated as remaining outstanding will remain the same as yield to maturity on the original note. A holder may recognize a gain on the redemption or repurchase of the note treated as retired, as described above in “— Sale, Exchange, Retirement, Redemption, or Other Disposition of the Notes.”

Our position will be binding on a U.S. holder unless such holder discloses its contrary position in the manner required by applicable United States Treasury regulations. Our position, however, is not binding on the IRS. If the IRS takes a position contrary to our position, the timing and character of a U.S. holder’s income and the timing of our deductions with respect to the notes could be materially and adversely affected. U.S. holders are urged to consult with their tax advisors regarding the potential application to the notes of the contingent payment debt instrument rules and the consequences thereof. The remainder of this discussion assumes that the notes are not treated as contingent payment debt instruments.

Material Tax Consequences to Non-U.S. Holders

The following is a summary of the material United States federal income and estate tax consequences that will apply to non-U.S. holders of the notes.

Payments of Interest.  Under the “portfolio interest rules” the 30% United States federal withholding tax will not apply to any payment of interest on the notes that is not effectively connected with your U.S. trade or business, provided that:

•	you do not actually (or constructively) own 10% or more of the total combined voting power of all classes of the Company entitled to vote;
•	you are not a controlled foreign corporation with respect to which the Company is a related person (within the meaning of section 864(d)(4) of the Code);
•	you are not a bank whose receipt of interest on the notes is described in Section 881(c)(3)(A) of the Code; and

•	either (a) you provide your name and address on an IRS Form W-8BEN (or other applicable form), and certify, under penalties of perjury, that you are not a United States person as defined under the Code or (b) you hold your notes through certain foreign intermediaries that have entered into a “qualified intermediary” or similar agreement with the IRS and you satisfy the certification requirements of applicable United States Treasury regulations. Special certification rules apply to non-U.S. holders that are pass-through entities rather than corporations or individuals.

If you cannot satisfy the requirements described above, payments of interest made to you will generally be subject to the 30% United States federal withholding tax, unless you provide us with a properly executed:

•	IRS Form W-8BEN (or other applicable form) certifying an exemption from or reduction in withholding under the benefit of an applicable income tax treaty; or
•	IRS Form W-8ECI (or other applicable form) certifying interest paid on the notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States (as discussed below under “— United States Trade or Business”).

Sale, Exchange, Retirement, Redemption, or Other Disposition of the Notes.  The 30% United States federal withholding tax generally will not apply to any gain that you realize on the sale, exchange, retirement, redemption, or other disposition of a note. Generally, you will not be subject to United States federal income tax on gain realized on the sale, exchange, retirement, redemption, or other disposition of the notes unless (a) you are an individual who is present in the United States for a period or periods aggregating 183 or more days in the taxable year of the disposition and certain other requirements are met (in which case you generally will be subject to a 30% United States federal income tax on any gain recognized, which may be offset by certain United States losses) or (b) such gain is effectively connected with a United States trade or business in which you are engaged and, in the case of certain tax treaties, is attributable to a permanent establishment or fixed base in the United States (in which case you will be subject to United States federal income tax in the same manner as discussed below under “— United States Trade or Business”).

Optional Redemption or Repurchase of the Notes.  Under certain circumstances (see “Description of Notes — Optional Redemption” and “Description of Notes — Repurchase at the Option of Holders —  Change of Control”), we may redeem a portion of the aggregate principal of the notes, and the holders may cause us to repurchase a portion of the aggregate principal of the notes. As discussed above in “— Material Tax Consequences to U.S. Holders — Optional Redemption or Repurchase of the Notes,” we intend to take the position that such payments (or the likelihood of such payments) will not cause the notes to be treated as contingent payment debt instruments, and this discussion assumes that the notes will not be so treated. Such payments may be treated as interest, subject to the rules described under “— Material Tax Consequences to Non-U.S. Holders — Payments of Interest”) or additional amounts paid for the notes, subject to the rules described under “— Material Tax Consequences to Non-U.S. Holders — Sale, Exchange, Retirement, Redemption, or Other Disposition of the Notes,” or as other income subject to United States federal withholding tax. A non-U.S. holder that is subject to United States federal withholding tax should consult its tax advisors as to whether it can obtain a refund for all or a portion of any amounts withheld.

United States Trade or Business.  If you are engaged in a trade or business in the United States and interest or gain on the notes is effectively connected with the conduct of that trade or business and, in the case of certain tax treaties, is attributable to a permanent establishment or fixed base in the United States then you will be subject to United States federal income tax on that interest or gain on a net income basis (although you will be exempt from the 30% United States federal withholding tax, provided the applicable certification requirements are satisfied) in generally the same manner as if you were a United States person as defined under the Code (unless an applicable income tax treaty provides otherwise). In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable income tax treaty rate) of your effectively connected earnings and profits attributable to such interest, subject to certain adjustments.

United States Federal Estate Tax.  An individual who at death is not a citizen or resident of the United States (as specifically defined for estate tax purposes) will not be subject to United States federal estate tax on notes beneficially owned by such individual at the time of death, provided that any payment on the notes would be eligible for exemption from the 30% United States federal withholding tax under the “portfolio interest rule” described above under “— Material Tax Consequences to Non-U.S. Holders — Payments of Interest” without regard to the statement requirement described in the fourth bullet point of that section.

Information Reporting and Backup Withholding

U.S. Holders

In general, information reporting requirements will apply to certain payments of interest paid on the notes and to the proceeds of the sale or other disposition (including a retirement or redemption) of a note paid to you (unless you are an exempt recipient). Backup withholding may apply to such payments and proceeds if you fail to provide a taxpayer identification number or a certification that you are not subject to backup withholding.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your United States federal income tax liability provided the required information is timely furnished to the IRS.

Non-U.S. Holders

Generally, we must report to the IRS and to you the amount of interest paid to you and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.

In general, you will not be subject to backup withholding with respect to payments of interest on the notes that we make to you provided that we do not have actual knowledge or reason to know that you are a United States person as defined under the Code, and we have received from you the required certification that you are a non-U.S. holder described above in the fourth bullet point under “— Material Tax Consequences to Non-U.S. Holders — Payments of Interest.”

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition (including a retirement or redemption) of notes within the United States or conducted through certain United States-related financial intermediaries, unless you certify to the payor under penalties of perjury that you are a non-U.S. holder (and the payor does not have actual knowledge or reason to know that you are a United States person as defined under the Code), or you otherwise establish an exemption.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your United States federal income tax liability provided the required information is timely furnished to the IRS.

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account pursuant to an exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities. In addition, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to an exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to an exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit of any such resale of exchange notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

We have agreed to pay all expenses incident to the exchange offer other than commissions or concessions of any broker-dealers and will indemnify you (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the exchange notes and the related guarantees offered hereby will be passed upon for us by Sheppard, Mullin, Richter & Hampton LLP, Los Angeles and Palo Alto, California.

EXPERTS

The consolidated financial statements of RadNet, Inc. at December 31, 2009 and 2008 and for each of the three years in the period ended December 31, 2009, appearing in this Prospectus and Registration Statement, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Image Medical Corporation at December 31, 2009 and for the year then ended, appearing in this Prospectus and Registration Statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Progressive Health, LLC at December 31, 2009 and 2008 and for the two years in the period ended December 31, 2009, appearing in this Prospectus and Registration Statement, have been audited by Tobin & Collins, C.P.A., P.A., independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

RadNet, Inc., Radnet Management, Inc. and the other registrant guarantor subsidiaries have filed with the SEC a registration statement on Form S-4 under the Securities Act with respect to the exchange notes. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement. For further information with respect to RadNet, Inc., Radnet Management, Inc., the other registrant guarantor subsidiaries and the exchange notes, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete. RadNet, Inc., our parent company, is subject to the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and files periodic reports, proxy statements and other information with the SEC. Materials that it files with the SEC may be read and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet website at http://www.sec.gov, from which interested persons can electronically access reports, proxy statements and other information relating to SEC registrants, including our company. Our Internet site is www.radnet.com.

So long as RadNet, Inc., Radnet Management, Inc. and the other registrant guarantor subsidiaries are subject to the periodic reporting requirements of the Exchange Act, RadNet, Inc., Radnet Management, Inc. and the other registrant guarantor subsidiaries are required to furnish the information required to be filed with the SEC to the trustee and the holders of the outstanding notes. RadNet, Inc., Radnet Management, Inc. and the other registrant guarantor subsidiaries have agreed that, even if we are not required under the Exchange Act to furnish such information to the SEC, we will nonetheless continue to furnish information that would be required to be furnished by us and our guarantor subsidiaries by Section 13 of the Exchange Act, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report thereon by their certified independent accountants to the trustee and the holders of the outstanding notes or exchange notes as if we were subject to such periodic reporting requirements. However, our reporting obligations under the indenture are not identical to the reporting obligations that we would have if we were subject to Section 13 or 15(d) of the Exchange Act. Among other differences, the indenture permits us to meet these periodic filing and information requirements within time frames that may be longer than those to which we would be subject if we were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act. See “Description of Notes — Reports and Other Information.”

The accompanying notes are an integral part of these financial statements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of RadNet, Inc.

We have audited the accompanying consolidated balance sheets of RadNet, Inc. and subsidiaries (the “Company” or “RadNet”) as of December 31, 2009 and 2008, and the related consolidated statements of operations, equity deficit, and cash flows for each of the three years in the period ended December 31, 2009. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of RadNet, Inc. and subsidiaries at December 31, 2009 and 2008, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2009, in conformity with U.S. generally accepted accounting principles.

As discussed in Notes 3 and 5 to the consolidated financial statements, the Company changed its method of accounting for business combinations with the adoption of the guidance originally in FASB Statement No. 141(R), Business Combinations (codified in FASB ASC Topic 805, Business Combinations) effective January 1, 2009.

We also have audited in accordance with the Standards of the Public Company Accounting Oversight Board (United States), RadNet’s internal control over financial reporting as of December 31, 2009, based on criteria established in Internal Control Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated March 15, 2010 expressed as an unqualified opinion thereon.

/s/ Ernst & Young LLP

Los Angeles, California
March 15, 2010, except Note 17 as to
which the date is August 27, 2010

The accompanying notes are an integral part of these financial statements.

RADNET, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS EXCEPT SHARE DATA)

	September 30, 2010	December 31, 2009	December 31, 2008
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$24,462	$10,094	$—
Accounts receivable, net	94,604	87,825	96,097
Refundable income taxes	—	—	103
Prepaid expenses and other current assets	16,472	9,990	13,665
Total current assets	135,538	107,909	109,865
PROPERTY AND EQUIPMENT, NET	190,031	182,571	193,104
OTHER ASSETS
Goodwill	125,011	106,502	105,278
Other intangible assets	52,569	54,313	56,861
Deferred financing costs, net	16,003	8,229	10,907
Investment in joint ventures	16,020	18,741	17,637
Deposits and other	2,478	2,406	2,457
Total assets	$537,650	$480,671	$496,109
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$84,640	$69,641	$81,175
Due to affiliates	2,382	7,456	5,015
Notes payable	8,043	6,927	5,501
Current portion of deferred rent	717	560	390
Obligations under capital leases	10,227	14,121	15,064
Total current liabilities	106,009	98,705	107,145
LONG-TERM LIABILITIES
Line of credit	—	—	1,742
Deferred rent, net of current portion	10,638	8,920	7,996
Deferred taxes	277	277	277
Notes payable, net of current portion	480,684	416,699	419,735
Obligations under capital lease, net of current portion	6,565	13,568	24,238
Other non-current liabilities	21,004	17,263	16,006
Total liabilities	625,177	555,432	577,139
COMMITMENTS AND CONTINGENCIES
EQUITY DEFICIT
Common stock – $.0001 par value, 200,000,000 shares authorized; 36,979,725, 36,259,279 and 35,911,474 shares issued and outstanding at June 30, 2010, December 31, 2009 and 2008, respectively	4	4	4
Paid-in-capital	161,018	156,758	153,006
Accumulated other comprehensive loss	(2,453)	(1,588)	(6,396)
Accumulated deficit	(246,141)	(229,989)	(227,722)
Total RadNet, Inc.’s equity deficit	(87,572)	(74,815)	(81,108)
Noncontrolling interests	45	54	78
Total equity deficit	(87,527)	(74,761)	(81,030)
Total liabilities and equity deficit	$537,650	$480,671	$496,109

The accompanying notes are an integral part of these financial statements.

RADNET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS EXCEPT SHARE DATA)

	Nine Months Ended September 30,		Three Months Ended September 30,		Years Ended December 31
	2010	2009	2010	2009	2009	2008	2007
	(unaudited)		(unaudited)
NET REVENUE	$403,222	$392,553	$140,093	$133,404	$524,368	$498,815	$423,576
OPERATING EXPENSES
Operating Expenses	311,478	298,653	106,634	101,924	397,753	384,297	330,550
Depreciation and amortization	40,153	39,979	13,002	13,593	53,800	53,548	45,281
Provision for bad debts	24,603	24,729	8,458	8,386	32,704	30,832	27,467
Loss on sale of equipment	606	375	451	72	523	516	72
Severance costs	731	643	164	286	731	335	934
Total operating expenses	377,571	364,379	128,709	124,261	485,511	469,528	404,304
INCOME FROM OPERATIONS	25,651	28,174	11,384	9,143	38,857	29,287	19,272
OTHER EXPENSES (INCOME)
Interest expense	35,477	38,538	12,781	12,367	49,193	51,811	44,307
Loss on extinguishment of debt	9,871	—	—	—	—	—	—
Gain on bargain purchase	—	(1,387)	—	—	(1,387)	—	—
Gain from sale of joint venture interests	—	—	—	—	—	—	(1,868)
Other expenses (income)	1,971	416	821	(2)	1,239	(151)	(29)
Total other expenses	47,319	37,567	13,602	12,365	49,045	51,660	42,410
LOSS BEFORE INCOME TAXES AND EQUITY IN EARNINGS OF JOINT VENTURES	(21,668)	(9,393)	(2,218)	(3,222)	(10,188)	(22,373)	(23,138)
Provision for income taxes	(523)	(281)	(317)	(231)	(443)	(151)	(337)
Equity in earnings of joint ventures	6,114	6,839	2,282	1,751	8,456	9,791	5,944
NET LOSS	(16,077)	(2,835)	(253)	(1,702)	(2,175)	(12,733)	(17,531)
Net income attributable to non-controlling interests	75	69	32	24	92	103	600
NET LOSS ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$(16,152)	$(2,904)	$(285)	$(1,726)	$(2,267)	$(12,836)	$(18,131)
BASIC AND DILUTED NET LOSS PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$(0.44)	(0.08)	$(0.01)	$(0.05)	(0.06)	(0.36)	(0.52)
WEIGHTED AVERAGE SHARES OUTSTANDING
Basic and Diluted	36,755,781	35,982,558	36,979,725	36,105,149	36,047,033	35,721,028	34,592,716

The accompanying notes are an integral part of these financial statements.

RADNET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF EQUITY DEFICIT
(IN THOUSANDS EXCEPT SHARE DATA)

	Common Stock		Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total Radnet, Inc.’s Equity Deficit	Non controlling Interests	Total Equity Deficit
	Shares	Amount
BALANCE – DECEMBER 31, 2006	34,973,780	$3	$146,056	$(192,287)	$(73)	$(46,996)	$1,254	$(45,742)
Cumulative effect adjustment pursuant to adoption of SAB No. 108	—	—	—	(4,468)	—	(4,468)	—	(4,468)
Issuance of common stock upon exercise of options/warrants	1,178,278	1	957	—	—	958	—	958
Retirement of treasury shares	(912,500)	—	(695)	—	—	—	—	—
Stock-based compensation	—	—	3,313	—	—	3,313	—	3,313
Dividends paid to noncontrolling interests	—	—	—	—	—	—	(1,219)	(1,219)
De-consolidation of joint venture	—	—	—	—	—	—	(429)	(429)
Change in fair value of cash flow hedge	—	—	—	—	(4,506)	(4,506)	—	(4,506)
Net loss	—	—	—	(18,131)	—	(18,131)	600	(17,531)
Comprehensive loss	—	—	—	—	—	(22,637)	600	(22,037)
BALANCE – DECEMBER 31, 2007	35,239,558	$4	$149,631	$(214,886)	(4,579)	$(69,830)	$206	$(69,624)
Issuance of common stock upon exercise of options/warrants	671,916	—	473	—	—	473	—	473
Stock-based compensation	—	—	2,902	—	—	2,902	—	2,902
Dividends paid to noncontrolling interests	—	—	—	—	—	—	(231)	(231)
Change in fair value of cash flow hedge	—	—	—	—	(1,817)	(1,817)	—	(1,817)
Net loss	—	—	—	(12,836)	—	(12,836)	103	(12,733)
Comprehensive loss	—	—	—	—	—	(14,653)	103	(14,550)
BALANCE – DECEMBER 31, 2008	35,911,474	$4	$153,006	$(227,722)	$(6,396)	$(81,108)	$78	$(81,030)
Issuance of common stock to shareholders of Ridgewood Diagnostics	50,000	$—	129	$—	$—	129	—	129
Issuance of common stock upon exercise of options/warrants	297,805	—	16	—	—	16	—	16
Stock-based compensation	—	—	3,607	—	—	3,607	—	3,607
Dividends paid to noncontrolling interests	—	—	—	—	—	—	(116)	(116)
Change in fair value of cash flow hedge	—	—	—	—	(1,311)	(1,311)	—	(1,311)
Change in fair value of cash flow hedge from prior periods reclassified to earnings	—	—	—	—	6,119	6,119	—	6,119
Net loss	—	—	—	(2,267)	—	(2,267)	92	(2,175)
Comprehensive income	—	—	—	—	—	2,541	92	2,633

The accompanying notes are an integral part of these financial statements.

RADNET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF EQUITY DEFICIT (CONTINUED)
(IN THOUSANDS EXCEPT SHARE DATA)
(unaudited)

	Common Stock		Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total Radnet, Inc.’s Equity Deficit	Non controlling Interests	Total Equity Deficit
	Shares	Amount
BALANCE – DECEMBER 31, 2009	36,259,279	$4	$156,758	$(229,989)	$(1,588)	$(74,815)	$54	$(74,761)
Issuance of common stock to shareholders of Union Imaging	75,000	—	153	—	—	153	—	153
Issuance of common stock to shareholders of Truxton Medical Group	375,000	—	1,238	—	—	1,238	—	1,238
Issuance of common stock upon exercise of options/warrants	270,446	—	49	—	—	49	—	49
Stock-based compensation	—	—	2,820	—	—	2,820	—	2,820
Dividends paid to noncontrolling interests	—	—	—	—	—	—	(84)	(84)
Change in cumulative foreign currency translation adjustment	—	—	—	—	(4)	(4)	—	(4)
Change in fair value of interest rate swap from prior periods reclassified to earnings	—	—	—	—	611	611	—	611
Change in fair value of interest rate swaps	—	—	—	—	(1,472)	(1,472)	—	(1,472)
Net loss	—	—	—	(16,152)	—	(16,152)	75	(16,077)
Comprehensive loss	—	—	—	—	—	(17,013)	75	(16,938)
BALANCE – SEPTEMBER 30, 2010 (unaudited)	36,979,725	$4	$161,018	$(246,141)	$(2,453)	$(87,572)	$45	$(87,527)

The accompanying notes are an integral part of these financial statements.

RADNET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)

	Nine Months Ended September 30,		Years Ended December 31,
	2010	2009	2009	2008	2007
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(16,077)	$(2,835)	$(2,175)	$(12,733)	$(17,531)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	40,153	39,979	53,800	53,548	45,281
Provision for bad debts	24,603	24,729	32,704	30,832	27,467
Equity in earnings of joint ventures	(6,114)	(6,839)	(8,456)	(9,791)	(5,944)
Distributions from joint ventures	8,339	6,852	7,667	7,982	6,464
Deferred rent amortization	1,875	614	1,094	3,514	1,037
Amortization of deferred financing cost	2,074	2,009	2,678	2,567	1,632
Amortization of bond discount	107	—	—	—	—
Net loss on disposal of assets	606	375	523	516	72
Loss on extinguished debt	9,871	—
Gain on bargain purchase	—	(1,387)	(1,387)	—	—
Gain from sale of joint venture interests	—	—	—		(1,868)
Gain on extinguishment of debt	—	—	—	(47)
Amortization of cash flow hedge	—	—	6,119	—	—
Stock-based compensation	2,820	2,936	3,607	2,902	3,313
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in purchase transactions:
Accounts receivable	(27,678)	(20,896)	(24,432)	(36,297)	(42,923)
Other current assets	(5,675)	3,213	4,206	(1,515)	4,396
Other assets	(48)	592	51	684	588
Accounts payable and accrued expenses	15,298	908	619	3,270	3,337
Net cash provided by operating activities	50,154	50,250	76,618	45,432	25,321
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of imaging facilities	(34,580)	(3,917)	(6,085)	(28,859)	(18,465)
Proceeds from sale of imaging facilities	—	650	650	—	—
Purchase of property and equipment	(33,135)	(22,805)	(30,752)	(29,199)	(27,207)
Proceeds from sale of equipment	94	—	219	2,961	845
Proceeds from sale of joint venture interests	—	—	—	—	2,260
Purchase of equity interest in joint ventures	—	(315)	(315)	(938)	(4,413)
Adjustment to purchase of Radiologix, net of cash acquired	—	—	—	—	(370)
Proceeds from the divestiture of imaging centers	—	—	—	—	1,625
Purchase of covenant not to compete contract	—	—	—	—	(250)
Payments collected on notes receivable	—	—	—	—	111
Net cash used in investing activities	(67,621)	(26,387)	(36,283)	(56,035)	(45,864)
CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on notes and leases payable	(16,295)	(17,684)	(23,660)	(19,112)	(10,398)
Repayment of debt	(412,000)	—
Proceeds from borrowings on notes payable	482,360	—	—	35,000	33,137
Proceeds from borrowings upon refinancing	—	—	—	1,212	—
Deferred financing costs	(17,407)	—	—	(4,277)	(1,351)
Net payments on line of credit	—	(1,742)	(1,742)	(2,480)	(3,787)
Distributions to counterparties of cash flow hedges	(4,783)	(3,151)	(4,739)	—	—
Distributions to noncontrolling interests	(84)	(88)	(116)	(231)	(1,219)
Proceeds from issuance of common stock	49	—	16	473	958
Net cash (used in) provided by financing activities	31,840	(22,665)	(30,241)	10,585	17,340
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(5)	—	—	—	—
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	14,368	1,198	10,094	(18)	(3,203)
CASH AND CASH EQUIVALENTS, beginning of period	10,094	—	—	18	3,221
CASH AND CASH EQUIVALENTS, end of period	$24,462	$1,198	$10,094	$—	$18
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for interest	$23,579	$32,046	$40,092	$49,236	$41,382
Cash paid during the period for income taxes	$—	$—	$348	$389	$186

The accompanying notes are an integral part of these financial statements.

RADNET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

(All information for the nine months ended September 30, 2010 and 2009 are unaudited)

Supplemental Schedule of Non-Cash Investing and Financing Activities

We entered into capital leases and equipment notes for approximately $32,000, $10.4 million, $10.4 million, $23.7 million and $19.6 million, excluding capital leases assumed in acquisitions, during the nine months ended September 30, 2010 and 2009 and the years ended December 31, 2009, 2008 and 2007, respectively. We also acquired equipment for approximately $9.9 million, $8.2 million, $12.3 million, $17.8 million and $4.4 million during the nine months ended September 30, 2010 and 2009 and the years ended December 31, 2009, 2008 and 2007, respectively, that we had not paid for as of September 30, 2010 and 2009 and December 31, 2009, 2008 and 2007, respectively. The offsetting amount due was recorded in our consolidated balance sheet under accounts payable and accrued expenses.

As discussed in Note 9, we entered into interest rate swap modifications in the first quarter of 2009. These modifications include a significant financing element and, as such, all cash inflows and outflows subsequent to the date of modification are presented as financing activities.

We record the change in fair value of the effective portion of our interest rate swaps that are designated as cash flow hedges to accumulated other comprehensive loss. As such, we recorded unrealized losses as a component of other comprehensive loss of $1.3 million, $1.8 million and $4.5 million for the years ended December 31, 2009, 2008, and 2007, respectively.

Detail of investing activity related to acquisitions can be found in Note 3.

The accompanying notes are an integral part of these financial statements.

RADNET, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information pertaining to the nine months ended September 30, 2010 and 2009 is unaudited)

Note 1 — Nature of Business

RadNet, Inc. or RadNet was incorporated on October 21, 1985 in New York. On September 3, 2008, we reincorporated in the state of Delaware. As of September 30, 2010, we operate a group of regional networks comprised of 192 diagnostic imaging facilities located in seven states with operations primarily in California, Maryland, the Treasure Coast area of Florida, Kansas, Delaware, New Jersey and the Finger Lakes (Rochester) and Hudson Valley areas of New York. We provide diagnostic imaging services including magnetic resonance imaging (MRI), computed tomography (CT), positron emission tomography (PET), nuclear medicine, mammography, ultrasound, diagnostic radiology, or X-ray, fluoroscopy and other related procedures. The Company’s operations comprise a single segment for financial reporting purposes.

The consolidated financial statements include the accounts of Radnet Management, Inc. (or “Radnet Management”) and Beverly Radiology Medical Group III, a professional partnership (“BRMG”). The consolidated financial statements also include Radnet Management I, Inc., Radnet Management II, Inc., Radiologix, Inc., Radnet Management Imaging Services, Inc., Delaware Imaging Partners, Inc., New Jersey Imaging Partners, Inc. and Diagnostic Imaging Services, Inc. (“DIS”), all wholly owned subsidiaries of Radnet Management. All of these affiliated entities are referred to collectively in this report as “RadNet”, “we”, “us,” “our” or the “Company” in this report.

Accounting Standards Codification Section 810-10-15-14 stipulates that generally any entity with a) insufficient equity to finance its activities without additional subordinated financial support provided by any parties, or b) equity holders that, as a group, lack the characteristics specified in the Codification which evidence a controlling financial interest, is considered a Variable Interest Entity (“VIE”). We consolidate all voting interest entities in which we own a majority voting interest and all VIEs for which we are the primary beneficiary. We determine whether we are the primary beneficiary of a VIE through a qualitative analysis that identifies which variable interest holder has the controlling financial interest in the VIE. The variable interest holder who has both of the following has the controlling financial interest and is the primary beneficiary: (1) the power to direct the activities of the VIE that most significantly impact the VIE’s economic performance and (2) the obligation to absorb losses of, or the right to receive benefits from, the VIE that could potentially be significant to the VIE. In performing our analysis, we consider all relevant facts and circumstances, including: the design and activities of the VIE, the terms of the contracts the VIE has entered into, the nature of the VIE’s variable interests issued and how they were negotiated with or marketed to potential investors, and which parties participated significantly in the design or redesign of the entity.

Howard G. Berger, M.D. is our President and Chief Executive Officer, a member of our Board of Directors and owns approximately 15% of our outstanding common stock. Dr. Berger also owns, indirectly, 99% of the equity interests in BRMG. BRMG provides all of the professional medical services at the majority of our facilities located in California under a management agreement with us, and employs physicians or contracts with various other independent physicians and physician groups to provide the professional medical services at most of our other California facilities. We generally obtain professional medical services from BRMG in California, rather than provide such services directly or through subsidiaries, in order to comply with California’s prohibition against the corporate practice of medicine. However, as a result of our close relationship with Dr. Berger and BRMG, we believe that we are able to better ensure that medical service is provided at our California facilities in a manner consistent with our needs and expectations and those of our referring physicians, patients and payors than if we obtained these services from unaffiliated physician groups. BRMG is a partnership of ProNet Imaging Medical Group, Inc. (99%), Breastlink Medical Group, Inc. (100%) and Beverly Radiology Medical Group, Inc. (99%), each of which are 99% or 100% owned by Dr. Berger. RadNet provides non-medical, technical and administrative services to BRMG for which it receives a management fee, per the management agreement. Through the management agreement and our relationship with Dr. Berger, we have exclusive authority over all non-medical decision making related to the ongoing business operations of BRMG. Through our management agreement with BRMG we determine the annual budget of BRMG and make all physician employment decisions. BRMG has insignificant operating

RADNET, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information pertaining to the nine months ended September 30, 2010 and 2009 is unaudited)

Note 1 — Nature of Business  – (continued)

assets and liabilities, and deminimis equity. Through the management agreement with us, all of BRMG’s cash flows are transferred to us. We have determined that BRMG is a variable interest entity, and that we are the primary beneficiary, and consequently, we consolidate the revenue and expenses of BRMG. BRMG recognized $38.6 million and $36.2 of net revenue for the nine months ended September 30, 2010 and 2009, respectively, and $38.6 million and $36.3 million of operating expenses for the nine months ended September 30, 2010 and 2009, respectively. RadNet recognized $137.9 million and $130.7 million of net revenues for the nine months ended September 30, 2010 and 2009, respectively, for management services provided to BRMG which relate primarily to the technical portion of total billed revenue. The cash flows of BRMG are included in the accompanying consolidated statements of cash flows. All intercompany balances and transactions have been eliminated in consolidation.

The creditors of BRMG do not have recourse to our general credit and there are no other arrangements that could expose us to losses. However, BRMG is managed to recognize no net income or net loss and, therefore, RadNet may be required to provide financial support to cover any operating expenses in excess of operating revenues. BRMG is a guarantor of the New Credit Facilities described below under “Liquidity and Capital Resources.”

In June 2009, the Financial Accounting Standards Board (FASB) issued new guidance which made significant changes to the model for determining who should consolidate a VIE and addressed how often this assessment should be performed. The guidance was effective for us on January 1, 2010 (see Note 5).

At the remaining centers in California and at all of the centers which are located outside of California, we have entered into long-term contracts with independent radiology groups in the area to provide physician services at those facilities. These third party radiology practices provide professional services, including supervision and interpretation of diagnostic imaging procedures, in our diagnostic imaging centers. The radiology practices maintain full control over the provision of professional services. The contracted radiology practices generally have outstanding physician and practice credentials and reputations; strong competitive market positions; a broad sub-specialty mix of physicians; a history of growth and potential for continued growth. In these facilities we enter into long-term agreements with radiology practice groups (typically 40 years). Under these arrangements, in addition to obtaining technical fees for the use of our diagnostic imaging equipment and the provision of technical services, we provide management services and receive a fee based on the practice group’s professional revenue, including revenue derived outside of our diagnostic imaging centers. We own the diagnostic imaging equipment and, therefore, receive 100% of the technical reimbursements associated with imaging procedures. The radiology practice groups retain the professional reimbursements associated with imaging procedures after deducting management service fees. We have no financial controlling interest in the independent (non-BRMG) radiology practices; accordingly, we do not consolidate the financial statements of those practices in our consolidated financial statements.

Interim Financial Information

The accompanying unaudited condensed consolidated financial statements as of September 30, 2010 and for the nine months ended September 30, 2010 and 2009, have been prepared in accordance with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X and, therefore, do not include all information and footnotes necessary for a fair presentation of financial position, results of operations and cash flows in conformity with U.S. generally accepted accounting principles for complete financial statements; however, in the opinion of our management, all adjustments consisting of normal recurring adjustments necessary for a fair presentation of the financial position, results of operations and cash flows for the interim periods ended September 30, 2010 and 2009 have been made. The results of operations for any interim period are not necessarily indicative of the results for a full year. These interim condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and related notes thereto contained herein.

RADNET, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information pertaining to the nine months ended September 30, 2010 and 2009 is unaudited)

Note 1 — Nature of Business  – (continued)

All amounts included in these financial statements as of September 30, 2010 and for the three and six month periods ended September 30, 2010 and 2009, and all information related to our New Credit Agreement and the Notes has been included without audit.

Liquidity and Capital Resources

We had a working capital balance of $29.5 million, $9.2 million and $2.7 million at September 30, 2010 and December 31, 2009 and 2008, respectively. We had a net loss attributable to RadNet, Inc.’s common stockholders of $16.2 million, $2.9 million, $2.3 million, $12.8 million and $18.1 million for the nine months ended September 30, 2010 and 2009 and the years ended December 31, 2009, 2008 and 2007, respectively. We also had an equity deficit of $87.5 million, $74.8 million and $81.0 million at September 30, 2010 and December 31, 2009 and 2008, respectively.

We operate in a capital intensive, high fixed-cost industry that requires significant amounts of capital to fund operations. In addition to operations, we require a significant amount of capital for the initial start-up and development expense of new diagnostic imaging facilities, the acquisition of additional facilities and new diagnostic imaging equipment, and to service our existing debt and contractual obligations. Because our cash flows from operations have been insufficient to fund all of these capital requirements, we have depended on the availability of financing under credit arrangements with third parties.

Our business strategy with regard to operations focuses on the following:

•	maximizing performance at our existing facilities;
•	focusing on profitable contracting;
•	expanding MRI, CT and PET applications;
•	optimizing operating efficiencies; and
•	expanding our networks.

On April 6, 2010 we completed our debt refinancing plan for an aggregate of $585 million. The debt refinancing plan included the issuance of a $285 million senior secured term loan due April 6, 2016, a $100 million senior secured revolving credit facility due April 6, 2015 and $200 million in aggregate principal amount of senior unsecured notes due April 1, 2018 (the “Notes”). We used $412.0 million of the proceeds from the debt restructuring to pay off our prior credit facility and an additional $1.7 million to settle a call premium associated with our prior credit facilities. As a result of this refinancing, we recorded during the three months ended June 30, 2010 a loss on extinguishment of debt of approximately $9.9 million which is made up of the $1.7 million call premium, $7.6 million write-off of deferred loan costs associated with the prior credit facility, as well as $600,000 of additional debt settlement costs.

At September 30, 2010, the balance of the senior secured term loan was approximately $283.6 million and the par value of our senior unsecured notes was $200.0 million.

Just prior to our refinancing discussed above, our outstanding indebtedness included a $242.0 million senior secured term loan B and a $170.0 million second lien term loan both with GE Commercial Finance Healthcare Financial Services originally entered into on November 15, 2006 (the “GE Credit Facility”).

New Credit Agreement

Radnet Management, Inc., a wholly owned subsidiary of RadNet, Inc., entered into a new Credit and Guaranty Agreement (the “New Credit Agreement”) pursuant to which the Company obtained $385 million in senior secured bank financing, consisting of a $285 million, six-year term loan facility and a $100 million, five-year revolving credit facility (the “New Credit Facilities”). In connection with the New Credit Facilities, our wholly owned subsidiary, Radnet Management, Inc., terminated the GE Credit Facility.

RADNET, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information pertaining to the nine months ended September 30, 2010 and 2009 is unaudited)

Note 1 — Nature of Business  – (continued)

Interest.  The New Credit Facilities bear interest through maturity at a rate determined by adding the applicable margin to either (a) the Base Rate, which is the highest of the (i) Prime Rate, (ii) the rate which is 0.5% in excess of the Federal Funds Effective Rate, (iii) 3.00% and (iv) 1.00% in excess of the one-month Adjusted Eurodollar Rate at such time, or (b) the Adjusted Eurodollar Rate, which is the higher of (i) the London interbank offered rate, adjusted for statutory reserve requirements, for the respective interest period, as determined by the administrative agent and (ii) 2.00%. Applicable margin means (i) (a) with respect to Tranche B Term Loans that are Eurodollar Rate Loans, 3.75% per annum and (b) with respect to Tranche B Term Loans that are Base Rate Loans, 2.75% per annum; and (ii) (a) with respect to Revolving Loans that are Eurodollar Rate Loans, 3.75% per annum and (b) with respect to Revolving Loans and Swing Line Loans that are Base Rate Loans, 2.75% per annum.

Payments.  Commencing on June 30, 2010, we are required to make quarterly amortization payments on the term loan facility, each in the amount of $712,500, with the remaining principal balance paid at maturity. Under the New Credit Agreement, we are also required to make mandatory prepayments, subject to specified exceptions, from Consolidated Excess Cash Flow, and upon certain events, including, but not limited to, (i) the receipt of net cash proceeds from the sale or other disposition of any property or assets by us or any of our subsidiaries, (ii) the receipt of net cash proceeds from insurance or condemnation proceeds paid on account of any loss of any property or assets of us or any of our subsidiaries, (iii) the receipt of net cash proceeds from the incurrence of indebtedness by us or any of our subsidiaries (other than certain indebtedness otherwise permitted under the loan documents relating to the New Credit Facilities) and (iv) the receipt of net cash proceeds by us or any of our subsidiaries from Extraordinary Receipts, as defined in the New Credit Agreement.

Guarantees and Collateral.  The obligations under the New Credit Facilities are guaranteed by us, all of our current and future wholly owned domestic restricted subsidiaries and certain of our affiliates. The obligations under the New Credit Facilities and the guarantees are secured by a perfected first priority security interest in all of Radnet Management’s and the guarantors’ tangible and intangible assets, including, but not limited to, pledges of equity interests of Radnet Management and all of our current and future domestic subsidiaries.

Restrictive Covenants.  In addition to certain customary covenants, the New Credit Agreement places limits on our ability to declare dividends or redeem or repurchase capital stock, prepay, redeem or purchase debt, incur liens and engage in sale-leaseback transactions, make loans and investments, incur additional indebtedness, amend or otherwise alter debt and other material agreements, engage in mergers, acquisitions and asset sales, enter into transactions with affiliates and alter the business we and our subsidiaries currently conduct.

Financial Covenants.  The New Credit Agreement contains financial covenants including a minimum interest coverage ratio, a maximum total leverage ratio and a limit on annual capital expenditures. Failure to comply with these covenants could permit the lenders under the New Credit Facilities to declare all amounts borrowed, together with accrued interest and fees, to be immediately due and payable.

Events of Default.  In addition to certain customary events of default, events of default under the New Credit Facilities include failure to pay principal or interest when due, a material breach of any representation or warranty contained in the loan documents, covenant defaults, events of bankruptcy and a change of control.

The Notes

Also, on April 6, 2010, we issued $200 million in aggregate amount of senior unsecured Notes, which have a coupon of 10.375% and were issued at a price of 98.680%. The Notes were issued by Radnet Management, Inc. and guaranteed jointly and severally on a senior unsecured basis by us and all of our current and future wholly owned domestic restricted subsidiaries. The Notes were offered and sold in a private

RADNET, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information pertaining to the nine months ended September 30, 2010 and 2009 is unaudited)

Note 1 — Nature of Business  – (continued)

placement exempt from registration under the Securities Act to qualified institutional buyers pursuant to Rule 144A and Regulation S under the Securities Act. The Notes will mature on April 1, 2018, and bear interest at the rate of 10.375% per year. We will pay interest on the Notes on April 1 and October 1, commencing October 1, 2010. The Notes are governed under an indenture agreement with U.S. Bank National Association as trustee.

Ranking.  The Notes and the guarantees:

•	rank equally in right of payment with any existing and future unsecured senior indebtedness of the guarantors;
•	rank senior in right of payment to all existing and future subordinated indebtedness of the Guarantors;
•	are effectively subordinated in right of payment to any secured indebtedness of the guarantors (including indebtedness under the New Credit Facilities) to the extent of the value of the assets securing such indebtedness; and
•	are structurally subordinated in right of payment to all existing and future indebtedness and other liabilities of any of the Company’s subsidiaries that is not a guarantor of the Notes.

Optional Redemption.  Radnet Management may redeem the Notes, in whole or in part, at any time on or after April 1, 2014, at the redemption prices specified under the Indenture. Prior to April 1, 2013, we may redeem up to 35% of aggregate principal amount of the Notes issued under the Indenture from the net proceeds of one or more equity offerings at a redemption price equal to 110.375% of the Notes redeemed, plus accrued and unpaid interest, if any. Radnet Management is also permitted to redeem the Notes prior to April 1, 2014, in whole or in part, at a redemption price equal to 100% of the principal amount redeemed, plus a make-whole premium and accrued and unpaid interest, if any.

Change of Control and Asset Sales.  If a change in control of Radnet Management occurs, Radnet Management must give holders of the Notes the opportunity to sell their Notes at 101% of their face amount, plus accrued interest. If we or one of our restricted subsidiaries sells assets under certain circumstances, Radnet Management will be required to make an offer to purchase the Notes at their face amount, plus accrued and unpaid interest to the purchase date.

Restrictive Covenants.  The Indenture contains covenants that limit, among other things, the ability of us and our restricted subsidiaries, to:

•	pay dividends or make certain other restricted payments or investments;
•	incur additional indebtedness and issue preferred stock;
•	create liens (other than permitted liens) securing indebtedness or trade payables unless the notes are secured on an equal and ratable basis with the obligations so secured, and, if such liens secure subordinated indebtedness, the notes are secured by a lien senior to such liens;
•	sell certain assets or merge with or into other companies or otherwise dispose of all or substantially all of our assets;
•	enter into certain transactions with affiliates;
•	create restrictions on dividends or other payments by our restricted subsidiaries; and
•	create guarantees of indebtedness by restricted subsidiaries.

However, these limitations are subject to a number of important qualifications and exceptions, as described in the Indenture.

RADNET, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information pertaining to the nine months ended September 30, 2010 and 2009 is unaudited)

Note 1 — Nature of Business  – (continued)

Our ability to generate sufficient cash flow from operations to make payments on our debt and other contractual obligations will depend on our future financial performance. A range of economic, competitive, regulatory, legislative and business factors, many of which are outside of our control, will affect our financial performance. Although no assurance can be given, taking these factors into account, including our historical experience, we believe that through implementing our strategic plans, we will obtain sufficient cash to satisfy our obligations as they become due in the next 12 months.

Note 2 — Summary of Significant Accounting Policies

Principles of Consolidation — The operating activities of subsidiaries are included in the accompanying consolidated financial statements from the date of acquisition. Investments in companies in which the Company has the ability to exercise significant influence, but not control, are accounted for by the equity method. All intercompany transactions and balances have been eliminated in consolidation.

Use of Estimates — The preparation of the financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. These estimates and assumptions affect various matters, including our reported amounts of assets and liabilities in our consolidated balance sheets at the dates of the financial statements; our disclosure of contingent assets and liabilities at the dates of the financial statements; and our reported amounts of revenues and expenses in our consolidated statements of operations during the reporting periods. These estimates involve judgments with respect to numerous factors that are difficult to predict and are beyond management’s control. As a result, actual amounts could materially differ from these estimates.

Reclassification — Certain reclassifications have been made to the December 31, 2008 and 2007 consolidated financial statements and accompanying notes to conform with the December 31, 2009 presentation including certain immaterial balance sheet reclassifications as well as reclassifying out of revenue and into equity in earnings of joint ventures a certain portion of managements fees billed to our non-consolidated joint ventures that are intercompany in nature.

Revenue Recognition — Our consolidated net revenue consists of net patient fee for service revenue and revenue from capitation arrangements, or capitation revenue. Net patient service revenue is recognized at the time services are provided net of contractual adjustments based on our evaluation of expected collections resulting from the analysis of current and past due accounts, past collection experience in relation to amounts billed and other relevant information. The amount of expected collection is continually adjusted as more information is received and such adjustments are recorded in current operations. Contractual adjustments result from the differences between the rates charged for services performed and reimbursements by government-sponsored healthcare programs and insurance companies for such services. Capitation revenue is recognized as revenue during the period in which we were obligated to provide services to plan enrollees under contracts with various health plans. Under these contracts, we receive a per-enrollee amount each month covering all contracted services needed by the plan enrollees.

Concentration of Credit Risks — Financial instruments that potentially subject us to credit risk are primarily cash equivalents and accounts receivable. We have placed our cash and cash equivalents with one major financial institution. At times, the cash in the financial institution is temporarily in excess of the amount insured by the Federal Deposit Insurance Corporation, or FDIC. Substantially all of our accounts receivable are due under fee-for-service contracts from third party payors, such as insurance companies and government-sponsored healthcare programs, or directly from patients. Services are generally provided pursuant to one-year contracts with healthcare providers. Receivables generally are collected within industry norms for third-party payors. We continuously monitor collections from our clients and maintain an allowance for bad

RADNET, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information pertaining to the nine months ended September 30, 2010 and 2009 is unaudited)

Note 2 — Summary of Significant Accounting Policies  – (continued)

debts based upon any specific payor collection issues that we have identified and our historical experience. As of December 31, 2009 and 2008, our allowance for bad debts was $13.0 million and $12.1 million, respectively.

Cash and Cash Equivalents — We consider all highly liquid investments that mature in three months or less when purchased to be cash equivalents. The carrying amount of cash and cash equivalents approximates their fair market value.

Deferred Financing Costs — Costs of financing are deferred and amortized on a straight-line basis over the life of the loan.

Property and Equipment — Property and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation and amortization of property and equipment are provided using the straight-line method over the estimated useful lives, which range from 3 to 15 years. Leasehold improvements are amortized at the lesser of lease term or their estimated useful lives, whichever is lower, which range from 3 to 30 years. Only a few leasehold improvements are deemed to have a life greater than 15 to 20 years. Maintenance and repairs are charged to expenses as incurred.

Goodwill — Goodwill at December 31, 2009 totaled $106.5 million. Goodwill is recorded as a result of business combinations. Management evaluates goodwill, at a minimum, on an annual basis and whenever events and changes in circumstances suggest that the carrying amount may not be recoverable. Impairment of goodwill is tested at the reporting unit level by comparing the reporting unit’s carrying amount, including goodwill, to the fair value of the reporting unit. The fair value of a reporting unit is estimated using a combination of the income or discounted cash flows approach and the market approach, which uses comparable market data. If the carrying amount of the reporting unit exceeds its fair value, goodwill is considered impaired and a second step is performed to measure the amount of impairment loss, if any. We tested goodwill for impairment on October 1, 2009. Based on our review, we noted no impairment related to goodwill as of October 1, 2009. However, if estimates or the related assumptions change in the future, we may be required to record impairment charges to reduce the carrying amount of goodwill.

Long-Lived Assets — We evaluate our long-lived assets (property and equipment) and definite-lived intangibles for impairment whenever indicators of impairment exist. The accounting standards require that if the sum of the undiscounted expected future cash flows from a long-lived asset or definite-lived intangible is less than the carrying value of that asset, an asset impairment charge must be recognized. The amount of the impairment charge is calculated as the excess of the asset’s carrying value over its fair value, which generally represents the discounted future cash flows from that asset or in the case of assets we expect to sell, at fair value less costs to sell. No indicators of impairment were identified with respect to our long-lived assets as of December 31, 2009.

Income Taxes — Income tax expense is computed using an asset and liability method and using expected annual effective tax rates. Under this method, deferred income tax assets and liabilities result from temporary differences in the financial reporting bases and the income tax reporting bases of assets and liabilities. The measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefit that, based on available evidence, is not expected to be realized. When it appears more likely than not that deferred taxes will not be realized, a valuation allowance is recorded to reduce the deferred tax asset to its estimated realizable value. For net deferred tax assets we consider estimates of future taxable income, including tax planning strategies in determining whether our net deferred tax assets are more likely than not to be realized. Income taxes are further explained in Note 10.

Uninsured Risks — Prior to November 1, 2006 we maintained a self-insured workers’ compensation insurance program for which our third party administrator over this program continues to make payments on behalf of the Company for claims incurred from November 1, 2004 through October 31, 2006. We are

RADNET, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information pertaining to the nine months ended September 30, 2010 and 2009 is unaudited)

Note 2 — Summary of Significant Accounting Policies  – (continued)

required to maintain a cash collateral account with this administrator as guarantee of our submission of full reimbursement of claims paid on our behalf. We record this collateral deposit as restricted cash and include it as other current assets in our consolidated balance sheet which amounted to approximately $869,000 and $1.3 million as of December 31, 2009 and 2008, respectively.

With respect to the above-mentioned claims incurred from November 1, 2004 through October 31, 2006, the estimated future cash obligation associated with the unpaid portion of those claims that remain open but have not yet been resolved is recorded to accrued expenses in our consolidated balance sheet. This current liability is determined by the administrator’s estimate of loss development of open claims and was approximately $358,000 and $364,000 at December 31, 2009 and 2008, respectively.

For the two years from November 1, 2006 through October 31, 2008, we pre-funded our anticipated workers’ compensation claims’ losses through a third party administrator. As of December 31, 2009, we do not anticipate that the loss development on the claims for these two years will exceed what has already paid and expensed.

On November 1, 2008 we obtained a fully funded and insured workers’ compensation policy, thereby eliminating any uninsured risks for employee injuries occurring on or after that date.

We and our affiliated physicians carry an annual medical malpractice insurance policy that protects us for claims that are filed during the policy year and that fall within policy limits. The policy has a deductible for which we have recorded liabilities and included it in our consolidated balance sheet at December 31, 2009 and December 31, 2008 of approximately $207,000 and $161,000, respectively.

In December 2008, to eliminate the exposure for claims not reported during the regular malpractice policy period, the Company purchased a medical malpractice tail policy, which provides coverage for any claims reported in the event that our medical malpractice policy expires. As of December 31, 2009, this policy remains in effect.

On January 1, 2008 we entered into an arrangement with Blue Shield to administer and process claims under a new self-insured plan that provides health insurance coverage for our employees and dependents. We have recorded liabilities as of December 31, 2009 and December 31, 2008 of $2.1 and $1.7 million, respectively, for the estimated future cash obligations associated with the unpaid portion of the medical and dental claims incurred by our participants. Additionally, we entered into an agreement with Blue Shield for a stop loss policy that provides coverage for any claims that exceed $200,000 up to a maximum of $1.0 million in order for us to limit our exposure for unusual or catastrophic claims.

Loss Contracts — We assess the profitability of our contracts to provide management services to our contracted physician groups and identify those contracts where current operating results or forecasts indicate probable future losses. Anticipated future revenue is compared to anticipated costs. If the anticipated future cost exceeds the revenue, a loss contract accrual is recorded. In connection with the acquisition of Radiologix in November 2006, we acquired certain management service agreements for which forecasted costs exceeds forecasted revenue. As such, an $8.9 million loss contract accrual was established in purchase accounting, and is included in other non-current liabilities. The recorded loss contract accrual is being accreted into operations over the remaining term of the acquired management service agreements. As of December 31, 2009 and 2008, the remaining accrual balance is $8.3 million, and $9.0 million, respectively.

Equity Based Compensation — We have two long-term incentive plans that currently have outstanding stock options which we refer to as the 2000 Plan and the 2006 Plan. The 2000 Plan was terminated as to future grants when the 2006 Plan was approved by the stockholders in 2006. We have reserved for issuance under the 2006 Plan 6,500,000 shares of common stock. Certain options granted under the 2006 Plan to employees are intended to qualify as incentive stock options under existing tax regulations. In addition, we issue non-qualified stock options and warrants under the 2006 Plan from time to time to non-employees, in

RADNET, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information pertaining to the nine months ended September 30, 2010 and 2009 is unaudited)

Note 2 — Summary of Significant Accounting Policies  – (continued)

connection with acquisitions and for other purposes and we may also issue stock under the 2006 Plan. Stock options and warrants generally vest over two to five years and expire five to ten years from date of grant.

The compensation expense recognized for all equity-based awards is net of estimated forfeitures and is recognized over the awards’ service period. Equity-based compensation is classified in operating expenses with the same line item as the majority of the cash compensation paid to employees.

Derivative Financial Instruments — The Company holds derivative financial instruments for the purpose of hedging the risks of certain identifiable and anticipated transactions. In general, the types of risks hedged are those relating to the variability of cash flows caused by movements in interest rates. The Company documents its risk management strategy and hedge effectiveness at the inception of the hedge, and, unless the instrument qualifies for the short-cut method of hedge accounting, over the term of each hedging relationship. The Company’s use of derivative financial instruments is limited to interest rate swaps, the purpose of which is to hedge the cash flows of variable-rate indebtedness. The Company does not hold or issue derivative financial instruments for speculative purposes.

We designate our interest rate swaps as cash flow hedges of floating-rate borrowings. For interest rate swaps that are designated and qualify as a cash flow hedge (i.e., hedging the exposure to variability in expected future cash flows that is attributable to a particular risk), the effective portion of the gain or loss on the derivative instrument is initially reported as a component of other comprehensive income, then reclassified into earnings in the same line item associated with the forecasted transaction and in the same period or periods during which the hedged transaction affects earnings (e.g., in “interest expense” when the hedged transactions are interest cash flows associated with floating-rate debt). The remaining gain or loss on the derivative instrument in excess of the cumulative change in the present value of future cash flows of the hedged item, if any (i.e., the ineffectiveness portion), or hedge components excluded from the assessment of effectiveness, are recognized in the statement of operations during the current period.

Comprehensive Income — Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 210 (originally issued as SFAS No. 130, Reporting Comprehensive Income) establishes rules for reporting and displaying comprehensive income and its components. Unrealized gains or losses on the change in fair value of the Company’s cash flow hedging activities are included in comprehensive income (loss). The components of comprehensive income (loss) are included in the Consolidated Statement of Equity Deficit.

Fair Value Measurements — We utilize a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. These tiers are: Level 1, defined as observable inputs such as quoted prices in active markets; Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

Our consolidated balance sheets include the following financial instruments: cash and cash equivalents, receivables, trade accounts payable, capital leases, long-term debt and other liabilities. We consider the carrying amounts of cash and cash equivalents, receivables, other current assets and current liabilities to approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization or payment. Additionally, we consider the carrying amount of our capital lease obligations to approximate their fair value because the weighted average interest rate used to formulate the carrying amounts approximates current market rates.

At December 31, 2009, based on Level 2 inputs, we determined the fair values of our first and second lien term loans issued on November 15, 2006 and extended on August 23, 2007 to be $232.9 million and $160.7 million, respectively. The carrying amount of the first and second lien term loans at December 31, 2009 was $242.6 million and $170.0 million, respectively.

RADNET, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information pertaining to the nine months ended September 30, 2010 and 2009 is unaudited)

Note 2 — Summary of Significant Accounting Policies  – (continued)

At September 30, 2010, based on Level 2 inputs primarily related to comparable market prices, we determined the fair values of our senior secured term loan and our senior unsecured notes, both issued on April 6, 2010, to be $277.9 million and $185.0 million, respectively. The carrying amount of the senior secured term loan and the senior unsecured notes at September 30, 2010 was $283.6 million and $200.0 million, respectively.

The Company maintains interest rate swaps which are required to be recorded at fair value on a recurring basis. At September 30, 2010 and December 30, 2009, the fair value of these swaps of a liability of $12.3 million and $8.9 million, respectively, was determined using Level 2 inputs. More specifically, the fair value was determined by calculating the value of the difference between the fixed interest rate of the interest rate swaps and the counterparty’s forward LIBOR curve, which would be the input used in the valuations. The forward LIBOR curve is readily available in the public markets or can be derived from information available in the public markets.

On January 1, 2009, the Company adopted, without material impact on its consolidated financial statements, the provisions of FASB ASC Topic 820 related to nonfinancial assets and nonfinancial liabilities that are not required or permitted to be measured at fair value on a recurring basis, which include those measured at fair value including goodwill impairment testing, indefinite-lived intangible assets measured at fair value for impairment assessment, nonfinancial long-lived assets measured at fair value for impairment assessment, asset retirement obligations initially measured at fair value, and those initially measured at fair value in a business combination.

Earnings per Share — Earnings per share is based upon the weighted average number of shares of common stock and common stock equivalents outstanding, net of common stock held in treasury, as follows (in thousands except share and per share data):

	Years Ended December 31,
	2009	2008	2007
Net loss attributable to RadNet, Inc.’s common stockholders	$(2,267)	(12,836)	(18,131)
BASIC LOSS PER SHARE ATTRIBUTABLE TO RADNET, INC.’S COMMON STOCKHOLDERS
Weighted average number of common shares outstanding during the year	36,047,033	35,721,028	34,592,716
Basic loss per share attributable to RadNet, Inc.’s common stockholders	$(0.06)	(0.36)	(0.52)
DILUTED LOSS PER SHARE ATTRIBUTABLE TO RADNET, INC.’S COMMON STOCKHOLDERS
Weighted average number of common shares outstanding during the year	36,047,033	35,721,028	34,592,716
Add additional shares issuable upon exercise of stock options and warrants	—	—	—
Weighted average number of common shares used in calculating diluted loss per share	36,047,033	35,721,028	34,592,716
Diluted loss per share attributable to RadNet, Inc.’s common stockholders	(0.06)	(0.36)	(0.52)

For the years ended December 31, 2009, 2008 and 2007, we excluded all options and warrants in the calculation of diluted earnings per share because their effect would be antidilutive. However, these instruments could potentially dilute earnings per share in future years.

RADNET, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information pertaining to the nine months ended September 30, 2010 and 2009 is unaudited)

Note 2 — Summary of Significant Accounting Policies  – (continued)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Net loss attributable to Radnet, Inc.’s common stockholders	$(285)	$(1,726)	$(16,152)	$(2,904)
Weighted average number of common shares outstanding during the year	36,979,725	36,105,149	36,755,781	35,982,558
Basic and diluted loss per share attributable to Radnet, Inc.’s common stockholders	$(0.01)	$(0.05)	$(0.44)	$(0.08)

For the three and nine months ended September 30, 2010 and 2009, we excluded all options and warrants in the calculation of diluted loss per share because their effect is antidilutive.

Investment in Joint Ventures — We have eight unconsolidated joint ventures with ownership interests ranging from 22% to 50%. These joint ventures represent partnerships with hospitals, health systems or radiology practices and were formed for the purpose of owning and operating diagnostic imaging centers. Professional services at the joint venture diagnostic imaging centers are performed by contracted radiology practices or a radiology practice that participates in the joint venture. Our investment in these joint ventures is accounted for under the equity method. Investment in joint ventures increased $1.1 million to $18.7 million at December 31, 2009 compared to $17.6 million at December 31, 2008. This increase is primarily related to our purchase of an additional $315,000 of share holdings in joint ventures that were existing as of December 31, 2008 as well as our equity earnings of $8.5 million for the year ended December 31, 2009, offset by $7.7 of distributions received during the period. We noted no other than temporary impairment with respect to our joint venture ownership interests at December 31, 2009.

We received management service fees from the centers underlying these joint ventures of approximately $7.1 million, $7.3 million and $4.4 million for the years ended December 31, 2009, 2008 and 2007, respectively.

The following table is a summary of key financial data for these joint ventures as of December 31, 2009 and 2008 and for the years then ended (in thousands):

	December 31,
	2009	2008
Balance Sheet Data:
Current assets	$20,920	$20,732
Noncurrent assets	27,243	23,557
Current liabilities	(5,929)	(4,634)
Noncurrent liabilities	(7,692)	(7,848)
Total net assets	$34,542	$31,807
Book value of RadNet joint venture interests	$14,934	$13,717
Cost in excess of book value of acquired joint venture interests	3,383	3,383
Elimination of intercompany profit remaining on RadNet’s consolidated balance sheet	424	537
Total value of RadNet joint venture interests	$18,741	$17,637
Total book value of other joint venture partner interests	$19,608	$18,090
Net revenue	$76,557	$80,948
Net income	$12,744	$17,758

RADNET, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information pertaining to the nine months ended September 30, 2010 and 2009 is unaudited)

Note 2 — Summary of Significant Accounting Policies  – (continued)

Investment in joint ventures decreased $2.7 million to $16.0 million at September 30, 2010 compared to $18.7 million at December 31, 2009. This decrease is primarily related to our respective share of scheduled distributions of $8.8 million offset by our recording of equity earnings of $6.1 million.

We received management service fees from the centers underlying these joint ventures of approximately $5.1 million and $5.4 million for the nine months ended September 30, 2010 and 2009, respectively.

The following table is a summary of key financial data for these joint ventures as of September 30, 2010 and for the nine months ended September 30, 2010 and 2009 (in thousands):

	September 30, 2010	December 31, 2009
Balance Sheet Data:
Current assets	$15,195	$20,920
Noncurrent assets	26,285	27,243
Current liabilities	(6,422)	(5,929)
Noncurrent liabilities	(6,771)	(7,692)
Total net assets	$28,287	$34,542
Book value of Radnet joint venture interests	$12,368	$14,934
Cost in excess of book value of acquired joint venture interests	3,383	3,383
Elimination of intercompany profit remaining on Radnet’s consolidated balance sheet	269	424
Total value of Radnet joint venture interests	$16,020	$18,741
Total book value of other joint venture partner interests	$15,919	$19,608
Income Statement Data for the nine months ended September 30,	2010	2009
Net revenue	$57,745	$56,826
Net income	$9,407	$10,334

Foreign Currency Translation — The functional currency of our foreign subsidiaries is the local currency. In accordance with ASC 830, Foreign Currency Matters, assets and liabilities denominated in foreign currencies are translated using the exchange rate at the balance sheet dates. Revenues and expenses are translated using average exchange rates prevailing during the reporting period. Any translation adjustments resulting from this process are shown separately as a component of accumulated other comprehensive income (loss). Foreign currency transaction gains and losses are included in the determination of net loss.

Note 3 — Facility Acquisitions

On January 1, 2009, we adopted the provisions of SFAS No. 141(R), Business Combinations, codified in FASB ASC Topic 805. ASC Topic 805 changed how our business acquisitions are accounted for and impacts our financial statements at the acquisition date and in subsequent periods. Pursuant to ASC Topic 805, we are required to recognize all of the assets acquired and liabilities assumed in a transaction at the acquisition-date fair value, with limited exceptions, and all transaction related costs are expensed. Subsequent changes, if any, to the acquisition-date fair value that are the result of facts and circumstances that did not exist as of the acquisition date will be recognized as part of our on-going operations. In addition, Topic 805 impacts our goodwill impairment test associated with acquisitions. We applied the provisions of ASC Topic 805 to the facility acquisitions subsequent to January 1, 2009 as discussed below.

RADNET, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information pertaining to the nine months ended September 30, 2010 and 2009 is unaudited)

Note 3 — Facility Acquisitions  – (continued)

On September 10, 2010, we completed the acquisition of Korangy Medical Equipment, LLC in Catonsville, Maryland for approximately $605,000. We have made a preliminary purchase price allocation of the acquired assets and assumed liabilities and $605,000 of fixed assets and no goodwill was recorded with respect to this transaction.

On August 11, 2010, we completed the acquisition of Health Diagnostics of New Jersey in Edison, New Jersey for approximately $3.5 million. We have made a preliminary purchase price allocation of the acquired assets and assumed liabilities and $3.0 million of fixed assets, $300,000 of other intangible assets related to covenant not to compete contracts, and $814,000 of goodwill was recorded with respect to this transaction. Also, we recorded a reserve of approximately $635,000 for obligations under an existing operating facility lease through February of 2014 that we do not intend to utilize.

On July 1, 2010, we completed the acquisition of an imaging center located in Fremont, California from Insight Health Corp. for approximately $140,000. We have made a preliminary purchase price allocation of the acquired assets and assumed liabilities and $170,000 of fixed assets, $150,000 of other intangible assets related to covenant not to compete contracts, and no goodwill was recorded with respect to this transaction. Also, we recorded a reserve of approximately $184,000 for obligations under an existing operating facility lease through August of 2012 that we do not intend to utilize.

On May 1, 2010, we completed the acquisition of Touchstone Imaging of Bowie, LLC in Bowie, Maryland for approximately $595,000. We have made a preliminary purchase price allocation of the acquired assets and assumed liabilities and $595,000 of fixed assets and no goodwill was recorded with respect to this transaction.

On April 30, 2010, we completed the acquisition of Delaware Diagnostic Services, Inc. (Limestone) in Wilmington, Delaware for approximately $87,000. We have made a preliminary purchase price allocation of the acquired assets and assumed liabilities and $87,000 of fixed assets and no goodwill was recorded with respect to this transaction.

On April 30, 2010, we acquired three multi-modality facilities from Sonix Medical Resources, Inc. through a bankruptcy proceeding in New York for approximately $2.3 million in cash. The facilities located in Brooklyn, New York, Chatham, New Jersey and Haddon Heights, New Jersey operate a combination of MRI, CT, mammography, ultrasound, fluoroscopy, X-ray and related modalities. We have made a preliminary purchase price allocation of the acquired assets and assumed liabilities and approximately $1.4 million of fixed assets and $900,000 of goodwill was recorded with respect to this transaction.

On April 1, 2010, we completed the acquisition of Truxtun Medical Group in Bakersfield, California for approximately $20.3 million in cash and the issuance of 375,000 shares of RadNet, Inc. common stock valued at approximately $1.2 million on the date of acquisition. Truxtun operates four multi-modality facilities in Bakersfield, a Metropolitan Statistical Area with a population exceeding 800,000 residents in Kern County, California. Truxtun provides a broad range of services including MRI, CT, PET/CT, mammography, nuclear medicine, fluoroscopy, ultrasound, X-ray and related procedures. We have made a preliminary purchase price allocation of the acquired assets and assumed liabilities and approximately $2.4 million of working capital, $6.3 million of fixed assets, $150,000 of other intangible assets related to covenant not to compete contracts, and $12.7 million of goodwill was recorded with respect to this transaction.

On March 15, 2010, we acquired the imaging practice of Theodore Feit, M.D., Inc. in Burbank, California for cash consideration of $350,000. We have made a purchase price allocation of the acquired assets and liabilities, and approximately $350,000 of fixed assets and no goodwill was recorded with respect to this transaction.

RADNET, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information pertaining to the nine months ended September 30, 2010 and 2009 is unaudited)

Note 3 — Facility Acquisitions  – (continued)

On March 1, 2010, we completed the acquisition of Anaheim Open MRI in Anaheim, California for cash consideration of $910,000. The facility operates MRI, CT, ultrasound and X-ray, and has been rebranded as Anaheim Advanced Imaging. We have made a preliminary purchase price allocation of the acquired assets and liabilities, and approximately $605,000 of fixed assets and $305,000 of goodwill was recorded with respect to this transaction.

On January 1, 2010, we completed the acquisition of Union Imaging Center in Union, New Jersey from Modern Medical Modalities Corporation for approximately $5.4 million in cash and the issuance of 75,000 shares of RadNet, Inc. common stock valued at approximately $153,000 on the date of acquisition. The center operates imaging modalities including MRI, CT, PET/CT, mammography, ultrasound, nuclear medicine and X-ray. We have made a preliminary purchase price allocation of the acquired assets and liabilities, and approximately $1.9 million of fixed assets and $3.7 million of goodwill was recorded with respect to this transaction.

On October 1, 2009, we completed the acquisition of the imaging assets of Chesapeake Urology Associates in Baltimore, Maryland for approximately $950,000. Chesapeake Urology operated CT scanners in three locations in the greater Baltimore area. We have made a purchase price allocation of the acquired assets and liabilities, and approximately $650,000 of fixed assets, $275,000 of covenant not to compete contracts and $19,000 of goodwill was recorded with respect to this transaction.

On October 1, 2009, we completed the acquisition of the women’s imaging business of Ridgewood Diagnostics, a multi-modality women’s imaging practice located near Rochester, New York’s Unity Hospital for $1.1 million and 50,000 shares of RadNet common stock valued at approximately $129,000 on the date of acquisition. In conjunction with the Ridgewood Diagnostics transaction, on October 16, 2009, we completed the acquisition of the women’s imaging business of Unity Hospital for $100,000. We plan to consolidate the Ridgewood Diagnostics and Unity Hospital operations into one facility during 2010. We have made a purchase price allocation of the acquired assets and liabilities, and approximately $92,000 of fixed assets, $150,000 of covenant not to compete contracts and $1.1 million of goodwill was recorded with respect to these transactions.

On June 12, 2009, we acquired the assets and business of nine imaging centers located in New Jersey from an unrelated third party for approximately $2.1 million. At the time of the acquisition, we immediately sold the assets and business of one of those nine centers to an unrelated third party for approximately $650,000. We have made a purchase price allocation of the acquired assets and liabilities associated with the remaining eight centers at their respective fair values.

In accordance with accounting standards, any excess of fair value of acquired net assets over the acquisition consideration results in a gain on bargain purchase. Prior to recording a gain, the acquiring entity must reassess whether all acquired assets and assumed liabilities have been identified and recognized and perform re-measurements to verify that the consideration paid, assets acquired, and liabilities assumed have been properly valued. The Company underwent such a reassessment, and as a result, has recorded a gain on bargain purchase of approximately $1.4 million.

We believe that the gain on bargain purchase resulted from various factors that impacted the sale of those New Jersey assets. The seller was performing a full liquidation of its assets for the benefit of its creditors. Upon liquidation of all of its assets, the seller intended to close its business. The New Jersey assets were the only remaining assets to be sold before a full wind-down of the seller’s business could be completed. We believe that the seller was willing to accept a bargain purchase price from us in return for our ability to act more quickly and with greater certainty than any other prospective acquirer. The decline in the credit markets made it difficult for other acquirers who relied upon third party financing to complete the transaction. The

RADNET, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information pertaining to the nine months ended September 30, 2010 and 2009 is unaudited)

Note 3 — Facility Acquisitions  – (continued)

relatively small size of the transaction for us, the lack of required third-party financing and our expertise in completing similar transactions in the past gave the seller confidence that we could complete the transaction expeditiously and without difficulty.

In our purchase price allocation we recorded approximately $3.1 million of land and fixed assets, $250,000 of intangible assets and $121,000 of other current assets.

On March 31, 2009, we acquired the assets and business of Inter-County Imaging in Yonkers, New York for approximately $553,000. We have made a purchase price allocation of the acquired assets and liabilities, and approximately $500,000 of fixed assets and no goodwill was recorded with respect to this transaction.

On March 27, 2009, we acquired the assets and business of Elite Diagnostic Imaging, LLC in Victorville, California for approximately $1.3 million. We have made a purchase price allocation of the acquired assets and liabilities, and approximately $1.2 million of fixed assets and $100,000 of goodwill was recorded with respect to this transaction.

On October 31, 2008, we acquired the assets and business of Middletown Imaging in Middletown, Delaware for $210,000 in cash and the assumption of capital lease debt of $1.2 million. We allocated the purchase price to the acquired assets and liabilities. Approximately $530,000 of goodwill was recorded with respect to this transaction.

On August 15, 2008, we acquired the women’s imaging practice of Parvis Gamagami, M.D., Inc. in Van Nuys, California for $600,000. Upon acquisition, we relocated the practice to a nearby center we recently acquired from InSight Health in Encino, CA. We rebranded the InSight center as the Encino Breast Care Center, and focused it on Digital Mammography, Ultrasound, MRI and other modalities pertaining to women’s health. We have allocated the full purchase price of $600,000 to goodwill.

On July 23, 2008, we acquired the assets and business of NeuroSciences Imaging Center in Newark, Delaware for $4.5 million in cash. The center, which performs MRI, CT, Bone Density, X-ray, Fluoroscopy and other specialized procedures, is located in a highly specialized medical complex called the Neuroscience and Surgery Institute of Delaware. The acquisition complements our recent purchase of the Papastavros Associates Imaging centers completed in March, 2008. We made a purchase price allocation of the acquired assets and liabilities, and approximately $2.6 million of goodwill was recorded with respect to this transaction.

On June 18, 2008, we acquired the assets and business of Ellicott Open MRI for the assumption of approximately $181,000 of capital lease debt.

On June 2, 2008, we acquired the assets and business of Simi Valley Advanced Medical, a Southern California based multi-modality imaging center, for the assumption of capital lease debt of $1.7 million. We allocated the purchase price to the acquired assets and liabilities, and approximately $313,000 of goodwill was recorded with respect to this transaction.

On April 15, 2008, we acquired the net assets of five Los Angeles area imaging centers from InSight Health Corp. We completed the purchase of a sixth center in Van Nuys, California from Insight Health Corp. on June 2, 2008. The total purchase price for the six centers was $8.5 million in cash. The centers provide a combination of imaging modalities, including MRI, CT, X-ray, Ultrasound and Mammography. We allocated the purchase price to the acquired assets and liabilities, and approximately $5.6 million of goodwill was recorded with respect to this transaction.

On April 1, 2008, we acquired the net assets and business of BreastLink Medical Group, Inc., a prominent Southern California breast medical oncology business and a leading breast surgery business, for the assumption of approximately $4.0 million of accrued liabilities and capital lease obligations. We allocated the purchase price to the acquired assets and liabilities, and approximately $2.1 million of goodwill was recorded with respect to this transaction.

RADNET, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information pertaining to the nine months ended September 30, 2010 and 2009 is unaudited)

Note 3 — Facility Acquisitions  – (continued)

On March 12, 2008, we acquired the net assets and business of Papastavros Associates Medical Imaging for $9.0 million in cash and the assumption of capital leases of $337,000. Founded in 1958, Papastavros Associates Medical Imaging is one of the largest and most established outpatient imaging practices in Delaware. The 12 Papastavros centers offer a combination of MRI, CT, PET, nuclear medicine, mammography, bone densitometry, fluoroscopy, ultrasound and X-ray. We allocated the purchase price to the acquired assets and liabilities, and approximately $3.6 million of goodwill, and $1.2 million for covenants not to compete, were recorded with respect to this transaction.

On February 1, 2008, we acquired the net assets and business of The Rolling Oaks Imaging Group, located in Westlake and Thousand Oaks, California, for $6.0 million in cash and the assumption of capital leases of $2.7 million. The practice consists of two centers, one of which is a dedicated women’s center. The centers are multimodality and include a combination of MRI, CT, PET/CT, mammography, ultrasound and X-ray. The centers are positioned in the community as high-end, high-quality imaging facilities that employ state-of-the-art technology, including 3 Tesla MRI and 64 slice CT units. The facilities have been fixtures in the Westlake/Thousand Oaks market since 2003. We allocated the purchase price to the acquired assets and liabilities, and approximately $5.6 million of goodwill was recorded with respect to this transaction.

On October 9, 2007, we acquired the assets and business of Liberty Pacific Imaging located in Encino, California for $2.8 million in cash. The center operates a successful MRI practice utilizing a 3T MRI unit, the strongest magnet strength commercially available at this time. The center was founded in 2003. The acquisition allows us to consolidate a portion of our Encino/Tarzana MRI volume onto the existing Liberty Pacific scanner. This consolidation allows us to move our existing 3T MRI unit in that market to our Squadron facility in Rockland County, New York. Approximately $1.1 million of goodwill was recorded with respect to this transaction. Also, $200,000 was recorded for the fair value of a covenant not to compete contract.

In September 2007, we acquired the assets and business of three facilities comprising Valley Imaging Center, Inc. located in Victorville, California for $3.3 million in cash plus the assumption of approximately $866,000 of debt. The acquired centers offer a combination of MRI, CT, X-ray, Mammography, Fluoroscopy and Ultrasound. The physician who provided the interpretive radiology services to these three locations joined BRMG. The leased facilities associated with these centers includes a total monthly rental of approximately $18,000. Approximately $3.0 million of goodwill was recorded with respect to this transaction. Also, $150,000 was recorded for the fair value of a covenant not to compete contract.

In September 2007, we acquired the assets and business of Walnut Creek Open MRI located in Walnut Creek, California for $225,000. The center provides MRI services. The leased facility associated with this center includes a monthly rental of approximately $6,800 per month. Approximately $50,000 of goodwill was recorded with respect to this transaction.

In July 2007, we acquired the assets and business of Borg Imaging Group located in Rochester, New York for $11.6 million in cash plus the assumption of approximately $2.4 million of debt. Borg was the owner and operator of six imaging centers, five of which are multimodality, offering a combination of MRI, CT, X-ray, Mammography, Fluoroscopy and Ultrasound. After combining the Borg centers with RadNet’s existing centers in Rochester, New York, RadNet has a total of 11 imaging centers in Rochester. The leased facilities associated with these centers includes a total monthly rental of approximately $71,000 per month. Approximately $8.9 million of goodwill was recorded with respect to this transaction. Also, $1.4 million was recorded for the fair value of covenant not to compete contracts.

In March 2007, we acquired the assets and business of Rockville Open MRI, located in Rockville, Maryland, for $540,000 in cash and the assumption of a capital lease of $1.1 million. The center provides MRI services. The center is 3,500 square feet with a monthly rental of approximately $8,400 per month. Approximately $365,000 of goodwill was recorded with respect to this transaction.

RADNET, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information pertaining to the nine months ended September 30, 2010 and 2009 is unaudited)

Note 3 — Facility Acquisitions  – (continued)

On November 15, 2006, we completed the acquisition of Radiologix, Inc. Radiologix, a Delaware corporation, then employing approximately 2,200 people through its subsidiaries was a national provider of diagnostic imaging services through the ownership and operation of freestanding, outpatient diagnostic imaging centers. Radiologix owned, operated and maintained equipment in 69 locations, with imaging centers in seven states, including primary operations in the Mid-Atlantic; the Bay-Area, California; the Treasure Coast area, Florida; Northeast Kansas; and the Finger Lakes (Rochester) and Hudson Valley areas of New York State.

Note 4 — Goodwill and Other Intangible Assets

Goodwill at December 31, 2009 totaled $106.5 million. Goodwill is recorded as a result of business combinations. Activity in goodwill for the years ended December 31, 2007, 2008 and 2009 are provided below (in thousands):

Balance as of December 31, 2007	$84,395
Adjustments to our preliminary allocation of the purchase price of Borge Imaging Group	(254)
Adjustments to our preliminary allocation of the purchase price of Valley Imaging Center, Inc.	212
Goodwill acquired through the acquisition of Rolling Oaks Imaging Group	5,612
Goodwill acquired through the acquisition of Papastavros Associates Medical Imaging	3,649
Goodwill acquired through the acquisition of BreastLink Medical Group, Inc	2,048
Goodwill acquired through the acquisition of InSight Health Corp.	5,560
Goodwill acquired through the acquisition of Simi Valley Advanced Medical	313
Goodwill acquired through the acquisition of NeuroSciences Imaging Center	2,613
Goodwill acquired through the acquisition of imaging practice of Parvis Gamagami, M. D.	600
Goodwill acquired through the acquisition of Middletown Imaging	530
Balance as of December 31, 2008	105,278
Goodwill acquired through the acquisition of Elite Diagnostic Imaging, LLC	100
Goodwill acquired through the acquisition of Ridgewood Diagnostics and Unity Hospital	1,105
Goodwill acquired through the acquisition of Chesapeake Urology Associates	19
Balance as of December 31, 2009	$106,502

Other intangible assets are primarily related to the value of management service agreements obtained through our acquisition of Radiologix, Inc. in 2006 and are recorded at cost of $57.9 million less accumulated amortization of $7.3 million at December 31, 2009. Also included in other intangible assets is the value of covenant not to compete contracts associated with our recent facility acquisitions (see Note 3) totaling $6.8 million less accumulated amortization of $4.7 million, as well as the value of trade names associated with acquired imaging facilities totaling $2.5 million less accumulated amortization of $1.0 million. Amortization expense for the year ended December 31, 2009, 2008 and 2007 was $3.2 million, $4.1 million and $4.5 million, respectively. Intangible assets are amortized using the straight-line method. Management service agreements are amortized over 25 years using the straight line method.

RADNET, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information pertaining to the nine months ended September 30, 2010 and 2009 is unaudited)

Note 4 — Goodwill and Other Intangible Assets  – (continued)

The following table shows annual amortization expense, by asset classes that will be recorded over the next five years (in thousands):

	2010	2011	2012	2013	2014	Thereafter	Total
Management Service Contracts	$2,315	$2,315	$2,315	$2,315	$2,315	$39,069	$50,644
Covenant not to compete contracts	745	682	510	135	64	—	2,136
Trade Names	150	150	150	113	—	970	1,533
Total Annual Amortization	$3,210	$3,147	$2,975	$2,563	$2,379	$40,039	$54,313

Note 5 — Recent Accounting Standards

In December 2007, the FASB issued SFAS No. 141(R), Business Combinations (SFAS 141(R)), which replaces SFAS No. 141. SFAS 141(R) (codified in FASB ASC Topic 805, Business Combinations) introduces significant changes in the accounting for and reporting of business acquisitions. ASC Topic 805 changes how business acquisitions are accounted for and will impact financial statements at the acquisition date and in subsequent periods. Pursuant to ASC Topic 805, an acquiring entity is required to recognize all of the assets acquired and liabilities assumed in a transaction at the acquisition-date fair value, with limited exceptions, and all transaction related costs are expensed. Subsequent changes, if any, to the acquisition-date fair value that are the result of facts and circumstances that did not exist as of the acquisition date will be recognized as part of on-going operations. In addition, Topic 805 will have an impact on the goodwill impairment test associated with acquisitions. The provisions of ASC Topic 805 are effective for business combinations for which the acquisition date is on or after January 1, 2009. The Company applied the provisions of ASC Topic to the facility acquisitions subsequent to January 1, 2009 as discussed in Note 3.

SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51, codified in FASB ASC Topic 810, is designed to improve the relevance, comparability, and transparency of financial information provided to investors by requiring all entities to report minority interests in subsidiaries in the same way as equity in the consolidated financial statements. Moreover, ASC Topic 810 eliminates the diversity that accounting for transactions between an entity and minority interests by requiring they be treated as equity transactions. The Company adopted the provisions of ASC Topic 810 on January 1, 2009. Such provisions are applied prospectively except for the presentation and disclosure requirements which have been applied retrospectively for all periods presented. Accordingly, we have reclassified minority interests as a component of equity deficit and renamed this item “Non-controlling interests” on our consolidated balance sheets at December 31, 2009 and 2008. Additionally, our net loss for the years ended December 31, 2009, 2008 and 2007 have been allocated between RadNet, Inc.’s common stockholders and noncontrolling interests.

In December 2009, the FASB issued ASU 2009-17, Consolidations (Topic 810) — Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities. ASU 2009-17 changes how a reporting entity determines when an entity that is insufficiently capitalized or is not controlled through voting (or similar rights) should be consolidated. ASU 2009-17 also requires a reporting entity to provide additional disclosures about its involvement with variable interest entities and any significant changes in risk exposure due to that involvement. ASU 2009-17 is effective at the start of a reporting entity’s first fiscal year beginning after November 15, 2009, or January 1, 2010, for a calendar year entity. Early adoption is not permitted. Our adoption of ASU 2009-17 did not have a material impact on our consolidated financial position, results of operations or cash flows.

In January 2010, the FASB issued authoritative guidance intended to improve disclosures about fair value measurements. The guidance requires entities to disclose significant transfers in and out of fair value hierarchy levels and the reasons for the transfers. Additionally, the guidance clarifies that a reporting entity should provide fair value measurements for each class of assets and liabilities and disclose the inputs and valuation

RADNET, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information pertaining to the nine months ended September 30, 2010 and 2009 is unaudited)

Note 5 — Recent Accounting Standards  – (continued)

techniques used for fair value measurements using significant other observable inputs (Level 2) and significant unobservable inputs (Level 3). The Company maintains interest rate swaps which are required to be recorded at fair value on a recurring basis. See Note 8 below for required disclosures under this guidance.

In February 2010, the FASB issued authoritative guidance on subsequent events. The guidance requires an SEC filer to evaluate subsequent events through the date the financial statements are issued but no longer requires an SEC filer to disclose the date through which the subsequent event evaluation occurred. The guidance became effective for the Company upon issuance and had no impact on the Company’s results of operations or financial position.

In May 2009, the FASB issued Statement No. 165, “Subsequent Events” codified in FASB ASC Topic 855, which establishes general standards of accounting for, and requires disclosure of, events that occur after the balance sheet date but before financial statements are issued or are available to be issued. The Company adopted the provisions of ASC Topic 855 for the quarter ended September 30, 2009. The adoption of these provisions did not have a material effect on the Company’s consolidated financial statements.

In September 2009, the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC” or “Codification”) became the authoritative source of accounting principles accepted in the United States (“GAAP”) recognized by the FASB. All existing FASB accounting standards and guidance were superseded by the ASC. Instead of issuing new accounting standards in the form of statements, FASB staff positions and Emerging Issues Task Force abstracts, the FASB now issues Accounting Standards Updates that update the Codification. Rules and interpretive releases of the Securities and Exchange Commission (“SEC”) under authority of federal securities laws continue to be additional sources of authoritative GAAP for SEC registrants.

Note 6 — Property and Equipment

Property and equipment and accumulated depreciation and amortization are as follows (in thousands):

	December 31,
	2009	2008
Land	$250	$—
Buildings	2	2
Medical equipment	200,471	173,884
Office equipment, furniture and fixtures	56,134	49,676
Leasehold improvements	101,904	93,573
Equipment under capital lease	57,421	59,543
	416,182	376,678
Accumulated depreciation and amortization	(233,611)	(183,574)
	$182,571	$193,104

Depreciation and amortization expense on property and equipment, including amortization of equipment under capital leases, for the years ended December 31, 2009, 2008 and 2007 $50.6 million, $49.4 million and $40.7 million, respectively.

RADNET, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information pertaining to the nine months ended September 30, 2010 and 2009 is unaudited)

Note 7 — Accounts Payable and Accrued Expenses (in thousands)

	December 31,
	2009	2008
Accounts payable	$17,717	$26,071
Accrued expenses	32,305	35,449
Accrued payroll and vacation	13,153	11,506
Accrued professional fees	6,466	8,149
Total	$69,641	$81,175

Note 8 — Notes Payable, Line of Credit and Capital Leases

On November 15, 2006, we entered into a $405 million senior secured credit facility with GE Commercial Finance Healthcare Financial Services (the “November 2006 Credit Facility”). This facility was used to finance our acquisition of Radiologix, refinance existing indebtedness, pay transaction costs and expenses relating to our acquisition of Radiologix, and provide financing for working capital needs post-acquisition. The facility consists of a revolving credit facility of up to $45 million, a $225 million first lien Term Loan and a $135 million second lien Term Loan. The first lien term loan has a term of six years and the second lien term loan has a term of six and one-half years. Interest is payable on all loans initially at an Index Rate plus the Applicable Index Margin, as defined. The Index Rate is initially a floating rate equal to the higher of the rate quoted from time to time by The Wall Street Journal as the “base rate on corporate loans posted by at least 75% of the nation’s largest 30 banks” or the Federal Funds Rate plus 50 basis points. The Applicable Index Margin on each of the revolving credit facility and the term loan is 2% and on the second lien term loan is 6%. We may request that the interest rate instead be based on LIBOR plus the Applicable LIBOR Margin, which is 3.5% for the revolving credit facility and the term loan and 7.5% for the second lien term loan. The credit facility includes customary covenants for a facility of this type, including minimum fixed charge coverage ratio, maximum total leverage ratio, maximum senior leverage ratio, limitations on indebtedness, contingent obligations, liens, capital expenditures, lease obligations, mergers and acquisitions, asset sales, dividends and distributions, redemption or repurchase of equity interests, subordinated debt payments and modifications, loans and investments, transactions with affiliates, changes of control, and payment of consulting and management fees.

On August 23, 2007, we secured an incremental $35 million (“Incremental Facility”) as part of our existing credit facilities with GE Commercial Finance Healthcare Financial Services. The Incremental Facility consists of an additional $25 million as part of our first lien Term Loan and $10 million of additional capacity under our existing revolving line of credit bringing the total capacity to $55 million. As of December 31, 2008, the Company qualified to borrow up to $34 million on the revolver. The Incremental Facility will be used to fund certain identified strategic initiatives and for general corporate purposes.

On February 22, 2008, we secured a second incremental $35 million (“Second Incremental Facility”) of capacity as part of our existing credit facilities with GE Commercial Finance Healthcare Financial Services. The Second Incremental Facility consists of an additional $35 million as part of our second lien term loan and the first lien term loan or revolving credit facility may be increased by up to an additional $40 million sometime in the future. As part of the transaction, partly due to the drop in LIBOR of over 2.00% since the credit facilities were established in November 2006, we increased the Applicable LIBOR Margin to 4.25% for the revolving credit facility and first lien term loan and to 9.0% for the second lien term loan. The additions to our existing credit facilities are intended to provide capital for near-term opportunities and future expansion.

As part of our senior secured credit facility financing, we swapped 50% of the aggregate principal amount of the facilities to a floating rate within 90 days of the closing. On April 11, 2006, effective April 28, 2006, we entered into an interest rate swap on $73.0 million fixing the LIBOR rate of interest at 5.47% for a period of three years. This swap was made in conjunction with the $161.0 million credit facility that closed on

RADNET, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information pertaining to the nine months ended September 30, 2010 and 2009 is unaudited)

Note 8 — Notes Payable, Line of Credit and Capital Leases  – (continued)

March 9, 2006. In addition, on November 15, 2006, we entered into an interest rate swap, designated as a cash flow hedge, on $107.0 million fixing the LIBOR rate of interest at 5.02% for a period of three years, and on November 28, 2006, we entered into an interest rate swap, also designated as a cash flow hedge, on $90.0 million fixing the LIBOR rate of interest at 5.03% for a period of three years. Previously, the interest rate on the above $270.0 million portion of the credit facility was based upon a spread over LIBOR which floats with market conditions.

During the first quarter of 2009 we modified the two interest rate swaps designated as cash flow hedges mentioned above. The modifications, commonly referred to as “blend and extends,” extended the maturity of, and re-priced these two interest rate swaps originally executed in 2006, for an additional 36 months, resulting in an estimated annualized cash interest expense savings of $2.9 million.

On the LIBOR hedge modification for a notional amount of $107 million of LIBOR exposure, the Company on January 29, 2009 replaced the existing fixed LIBOR rate of 5.02% with a new rate of 3.47% maturing on November 15, 2012. On the second LIBOR hedge modification for a notional amount of $90 million of LIBOR exposure, the Company on February 5, 2009 replaced the existing fixed LIBOR rate of 5.03% with a new rate of 3.61% also maturing on November 15, 2012. Both modified interest swaps have been designated as cash flow hedges.

As part of these modifications, the negative fair values of the original interest rate swaps, as well as a certain amount of accrued interest, associated with the original cash flow hedges were incorporated into the fair values of the new modified cash flow hedges. The related Accumulated Other Comprehensive Loss (AOCL) associated with the negative fair values of the original cash flow hedges on their dates of modification, which totaled $6.1 million, was amortized on a straight-line basis to interest expense through November 15, 2009, the maturity date of the original cash flow hedges.

We document our risk management strategy and hedge effectiveness at the inception of the hedge, and, unless the instrument qualifies for the short-cut method of hedge accounting, over the term of each hedging relationship. Our use of derivative financial instruments is limited to interest rate swaps, the purpose of which is to hedge the cash flows of variable-rate indebtedness. See Note 10 for more detail regarding our accounting treatment of interest rate swaps.

Notes payable, line of credit and capital lease obligations consist of the following (in thousands):

	December 31,
	2009	2008
Revolving lines of credit	$—	$1,742
Notes payable at interest rates ranging from 8.8% to 13.5%, due through 2013, collateralized by medical equipment	423,626	425,236
Obligations under capital leases at interest rates ranging from 9.1% to 13.0%, due through 2010, collateralized by medical and office equipment	27,689	39,302
	451,315	466,280
Less: current portion	(21,048)	(20,565)
	$430,267	$445,715

RADNET, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information pertaining to the nine months ended September 30, 2010 and 2009 is unaudited)

Note 8 — Notes Payable, Line of Credit and Capital Leases  – (continued)

The following is a listing of annual principal maturities of notes payable exclusive of capital leases and repayments on our revolving credit facilities for years ending December 31 (in thousands):

2010	$6,927
2011	7,207
2012	239,097
2013	170,395
$423,626

We lease equipment under capital lease arrangements. Future minimum lease payments under capital leases for years ending December 31 (in thousands) is as follows:

2010	$16,019
2011	9,597
2012	4,242
2013	810
2014	32
Total minimum payments	30,700
Amount representing interest	(3,011)
Present value of net minimum lease payments	27,689
Less current portion	(14,121)
Long-term portion	$13,568

Note 9 — Derivative Instruments

We are exposed to certain risks relating to our ongoing business operations. The primary risk managed by using derivative instruments is interest rate risk. We have entered into interest rate swap agreements to manage interest rate risk exposure. The interest rate swap agreements utilized by us effectively modifies our exposure to interest rate risk by converting our floating-rate debt to a fixed rate basis during the period of the interest rate swap, thus reducing the impact of interest-rate changes on future interest expense.

We designate our interest rate swaps as cash flow hedges of floating-rate borrowings. For interest rate swaps that are designated and qualify as a cash flow hedge (i.e., hedging the exposure to variability in expected future cash flows that is attributable to a particular risk), the effective portion of the gain or loss on the derivative instrument is initially reported as a component of other comprehensive income, then reclassified into earnings in the same line item associated with the forecasted transaction and in the same period or periods during which the hedged transaction affects earnings (e.g., in “interest expense” when the hedged transactions are interest cash flows associated with floating-rate debt). The remaining gain or loss on the derivative instrument in excess of the cumulative change in the present value of future cash flows of the hedged item, if any (i.e., the ineffectiveness portion), or hedge components excluded from the assessment of effectiveness, are recognized in the statement of operations during the current period.

As part of our senior secured credit facility financing, we swapped 50% of the aggregate principal amount of the facilities to a floating rate within 90 days of the closing. On April 11, 2006, effective April 28, 2006, we entered into an interest rate swap on $73.0 million fixing the LIBOR rate of interest at 5.47% for a period of three years. This swap was made in conjunction with the $161.0 million credit facility that closed on March 9, 2006. In addition, on November 15, 2006, we entered into an interest rate swap, designated as a cash flow hedge, on $107.0 million fixing the LIBOR rate of interest at 5.02% for a period of three years, and on November 28, 2006, we entered into an interest rate swap, also designated as a cash flow hedge, on

RADNET, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information pertaining to the nine months ended September 30, 2010 and 2009 is unaudited)

Note 9 — Derivative Instruments  – (continued)

$90.0 million fixing the LIBOR rate of interest at 5.03% for a period of three years. Previously, the interest rate on the above $270.0 million portion of the credit facility was based upon a spread over LIBOR which floats with market conditions.

During the first quarter of 2009 we modified the two interest rate swaps designated as cash flow hedges mentioned above. The modifications, commonly referred to as “blend and extends,” extended the maturity of, and re-priced these two interest rate swaps originally executed in 2006, for an additional 36 months, resulting in an estimated annualized cash interest expense savings of $2.9 million.

On the LIBOR hedge modification for a notional amount of $107 million of LIBOR exposure, the Company on January 29, 2009 replaced the existing fixed LIBOR rate of 5.02% with a new rate of 3.47% maturing on November 15, 2012. On the second LIBOR hedge modification for a notional amount of $90 million of LIBOR exposure, the Company on February 5, 2009 replaced the existing fixed LIBOR rate of 5.03% with a new rate of 3.62% also maturing on November 15, 2012. Both modified interest swaps have been designated as cash flow hedges.

As part of these modifications, the negative fair values of the original interest rate swaps, as well as a certain amount of accrued interest, associated with the original cash flow hedges were incorporated into the fair values of the new modified cash flow hedges. The related Accumulated Other Comprehensive Loss (AOCL) associated with the negative fair values of the original cash flow hedges on their dates of modification, which totaled $6.1 million, was amortized on a straight-line basis to interest expense through November 15, 2009, the maturity date of the original cash flow hedges.

We document our risk management strategy and hedge effectiveness at the inception of the hedge, and, unless the instrument qualifies for the short-cut method of hedge accounting, over the term of each hedging relationship. Our use of derivative financial instruments is limited to interest rate swaps, the purpose of which is to hedge the cash flows of variable-rate indebtedness. We do not hold or issue derivative financial instruments for speculative purposes. In accordance with ASC Topic 815, derivatives that have been designated and qualify as cash flow hedging instruments are reported at fair value. The gain or loss on the effective portion of the hedge (i.e., change in fair value) is initially reported as a component of accumulated other comprehensive loss in the Company’s Consolidated Statement of Stockholders’ Equity Deficit. The remaining gain or loss, if any, is recognized currently in earnings.

As a result of our refinancing completed on April 6, 2010, our interest rate swaps do not match the terms of our current bank debt and so accordingly, we have determined that they are no longer designated as cash flow hedges. Accordingly, all changes in their fair value after April 6, 2010 are, and will continue to be recognized in earnings as other expense.

The related Accumulated Other Comprehensive Loss (AOCL) of $3.1 million associated with the negative fair values of these interest rate swaps on April 6, 2010, the date of our refinancing, will be amortized on a straight-line basis to interest expense through November 15, 2012, the maturity date of these cash flow hedges. As of April 6, 2010, the fair value of the interest rate swaps was a negative $10.4 million. From April 6, 2010 to September 30, 2010, approximately $611,000 of AOCL was amortized to interest expense.

At September 30, 2010 the negative fair value of these interest rate swaps was $12.3 million and was classified as other non-current liabilities in our consolidated balance sheet. For the nine months ended September 30, 2010, we recognized approximately $2.0 million in other expense related to the change in fair value of these interest rate swaps from April 6, 2010 to September 30, 2010.

RADNET, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information pertaining to the nine months ended September 30, 2010 and 2009 is unaudited)

Note 9 — Derivative Instruments  – (continued)

A tabular presentation of the fair value of derivative instruments as of September 30, 2010 is as follows (amounts in thousands):

	Balance Sheet Location	Fair Value — Asset (Liability) Derivatives
Derivatives designated as hedging instruments
Interest rate contracts	Other non-current liabilities	$(12,343)

A tabular presentation of the fair value of derivative instruments as of December 31, 2009 is as follows (amounts in thousands):

	Balance Sheet Location	Fair Value — Asset (Liability) Derivatives
Derivatives designated as hedging instruments
Interest rate contracts	Other non-current liabilities	$(8,901)

A tabular presentation of the effect of derivative instruments on our statement of operations is as follows (amounts in thousands):

	For the Year Ended December 31, 2009
Cash Flow Hedging Relationships	Amount of Gain (Loss) Recognized in OCI on Derivative (Effective Portion)	Location of Gain (Loss) Reclassified from Accumulated OCI into Income (Effective Portion)	Amount of Gain (Loss) Recognized in OCI During the Term of the Hedge Relationship Reclassified into Income (Effective Portion)	Location of Gain (Loss) Recognized in OCI During the Term of the Hedge Relationship Reclassified into Income (Effective Portion)
Interest rate contracts	$(1,311)	Interest income/ (expense)	$(6,119)*	Interest income/ (expense)

*	Amortization of OCI associated with the original cash flow hedges prior to modification (see discussion above).

RADNET, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information pertaining to the nine months ended September 30, 2010 and 2009 is unaudited)

Note 9 — Derivative Instruments  – (continued)

	For the Three Months Ended September 30, 2010
Cash Flow Hedging Relationships	Amount of Gain (Loss) Recognized in OCI on Derivative (Effective Portion)	Amount of Gain (Loss) Recognized in OCI on Derivative (Ineffective Portion)	Location of Gain (Loss) Reclassified from Accumulated OCI into Income (Effective Portion)	Amount of Gain (Loss) Recognized in OCI During the Term of the Hedge Relationship Reclassified into Income (Effective Portion)	Location of Gain (Loss) Recognized in OCI During the Term of the Hedge Relationship Reclassified into Income (Effective Portion)
Interest rate contracts	—	$(821)	Other income/ (expense)	$(305)*	Interest income/ (expense)

*	Amortization of OCI associated with the original cash flow hedges through April 6, 2010 (see discussion above).

	For the Three Months Ended September 30, 2009
Cash Flow Hedging Relationships	Amount of Gain (Loss) Recognized in OCI on Derivative (Effective Portion)	Amount of Gain (Loss) Recognized in OCI on Derivative (Ineffective Portion)	Location of Gain (Loss) Reclassified from Accumulated OCI into Income (Effective Portion)	Amount of Gain (Loss) Recognized in OCI During the Term of the Hedge Relationship Reclassified into Income (Effective Portion)	Location of Gain (Loss) Recognized in OCI During the Term of the Hedge Relationship Reclassified into Income (Effective Portion)
Interest rate contracts	$(1,856)	$—	Other income/ (expense)	$(1,836)*	Interest income/ (expense)

*	Amortization of OCI associated with the original cash flow hedges prior to modification on January 28, 2009 (see discussion above).

	For the Nine Months Ended September 30, 2010
Cash Flow Hedging Relationships	Amount of Gain (Loss) Recognized in OCI on Derivative (Effective Portion)	Amount of Gain (Loss) Recognized in OCI on Derivative (Ineffective Portion)	Location of Gain (Loss) Reclassified from Accumulated OCI into Income (Effective Portion)	Amount of Gain (Loss) Recognized in OCI During the Term of the Hedge Relationship Reclassified into Income (Effective Portion)	Location of Gain (Loss) Recognized in OCI During the Term of the Hedge Relationship Reclassified into Income (Effective Portion)
Interest rate contracts	$(1,472)	$(1,971)	Interest income/ (expense)	$(611)*	Interest income/ (expense)

*	Amortization of OCI associated with the original cash flow hedges through April 6, 2010 (see discussion above).

RADNET, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information pertaining to the nine months ended September 30, 2010 and 2009 is unaudited)

Note 9 — Derivative Instruments  – (continued)

	For the Nine Months Ended September 30, 2009
Cash Flow Hedging Relationships	Amount of Gain (Loss) Recognized in OCI on Derivative (Effective Portion)	Amount of Gain (Loss) Recognized in OCI on Derivative (Ineffective Portion)	Location of Gain (Loss) Reclassified from Accumulated OCI into Income (Effective Portion)	Amount of Gain (Loss) Recognized in OCI During the Term of the Hedge Relationship Reclassified into Income (Effective Portion)	Location of Gain (Loss) Recognized in OCI During the Term of the Hedge Relationship Reclassified into Income (Effective Portion)
Interest rate contracts	$(2,341)	$823	Interest income/ (expense)	$(4,895)*	Interest income/ (expense)

*	Amortization of OCI associated with the original cash flow hedges prior to modification on January 28, 2009 (see discussion above).

Note 10 — Income Taxes

Deferred income taxes reflect the net tax effects of temporary differences between carrying amounts of assets and liabilities for financial and income tax reporting purposes and operating loss carryforwards. For the years ended December 31, 2009, 2008 and 2007, we recognized $443,000, $151,000 and $337,000, respectively, of state income tax primarily related to profitable imaging centers.

	Years Ended December 31,
	2009	2008	2007
Federal tax	34.00%	34.00%	34.00%
State franchise tax, net of federal benefit	(16.03)%	(1.26)%	(2.12)%
Non deductible expenses	(2.47)%	(1.44)%	(1.14)%
Changes in valuation allowance	(39.78)%	(32.56)%	(32.86)%
Income tax expense	(24.28)%	(1.26)%	(2.12)%

Our deferred tax assets and liabilities comprise the following items (in thousands):

	December 31,
Deferred Tax Assets & Liabilities	2009	2008
Deferred tax assets:
Net operating losses	$67,671	$68,860
Accrued expenses	6,232	5,270
Unfavorable contract liability	3,256	3,647
Equity compensation	3,701	2,296
Allowance for doubtful accounts	1,823	1,510
Other	370	498
Valuation Allowance	(55,268)	(57,407)
Total Deferred Tax Assets	$27,785	$24,674

RADNET, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information pertaining to the nine months ended September 30, 2010 and 2009 is unaudited)

Note 10 — Income Taxes  – (continued)

	December 31,
Deferred Tax Assets & Liabilities	2009	2008
Deferred tax liabilities:
Property Plant & Equipment	$(10,006)	$(7,421)
Goodwill	(9,239)	(8,411)
Intangibles	(8,461)	(8,619)
Other	(356)	(500)
Total Deferred Tax Liabilities	(28,062)	(24,951)
Net deferred tax Asset (Liability)	$(277)	$(277)

As of December 31, 2009, we had federal and state net operating loss carryforwards of approximately $181.5 million and $118.1 million, respectively, which expire at various intervals from the years 2010 to 2029. As of December 31, 2009, $17.9 million of our federal net operating loss carryforwards acquired in connection with the 1998 acquisition of Diagnostic Imaging Services, Inc. and the 2006 acquisition of Radiologix Inc. were subject to limitations related to their utilization under Section 382 of the Internal Revenue Code. Future ownership changes as determined under Section 382 of the Internal Revenue Code could further limit the utilization of net operating loss carryforwards. Realization of deferred tax assets is dependent upon future earnings, if any, the timing and amount of which are uncertain. Accordingly, the net deferred tax assets have been fully offset by a valuation allowance. Cumulative excess tax benefits of $3.9 million, related to the exercise of nonqualified stock options, will be recorded in equity when realized.

We consider all evidence available when determining whether deferred tax assets are more likely-than-not to be realized, including tax planning strategies that would be employed to prevent an NOL from expiring unutilized. As of December 31, 2009, we have determined that deferred tax assets of $27.8 million are more-likely than not to be realized. We have also determined that net deferred tax liabilities of $10.0 million relate to goodwill that has an indefinite life.

For the next five years, and thereafter, federal net operating loss carryforwards expire as follows (in thousands):

Year Ended	Total Net Operating Loss Carryforwards	Amount Subject to 382 Limitation
2010	$13,283	$1,737
2011	—	—
2012	—	—
2013	—	—
2014	—	—
Thereafter	168,262	16,195
	$181,545	$17,932

Note 11 — Stock-Based Compensation

Stock Incentive Plans

We have two long-term incentive plans that currently have outstanding stock options which we refer to as the 2000 Plan and the 2006 Plan. The 2000 Plan was terminated as to future grants when the 2006 Plan was approved by the stockholders in 2006. We have reserved for issuance under the 2006 Plan 6,500,000 shares of common stock. Certain options granted under the 2006 Plan to employees are intended to qualify as incentive stock options under existing tax regulations. In addition, we issue non-qualified stock options and warrants under the 2006 Plan from time to time to non-employees, in connection with acquisitions and for other

RADNET, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information pertaining to the nine months ended September 30, 2010 and 2009 is unaudited)

Note 11 — Stock-Based Compensation  – (continued)

purposes and we may also issue stock under the Plan. Stock options and warrants generally vest over two to five years and expire five to ten years from date of grant.

As of December 31, 2009, 2,133,584, or approximately 53.9%, of all the outstanding stock options and warrants under our option plans are fully vested. During the year ended December 31, 2009, we granted options and warrants to acquire 1,733,750 shares of common stock.

As of September 30, 2010, 3,123,334, or approximately 59.6%, of all the outstanding stock options and warrants under our option plans are fully vested. During the nine months ended September 30, 2010, we granted options and warrants to acquire 1,345,000 shares of common stock.

We have issued warrants outside the Plan under various types of arrangements to employees, in conjunction with debt financing and in exchange for outside services. All warrants issued after our February 2007 listing on the NASDAQ Global Market have been characterized as awards under the 2006 Plan. All warrants outside the Plan have been issued with an exercise price equal to the fair market value of the underlying common stock on the date of grant. The warrants expire from five to seven years from the date of grant. Vesting terms are determined by the board of directors or the compensation committee of the board of directors at the date of grant.

As of December 31, 2009, 2,614,566, or approximately 85.5%, of all the outstanding warrants outside the 2006 Plan are fully vested. During the year ended December 31, 2009, we did not grant any warrants outside the 2006 Plan.

As of September 30, 2010, 2,469,566, or approximately 90.0%, of all the outstanding warrants outside the 2006 Plan are fully vested. During the nine months ended September 30, 2010, we did not grant any warrants outside the 2006 Plan.

The following tables illustrate the impact of equity-based compensation on reported amounts (in thousands except per share data):

	For the Years Ended December 31,
	2009		2008		2007
	Impact of Stock-Based Compensation
	As Reported	Comp.	As Reported	Comp.	As Reported	Comp.
Income from operations	$38,857	$(3,607)	$29,287	$(2,902)	$19,272	$(3,313)
Net loss attributable to RadNet, Inc.’s common stockholders before income taxes	$(1,824)	$(3,607)	$(12,685)	$(2,902)	$(17,794)	$(3,313)
Net loss attributable to RadNet, Inc.’s common stockholders	$(2,267)	$(3,607)	$(12,836)	$(2,902)	$(18,131)	$(3,313)
Basic and diluted net loss per share attributable to RadNet, Inc.’s common stockholders	$(0.06)	$(0.10)	$(0.36)	$(0.08)	$(0.52)	$(0.10)
Net diluted earnings per share attributable to RadNet, Inc.’s common stockholders	$(0.06)	$(0.10)	$(0.36)	$(0.08)	$(0.52)	$(0.10)

RADNET, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information pertaining to the nine months ended September 30, 2010 and 2009 is unaudited)

Note 11 — Stock-Based Compensation  – (continued)

The following summarizes all of our option and warrant transactions in 2009:

Outstanding Options and Warrants Under the 2006 Plan	Shares	Weighted Average Exercise Price Per Common Share	Weighted Average Remaining Contractual Life (in Years)	Aggregate Intrinsic Value
Balance, December 31, 2008	2,451,000	$5.44
Granted	1,733,750	2.41
Exercised	—	—
Canceled or expired	(225,000)	4.72
Balance, December 31, 2009	3,959,750	4.15	4.13	$226,770
Exercisable at December 31, 2009	2,133,584	4.09	3.96	226,770

Outstanding Options and Warrants Under the 2006 Plan	Shares	Weighted Average Exercise Price Per Common Share	Weighted Average Remaining Contractual Life (in Years)	Aggregate Intrinsic Value
Balance, December 31, 2008	3,432,898	$5.44
Granted	—	—
Exercised	(375,000)	0.64
Canceled or expired	—	—
Balance, December 31, 2009	3,057,898	2.24	2.32	$1,847,266
Exercisable at December 31, 2009	2,614,566	1.91	2.35	1,797,666

The aggregate intrinsic value in the table above represents the total pretax intrinsic value (the difference between our closing stock price on December 31, 2009 and the exercise price, multiplied by the number of in-the-money options) that would have been received by the option holder had all option holders exercised their options on December 31, 2009. Total intrinsic value of options and warrants exercised during the year ended December 31, 2009 was approximately $848,000. As of December 31, 2009, total unrecognized share-based compensation expense related to non-vested employee awards was approximately $4.9 million, which is expected to be recognized over a weighted average period of approximately 2.0 years.

The following summarizes all of our option and warrant activity for the nine months ended September 30, 2010:

Outstanding Options and Warrants Under the 2006 Plan and 2000 Plan	Shares	Weighted Average Exercise price Per Common Share	Weighted Average Remaining Contractual Life (in years)	Aggregate Intrinsic Value
Balance, December 31, 2009	3,959,750	$4.15
Granted	1,345,000	2.47
Exercised	—	—
Canceled or expired	(60,000)	2.40
Balance, June 30, 2010	5,244,750	3.74	3.69	$516,030
Exercisable at June 30, 2010	3,123,334	3.79	3.47	369,130

RADNET, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information pertaining to the nine months ended September 30, 2010 and 2009 is unaudited)

Note 11 — Stock-Based Compensation  – (continued)

Non-Plan Outstanding Warrants	Shares	Weighted Average Exercise price Per Common Share	Weighted Average Remaining Contractual Life (in years)	Aggregate Intrinsic Value
Balance, December 31, 2009	3,057,898	$2.24
Granted	—	—
Exercised	(315,000)	0.73
Canceled or expired	—	—
Balance, June 30, 2010	2,742,898	2.42	1.79	$1,967,309
Exercisable at June 30, 2010	2,469,566	2.22	1.81	1,935,309

The aggregate intrinsic value in the table above represents the difference between our closing stock price on September 30, 2010 and the exercise price, multiplied by the number of in-the-money options and warrants on September 30, 2010. Total intrinsic value of options and warrants exercised during the nine months ended September 30, 2010 was approximately $923,900. As of September 30, 2010, total unrecognized stock-based compensation expense related to non-vested employee awards was approximately $3.9 million, which is expected to be recognized over a weighted-average period of approximately 1.6 years.

The fair value of each option granted is estimated on the grant date using the Black-Scholes option pricing model which takes into account as of the grant date the exercise price and expected life of the option, the current price of the underlying stock and its expected volatility, expected dividends on the stock and the risk-free interest rate for the term of the option. The following is the average of the data used to calculate the fair value:

	Risk-free Interest Rate	Expected Life	Expected Volatility	Expected Dividends
September 30, 2010	2.17%	3.2 years	89.92%	—
September 30, 2009	2.65%	3.1 years	91.45%	—
December 31, 2009	2.65%	3.1 years	91.45%	—
December 31, 2008	2.75%	3.41 years	71.75%	—
December 31, 2007	4.54%	4.19 years	94.38%	—

We have determined the expected term assumption under the “Simplified Method” as defined in ASC Topic 718, originally issued as SAB No. 110. The expected stock price volatility is based on the historical volatility of our stock. The risk-free interest rate is based on the U.S. Treasury yield in effect at the time of grant with an equivalent remaining term. We have not paid dividends in the past and do not currently plan to pay any dividends in the near future.

The weighted-average grant date fair value of stock options and warrants granted during the nine months ended September 30, 2010 and 2009 and the years ended December 31, 2009, 2008 and 2007 was $1.46, $1.43, $1.43, $2.54 and $3.43, respectively.

RADNET, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information pertaining to the nine months ended September 30, 2010 and 2009 is unaudited)

Note 12 — Commitments and Contingencies

Leases — We lease various operating facilities and certain medical equipment under operating leases with renewal options expiring through 2025. Certain leases contain renewal options from two to ten years and escalation based either on the consumer price index or fixed rent escalators. The schedule below includes lease renewals that are reasonably assured. Leases with fixed rent escalators are recorded on a straight-line basis. We record deferred rent for tenant leasehold improvement allowances received from a lessor and amortize the deferred rent expense over the term of the lease agreement. Minimum annual payments under operating leases for future years, including all options to extend, ending December 31 are as follows (in thousands):

	Facilities	Equipment	Total
2010	$28,105	$7,000	$35,105
2011	24,644	5,949	30,593
2012	22,247	4,169	26,416
2013	19,197	2,605	21,802
2014	16,395	146	16,541
Thereafter	59,931	—	59,931
	$170,519	$19,869	$190,388

Total rent expense, including equipment rentals, for the years ended December 31, 2009, 2008 and 2007 was $43.4 million, $43.5 million and $41.3 million, respectively.

Salaries and consulting agreements — We have a variety of arrangements for the payment of professional and employment services. The agreements provide for the payment of professional fees to physicians under various arrangements, including a percentage of revenue collected from 15.0% to 21.0%, fixed amounts per periods and combinations thereof.

We have an arrangement with GE Medical Systems under which it has agreed to be responsible for the maintenance and repair of a majority of our equipment for a fee that is based upon a percentage of our revenue, subject to a minimum payment. Net revenue is reduced by the provision for bad debts, mobile PET revenue and other professional reading service revenue to obtain adjusted net revenue.

We are engaged from time to time in the defense of lawsuits arising out of the ordinary course and conduct of our business. We believe that the outcome of our current litigation will not have a material adverse impact on our business, financial condition and results of operations. However, we could be subsequently named as a defendant in other lawsuits that could adversely affect us.

Note 13 — Employee Benefit Plan

We adopted a profit-sharing/savings plan pursuant to Section 401(k) of the Internal Revenue Code that covers substantially all non-professional employees. Eligible employees may contribute on a tax-deferred basis a percentage of compensation, up to the maximum allowable under tax law. Employee contributions vest immediately. The plan does not require a matching contribution by us. There was no expense for any periods presented in the report.

RADNET, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information pertaining to the nine months ended September 30, 2010 and 2009 is unaudited)

Note 14 — Quarterly Results of Operations (unaudited)

The following table sets forth a summary of our unaudited quarterly operating results for each of the last eight quarters in the years ended December 31, 2009 and 2008. This quarterly data has been derived from our unaudited consolidated interim financial statements which, in our opinion, have been prepared on substantially the same basis as the audited financial statements contained elsewhere in this report and include all normal recurring adjustments necessary for a fair presentation of the financial information for the periods presented. These unaudited quarterly results should be read in conjunction with our financial statements and notes thereto included elsewhere in this report. The operating results in any quarter are not necessarily indicative of the results that may be expected for any future period (in thousands except for earnings per share).

	2009 Quarter Ended				2008 Quarter Ended
	Mar 31	June 30	Sept 30	Dec 31	Mar 31	June 30	Sept 30	Dec 31
Statement of Operations Data:
Net revenue	$128,003	$131,146	$133,404	$131,815	$113,897	$126,559	$130,902	$127,457
Total operating expenses	118,204	120,527	124,261	121,132	107,961	119,011	121,362	121,194
Total other expense	13,219	13,370	12,365	11,478	13,556	12,495	12,047	13,562
Equity in earnings of joint ventures	2,635	2,453	1,751	1,617	2,292	2,837	2,686	1,976
Income tax expense	37	13	231	162	123	14	14	—
Net income (loss)	(822)	(311)	(1,702)	660	(5,451)	(2,124)	165	(5,323)
Net income attributable to noncontrolling interests	20	25	24	23	24	25	27	27
Net income (loss) attributable to RadNet, Inc. common stockholders	$(842)	$(336)	$(1,726)	$637	$(5,475)	$(2,149)	$138	$(5,350)
Basic net income (loss) per share attributable to RadNet, Inc. common stockholders	$(0.02)	$(0.01)	$(0.05)	$0.02	$(0.15)	$(0.06)	$0.00	$(0.15)
Diluted net income (loss) per share attributable to RadNet, Inc. common stockholders	$(0.02)	$(0.01)	$(0.05)	$0.02	$(0.15)	$(0.06)	$0.00	$(0.15)
Weighted average shares outstanding
Basic	35,916	35,924	36,105	36,238	35,561	35,672	35,760	35,875
Diluted	35,916	35,924	36,105	37,418	35,561	35,672	37,015	35,875

Note 15 — Related Party Transactions

On June 1, 2009 we entered into a 10-year operating lease for a building at one of our imaging centers located in Wilmington, Delaware in which our Senior Vice President of Materials Management is a 50% owner. The monthly rent under this operating lease is approximately $25,000. We believe that the monthly lease amount is in line with similar 10-year lease contracts available for comparable buildings in the area.

Note 16 — Subsequent Events

On October 1, 2010, we completed our acquisitions of Image Medical Corporation, the parent of eRAD, Inc., for $10.75 million in a combination of cash and promissory notes. eRAD, Inc., headquartered in Greenville, South Carolina, has been a premier provider of Picture Archiving and Communications Systems (PACS) and related workflow solutions to the radiology industry since 1999.

On December 2, 2010, we consummated the acquisition of five medical imaging facilities located in Northern New Jersey and a 50% equity interest in a sixth center from Progressive Health, LLC and certain affiliates and related entities for an aggregate of $17.150 million in cash.

RADNET, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information pertaining to the nine months ended September 30, 2010 and 2009 is unaudited)

Note 16 — Subsequent Events – (continued)

On December 31, 2010, we completed our acquisition of two imaging centers from Presgar Imaging and affiliated entities located in Brooklyn and Orchard Park, New York for cash consideration of $2.2 million plus the assumption of approximately $700,000 of debt. Highway Imaging in Brooklyn and Parkland Diagnostic in Orchard Park are both multimodality facilities, offering a combination of MRI, CT, PET/CT, ultrasound, mammography, bone density and x-ray.

On January 3, 2011, we consummated the acquisition of Imaging On Call, LLC, a provider of teleradiology services to radiology groups, hospitals and imaging centers located in Poughkeepsie, New York, for $5.5 million cash plus an earn-out of up to an additional $2.5 million.

Note 17 — Supplemental Guarantor Information

The following tables present condensed consolidating financial information for: (a) RadNet, Inc. (the “Parent”) on a stand-alone basis as a guarantor of the 10 3/8% Senior Notes due 2018; (b) Radnet Management, Inc., the subsidiary issuer (the “Subsidiary Issuer”) of the 10 3/8% Senior Notes due 2018; (c) on a combined basis, the guarantor subsidiaries (the “Guarantor Subsidiaries”) of the 10 3/8% Senior Notes due 2018, which include all other 100% owned subsidiaries of the Subsidiary Issuer; (d) on a combined basis, the non-guarantor subsidiaries, which include joint venture partnerships of which the Subsidiary Issuer holds investments of 50% or greater, as well as BRMG, which we consolidate as a variable interest entity. Separate financial statements of the Subsidiary Issuer or the Guarantor Subsidiaries are not presented because the guarantee by the Parent and each Guarantor Subsidiary is full and unconditional, joint and several. In lieu thereof, the Parent includes the following:

RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS
September 30, 2010
(in thousands)
(unaudited)

	Parent	Subsidiary Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$—	$24,419	$—	$43	$—	$24,462
Accounts receivable, net	—	—	52,291	42,313	—	94,604
Prepaid expenses and other current assets	—	9,218	6,796	458	—	16,472
Total current assets	—	33,637	59,087	42,814	—	135,538
PROPERTY AND EQUIPMENT, NET	—	48,801	140,468	762	—	190,031
OTHER ASSETS
Goodwill	—	41,767	83,244	—	—	125,011
Other intangible assets	—	159	52,410	—	—	52,569
Deferred financing costs, net	—	16,003	—	—	—	16,003
Investment in subsidiaries	(87,527)	209,749	9,463	—	(131,685)	—
Investment in joint ventures	—	—	16,020	—	—	16,020
Deposits and other	—	1,235	1,243	—	—	2,478
Total assets	$(87,527)	$351,351	$361,935	$43,576	$(131,685)	$537,650
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Intercompany	$—	$(117,665)	$90,844	$26,821	—	—
Accounts payable and accrued expenses	—	48,034	30,263	6,343	—	84,640
Due to affiliates	—	—	1,433	949	—	2,382
Current portion of notes payable	—	3,230	4,813	—	—	8,043
Current portion of deferred rent	—	314	403	—	—	717
Obligations under capital leases	—	6,389	3,838	—	—	10,227
Total current liabilities	—	(59,698)	131,594	34,113	—	106,009
LONG-TERM LIABILITIES
Deferred rent, net of current portion	—	6,384	4,254	—	—	10,638
Deferred taxes	—	—	277	—	—	277
Notes payable, net of current portion	—	475,172	5,512	—	—	480,684
Obligations under capital leases, net of current portion	—	4,677	1,888	—	—	6,565
Other non-current liabilities	—	12,343	8,661	—	—	21,004
Total liabilities	—	438,878	152,186	34,113	—	625,177
EQUITY DEFICIT
Total Radnet, Inc.'s equity deficit	(87,572)	(87,572)	209,704	9,418	(131,550)	(87,572)
Noncontrolling interests	45	45	45	45	(135)	45
Total equity deficit	(87,527)	(87,527)	209,749	9,463	(131,685)	(87,527)
Total liabilities and equity deficit	$(87,527)	$351,351	$361,935	$43,576	$(131,685)	$537,650

RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS
December 31, 2009
(in thousands)

	Parent	Subsidiary Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$—	$10,094	$—	$—	$—	$10,094
Accounts receivable, net	—	—	47,616	40,209	—	87,825
Prepaid expenses and other current assets	—	5,810	3,978	202	—	9,990
Total current assets	—	15,904	51,594	40,411	—	107,909
PROPERTY AND EQUIPMENT, NET	—	47,777	134,277	517	—	182,571
OTHER ASSETS						—
Goodwill	—	41,462	65,040	—	—	106,502
Other intangible assets	—	224	54,089	—	—	54,313
Deferred financing costs, net	—	8,229	—	—	—	8,229
Investment in subsidiaries	(74,761)	192,183	9,513	—	(126,935)	—
Investment in joint ventures	—	—	18,741	—	—	18,741
Deposits and other	—	2,196	210	—	—	2,406
Total assets	$(74,761)	$307,975	$333,464	$40,928	$(126,935)	$480,671
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Intercompany	$—	$(89,783)	$65,904	$23,879	$—	—
Accounts payable and accrued expenses	—	32,091	30,827	6,723	—	69,641
Due to affiliates	—	—	6,643	813	—	7,456
Notes payable	—	2,864	4,063	—	—	6,927
Current portion of deferred rent	—	224	336	—	—	560
Obligations under capital leases	—	8,357	5,764	—	—	14,121
Total current liabilities	—	(46,247)	113,537	31,415	—	98,705
LONG-TERM LIABILITIES
Deferred rent, net of current portion	—	5,437	3,483	—	—	8,920
Deferred taxes	—	—	277	—	—	277
Notes payable, net of current portion	—	405,494	11,205	—	—	416,699
Obligations under capital leases, net of current portion	—	9,153	4,415	—	—	13,568
Other non-current liabilities	—	8,899	8,364	—	—	17,263
Total liabilities	—	382,736	141,281	31,415	—	555,432
EQUITY DEFICIT
Total Radnet, Inc.’s equity deficit	(74,815)	(74,815)	192,129	9,459	(126,773)	(74,815)
Noncontrolling interests	54	54	54	54	(162)	54
Total equity deficit	(74,761)	(74,761)	192,183	9,513	(126,935)	(74,761)
Total liabilities and equity deficit	$(74,761)	$307,975	$333,464	$40,928	$(126,935)	$480,671

RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS
December 31, 2008
(in thousands)

	Parent	Subsidiary Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$—	$—	$—	$—	$—	$—
Accounts receivable, net	—	—	48,612	47,485	—	96,097
Refundable income taxes	—	—	103	—	—	103
Prepaid expenses and other current assets	—	7,211	6,237	217	—	13,665
Total current assets	—	7,211	54,952	47,702	—	109,865
PROPERTY AND EQUIPMENT, NET	—	55,048	137,395	661	—	193,104
OTHER ASSETS						—
Goodwill	—	41,362	63,916	—	—	105,278
Other intangible assets	—	321	56,540	—	—	56,861
Deferred financing costs, net	—	10,907	—	—	—	10,907
Investment in subsidiaries	(81,030)	165,615	9,909	—	(94,494)	—
Investment in joint ventures	—	—	17,637	—	—	17,637
Deposits and other	—	2,266	164	27	—	2,457
Total assets	$(81,030)	$282,730	$340,513	$48,390	$(94,494)	$496,109
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Intercompany	$—	$(122,532)	$92,161	$30,371	$—	$—
Accounts payable and accrued expenses	—	46,349	27,418	7,408	—	81,175
Due to affiliates	—	—	4,313	702	—	5,015
Notes payable	—	2,955	2,546	—	—	5,501
Current portion of deferred rent	—	152	238	—	—	390
Obligations under capital leases	—	8,502	6,562	—	—	15,064
Total current liabilities	—	(64,574)	133,238	38,481	—	107,145
LONG-TERM LIABILITIES
Line of credit	—	1,742	—	—	—	1,742
Deferred rent, net of current portion	—	5,035	2,961	—	—	7,996
Deferred taxes	—	—	277	—	—	277
Notes payable, net of current portion	—	405,524	14,211	—	—	419,735
Obligations under capital leases, net of current portion	—	15,511	8,727	—	—	24,238
Other non-current liabilities	—	522	15,484	—	—	16,006
Total liabilities	—	363,760	174,898	38,481	—	577,139
EQUITY DEFICIT
Total Radnet, Inc.’s equity deficit	(81,108)	(81,108)	165,537	9,831	(94,260)	(81,108)
Noncontrolling interests	78	78	78	78	(234)	78
Total equity deficit	(81,030)	(81,030)	165,615	9,909	(94,494)	(81,030)
Total liabilities and equity deficit	$(81,030)	$282,730	$340,513	$48,390	$(94,494)	$496,109

RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For The Three Months Ended September 30, 2010
(in thousands)
(unaudited)

	Parent	Subsidiary Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
NET REVENUE	$—	$29,977	$95,989	$14,127	$—	$140,093
OPERATING EXPENSES
Operating expenses	—	26,163	67,364	13,107	—	106,634
Depreciation and amortization	—	3,537	9,431	34	—	13,002
Provision for bad debts	—	1,313	6,528	617	—	8,458
Loss on sale of equipment	—	130	321	—	—	451
Severance costs	—	106	31	27	—	164
Total operating expenses	—	31,249	83,675	13,785	—	128,709
INCOME (LOSS) FROM OPERATIONS	—	(1,272)	12,314	342	—	11,384
OTHER EXPENSES
Interest expense	—	7,073	5,706	2	—	12,781
Other expenses	—	821	—	—	—	821
Total other expenses	—	7,894	5,706	2	—	13,602
INCOME (LOSS) BEFORE INCOME TAXES AND EQUITY IN EARNINGS OF JOINT VENTURES	—	(9,166)	6,608	340	—	(2,218)
Provision for income taxes	—	—	(315)	(2)	—	(317)
Equity in earnings (losses) of consolidated subsidiaries	(285)	8,881	306	—	(8,902)	—
Equity in earnings of joint ventures	—	—	2,282	—	—	2,282
NET INCOME (LOSS)	(285)	(285)	8,881	338	(8,902)	(253)
Net income attributable to noncontrolling interests	—	—	—	32	—	32
NET INCOME (LOSS) ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$(285)	$(285)	$8,881	$306	$(8,902)	$(285)

RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For The Three Months Ended September 30, 2009
(in thousands)
(unaudited)

	Parent	Subsidiary Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
NET REVENUE	$—	$30,804	$88,589	$14,011	$—	$133,404
OPERATING EXPENSES
Operating expenses	—	27,501	61,330	13,093	—	101,924
Depreciation and amortization	—	3,344	10,213	36	—	13,593
Provision for bad debts	—	1,406	6,347	633	—	8,386
Loss on sale of equipment	—	—	72	—	—	72
Severance costs	—	6	280	—	—	286
Total operating expenses	—	32,257	78,242	13,762	—	124,261
INCOME (LOSS) FROM OPERATIONS	—	(1,453)	10,347	249	—	9,143
OTHER EXPENSES
Interest expense	—	6,325	6,037	5	—	12,367
Other expenses (income)	—	(2)	—	—	—	(2)
Total other expenses	—	6,323	6,037	5	—	12,365
INCOME (LOSS) BEFORE INCOME TAXES AND EQUITY IN EARNINGS OF JOINT VENTURES	—	(7,776)	4,310	244	—	(3,222)
Provision for income taxes	—	(1)	(230)	—	—	(231)
Equity in earnings (losses) of consolidated subsidiaries	(1,726)	6,051	220		(4,545)	—
Equity in earnings of joint ventures	—	—	1,751	—	—	1,751
NET INCOME (LOSS)	(1,726)	(1,726)	6,051	244	(4,545)	(1,702)
Net income attributable to noncontrolling interests	—	—	—	24	—	24
NET INCOME (LOSS) ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$(1,726)	$(1,726)	$6,051	$220	$(4,545)	$(1,726)

RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For The Nine Months Ended September 30, 2010
(in thousands)
(unaudited)

	Parent	Subsidiary Issuer	Subsidiary Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
NET REVENUE	$—	$89,204	$271,830	$42,188	$—	$403,222
OPERATING EXPENSES
Operating expenses	—	78,255	193,750	39,473	—	311,478
Depreciation and amortization	—	10,184	29,866	103	—	40,153
Provision for bad debts	—	3,920	18,836	1,847	—	24,603
Loss on sale of equipment	—	202	404	—	—	606
Severance costs	—	471	233	27	—	731
Total operating expenses	—	93,032	243,089	41,450	—	377,571
INCOME (LOSS) FROM OPERATIONS	—	(3,828)	28,741	738	—	25,651
OTHER EXPENSES
Interest expense	—	18,157	17,312	8	—	35,477
Loss on extinguishment of debt	—	9,871	—	—	—	9,871
Other expenses	—	1,971	—	—	—	1,971
Total other expenses	—	29,999	17,312	8	—	47,319
INCOME (LOSS) BEFORE INCOME TAXES AND EQUITY IN EARNINGS OF JOINT VENTURES	—	(33,827)	11,429	730	—	(21,668)
Provision for income taxes	—	(18)	(499)	(6)	—	(523)
Equity in earnings (losses) of consolidated subsidiaries	(16,152)	17,693	649	—	(2,190)	—
Equity in earnings of joint ventures	—	—	6,114	—	—	6,114
NET INCOME (LOSS)	(16,152)	(16,152)	17,693	724	(2,190)	(16,077)
Net income attributable to noncontrolling interests	—	—	—	75	—	75
NET INCOME (LOSS) ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$(16,152)	$(16,152)	$17,693	$649	$(2,190)	$(16,152)

RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For The Nine Months Ended September 30, 2009
(in thousands)
(unaudited)

	Parent	Subsidiary Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
NET REVENUE	$—	$93,125	$259,437	$39,991	$—	$392,553
OPERATING EXPENSES
Operating expenses	—	81,200	180,069	37,384	—	298,653
Depreciation and amortization	—	10,208	29,663	108	—	39,979
Provision for bad debts	—	4,203	18,719	1,807	—	24,729
Loss (gain) on sale of equipment	—	—	375	—	—	375
Severance costs	—	30	610	3	—	643
Total operating expenses	—	95,641	229,436	39,302	—	364,379
INCOME (LOSS) FROM OPERATIONS	—	(2,516)	30,001	689	—	28,174
OTHER EXPENSES
Interest expense	—	20,288	18,244	6	—	38,538
Gain on bargin purchase	—	—	(1,387)	—	—	(1,387)
Other expenses	—	188	228	—	—	416
Total other expenses	—	20,476	17,085	6	—	37,567
INCOME (LOSS) BEFORE INCOME TAXES AND EQUITY IN EARNINGS OF JOINT VENTURES	—	(22,992)	12,916	683	—	(9,393)
Provision for income taxes	—	(19)	(262)	—	—	(281)
Equity in earnings (losses) of consolidated subsidiaries	(2,904)	20,107	614	—	(17,817)	—
Equity in earnings of joint ventures	—	—	6,839	—	—	6,839
NET INCOME (LOSS)	(2,904)	(2,904)	20,107	683	(17,817)	(2,835)
Net income attributable to noncontrolling interests	—	—	—	69	—	69
NET INCOME (LOSS) ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$(2,904)	$(2,904)	$20,107	$614	$(17,817)	$(2,904)

RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For The Year Ended December 31, 2009
(in thousands)

	Parent	Subsidiary Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
NET REVENUE	$—	$121,879	$349,836	$52,653	$—	$524,368
OPERATING EXPENSES
Operating expenses	—	107,512	240,328	49,913	—	397,753
Depreciation and amortization	—	13,457	40,199	144	—	53,800
Provision for bad debts	—	3,676	27,377	1,651	—	32,704
Loss on sale of equipment	—	—	523	—	—	523
Severance costs	—	78	650	3	—	731
Total operating expenses	—	124,723	309,077	51,711	—	485,511
INCOME (LOSS) FROM OPERATIONS	—	(2,844)	40,759	942	—	38,857
OTHER EXPENSES
Interest expense	—	24,987	24,201	5	—	49,193
Gain on bargin purchase	—	—	(1,387)	—	—	(1,387)
Other expenses	—	1,011	228	—	—	1,239
Total other expenses	—	25,998	23,042	5	—	49,045
INCOME (LOSS) BEFORE INCOME TAXES AND EQUITY IN EARNINGS OF JOINT VENTURES	—	(28,842)	17,717	937	—	(10,188)
Provision for income taxes	—	(18)	(425)	—	—	(443)
Equity in earnings of consolidated subsidiaries	(2,267)	26,593	845	—	(25,171)	—
Equity in earnings of joint ventures	—	—	8,456	—	—	8,456
NET INCOME (LOSS)	(2,267)	(2,267)	26,593	937	(25,171)	(2,175)
Net income attributable to noncontrolling interests	—	—	—	92	—	92
NET INCOME (LOSS) ATTRIBUTABLE TO RADNET INC. COMMON STOCKHOLDERS	$(2,267)	$(2,267)	$26,593	$845	$(25,171)	$(2,267)

RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For The Year Ended December 31, 2008
(in thousands)

	Parent	Subsidiary Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
NET REVENUE	$—	$115,311	$333,871	$49,633	$—	$498,815
OPERATING EXPENSES
Operating expenses	—	104,386	232,938	46,973	—	384,297
Depreciation and amortization	—	15,008	38,396	144	—	53,548
Provision for bad debts	—	3,313	25,975	1,544	—	30,832
Loss (gain) on sale of equipment	—	(749)	1,265	—	—	516
Severance costs	—	138	197	—	—	335
Total operating expenses	—	122,096	298,771	48,661	—	469,528
INCOME (LOSS) FROM OPERATIONS	—	(6,785)	35,100	972	—	29,287
OTHER EXPENSES
Interest expense	—	26,686	25,121	4	—	51,811
Other expenses (income)	—	(49)	(102)	—	—	(151)
Total other expenses	—	26,637	25,019	4	—	51,660
INCOME (LOSS) BEFORE INCOME TAXES AND EQUITY IN EARNINGS OF JOINT VENTURES	—	(33,422)	10,081	968	—	(22,373)
Provision for income taxes	—	(13)	(138)	—	—	(151)
Equity in earnings of consolidated subsidiaries	(12,836)	20,917	865	—	(8,946)	—
Equity in earnings of joint ventures	—	(318)	10,109	—	—	9,791
NET INCOME (LOSS)	(12,836)	(12,836)	20,917	968	(8,946)	(12,733)
Net income attributable to noncontrolling interests	—	—	—	103	—	103
NET INCOME (LOSS) ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$(12,836)	$(12,836)	$20,917	$865	$(8,946)	$(12,836)

RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For The Year Ended December 31, 2007
(in thousands)

	Parent	Subsidiary Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
NET REVENUE	$—	$82,279	$305,304	$35,993	$—	$423,576
OPERATING EXPENSES
Operating expenses	—	80,090	217,571	32,889	—	330,550
Depreciation and amortization	—	13,508	31,624	149	—	45,281
Provision for bad debts	—	2,620	23,630	1,217	—	27,467
Loss (gain) on sale of equipment	—	(10)	74	8	—	72
Severance costs	—	—	934	—	—	934
Total operating expenses	—	96,208	273,833	34,263	—	404,304
INCOME (LOSS) FROM OPERATIONS	—	(13,929)	31,471	1,730	—	19,272
OTHER EXPENSES
Interest expense (income)	—	28,480	15,844	(17)	—	44,307
Gain from sale of joint venture interests	—	—	(1,868)	—	—	(1,868)
Other expenses (income)	—	226	(255)	—	—	(29)
Total other expenses (income)	—	28,706	13,721	(17)	—	42,410
INCOME (LOSS) BEFORE INCOME TAXES AND EQUITY IN EARNINGS OF JOINT VENTURES	—	(42,635)	17,750	1,747	—	(23,138)
Provision for income taxes	—	(10)	(325)	(2)	—	(337)
Equity in earnings of consolidated subsidiaries	(18,131)	24,490	1,606	—	(7,965)	—
Equity in earnings of joint ventures	—	24	5,920	—	—	5,944
NET INCOME (LOSS)	(18,131)	(18,131)	24,951	1,745	(7,965)	(17,531)
Net income attributable to noncontrolling interests	—	—	461	139	—	600
NET INCOME (LOSS) ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$(18,131)	$(18,131)	$24,490	$1,606	$(7,965)	$(18,131)

RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For The Nine Months Ended September 30, 2010
(in thousands)
(unaudited)

	Parent	Subsidiary Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(16,152)	$(16,152)	$17,693	$724	$(2,190)	$(16,077)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	—	10,184	29,866	103	—	40,153
Provision for bad debts	—	3,920	18,836	1,847	—	24,603
Equity in (earnings) loss of consolidated subsidiaries	16,152	(17,693)	(649)		2,190	—
Distributions from consolidated subsidiaries		—	685	—	(685)	—
Equity in earnings of joint ventures	—	—	(6,114)			(6,114)
Distributions from joint ventures	—	—	8,339	—	—	8,339
Deferred rent amortization	—	1,037	838	—	—	1,875
Deferred financing cost interest expense	—	2,074	—	—	—	2,074
Amortization of bond discount		107				107
Loss on sale of equipment	—	202	404	—	—	606
Loss on extinguishment of debt	—	9,871	—	—	—	9,871
Stock-based compensation	—	705	2,115	—	—	2,820
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in purchase transactions:
Accounts receivable	—	—	(17,628)	(10,050)	—	(27,678)
Other current assets	—	(3,161)	(2,254)	(260)	—	(5,675)
A/P I/C				(177)	(93)	270
Other assets	—	960	(1,008)	—	—	(48)
Accounts payable and accrued expenses	—	(6,184)	12,954	8,528	—	15,298
Net cash provided by (used in) operating activities	—	(14,307)	63,984	1,162	(685)	50,154
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of imaging facilities	—	(1,401)	(33,179)	—	—	(34,580)
Proceeds from sale of equipment		61	33			94
Purchase of property and equipment	—	(11,381)	(21,409)	(345)	—	(33,135)
Purchase of equity interest in joint ventures	—	—	—	—	—	—
Net cash used in investing activities	—	(12,721)	(54,555)	(345)	—	(67,621)
CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on notes and leases payable	—	(6,866)	(9,429)	—	—	(16,295)
Repayment of debt	—	(412,000)	—	—	—	(412,000)
Proceeds from borrowings	—	482,360	—	—	—	482,360
Deferred financing costs	—	(17,407)	—	—	—	(17,407)
Distributions paid to noncontrolling interests	—	—	—	(769)	685	(84)
Payments on line of credit	—	—	—	—	—	—
Payments to counterparties of cash flow hedges	—	(4,783)	—	—	—	(4,783)
Proceeds from issuance of common stock	—	49	—	—	—	49
Net cash provided by (used in) financing activities	—	41,353	(9,429)	(769)	685	31,840
EFFECT OF EXCHANGE RATE CHANGES ON CASH				(5)		(5)
NET INCREASE IN CASH AND CASH EQUIVALENTS	—	14,325	—	43	—	14,368
CASH AND CASH EQUIVALENTS, beginning of period	—	10,094	—	—	—	10,094
CASH AND CASH EQUIVALENTS, end of period	$—	$24,419	$—	$43	$—	$24,462

RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For The Nine Months Ended September 30, 2009
(in thousands)
(unaudited)

	Parent	Subsidiary Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(2,904)	$(2,904)	$20,107	$683	$(17,817)	$(2,835)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	—	10,208	29,663	108	—	39,979
Provision for bad debts	—	4,203	18,719	1,807	—	24,729
Equity in (earnings) loss of consolidated subsidiaries	2,904	(20,107)	(614)	—	17,817	—
Distributions from consolidated subsidiaries	—		970	—	(970)	—
Equity in earnings of joint ventures	—	—	(6,839)			(6,839)
Distributions from joint ventures	—	—	6,852	—	—	6,852
Deferred rent amortization	—	397	217	—	—	614
Deferred financing cost interest expense	—	2,009	—	—	—	2,009
Loss on sale of equipment	—	—	375	—	—	375
Gain on bargin purchase	—	—	(1,387)	—	—	(1,387)
Stock-based compensation	—	734	2,202	—	—	2,936
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in purchase transactions:
Accounts receivable	—	—	(18,430)	(2,466)	—	(20,896)
Other current assets	—	2,414	807	(8)	—	3,213
Other assets	—	(76)	641	27	—	592
Accounts payable and accrued expenses	—	21,339	(21,338)	907	—	908
Net cash provided by operating activities	—	18,217	31,945	1,058	(970)	50,250
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of imaging facilities	—	(1,258)	(2,659)	—	—	(3,917)
Purchase of property and equipment	—	(5,128)	(17,677)	—	—	(22,805)
Proceeds from sale of imaging facilities	—	—	650	—	—	650
Purchase of equity interest in joint ventures	—	—	(315)	—	—	(315)
Net cash used in investing activities	—	(6,386)	(20,001)	—	—	(26,387)
CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on notes and leases payable	—	(6,938)	(10,746)	—	—	(17,684)
Distributions paid to noncontrolling interests	—	—	—	(1,058)	970	(88)
Payments on line of credit	—	(1,742)	—	—	—	(1,742)
Payments to counterparties of cash flow hedges	—	(3,151)	—	—	—	(3,151)
Proceeds from issuance of common stock	—	—	—	—	—	—
Net cash used in financing activities	—	(11,831)	(10,746)	(1,058)	970	(22,665)
NET INCREASE IN CASH AND CASH EQUIVALENTS	—	—	1,198	—	—	1,198
CASH AND CASH EQUIVALENTS, beginning of period	—	—	—	—	—	—
CASH AND CASH EQUIVALENTS, end of period	$—	$—	$1,198	$—	$—	$1,198

RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For The Year Ended December 31, 2009
(in thousands)

	Parent	Subsidiary Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(2,267)	$(2,267)	$26,593	$937	$(25,171)	$(2,175)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	—	13,457	40,199	144	—	53,800
Provision for bad debts	—	3,676	27,377	1,651	—	32,704
Equity in earnings of consolidated subsidiaries	2,267	(26,593)	(845)	—	25,171	—
Distributions from consolidated subsidiaries		—	1,217	—	(1,217)	—
Equity in earnings of joint ventures	—	—	(8,456)			(8,456)
Distributions from joint ventures	—	—	7,667	—	—	7,667
Deferred rent amortization	—	474	620	—	—	1,094
Deferred financing cost interest expense	—	2,678	—	—	—	2,678
Loss on sale of equipment	—	—	523	—	—	523
Gain on bargain purchase	—	—	(1,387)	—	—	(1,387)
Amortization of cash flow hedge	—	6,119	—	—	—	6,119
Stock-based compensation	—	902	2,705	—	—	3,607
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in purchase transactions:
Accounts receivable	—	—	(24,815)	383	—	(24,432)
Other current assets	—	1,405	2,785	16	—	4,206
Other assets	—	70	(45)	26	—	51
Accounts payable and accrued expenses	—	33,160	(30,717)	(1,824)	—	619
Net cash provided by operating activities	—	33,081	43,421	1,333	(1,217)	76,618
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of imaging facilities	—	(1,258)	(4,827)	—	—	(6,085)
Proceeds from sale of imaging center	—	—	650	—	—	650
Purchase of property and equipment	—	(5,944)	(24,808)	—	—	(30,752)
Proceeds from sale of equipment	—	—	219	—	—	219
Purchase of equity interest in joint ventures	—	—	(315)	—	—	(315)
Net cash used in investing activities	—	(7,202)	(29,081)	—	—	(36,283)
CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on notes and leases payable	—	(9,320)	(14,340)	—	—	(23,660)
Distributions paid to noncontrolling interests	—	—	—	(1,333)	1,217	(116)
Payments on line of credit	—	(1,742)	—	—	—	(1,742)
Distributions to counterparties of cash flow hedges	—	(4,739)	—	—	—	(4,739)
Proceeds from issuance of common stock	—	16	—	—	—	16
Net cash used in financing activities	—	(15,785)	(14,340)	(1,333)	1,217	(30,241)
NET INCREASE IN CASH AND CASH EQUIVALENTS	—	10,094	—	—	—	10,094
CASH AND CASH EQUIVALENTS, beginning of period	—	—	—	—	—	—
CASH AND CASH EQUIVALENTS, end of period	$—	$10,094	$—	$—	$—	$10,094

RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For The Year Ended December 31, 2008
(in thousands)

	Parent	Subsidiary Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(12,836)	$(12,836)	$20,917	$968	$(8,946)	$(12,733)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	—	15,008	38,396	144	—	53,548
Provision for bad debts	—	3,313	25,975	1,544	—	30,832
Equity in earnings of consolidated subsidiaries	12,836	(20,917)	(865)	—	8,946	—
Distributions from consolidated subsidiaries		—	2,170	—	(2,170)	—
Equity in earnings of joint ventures	—	318	(10,109)	—		(9,791)
Distributions from joint ventures	—	—	7,982	—	—	7,982
Deferred rent amortization	—	1,256	2,258	—	—	3,514
Deferred financing cost interest expense	—	2,567	—	—	—	2,567
Loss (gain) on sale of equipment	—	(749)	1,265	—	—	516
Gain on settlement of debt	—	(47)	—	—	—	(47)
Stock-based compensation	—	726	2,176	—	—	2,902
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in purchase transactions:
Accounts receivable	—	—	(23,568)	(12,729)	—	(36,297)
Other current assets	—	(2,093)	383	195	—	(1,515)
Other assets	—	994	(284)	(26)	—	684
Accounts payable and accrued expenses	—	8,119	(17,154)	12,305	—	3,270
Net cash provided by (used in) operating activities	—	(4,341)	49,542	2,401	(2,170)	45,432
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of imaging facilities	—	(8,290)	(20,569)	—	—	(28,859)
Purchase of property and equipment	—	(8,800)	(20,399)	—	—	(29,199)
Proceeds from sale of equipment	—	1,678	1,283	—	—	2,961
Purchase of equity interest in joint ventures	—	—	(938)	—	—	(938)
Net cash used in investing activities	—	(15,412)	(40,623)	—	—	(56,035)
CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on notes and leases payable	—	(8,963)	(10,149)	—	—	(19,112)
Proceeds from borrowings on notes payable	—	35,000	—	—	—	35,000
Proceeds from borrowings upon refinancing	—	—	1,212	—	—	1,212
Deferred financing costs	—	(4,277)	—	—	—	(4,277)
Distributions paid to noncontrolling interests	—	—	—	(2,401)	2,170	(231)
Payments on line of credit	—	(2,480)	—	—	—	(2,480)
Proceeds from issuance of common stock	—	473	—	—	—	473
Net cash provided by (used in) financing activities	—	19,753	(8,937)	(2,401)	2,170	10,585
NET DECREASE IN CASH AND CASH EQUIVALENTS	—	—	(18)	—	—	(18)
CASH AND CASH EQUIVALENTS, beginning of period	—	—	18	—	—	18
CASH AND CASH EQUIVALENTS, end of period	$—	$—	$—	$—	$—	$—

RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For The Year Ended December 31, 2007
(in thousands)

	Parent	Subsidiary Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(18,131)	$(18,131)	$24,951	$1,745	$(7,965)	$(17,531)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	—	13,508	31,624	149	—	45,281
Provision for bad debts	—	2,620	23,630	1,217	—	27,467
Equity in earnings of consolidated subsidiaries	18,131	(24,490)	(1,606)	—	7,965	—
Distributions from consolidated subsidiaries	—	—	2,205	—	(2,205)	—
Equity in earnings of joint ventures	—	(24)	(5,920)	—	—	(5,944)
Distributions from joint ventures	—	—	6,464	—	—	6,464
Deferred rent amortization	—	540	497	—	—	1,037
Deferred financing cost interest expense	—	1,612	20	—	—	1,632
Loss (gain) on sale of equipment	—	(10)	74	8	—	72
Gain from sale of joint venture interests	—	—	(1,868)	—	—	(1,868)
Stock-based compensation	—	828	2,485	—	—	3,313
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in purchase transactions:
Accounts receivable	—	—	(16,286)	(26,637)	—	(42,923)
Other current assets	—	(2,381)	6,535	242	—	4,396
Other assets	—	(724)	604	708	—	588
Accounts payable and accrued expenses	—	21,552	(41,934)	23,719	—	3,337
Net cash provided by (used in) operating activities	—	(5,100)	31,475	1,151	(2,205)	25,321
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of imaging facilities	—	(6,735)	(11,730)	—	—	(18,465)
Purchase of property and equipment	—	(7,256)	(19,951)	—	—	(27,207)
Proceeds from sale of equipment	—	—	845	—	—	845
Proceeds from sale of joint venture interests	—	—	2,260	—	—	2,260
Adjustment to purchase of Radiologix, net of cash acquired	—	—	(370)	—	—	(370)
Proceeds from the divestiture of imaging centers	—	—	1,625	—	—	1,625
Purchase of covenant not to compete contract	—	—	(250)	—	—	(250)
Payments collected on notes receivable	—	—	111	—	—	111
Purchase of equity interest in joint ventures	—	—	(4,413)	—	—	(4,413)
Net cash used in investing activities	—	(13,991)	(31,873)	—	—	(45,864)
CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on notes and leases payable	—	(5,931)	(4,467)	—	—	(10,398)
Proceeds from borrowings on notes payable	—	29,200	3,937	—	—	33,137
Deferred financing costs	—	(1,351)	—	—	—	(1,351)
Distributions paid to noncontrolling interests	—	—	(1,024)	(2,400)	2,205	(1,219)
Payments on line of credit	—	(3,787)	—	—	—	(3,787)
Proceeds from issuance of common stock	—	958	—	—	—	958
Net cash provided by (used in) financing activities	—	19,089	(1,554)	(2,400)	2,205	17,340
NET DECREASE IN CASH AND CASH EQUIVALENTS	—	(2)	(1,952)	(1,249)	—	(3,203)
CASH AND CASH EQUIVALENTS, beginning of period	—	2	1,970	1,249	—	3,221
CASH AND CASH EQUIVALENTS, end of period	$—	$—	$18	$—	$—	$18

Image Medical Corporation and Subsidiaries

Independent Auditor’s Report and

Consolidated Financial Statements

December 31, 2009

Report of Independent Auditors

The Board of Directors and Stockholders of
Image Medical Corporation and subsidiaries

We have audited the accompanying consolidated balance sheet of Image Medical Corporation and subsidiaries (the “Company”) as of December 31, 2009, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Image Medical Corporation and subsidiaries at December 31, 2009 and the consolidated results of their operations and their cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.

/s/ ERNST & YOUNG LLP

Los Angeles, California
December 17, 2010

Image Medical Corporation and Subsidiaries
Consolidated Balance Sheet

As of December 31, 2009

Assets
Current assets:
Cash and cash equivalents	$135,984
Accounts receivable, net of allowance for doubtful accounts of $63,800	714,126
Prepaid expenses and other current assets	27,071
Total current assets	877,181
Property and equipment, net	217,190
Other assets	11,227
Total assets	$1,105,598
Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable	$304,853
Accrued expenses	246,509
Deferred compensation payable	1,997,376
Deferred revenue	1,624,202
Loans payable to shareholders and vendors	6,114,484
Capital lease, current portion	8,109
Deferred rent, current portion	1,496
Total current liabilities	10,297,029
Long-term liabilities:
Capital lease, net of current portion	13,328
Deferred rent, net of current portion	14,116
Total liabilities	10,324,473
Commitments and contingencies
Common stock – par value $0.001 – 50,000,000 shares authorized, 24,630,751 shares issued and outstanding	24,631
Additional paid-in capital	4,318,730
Accumulated other comprehensive income	899
Accumulated deficit	(13,563,135)
Total stockholders’ deficit	(9,218,875)
Total liabilities and stockholders’ deficit	$1,105,598

The accompanying notes are an integral part of these statements.

Image Medical Corporation and Subsidiaries
Consolidated Statement of Operations

For the Year Ended December 31, 2009

Revenue	$4,770,997
Cost of revenue	1,197,855
Gross profit	3,573,142
Operating expenses
Research and development	559,362
Selling, general and administrative	3,462,928
Depreciation and amortization	61,892
Operating loss	511,040
Interest expense, net	197,034
Other income, net	(3,840)
Loss before income taxes	704,234
Income tax expense	11,638
Net loss	$715,872

The accompanying notes are an integral part of these statements.

Image Medical Corporation and Subsidiaries
Consolidated Statement of Stockholders’ Deficit

For the year ended December 31, 2009

	Common Stock		Additional paid-in capital Amount	Accumulated Deficit	Accumulated Other Comprehensive Income	Total Stockholders Deficit
	Shares	Amount
BALANCE – JANUARY 1, 2009	23,174,553	$23,175	$4,190,566	$(12,767,263)	$1,589	$(8,551,933)
Cumulative effect adjustment pursuant to adoption of FIN 48		—	—	(80,000)	—	(80,000)
Issuance of common stock to employee for services	28,925	29	2,864	—	—	2,893
Issuance of common stock to outside consultants for services	292,500	292	28,958	—	—	29,250
Issuance of common stock through private placement offering	1,134,773	1,135	96,342	—	—	97,477
Translation adjustment	—	—	—	—	(690)	(690)
Net loss				(715,872)		(715,872)
Comprehensive loss	—	—	—	—	—	(716,562)
BALANCE – DECEMBER 31, 2009	24,630,751	$24,631	$4,318,730	$(13,563,135)	$899	$(9,218,875)

The accompanying notes are an integral part of these statements.

Image Medical Corporation and Subsidiaries
Consolidated Statement of Cash Flows

For the year ended December 31, 2009

Operating activities
Net loss	$(715,872)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	61,892
Bad debt expense	30,900
Stock based compensation	32,143
Deferred rent	(1,191)
Changes in operating assets and liabilities:
Accounts receivable	5,321
Prepaid expenses and other current assets	(6,385)
Other assets	(7,085)
Accounts payable	(72,112)
Accrued expenses	279,372
Deferred revenue	196,358
Net cash used in operating activities	(196,659)
Investing activities
Purchases of property and equipment	(15,096)
Net cash used in investing activities	(15,096)
Financing activities
Payments on shareholder loans	(38,318)
Capital lease payments	(7,540)
Proceeds from issuance of capital stock	97,477
Net cash provided by financing activities	51,619
Effect of exchange rate changes on cash	(690)
Net increase (decrease) in cash and cash equivalents	(160,826)
Cash and cash equivalents at beginning of year	296,810
Cash and cash equivalents at end of year	$135,984
Supplemental disclosure of cash flow information
Cash paid for
Interest	$20,137
Income taxes	$—

The accompanying notes are an integral part of these statements.

Image Medical Corporation and Subsidiaries
Notes to Consolidated Financial Statements

Note 1 — Organization and Basis of Presentation

Image Medical Corporation (“the Company”) is a privately held company engaged principally in the business of providing Picture Archiving and Communications Systems (“PACS”) and related workflow solutions to the radiology industry. The Company was formed in 2005 upon completion of a merger between Image Medical Corporation, a Delaware corporation, and eRAD, Inc., a Pennsylvania corporation. The Company operates on a calendar year.

The Company has incurred cumulative net losses of $13,563,135 from inception through December 31, 2009 and expects to continue to incur net losses in the near future. The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. This basis of accounting contemplates the recovery of the Company’s assets and the satisfaction of its liabilities in the normal course of business. Continued successful execution of the Company’s research and development activities and the sales and marketing initiatives ultimately leading to profitable operations is dependent upon obtaining financing and achieving a level of revenue adequate to support its cost structure. Management intends to finance research, development, sales and marketing activities primarily through future debt and equity financing. However, there can be no assurance that the Company will be able to obtain such financing, which may impact the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, eRAD and Image Medical Hungry. All significant intercompany amounts and transactions have been eliminated.

Note 2 — Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

Cash and cash equivalents, accounts payable, and accrued expenses are carried at cost, which approximates fair value due to the short-term maturity of these instruments.

Cash and Cash Equivalents

The Company considers all investments with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents include cash in readily available checking and money market accounts. Money market funds are measured at fair value using quote price in an active market (Level 1 fair value hierarchy).

Accounts Receivable

The Company extends credit to its customers based on an evaluation of its customers’ financial condition. Accounts receivable are stated at amounts due from customers net of an allowance for doubtful accounts. The Company determines its allowance for doubtful accounts by considering a number of factors, including the length of time trade accounts receivable are past due, the Company’s previous loss history, the customer’s current ability to pay its obligation to the Company, and the condition of the general economy and the industry as a whole. The Company generally does not require collateral from its customers.

Image Medical Corporation and Subsidiaries
Notes to Consolidated Financial Statements

Note 2 — Summary of Significant Accounting Policies  – (continued)

Property and Equipment

Property and equipment is stated at cost. Depreciation and amortization is provided using the straight-line method for financial statement purposes over the estimated useful lives of the related assets, ranging from five to ten years. Leasehold improvements are amortized using the straight-line method over the term of the related lease or the useful life of the asset, whichever is shorter.

Revenue Recognition

eRAD sells Picture Archiving Communications Systems (“PACS”) and related services, primarily in the United States. The PACS systems sold by eRAD are primarily composed of certain elements: hardware, software, installation and training, and support. Sales are made primarily through eRAD’s sales force. These sales are multiple-element arrangements that generally include hardware, software, software installation, configuration, system installation, training and first-year warranty support. In a very small number of cases, hardware is not included. Hardware, which is not unique or special purpose, is purchased from a third-party and resold to eRAD’s customers with a small mark-up.

The Company adopted ASU 2009-14, Certain Revenue Arrangements That Include Software Elements and ASU 2009-13, Revenue Arrangements with Multiple Deliverables for all transactions occurring after January 1, 2008.

The Company has determined that its core software products, such as PACS, are essential to most of its arrangements as hardware, software and related services are sold as an integrated package. Therefore, these transactions are accounted for under ASC 605-25, Multiple-Element Arrangements (as modified by ASU 2009-13). Non-essential software and related services, and essential software sold on a stand-alone basis without hardware, would continue to be accounted for under ASC 985-605, Software.

The Company recognizes revenue for four units of accounting, Hardware, Software, Installation (including manufacturing and configuration, training, implementation and project management) and post-contract support (“ PCS”) , as follows:

•	Hardware — Revenue is recognized when the hardware is shipped. The hardware qualifies as a separate unit of accounting under ASC 605-25-25-5, as it meets the following criteria:
º	The hardware has standalone value as it is sold separately by other vendors and the customer could resell the hardware on a standalone basis; and
º	Delivery or performance of the undelivered items is probable and substantially within eRAD’s control.
•	Software — The Company sells essential and non-essential software. In the case of essential software, revenue is recognized along with the related hardware revenue. In those cases where essential software is sold without hardware, revenue is deferred and recognized over the term of the PCS as the Company has not established vendor specific objective evidence (VSOE) for its PCS offering.
•	Installation — Installation revenue related to essential software that is sold with hardware, is recognized when the installation is completed, as it qualifies as a separate unit of account once delivered as it can be provided by a third party. Installation related to essential software sold without hardware, and non-essential software, is deferred and recognized over the term of the PCS, as there is a lack of VSOE. Total installation revenue is allocated between essential and non-essential software based on relative values.
•	Post-Contract Support — Revenue is recognized over the term of the agreement, usually one year.

Image Medical Corporation and Subsidiaries
Notes to Consolidated Financial Statements

Note 2 — Summary of Significant Accounting Policies  – (continued)

The Company’s transactions do not generally contain refund provisions. The Company allocates the transaction price to each unit of accounting using relative selling price. The Company considers historical pricing, list price and market considerations in determining estimated selling price in the allocation.

Software Development Costs

Costs related to the research and development of new software products and enhancements to existing software products are expensed as incurred until technological feasibility of the product has been established, at which time such costs are capitalized, subject to expected recoverability. To date, the Company has not capitalized any development costs related to its software products since the time period between technological feasibility and general release of a product is not significant and related costs incurred during that time period have not been material.

Shipping and Handling Costs

Shipping and handling cost are classified as cost of revenue within the consolidated statement of operations.

Concentration of Credit Risk, Other Risks and Significant Customers

The Company’s business is competitive and is characterized by technology change, new product development and product obsolescence, and evolving industry standards.

No customer generated greater than 10% of revenues or accounted for more than 10% of accounts receivable in the year ended December 31, 2009.

Research and Development

Research and development costs are expensed as incurred.

Income Taxes

The Company accounts for income taxes in accordance with ASC 740, Income Taxes. Under ASC 740, income taxes are recognized for the amount of taxes payable or refundable for the current year and deferred tax liabilities and assets are recognized for the future tax consequences of transactions that have been recognized in the Company’s financial statements or tax returns. A valuation allowance is provided when it is more likely than not that some portion or the entire deferred tax asset will not be realized.

Stock Based Compensation

The Company, from time to time, has issued capital stock to its employees for the achievement of certain bonus goals, and to non-employees for services. The Company accounts for each issuance at the fair value of its stock on the day it is issued which is based on the most recent private placement offering price of its capital stock.

Foreign Currency Translation

The functional currency of our foreign subsidiaries is the local currency. In accordance with ASC 830, Foreign Currency Matters, assets and liabilities denominated in foreign currencies are translated using the exchange rate at the balance sheet dates. Revenues and expenses are translated using average exchange rates prevailing during the reporting period. Translation gains or losses are included as a component of accumulated other comprehensive income (loss). Translation gains and losses resulting from remeasurement or settlement of assets and liabilities denominated in foreign currencies are included in the determination of net loss and have not been significant.

Image Medical Corporation and Subsidiaries
Notes to Consolidated Financial Statements

Note 3 — Property and Equipment

The following is a summary of property and equipment, at cost less accumulated depreciation as of December 31, 2009:

Machinery and equipment	$427,687
Furniture and fixtures	186,719
Leasehold improvements	6,771
Equipment under capital lease	39,305
660,482
Less: accumulated depreciation and amortization	(443,292)
$217,190

Included in depreciation expense is the depreciation of assets recorded under capital leases. Computers, equipment, and software above include $39,000 of assets purchased under capital leases at December 31, 2009, with accumulated depreciation for these assets purchased under capital leases of $19,600 at December 31, 2009. For the year ended December 31, 2009, depreciation related to capital leases was approximately $8,000.

Expenditures for repairs and maintenance are charged to expense as incurred. Replacements and betterments that extend the life of an asset are capitalized.

Note 4 — Loans Payable to shareholders and vendor

At December 31, 2009, the Company had outstanding loans from certain members of management, who are also shareholders of the Company, totaling $5,871,760, and a loan from a vendor in the amount of $242,724. The vendor note carried an interest rate of 8%. The shareholder loans historically accrued interest at approximately 6%; however, in April 2009, the majority of the loan holders agreed to not have any additional interest added to their respective balances. The loans do not provide any voting rights, paid-in-kind interest, or conversion rights. Also, the shareholder and vendor loans do not contain covenants, acceleration clauses, prepayment, puts or call rights. The loans are unsecured and classified as current liability on the balance sheet since there are no stated maturity dates. These loans do not represent arm's length terms between unrelated parties.

Note 5 — Commitments and Contingencies

Lease Commitments — The Company has non-cancelable operating and capital leases for corporate facilities and equipment. The leases expire through November 2013. Rent expense under the operating leases totaled $65,060 for the year ended December 31, 2009. Certain leases contain renewal provisions and escalation clauses. Rent expense is recorded on a straight-line basis, with any resulting deferral included in the consolidated balance sheets, under the captions current and long-term deferred rent.

Image Medical Corporation and Subsidiaries
Notes to Consolidated Financial Statements

Note 5 — Commitments and Contingencies  – (continued)

Future minimum rental payments required under non-cancelable operating and capital leases are as follows for the years ending December 31:

	Operating Leases	Capital Leases
2010	$66,600	$9,408
2011	69,900	9,408
2012	67,300	4,704
2013	60,500	—
Total minimum lease payments	$264,300	$23,520
Less amount representing interest		(2,083)
Present value of minimum lease payments		21,437
Less current portion		8,109
		$13,328

Legal Matters

From time to time, the Company may be subject to various litigation matters arising in the ordinary course of business. However, the Company is not aware of any currently pending legal matters or claims that would have a material adverse effect on its financial position, results of operations or cash flows.

In 2009, the Company entered into a settlement agreement for $75,000 to resolve a patent infringement claim that was brought against the company in 2008. The amount due is payable in seven installments and recorded as an accrued expense in the balance sheet as of December 31, 2009.

Note 6 — Stockholders ’ Equity

The Company has 10,000,000 shares of Preferred Stock authorized of which 3,300,000 shares are designated as Series A Convertible Preferred Stock. Each stock is convertible at any time at the option of the holder into common stock at the conversion price established based on original issuance price, subject to adjustments. Preferred stock holders will be entitled to the same voting rights as if the preferred stock were converted into common stock. None were issued and outstanding as of December 31, 2009.

Note 7 — Deferred Compensation

The Company entered into unfunded deferred compensation arrangements with certain employees to defer a portion of their regular compensation and incentive bonuses. All participants are fully vested in the amounts deferred and credited with interest through April 2009. Subsequently, the Board of Directors unilaterally agreed to cease accruing interest for these obligations. At December 31, 2009, amounts owed to employees totaled $1,997,376, including accrued interest. Deferred compensation expense recorded in 2009 totaled $141,326.

Image Medical Corporation and Subsidiaries
Notes to Consolidated Financial Statements

Note 8 — Income Taxes

The provisions for income taxes consist of the following components:

	Federal	State	Foreign	Total
Current Tax Expense	$10,000	$—	$1,638	$11,638
Deferred Tax Expense	—	—	—	—
Total Tax Expense	$10,000	$—	$1,638	$11,638

A reconciliation of the statutory U.S. federal rate and effective rates is as follows:

2009
Statutory U.S. federal rate	34.00%
Earnings in jurisdictions taxed at rates different from U.S. federal rate	-0.23%
Nondeductible expenses	-0.64%
Other, net	-1.40%
Change in Valuation Allowance	-33.39%
-1.65%

The tax effects of temporary differences and carryforwards that give rise to significant portions of deferred tax assets and liabilities consist of the following at December 31, 2009:

Deferred tax assets:
Allowance for doubtful accounts	$23,472
Accrued expenses	227,906
Deferred revenue	21,163
Net operating losses	370,402
Deferred tax assets	$642,942
Valuation allowance	(628,312)
Total deferred tax assets	$14,630
Deferred tax liabilities:
Property, plant, and equipment	(48,610)
Accrued Income	33,980
Total deferred tax liabilities	(14,630)
Net deferred tax asset	$—

Realization of deferred tax assets is dependent upon generally sufficient taxable income of the appropriate character during the periods in which temporary differences will reverse. Management does not believe that it is more likely than not that the deferred tax assets will be realized and, therefore, has recorded a valuation allowance bringing the net deferred tax asset to zero at December 31, 2009. As of December 31, 2009, the Company had federal and state net operating loss carryforwards of approximately $849,000 and $1.1 million, respectively, that may be offset against future federal and state income taxes, which will start to expire in 2026 and 2011, respectively, unless utilized.

The Company adopted the provisions of ASC 740, Income Taxes, pertaining to accounting for uncertain tax positions on January 1, 2009, which resulted in a decrease to retained earnings of $80,000 and an increase to current income taxes of $10,000. The Company recognize accrued interest and penalties associated with uncertain tax positions as part of the income tax provision. As of January 1, 2009, accrued interest and penalties associated with uncertain tax positions were $80,000. For the year ended December 31, 2009, accrued interest and penalties associated with uncertain tax positions were $10,000.

Image Medical Corporation and Subsidiaries
Notes to Consolidated Financial Statements

Note 8 — Income Taxes  – (continued)

The Company filed income tax returns in the U.S. federal jurisdiction, and various states and foreign jurisdictions. Undistributed earnings of the non-US entity are treated as indefinitely reinvested. The Company’s tax returns have not been subject to examination by any income tax authority, and with certain limited exceptions, our U.S. federal income tax returns prior to fiscal year 2007 are closed. U.S. state jurisdictions have statutes of limitations that generally range from three to five years.

Note 9 — Employee Benefit Plans

The Company adopted a savings plan pursuant to Section 401(k) of the Internal Revenue Code that covers substantially all employees. Eligible employees may contribute on a tax-deferred basis a percentage of compensation, up to the maximum allowable under tax law. Employee contributions vest immediately. The plan does not require a matching contribution by the Company. There was no expense recorded in 2009.

Note 10 — Subsequent Events

On October 1, 2010, RadNet, Inc. (“RadNet”) consummated the acquisition of Image Medical Corporation.

Subsequent to December 31, 2009, the Company sold approximately 303,000 shares for approximately $30,000. In addition, the Company issued approximately 406,000 shares to certain employee and consultant for services performed. Total value of shares issued was $86,000.

The Company has evaluated subsequent events through December 17, 2010, the date on which the financial statements were available to be issued.

Image Medical Corporation and Subsidiaries

Unaudited Consolidated Financial Statements

September 30, 2010

Image Medical Corporation and Subsidiaries
Consolidated Balance Sheets

	September 30, 2010	December 31, 2009
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$50,976	$135,984
Accounts receivable, net of allowance for doubtful accounts of $63,800 at both September 30, 2010 and December 31, 2009, respectively	732,684	714,126
Prepaid expenses and other current assets	57,286	27,071
Total current assets	840,946	877,181
Property and equipment, net	291,238	217,190
Other assets	5,910	11,227
Total assets	$1,138,094	$1,105,598
Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable	$404,838	$304,853
Accrued expenses	222,679	246,509
Deferred compensation payable	2,030,576	1,997,376
Deferred revenue	1,360,974	1,624,202
Loans payable to shareholders and vendors	6,117,719	6,114,484
Capital lease, current portion	8,565	8,109
Deferred rent, current portion	4,232	1,496
Total current liabilities	10,149,583	10,297,029
Long-term liabilities:
Capital lease, net of current portion	6,846	13,328
Deferred rent, net of current portion	10,486	14,116
Total liabilities	10,166,915	10,324,473
Commitments and contingencies
Common stock – par value $0.001 – 50,000,000 shares authorized; 25,340,131 and 24,630,751 shares issued and outstanding at September 30, 2010 and December 31, 2009, respectively	25,340	24,631
Additional paid-in capital	4,434,471	4,318,730
Accumulated other comprehensive income (loss)	(112)	899
Accumulated deficit	(13,488,520)	(13,563,135)
Total stockholders’ deficit	(9,028,821)	(9,218,875)
Total liabilities and stockholders’ deficit	$1,138,094	$1,105,598

The accompanying notes are an integral part of these statements.

Image Medical Corporation and Subsidiaries
Consolidated Statement of Operations

	For the Nine Months Ended September 30,
	2010	2009
	(unaudited)
Revenue	$3,760,727	$3,629,271
Cost of revenue	554,772	885,393
Gross profit	3,205,955	2,743,878
Operating expenses
Research and development	401,380	459,077
Selling, general and administrative	2,620,000	2,491,665
Depreciation and amortization	57,331	47,077
Operating income (losses)	127,244	(253,941)
Interest expense, net	48,476	180,886
Other expense (income), net	6,216	(6,242)
Income (loss) before income taxes	72,552	(428,585)
Income tax (benefit) expense	(2,063)	11,070
Net income (loss)	$74,615	$(439,655)

The accompanying notes are an integral part of these statements.

Image Medical Corporation and Subsidiaries
Consolidated Statement of Cash Flows

For the nine months ended September 30,
(unaudited)

	2010	2009
Operating activities
Net income (loss)	$74,615	$(439,655)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	57,331	47,077
Bad debt expense	—	57,000
Stock-based compensation	86,112	2,893
Deferred rent	(894)	(893)
Changes in operating assets and liabilities:
Accounts receivable	(18,558)	(59,418)
Prepaid expenses and other current assets	(30,215)	(4,078)
Other assets	5,317	(10,225)
Accounts payable	99,985	(20,209)
Accrued expenses	9,370	230,520
Deferred revenue	(263,228)	75,575
Net cash provided by (used in) operating activities	19,835	(121,413)
Investing activities
Purchases of property and equipment	(131,379)	(14,375)
Net cash used in investing activities	(131,379)	(14,375)
Financing activities
Payments on shareholder loans	3,235	(25,000)
Capital lease payments	(6,026)	(5,603)
Proceeds from issuance of capital stock	30,338	92,623
Net cash provided by financing activities	27,547	62,020
Effect of exchange rate changes on cash	(1,011)	(3,595)
Net decrease in cash and cash equivalents	(85,008)	(77,363)
Cash and cash equivalents at beginning of year	135,984	296,810
Cash and cash equivalents at end of year	$50,976	$219,447
Supplemental disclosure for cash flow information
Cash paid for:
Interest expense	$11,307	$15,175
Income tax expense	$—	$—

The accompanying notes are an integral part of these statements.

Image Medical Corporation and Subsidiaries
Notes to Consolidated Financial Statements
(unaudited)

Note 1 — Organization and Basis of Presentation

Image Medical Corporation (“the Company”) is a privately held company engaged principally in the business of providing Picture Archiving and Communications Systems (“PACS”) and related workflow solutions to the radiology industry. The Company was formed in 2005 upon completion of a merger between Image Medical Corporation, a Delaware corporation, and eRAD, Inc., a Pennsylvania corporation. The Company operates on a calendar year.

The Company has incurred cumulative net losses of $13,488,520 from inception through September 30, 2010 and expects to continue to incur net losses in the near future. The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. This basis of accounting contemplates the recovery of the Company’s assets and the satisfaction of its liabilities in the normal course of business. Continued successful execution of the Company’s research and development activities and the sales and marketing initiatives ultimately leading to profitable operations is dependent upon obtaining financing and achieving a level of revenue adequate to support its cost structure. Management intends to finance research, development, sales and marketing activities primarily through future debt and equity financing. However, there can be no assurance that the Company will be able to obtain such financing, which may impact the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

Basis of Presentation

These statements should be read in conjunction with our audited financial statements and notes thereto for the year ended December 31, 2009. The Company has evaluated subsequent events through December 17, 2010, the date these unaudited condensed financial statements were issued.

The accompanying consolidated condensed financial statements have been prepared without audit and reflect all adjustments, consisting of normal recurring adjustments, which are, in the opinion of management, necessary for a fair statement of financial position and the results of operations for the interim periods. The balance sheet at December 31, 2009 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, eRAD and Image Medical Hungry. All significant intercompany amounts and transactions have been eliminated.

Note 2 – Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

Cash and cash equivalents, accounts payable, and accrued expenses are carried at cost, which approximates fair value due to the short-term maturity of these instruments.

Image Medical Corporation and Subsidiaries
Notes to Consolidated Financial Statements
(unaudited)

Note 2 – Summary of Significant Accounting Policies  – (continued)

Cash and Cash Equivalents

The Company considers all investments with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents include cash in readily available checking and money market accounts. Money market funds are measured at fair value using quote price in an active market (level 1 fair value hierarchy).

Accounts Receivable

The Company extends credit to its customers based on an evaluation of its customers’ financial condition. Accounts receivable are stated at amounts due from customers net of an allowance for doubtful accounts. The Company determines its allowance for doubtful accounts by considering a number of factors, including the length of time trade accounts receivable are past due, the Company’s previous loss history, the customer’s current ability to pay its obligation to the Company, and the condition of the general economy and the industry as a whole. The Company generally does not require collateral from its customers.

Property and Equipment

Property and equipment is stated at cost. Depreciation and amortization is provided using the straight-line method for financial statement purposes over the estimated useful lives of the related assets, ranging from five to ten years. Leasehold improvements are amortized using the straight-line method over the term of the related lease or the useful life of the asset, whichever is shorter.

Revenue Recognition

eRAD sells Picture Archiving Communications Systems (“PACS”) and related services, primarily in the United States. The PACS systems sold by eRAD are primarily composed of certain elements: hardware, software, installation and training, and support. Sales are made primarily through eRAD’s sales force. These sales are multiple-element arrangements that generally include hardware, software, software installation, configuration, system installation, training and first-year warranty support. In a very small number of cases, hardware is not included. Hardware, which is not unique or special purpose, is purchased from a third-party and resold to eRAD’s customers with a small mark-up.

The Company adopted ASU 2009-14, Certain Revenue Arrangements That Include Software Elements and ASU 2009-13, Revenue Arrangements with Multiple Deliverables, for all transactions occuring after January 1, 2008.

The Company has determined that its core software products, such as PACS, are essential to most of its arrangements as hardware, software and related services are sold as an integrated package. Therefore, these transactions are accounted for under ASC 605-25, Multiple-Element Arrangements (as modified by ASU 2009-13). Non-essential software and related services and essential software sold on a stand-alone basis without hardware, would continue to be accounted for under ASC 985-605, Software.

The Company recognizes revenue for four units of accounting, Hardware, Software, Installation (including manufacturing and configuration, training, implementation and project management) and post-contract support (“ PCS”) , as follows:

•	Hardware — Revenue is recognized when the hardware is shipped. The hardware qualifies as a separate unit of accounting under ASC 605-25-25-5, as it meets the following criteria:
•	The hardware has standalone value as it is sold separately by other vendors and the customer could resell the hardware on a standalone basis; and
•	Delivery or performance of the undelivered items is probable and substantially within eRAD’s control.

Image Medical Corporation and Subsidiaries
Notes to Consolidated Financial Statements
(unaudited)

Note 2 – Summary of Significant Accounting Policies  – (continued)

•	Software — The Company sells essential and non-essential software. In the case of essential software, revenue is recognized along with the related hardware revenue. In those cases where essential software is sold without hardware, revenue is deferred and recognized over the term of the PCS as the Company has not established vendor specific objective evidence (VSOE) for its PCS offering. In the case of non-essential software, revenue is deferred and recognized over the term of the PCS.
•	Installation — Installation revenue related to essential software that is sold with hardware, is recognized when the installation is completed, as it qualifies as a separate unit of account once delivered as it can be provided by a third party. Installation related to essential software sold without hardware, and non-essential software, is deferred and recognized over the term of the PCS, as there is a lack of VSOE. Total installation revenue is allocated between essential and non-essential software based on relative values.
•	Post-Contract Support — Revenue is recognized over the term of the agreement, usually one year.

The Company’s transactions do not generally contain refund provisions. The Company allocates the transaction price to each unit of accounting using relative selling price. The Company considers historical pricing, list price and market considerations in determining estimated selling price in the allocation.

Software Development Costs

Costs related to the research and development of new software products and enhancements to existing software products are expensed as incurred until technological feasibility of the product has been established, at which time such costs are capitalized, subject to expected recoverability. To date, the Company has not capitalized any development costs related to its software products since the time period between technological feasibility and general release of a product is not significant and related costs incurred during that time period have not been material.

Shipping and Handling Costs

Shipping and handling cost are classified as cost of revenue within the consolidated statement of operations.

Concentration of Credit Risk, Other Risks and Significant Customers

The Company’s business is competitive and is characterized by technology change, new product development and product obsolescence, and evolving industry standards.

No customer generated greater than 10% of revenues or accounted for more than 10% of accounts receivable in the year ended December 31, 2009.

Research and Development

Research and development costs are expensed as incurred.

Income Taxes

The Company accounts for income taxes in accordance with ASC 740, Income Taxes. Under ASC 740, income taxes are recognized for the amount of taxes payable or refundable for the current year and deferred tax liabilities and assets are recognized for the future tax consequences of transactions that have been recognized in the Company’s financial statements or tax returns. A valuation allowance is provided when it is more likely than not that some portion or the entire deferred tax asset will not be realized.

The Company has net operating losses carryforward which can be used to offset any income tax liabilities for the nine months period ended September 30, 2010.

Image Medical Corporation and Subsidiaries
Notes to Consolidated Financial Statements
(unaudited)

Note 2 – Summary of Significant Accounting Policies  – (continued)

Stock Based Compensation

The Company, from time to time, has issued capital stock to its employees for the achievement of certain bonus goals, and to non-employees for services. The Company accounts for each issuance at the fair value of its stock on the day it is issued which is based on the most recent privet placement offering price of its capital stock.

Foreign Currency Translation

The functional currency of our foreign subsidiaries is the local currency. In accordance with ASC 830, Foreign Currency Matters, assets and liabilities denominated in foreign currencies are translated using the exchange rate at the balance sheet dates. Revenues and expenses are translated using average exchange rates prevailing during the reporting period. Translation gains or losses are included as a component of accumulated other comprehensive income (loss). Transaction gains and losses resulting from remeasurement or settlement of assets and liabilities denominated in foreign currencies are included in the determination of net loss and have not been significant.

Comprehensive Income

Comprehensive income is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. For the Company, comprehensive income consists of its reported net income and foreign currency translation adjustments.

Comprehensive income for each of the periods presented is comprised as follows:

	Nine Months Ended September 30, 2010	Nine Months Ended September 30, 2009
Net Income (loss)	$74,615	$(439,655)
Foreign currency translation adjustment, net of taxes	(1,011)	(3,595)
Total comprehensive income, net of taxes	$73,604	$(443,250)

Note 3 — Loans Payable to Shareholders and Vendor

At September 30, 2010 and December 31, 2009, the Company had outstanding loans from certain members of management, who are also shareholders of the Company, totaling $5,875,481 and $5,871,760, respectively, and a loan from a vendor in the amount of $242,238 and $245,959, respectively. The vendor note carried an interest rate of 8%. The shareholder loans historically accrued interest at approximately 6%; however, in April 2009, the majority of the loan holders agreed to not have any additional interest added to their respective balances. The loans do not provide any V oting rights, paid-in-kind interest, or conversion rights. Also, the shareholder and vendor loans do not contain covenants, acceleration clauses, prepayment, puts or call rights. The loans are unsecured and classified as current liability on the balance sheet since there are no stated liability dates. These loans do not represent arm’s length terms between unrelated parties.

Note 4 — Deferred Compensation

The Company entered into unfunded deferred compensation arrangements with certain employees to defer a portion of their regular compensation and incentive bonuses. All participants are fully vested in the amounts deferred and credited with interest through April 2009. Subsequently, the board of directors unilaterally agreed to cease accruing interest for these obligations. At September 30, 2010, the liability under these arrangements amounted to $2,030,576. No amounts were charged to earnings at September 30, 2010. The balance in each participant’s account was paid to them on October 1, 2010 as part of the transaction disclosed in Note 6.

Image Medical Corporation and Subsidiaries
Notes to Consolidated Financial Statements
(unaudited)

Note 5 — Commitments and Contingencies

Legal Matters

From time to time, the Company may be subject to various litigation matters arising in the ordinary course of business. However, the Company is not aware of any currently pending legal matters or claims that would have a material adverse effect on its financial position, results of operations or cash flows.

Note 6 — Subsequent Events

On October 1, 2010, RadNet, Inc. (“RadNet”) consummated the acquisition of Image Medical Corporation.

PROGRESSIVE HEALTH, LLC AND AFFILIATES

Independent Auditor’s Report and

Consolidated and Combined Financial Statements

Years Ended December 31, 2009 and 2008

PROGRESSIVE HEALTH, LLC AND AFFILIATES

Page Number
Independent Auditors’ Report	F-81
Consolidated and Combined Balance Sheets	F-82 – F-83
Consolidated and Combined Statements of Income	F-84
Consolidated and Combined Statements of Cash Flows	F-85 – F-86
Notes to Consolidated and Combined Financial Statements	F-87 – F-92

Independent Auditors’ Report

To The Members Of

Progressive Health, LLC and Affiliates
Englewood Cliffs, New Jersey

We have audited the accompanying consolidated and combined balance sheets of Progressive Health, LLC and Affiliates (a limited liability company) (the Company) as of December 31, 2009 and 2008, and the related consolidated and combined statements of income and cash flows for the years then ended. These consolidated and combined financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated and combined financial statements based on our audits. We did not audit the financial statements of West Palm Beach MRI, LLC as of December 31, 2008 and for the year then ended, which statements reflect total assets of $369,631 as of December 31, 2008 and total revenues of $1,300,350 for the year then ended. That statement was audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for West Palm Beach MRI, LLC for 2008, is based solely on the report of the other auditors.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated and combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated and combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits and the report of the other auditors, the consolidated and combined financial statements referred to above present fairly, in all material respects, the financial position of Progressive Health, LLC and Affiliates as of December 31, 2009 and 2008, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United State of America.

Hackensack, New Jersey
October 19, 2010

75 ESEX STREET, SUITE 200, HACKENSACK, NJ 07601 201.487.7744 FAX: 201.487.8848 E-MAIL: tc@tccpa.net www.tccpa.net

PROGRESSIVE HEALTH, LLC AND AFFILIATES

Consolidated and Combined Balance Sheets
December 31, 2009 and 2008

ASSETS

	2009	2008
Current Assets:
Cash and cash equivalents	$572,663	$530,933
Accounts receivable (net of allowances for contractual discounts of $4,866,972 and $2,843,298 and uncollectible accounts of $5,190,787 and $3,860,356, respectively)	7,029,737	5,954,634
Prepaid expenses and other current assets	216,596	149,694
Total current assets	7,818,996	6,635,261
Property and Equipment:
Medical diagnostic equipment	7,500,743	7,394,631
Office equipment	82,700	62,473
Computer equipment	556,093	529,027
Leasehold improvements	2,072,131	1,205,496
Vehicles	24,793	24,793
Furniture and fixtures	22,894	23,282
	10,259,354	9,239,702
Less: Accumulated depreciation	6,099,842	6,347,325
Total property and equipment – net	4,159,512	2,892,377
Other Assets:
Goodwill	208,418	—
Other receivables	39,492	186,079
Deposits and other assets	133,910	203,537
Total other assets	381,820	389,616
Total Assets	$12,360,328	$9,917,254

See Independent Auditor’s Report and Notes to Consolidated and Combined Financial Statements

PROGRESSIVE HEALTH, LLC AND AFFILIATES

Consolidated and Combined Balance Sheets (continued)
December 31, 2009 and 2008

LIABILITIES & MEMBERS’ EQUITY

	2009	2008
Current Liabilities:
Accounts payable	$267,011	$197,946
Accrued expenses	573,916	419,010
Ambulatory fees payable	759,404	633,296
Management fees payable	562,932	381,055
Radiology fees payable	420,130	384,406
Line of Credit	573,000	—
Capital lease obligations – current portion	907,931	612,443
Total current liabilities	4,064,324	2,628,156
Long Term Liabilities:
Capital lease obligations – net of current portion	2,535,949	1,390,610
Commitments and Contingencies
Members’ Equity:
Members’ equity	4,582,348	4,884,881
Non-controlling interest	1,177,707	1,013,607
Total members’ equity	5,760,055	5,898,488
Total Liabilities and Members’ Equity	$12,360,328	$9,917,254

See Independent Auditor’s Report and Notes to Consolidated and Combined Financial Statements

PROGRESSIVE HEALTH, LLC AND AFFILIATES

Consolidated and Combined Statements of Income
Years Ended December 31, 2009 and 2008

	2009	2008
Revenues:
Patient service fees	$47,786,304	$36,857,192
Less: Contractual discounts	29,338,586	22,151,668
Total revenues	18,447,718	14,705,524
Operating Expenses:
Technical service payroll and related expenses	5,524,748	4,773,369
Radiology fees	2,482,556	1,314,205
Medical and film supplies	458,343	356,182
Rent expense	801,097	603,970
Equipment repairs and maintenance	863,553	699,072
Management fees	280,528	301,239
Provision for uncollectible accounts	1,245,633	882,064
Ambulatory care tax	452,337	367,631
General and administrative expenses	2,817,046	2,127,067
Depreciation	1,319,729	935,669
Total operating expenses	16,245,570	12,360,468
Income From Operations	2,202,148	2,345,056
Other Income (Expense):
Earnings from investment in limited liability company	—	—
Other income	33,358	101,259
Interest expense	(225,090)	(154,474)
Total Other Income (Expense)	(191,732)	(53,215)
Net Income	$2,010,416	$2,291,841
Less: Net income attributable to non-controlling interest	360,828	204,508
Net Income attributable to Progressive Health and Affiliates, L.L.C.	1,649,588	2,087,333
Members’ Equity – Beginning of Year	4,884,881	5,430,753
Distributions to Members	(1,952,121)	(2,633,205)
Members’ Equity – End of Year	$4,582,348	$4,884,881

See Independent Auditor’s Report and Notes to Consolidated and Combined Financial Statements

PROGRESSIVE HEALTH, LLC AND AFFILIATES

Consolidated and Combined Statements of Cash Flows
Years Ended December 31, 2009 and 2008

	2009	2008
Cash Flows From Operating Activities:
Net income	$1,649,588	$2,087,333
Adjustments to reconcile net income to net cash provided by operating activities –
Minority interests in net income of consolidated affiliates	360,828	204,508
Provision for uncollectible accounts	1,245,633	882,064
Depreciation	1,319,729	935,669
Changes in assets and liabilities –
(Increase) decrease in:
Accounts receivable	(1,925,308)	(295,429)
Prepaid expenses and other current assets	2,176	13,811
Deposits and other assets	69,627	(68,832)
Increase (decrease) in:
Accounts payable	(72,243)	20,421
Accrued expenses	141,643	(85,872)
Ambulatory fees payable	6,924	22,739
Management fees payable	181,877	115,072
Radiology fees payable	(18,646)	40,770
Net Cash Provided By Operating Activities	2,961,828	3,872,254
Cash Flows From Investing Activities:
Purchase of property and equipment	(431,125)	(331,316)
Distributions from limited liability company investment	—	88,531
Repayments from (loans to) related parties	(37,256)	(115,731)
Net Cash Used In Investing Activities	(468,381)	(358,516)
Cash Flows From Financing Activities:
Payments of capital lease obligations	(875,868)	(575,349)
Borrowings from (payments to) line of credit – net	573,000	—
Redemption of minority interest	(6,000)	—
Distributions to members including minority interests	(2,142,849)	(2,748,535)
Net Cash Used In Financing Activities	(2,451,717)	(3,323,884)

See Independent Auditor’s Report and Notes to Consolidated and Combined Financial Statements

PROGRESSIVE HEALTH, LLC AND AFFILIATES

Consolidated and Combined Statements of Cash Flows (Continued)
Years Ended December 31, 2009 and 2008

	2009	2008
Net Increase (Decrease) in Cash and Cash Equivalents	41,730	189,854
Cash and Cash Equivalents – Beginning of Year	530,933	341,079
Cash and Cash Equivalents – End of Year	$572,663	$530,933
Supplemental Disclosures of Cash Flow Information:
Cash paid during the year for – Interest	$225,090	$154,474
Supplemental Disclosure of Non-cash Investing and Financing Activites:
Acquisition of medical equipment through capital lease obligations	$626,717	$—

See Independent Auditor’s Report and Notes to Consolidated and Combined Financial Statements

PROGRESSIVE HEALTH, LLC AND AFFILIATES

Notes to Consolidated and Combined Financial Statements
December 31, 2009 and 2008

1.   General

East Bergen Imaging, LLC was the initial operating company and was formed in 1998. Subsequently, Progressive Health, LLC and Affiliates (“the Company”) was formed to own and manage additional medical diagnostic imaging centers and provide consulting services. The Company’s medical imaging centers are located in New Jersey and Florida. East Bergen Imaging, LLC operates as an independent imaging center with common ownership.

2.   Summary of Significant Accounting Policies

A)	Principles of Consolidation and Combination —

The accompanying consolidated and combined financial statements include the accounts of the following consolidated subsidiaries of Progressive Health, LLC:

•	Progressive Medical Imaging of Hackensack, LLC
•	Progressive Medical Imaging of Union City, LLC
•	Progressive Medical Imaging of Englewood Cliffs, LLC
•	Progressive Medical Imaging of Bloomfield, LLC
•	Progressive Medical Imaging of Yonkers, LLC
•	Progressive Medical Imaging of Rutherford, LLC
•	Progressive X-Ray of Englewood, LLC
•	W.R.S. Enterprises, LLC
•	Medicab, LLC
•	West Palm Imaging, LLC
•	Bergen Regional, LLC
•	West Palm Beach MRI, LLC
•	Rutherford Imaging, LLC
•	Progressive X-Ray of Kearny, LLC

The financial statements also include the combined accounts of East Bergen Imaging, LLC, an affiliated entity which is controlled by the members of Progressive Health, LLC.

All inter-company transactions and balances have been eliminated.

B)	Patient Service Revenues —

The patient service revenues consist of charges for magnetic resonance imaging (“MRI”), cat scans, x-ray, fluoroscopy, ultrasound, bone densitometry and other diagnostic services. Such charges generally represent gross fees, which include the technical component of the charge for patient services for the facility and equipment usage, as well as the related radiologist fees. Revenues are recorded at net realizable values, subject to contractual discounts.

C)	Cash and Cash Equivalents —

For the purpose of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

See independent auditors’ report.

PROGRESSIVE HEALTH, LLC AND AFFILIATES

Notes to Consolidated and Combined Financial Statements
December 31, 2009 and 2008

2.   Summary of Significant Accounting Policies – (continued)

D)	Property and Equipment and Depreciation —

Property and equipment are recorded at cost. Depreciation is provided in amounts sufficient to relate the cost of depreciable assets to operations over the respective estimated service lives by use of the straight-line method over the estimated useful lives. Improvements are capitalized, while expenditures for maintenance and repairs are charged to expense as incurred.

E)	Leases —

Leases that meet certain criteria evidencing substantive ownership are capitalized and the related capital lease obligations are included in current and long-term liabilities. Amortization and interest are charged to expense, with rent payments being treated as payments of the capital lease obligations. All other leases are accounted for as operating leases, with rent payments being charged to expense as incurred.

F)	Goodwill —

For the year ended December 31, 2009, the Company applied the provisions of Accounting Standards Codification Topic 350, “Intangibles: Goodwill and Other” (“ASC 350”) to the goodwill recorded upon the acquisition of a controlling interest in Rutherford Imaging, LLC. The consideration paid for the entity was in excess of the underlying fair value of the net assets at the date of acquisition (See Note 12). The difference in the consideration paid and the underlying fair value of the net assets was recorded as goodwill and is subject to an annual impairment assessment. If the goodwill is considered to be impaired, it will be written down to fair value and a corresponding impairment loss will be recognized. During the year ended December 31, 2009, there was no change in the carrying amount of goodwill.

G)	Income Taxes —

The Company is not subject to federal or state income taxes. The members are taxed individually on their proportionate share of taxable income, whether or not distributed, and may be entitled to deduct their proportionate share of any losses.

Accounting Standards Codification Topic 740, “Income Taxes” (“ASC 740”), provides guidance for how uncertain tax positions should be recognized, measured, presented and disclosed in the financial statements. ASC 740 requires the evaluation of tax positions taken in the course of preparing the Company’s tax returns to determine whether tax positions are “more likely-than-not” of being sustained by the applicable tax authority. Tax benefits of positions not deemed to meet the more likely-than-not threshold would be recorded as a tax expense in the current year. The Company adopted ASC 740 effective January 1, 2009 and applied it to all open tax years as of the effective date. The adoption had no material effect on the financial statements. The Company is no longer subject to U.S. federal, state and local income tax examinations by tax authorities for years before 2006.

H)	Use of Estimates —

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Actual results could differ from those estimates.

I)	Reclassifications —

Certain accounts relating to the prior year have been restated to conform to the current year’s presentation. The reclassifications have no effect on net income.

See independent auditors’ report.

PROGRESSIVE HEALTH, LLC AND AFFILIATES

Notes to Consolidated and Combined Financial Statements
December 31, 2009 and 2008

3.   Concentrations

The Company provides diagnostic services for patients through direct referrals from physicians, third party administrators and medical providers.

As of December 31, 2009 and 2008, the majority of the Company’s outstanding unsecured accounts receivable was due from insurance companies that provide health insurance coverage. Payment of these receivables depends primarily upon the contractual arrangements with these third-party payers.

At times, the Company had cash deposits in excess of federally insured deposit limits. As of December 31, 2009 and 2008, the Company’s uninsured cash balances were $268,937 and $516,942, respectively.

4.   Accounts Receivable

Accounts receivable generally represents charges for the technical component and outside physician radiology services.

Contractual discounts result when patient charges are generated under contractual arrangements with third-party insurance payers who do not pay full charges. The difference between the Company’s billing rates and the amount paid by the third-party payers, who contract for services, is a contractual discount. Management writes off known contractual discounts at the time of service and provides for a reserve for any unknown discounts.

5.   Capital Lease Obligations

The Company leases certain medical equipment and leasehold improvements under capital and operating leases with a third-party lessor.

Capital lease obligations consist of the following:

	2009	2008
Lease payable in monthly installments of $38,454, including interest at 6.00%, maturing in August 2010, secured by equipment.	$300,823	$730,140
Lease payable in monthly installments of $19,890, including interest at 6.898%, maturing in September 2013, secured by equipment.	979,480	1,144,362
Lease payable in monthly installments of $2,200, including interest at 6.782%, maturing in October 2013, secured by equipment.	110,307	128,551
Lease payable in monthly installments of $4,145, including interest at 8.085%, maturing in September 2014, secured by equipment.	195,670	0
Lease payable in monthly installments of $30,000 for 18 months and $34,000 for 42 months, including interest at 6.00%, maturing in January 2014, secured by equipment.	1,446,911	0
Lease payable in monthly installments of $7,529, including interest at 6.514%, maturing in October 2019, secured by equipment.	410,689	0
	3,443,880	2,003,053
Less: Current portion	(907,931)	(612,443)
Long-Term Capital Lease Obligations	$2,535,949	$1,390,610

See independent auditors’ report.

PROGRESSIVE HEALTH, LLC AND AFFILIATES

Notes to Consolidated and Combined Financial Statements
December 31, 2009 and 2008

5.   Capital Lease Obligations – (continued)

Future minimum payments required under the equipment leases as of December 31, 2009 are as follows:

2010	$1,094,923
2011	822,100
2012	822,100
2013	1,007,597
2014	120,039
Thereafter	0
Total minimum lease payments	3,866,759
Less: Amount representing interest	(422,879)
Present Value of Minimum Lease Payments	$3,443,880

6.   Commitments and Contingencies

Facility Leases —

The Company leases the facilities for its diagnostic imaging centers and outside film storage facilities. The leases provide for varying rents and terms and, in certain instances, contain renewal options and escalation clauses. Rent expense for the years ended December 31, 2009 and 2008 amounted to $801,097 and $603,970, respectively.

Future minimum payments required under the facilities leases as of December 31, 2009 are as follows:

2010	$624,771
2011	560,004
2012	394,580
2013	297,080
2014	91,580
Thereafter	18,527
Total Future Minimum Facilities Lease Payments	$1,986,542

Equipment Repairs and Maintenance —

The Company has entered into contracts for the maintenance of its medical diagnostic equipment. Future minimum payments required under the contracts as of December 31, 2009 are as follows:

2010	$646,999
2011	574,603
2012	367,807
2013	269,130
2014	145,316
Thereafter	943,215
Total Future Minimum Maintenance Contracts Payments	$2,947,070

7.   Line of Credit

As of December 31, 2009 and 2008, the Company has a bank line of credit totaling $1,000,000 under which the Company can borrow at the rate of the LIBOR market index rate plus 1%. The line expires on September 15th annually and was not renewed during 2010. There was a balance outstanding of $573,000 at December 31, 2009, which was subsequently paid back during 2010, and there was no balance outstanding under this line of credit at December 31, 2008.

See independent auditors’ report.

PROGRESSIVE HEALTH, LLC AND AFFILIATES

Notes to Consolidated and Combined Financial Statements
December 31, 2009 and 2008

8.   Variable Interest Entities

The Financial Accounting Standards Board Accounting Standards Codification (“the Codification”) requires the consolidation of certain “variable interest entities” under generally accepted accounting principles. “The Codification” may require the consolidation of “variable interest entities” that the Company does not own a controlling interest in. The following entities have been identified as variable interest entities that are required to be consolidated with the Company.

W.R.S. Enterprises, LLC — This entity provides financing for property and equipment purchased by Progressive Health, LLC and Affiliates. It had total assets of $308,765 and, $291,807 at December 31, 2009 and 2008 and net income of $16,459 and $15,273 for the years ended December 31, 2009 and 2008, respectively. The Company’s exposure to risk in connection with this entity relates to the entity’s potential need for capital to support its operations.

Medicab, LLC — This entity provides transportation services for Progressive Health, LLC and Affiliates. It had total assets (not including amounts due from other centers) of $1,693 and $13,619 at December 31, 2009 and 2008 and a net loss of $43,954 and $42,477 for the years ended December 31, 2009 and 2008, respectively. The Company’s exposure to risk in connection with this entity relates to the entity’s potential need for capital to support its operations.

9.   Related Party Transactions

The Company advanced funds to entities owned by the managing members of Progressive Health, LLC and East Bergen Imaging, LLC. The total outstanding from these entities for the years ended December 31, 2009 and 2008 amounted to $25,856 and $5,942, respectively. These advances are non-interest bearing and due on demand.

East Bergen Imaging, LLC pays management fees to Stellar Health, LLC and Medcon Consultants, Inc., which are entities owned by East Bergen Imaging, LLC’s managing members. Such management fees amounted to $280,528 and $286,308 for the years ended December 31, 2009 and 2008, respectively.

10.  Retirement Plans

The Company has a qualified pension plan which covers substantially all employees meeting certain eligibility requirements. Participants may contribute a portion of their compensation to the plan, up to the maximum amount permitted under Section 401(k) of the Internal Revenue Code. The Company will match participant contributions equal to 50% of the first 2% that is contributed to the Plan. For the years ended December 31, 2009 and 2008, matching employer contributions of $45,956 and $38,530, respectively, were made.

11.  Redemption of Members

During 2009 a non-controlling interest member of West Palm Imaging, LLC resigned and his membership interest was purchased by the Company.

See independent auditors’ report.

PROGRESSIVE HEALTH, LLC AND AFFILIATES

Notes to Consolidated and Combined Financial Statements
December 31, 2009 and 2008

12.  Acquisitions

On January 1, 2009, the Company acquired a 50% managing member interest in Rutherford Imaging, LLC for no consideration. The results of Rutherford Imaging, LLC operations have been included in the financial statements since acquisition date. The following table summarizes the estimated fair values of the net assets acquired on January 1, 2009, the date of acquisition.

Cash overdraft	$(872)
Accounts receivables	395,428
Prepaid and other receivables	91,578
Property and equipment	1,529,022
Accounts payable and other liabilities	(533,596)
Capital lease obligations	(1,689,978)
Goodwill	208,418
Total Estimated Fair Value of Net Assets	$—

13.  Goodwill

As indicated in Note 12, on January 1, 2009, the Company acquired a 50% managing member interest in Rutherford Imaging, LLC, which resulted in $208,418 of goodwill. For the year ended December 31, 2009, the Company applied the provisions of Accounting Standards Codification Topic 350, “Intangibles: Goodwill and Other” (“ASC 350”) to the goodwill recorded upon acquisition. ASC 350 requires the Company to evaluate goodwill on an annual basis for potential impairment. During the year ended December 31, 2009, there was no change in the carrying amount of goodwill.

14.  Subsequent Events

We have evaluated subsequent events from December 31, 2009 through October 19, 2010, the date of the financial statement issuance, for disclosure. Subsequent to year end, the Company entered into the following transactions:

During 2010, the Company purchased non-controlling interests from members of Progressive Medical Imaging of Union City, LLC, West Palm Beach MRI, LLC and W.R.S. Enterprises, LLC.

During 2010, the Company and its remaining non-controlling interest holders sold the outstanding equity interests of Progressive Medical Imaging of Hackensack, LLC, Progressive Medical Imaging of Union City, LLC, Progressive Medical Imaging of Bloomfield, LLC, Progressive X-Ray of Englewood, LLC and Progressive X-Ray of Kearny, LLC to a third party. Additionally, the same outside third party purchased the outstanding equity interests of East Bergen Imaging, LLC. The imaging centers sold represent a substantial amount of the Company’s revenues and net income.

During 2010, the Company sold its 50% managing member interest in Rutherford Imaging, LLC to a third party.

See independent auditors’ report.

PROGRESSIVE HEALTH, LLC AND AFFILIATES

Unaudited Consolidated and Combined Financial Statements

September 30, 2010

PROGRESSIVE HEALTH, LLC AND AFFILIATES

Consolidated and Combined Balance Sheets

ASSETS

	September 30, 2010	December 31, 2009
	(Unaudited)	(Audited)
Current Assets:
Cash and cash equivalents	$1,172,427	$572,663
Accounts receivable (net of allowances for contractual discounts of $4,455,193 and $4,866,972, and uncollectible accounts of $6,534,920 and $5,190,787, respectively)	7,525,233	7,029,737
Prepaid expenses and other current assets	170,260	216,596
Total current assets	8,867,920	7,818,996
Property and Equipment:
Medical diagnostic equipment	7,539,336	7,500,743
Office equipment	87,982	82,700
Computer equipment	593,538	556,093
Leasehold improvements	2,092,526	2,072,131
Vehicles	24,793	24,793
Furniture and fixtures	26,450	22,894
	10,364,625	10,259,354
Less: Accumulated depreciation	7,150,594	6,099,842
Total property and equipment – net	3,214,031	4,159,512
Other Assets:
Goodwill	208,418	208,418
Other receivables	361,813	39,492
Deposits and other assets	90,485	133,910
Total other assets	660,716	381,820
Total Assets	$12,742,667	$12,360,328

See notes to consolidated and combined financial statements.

PROGRESSIVE HEALTH, LLC AND AFFILIATES

Consolidated and Combined Balance Sheets

LIABILITIES & MEMBERS’ EQUITY

	September 30, 2010	December 31, 2009
	(Unaudited)	(Audited)
Current Liabilities:
Accounts payable	$261,305	$267,011
Accrued expenses	742,132	573,916
Ambulatory fees payable	822,317	759,404
Management fees payable	799,308	562,932
Radiology fees payable	441,594	420,130
Line of Credit	0	573,000
Capital lease obligations – current portion	665,929	907,931
Total current liabilities	3,732,585	4,064,324
Long Term Liabilities:
Capital lease obligations – net of current portion	2,032,506	2,535,949
Commitments and Contingencies
Members’ Equity:
Members’ equity	5,807,364	4,582,348
Non-controlling interest	1,170,212	1,177,707
Total members’ equity	6,977,576	5,760,055
Total Liabilities and Members’ Equity	$12,742,667	$12,360,328

See notes to consolidated and combined financial statements.

PROGRESSIVE HEALTH, LLC AND AFFILIATES

Consolidated and Combined Statements of Income
Nine Months Ended September 30,

	2010	2009
	(Unaudited)	(Unaudited)
Revenues:
Patient service fees	$39,621,168	$35,211,362
Less: Contractual discounts	25,223,186	21,496,536
Total revenues	14,397,982	13,714,826
Operating Expenses:
Technical service payroll and related expenses	4,813,773	4,378,477
Radiology fees	1,703,228	1,827,432
Medical and film supplies	353,972	337,161
Rent expense	587,074	620,844
Equipment repairs and maintenance	544,329	500,571
Management fees	236,904	221,522
Provision for uncollectible accounts	581,304	995,762
Ambulatory care tax	380,788	342,036
General and administrative expenses	2,276,584	1,748,466
Depreciation	1,050,747	989,796
Total operating expenses	12,528,703	11,962,067
Income From Operations	1,869,279	1,752,759
Other Income (Expense):
Other income (expense)	29,228	(160,888)
Interest expense	(144,060)	(168,817)
Total Other Income (Expense)	(114,832)	(329,705)

See notes to consolidated and combined financial statements.

PROGRESSIVE HEALTH, LLC AND AFFILIATES

Consolidated and Combined Statements of Income (Continued)
Nine Months Ended September 30,

	2010	2009
	(Unaudited)	(Unaudited)
Net Income	1,754,447	1,423,054
Less: Net income attributable to non-controlling interest	213,283	214,830
Net Income attributable to Progressive Health and Affiliates, LLC	1,541,164	1,208,224
Members’ Equity – Beginning of Year	4,582,348	4,884,881
Distributions to Members	(489,808)	(1,603,712)
Purchase of non-controlling interest	173,660	0
Members’ Equity – End of Year	$5,807,364	$4,489,393

See notes to consolidated and combined financial statements.

PROGRESSIVE HEALTH, LLC AND AFFILIATES

Consolidated and Combined Statements of Cash Flows
Nine Months Ended September 30,

	2010	2009
	(Unaudited)	(Unaudited)
Cash Flows From Operating Activities:
Net income	$1,541,164	$1,208,224
Adjustments to reconcile net income to net cash provided by operating activities –
Minority interests in net income of consolidated affiliates	213,283	214,830
Provision for uncollectible accounts	581,304	995,762
Depreciation	1,050,747	989,796
Changes in assets and liabilities –
(Increase) decrease in:
Accounts receivable	(1,076,800)	(1,726,520)
Prepaid expenses and other current assets	46,336	(265,000)
Deposits and other assets	43,425	169,982
Increase (decrease) in:
Accounts payable	(5,706)	145,996
Accrued expenses	168,216	294,925
Ambulatory fees payable	62,913	52,876
Management fees payable	236,376	204,456
Radiology fees payable	21,464	50,577
Net Cash Provided By Operating Activities	2,882,722	2,335,904
Cash Flows From Investing Activities:
Purchase of property and equipment	(105,266)	(990,016)
Repayments from (loans to) related parties	(322,321)	62,747
Net Cash Used In Investing Activities	(427,587)	(927,269)
Cash Flows From Financing Activities:
Payments of capital lease obligations	(745,445)	(578,795)
Borrowings from (payments to) line of credit – net	(573,000)	545,112
Redemption of minority interest	(47,118)	0
Distributions to members including minority interests	(489,808)	(1,603,712)
Net Cash Used In Financing Activities	(1,855,371)	(1,637,395)
Net Increase (Decrease) in Cash and Cash Equivalents	599,764	(228,760)
Cash and Cash Equivalents – Beginning of Period	572,663	530,933
Cash and Cash Equivalents – End of Period	$1,172,427	$302,173
Supplemental Disclosures of Cash Flow Information:
Cash paid during the period for –
Interest	$144,060	$168,817
Supplemental Disclosure of Non-cash Investing and Financing Activities:
Acquisition of medical equipment through capital lease obligations	$0	$0

See notes to consolidated and combined financial statements.

PROGRESSIVE HEALTH, LLC AND AFFILIATES

Notes to Unaudited Consolidated and Combined Financial Statements

1.  General

East Bergen Imaging, LLC was the initial operating company and was formed in 1998. Subsequently, Progressive Health, LLC and Affiliates (“the Company”) was formed to own and manage additional medical diagnostic imaging centers and provide consulting services. The Company’s medical imaging centers are located in New Jersey and Florida. East Bergen Imaging, LLC operates as an independent imaging center with common ownership.

2.  Summary of Significant Accounting Policies

A)  Principles of Consolidation and Combination —

The accompanying consolidated and combined financial statements include the accounts of the following consolidated subsidiaries of Progressive Health, LLC:

•	Progressive Medical Imaging of Hackensack, LLC
•	Progressive Medical Imaging of Union City, LLC
•	Progressive Medical Imaging of Englewood Cliffs, LLC
•	Progressive Medical Imaging of Bloomfield, LLC
•	Progressive Medical Imaging of Yonkers, LLC
•	Progressive Medical Imaging of Rutherford, LLC
•	Progressive X-Ray of Englewood, LLC
•	W.R.S. Enterprises, LLC
•	Medicab, LLC
•	West Palm Imaging, LLC
•	Bergen Regional, LLC
•	West Palm Beach MRI, LLC
•	Rutherford Imaging, LLC
•	Progressive X-Ray of Kearny, LLC

The financial statements also include the combined accounts of East Bergen Imaging, LLC, an affiliated entity which is controlled by the members of Progressive Health, LLC.

All inter-company transactions and balances have been eliminated.

B)  Patient Service Revenues —

The patient service revenues consist of charges for magnetic resonance imaging (“MRI”), cat scans, x-ray, fluoroscopy, ultrasound, bone densitometry and other diagnostic services. Such charges generally represent gross fees, which include the technical component of the charge for patient services for the facility and equipment usage, as well as the related radiologist fees. Revenues are recorded at net realizable values, subject to contractual discounts.

C)  Cash and Cash Equivalents —

For the purpose of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

PROGRESSIVE HEALTH, LLC AND AFFILIATES

Notes to Unaudited Consolidated and Combined Financial Statements

2.  Summary of Significant Accounting Policies  – (continued)

D)  Property and Equipment and Depreciation —

Property and equipment are recorded at cost. Depreciation is provided in amounts sufficient to relate the cost of depreciable assets to operations over the respective estimated service lives by use of the straight-line method over the estimated useful lives. Improvements are capitalized, while expenditures for maintenance and repairs are charged to expense as incurred.

E)  Investment in Limited Liability Company —

Limited liability company investment is accounted for using the equity method under which the Company’s share of the limited liability company profits and losses are included in income and the distributions received decrease the investment. During 2007, West Palm Beach MRI, LLC was accounted for under the equity method. During 2008, the Company acquired the controlling interest in West Palm Beach MRI, LLC. In 2010, the Company acquired the remaining outstanding equity interest. As a result, the Company has consolidated the accounts of West Palm Beach MRI, LLC.

In 2009, the company entered into a joint venture with Rutherford Imaging, LLC. The company has consolidated the accounts of Progressive Medical Imaging of Rutherford, LLC.

F)  Leases —

Leases that meet certain criteria evidencing substantive ownership are capitalized and the related capital lease obligations are included in current and long-term liabilities. Amortization and interest are charged to expense, with rent payments being treated as payments of the capital lease obligations. All other leases are accounted for as operating leases, with rent payments being charged to expense as incurred.

G)  Goodwill —

For the period ended September 30, 2010, the Company applied the provisions of Accounting Standards Codification Topic 350, “Intangibles: Goodwill and Other” (“ASC 350”) to the goodwill recorded upon the acquisition of a controlling interest in Rutherford Imaging, LLC. The consideration paid for the entity was in excess of the underlying fair value of the net assets at the date of acquisition (See Note 12). The difference in the consideration paid and the underlying fair value of the net assets was recorded as goodwill and is subject to an annual impairment assessment. If the goodwill is considered to be impaired, it will be written down to fair value and a corresponding impairment loss will be recognized. During the period ended September 30, 2010, there was no change in the carrying amount of goodwill.

H)  Income Taxes —

The Company is not subject to federal or state income taxes. The members are taxed individually on their proportionate share of taxable income, whether or not distributed, and may be entitled to deduct their proportionate share of any losses.

Accounting Standards Codification Topic 740, “Income Taxes” (“ASC 740”), provides guidance for how uncertain tax positions should be recognized, measured, presented and disclosed in the financial statements. ASC 740 requires the evaluation of tax positions taken in the course of preparing the Company’s tax returns to determine whether tax positions are “more likely-than-not” of being sustained by the applicable tax authority. Tax benefits of positions not deemed to meet the more likely-than-not threshold would be recorded as a tax expense in the current year. The Company adopted ASC 740 effective January 1, 2009 and applied it to all open tax years as of the effective date. The adoption had no material effect on the financial statements. The Company is no longer subject to U.S. federal, state and local income tax examinations by tax authorities for years before 2007.

PROGRESSIVE HEALTH, LLC AND AFFILIATES

Notes to Unaudited Consolidated and Combined Financial Statements

2.  Summary of Significant Accounting Policies  – (continued)

I)  Use of Estimates —

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Actual results could differ from those estimates.

J)  Reclassifications —

Certain accounts relating to the prior year have been restated to conform to the current year’s presentation. The reclassifications have no effect on net income.

3.  Concentrations

The Company provides diagnostic services for patients through direct referrals from physicians, third party administrators and medical providers.

As of September 30, 2010 and December 31, 2009, the majority of the Company’s outstanding unsecured accounts receivable was due from insurance companies that provide health insurance coverage. Payment of these receivables depends primarily upon the contractual arrangements with these third-party payers.

At times, the Company had cash deposits in excess of federally insured deposit limits. As of September 30, 2010 and December 31, 2009, the Company’s uninsured cash balances were $965,559 and $ 268,937, respectively.

4.  Accounts Receivable

Accounts receivable generally represents charges for the technical component and outside physician radiology services.

Contractual discounts result when patient charges are generated under contractual arrangements with third-party insurance payers who do not pay full charges. The difference between the Company’s billing rates and the amount paid by the third-party payers, who contract for services, is a contractual discount. Management writes off known contractual discounts at the time of service and provides for a reserve for any unknown discounts.

PROGRESSIVE HEALTH, LLC AND AFFILIATES

Notes to Unaudited Consolidated and Combined Financial Statements

5.  Capital Lease Obligations

The Company leases certain medical equipment and leasehold improvements under capital and operating leases with a third-party lessor.

Capital lease obligations consist of the following:

	September 30, 2010	December 31, 2009
Lease payable in monthly installments of $38,454, including interest at 6.00%, maturing in August 2010, secured by equipment.	$0	$300,823
Lease payable in monthly installments of $19,890, including interest at 6.898%, maturing in September 2013, secured by equipment.	848,159	979,480
Lease payable in monthly installments of $2,200, including interest at 6.782%, maturing in October 2013, secured by equipment.	95,791	110,307
Lease payable in monthly installments of $4,145, including interest at 8.085%, maturing in September 2014, secured by equipment.	169,529	195,670
Lease payable in monthly installments of $30,000 for 18 months and $34,000 for 42 months, including interest at 6.00%, maturing in January 2014, secured by equipment.	1,229,856	1,446,911
Lease payable in monthly installments of $7,529, including interest at 6.514%, maturing in October 2019, secured by equipment.	355,100	410,689
	2,698,435	3,443,880
Less: Current portion	(665,929)	(907,931)
Long-Term Capital Lease Obligations	$2,032,506	$2,535,949

6.  Capital Lease Obligations (Continued)

Future minimum payments required under the equipment leases as of September 30, 2010 are as follows:

2011	$822,100
2012	822,100
2013	1,071,666
2014	253,222
2015	8,273
Thereafter	0
Total minimum lease payments	2,977,361
Less: Amount representing interest	(278,926)
Present Value of Minimum Lease Payments	$2,698,435

PROGRESSIVE HEALTH, LLC AND AFFILIATES

Notes to Unaudited Consolidated and Combined Financial Statements

7.  Commitments and Contingencies

Facility Leases —

The Company leases the facilities for its diagnostic imaging centers and outside film storage facilities. The leases provide for varying rents and terms and, in certain instances, contain renewal options and escalation clauses. Rent expense for the period ended September 30, 2010 and 2009 amounted to $587,074, and $620,844 respectively.

Future minimum payments required under the facilities leases as of September 30, 2010 are as follows:

2011	$589,675
2012	422,457
2013	345,830
2014	91,580
2015	32,422
Thereafter	0
Total Future Minimum Facilities Lease Payments	$1,481,964

Equipment Repairs and Maintenance —

The Company has entered into contracts for the maintenance of its medical diagnostic equipment. Future minimum payments required under the contracts as of September 30, 2010 are as follows:

2011	$589,088
2012	400,914
2013	372,315
2014	152,066
2015	137,678
Thereafter	361,436
Total Future Minimum Maintenance Contracts Payments	$2,013,497

8.  Line of Credit

As of December 31, 2009, the Company had a bank line of credit totaling $1,000,000 under which the Company could borrow at the rate of the LIBOR market index rate plus 1%. The line expired on September 15, 2010 and was not renewed. There was a balance of $573,000 outstanding under this line of credit at December 31, 2009.

9.  Variable Interest Entities

The Financial Accounting Standards Board Accounting Standards Codification (“the Codification”) requires the consolidation of certain “variable interest entities” under generally accepted accounting principles. “The Codification” may require the consolidation of “variable interest entities” that the Company does not own a controlling interest in. The following entities have been identified as variable interest entities that are required to be consolidated with the Company.

W.R.S. Enterprises, LLC — This entity provides financing for property and equipment purchased by Progressive Health, LLC and Affiliates. It had total assets of $322,980 and $308,765 at September 30, 2010 and December 31, 2009 and net income of $13,214 and $12,345 for the period ended September 30, 2010 and 2009, respectively. The Company’s exposure to risk in connection with this entity relates to the entity’s potential need for capital to support its operations.

Medicab, LLC — This entity provides transportation services for Progressive Health, LLC and Affiliates. It had total assets (not including amounts due from other centers) of $25,602 at September 30, 2010 and

PROGRESSIVE HEALTH, LLC AND AFFILIATES

Notes to Unaudited Consolidated and Combined Financial Statements

9.  Variable Interest Entities  – (continued)

$1,693 at December 31, 2009 and a net loss of $35,362 and $40,796 for the period ended September 30, 2010 and 2009, respectively. The Company’s exposure to risk in connection with this entity relates to the entity’s potential need for capital to support its operations.

10.  Related Party Transactions

The Company advanced funds to entities owned by the managing members of Progressive Health, LLC and East Bergen Imaging, LLC. The total outstanding from these entities at September 30, 2010 and December 31, 2009 was $343,373 and $25,856, respectively. These advances are non-interest bearing and due on demand.

East Bergen Imaging, LLC pays management fees to Stellar Health, LLC and Medcon Consultants, Inc., which are entities owned by East Bergen Imaging, LLC’s managing members. Such management fees amounted to $236,904 and $222,266 for the periods ended September 30, 2010 and 2009, respectively.

11.  Retirement Plans

The Company has a qualified pension plan which covers substantially all employees meeting certain eligibility requirements. Participants may contribute a portion of their compensation to the plan, up to the maximum amount permitted under Section 401(k) of the Internal Revenue Code. The Company will match participant contributions equal to 50% of the first 2% that is contributed to the Plan. For the period ended September 30, 2010 and 2009, matching employer contributions of $25,302 and $34,467, respectively, were made.

12.  Redemption of Members

During 2009, a non-controlling interest member of West Palm Imaging, LLC resigned and his membership interest was purchased by the Company.

During 2010, the Company purchased non-controlling interests from members of Progressive Medical Imaging of Union City, LLC, W.R.S. Enterprises, LLC and West Palm Beach MRI, LLC.

13.  Acquisitions

On January 1, 2009, the Company acquired a 50% managing member interest in Rutherford Imaging, LLC for no consideration. The results of Rutherford Imaging, LLC operations have been included in the financial statements since acquisition date. The following table summarizes the estimated fair values of the net assets acquired on January 1, 2009, the date of acquisition.

Cash overdraft	$(872)
Accounts receivables	395,428
Prepaid and other receivables	91,578
Property and equipment	1,529,022
Accounts payable and other liabilities	(533,596)
Capital lease obligations	(1,689,978)
Goodwill	208,418
Total Estimated Fair Value of Net Assets	$—

On July 26, 2010, the Company acquired the remaining 50% member interest in West Palm Beach MRI, LLC for $25,000. As a result of the acquisition, the Company reclassified $173,660 of equity from the non-controlling interest to the Company.

PROGRESSIVE HEALTH, LLC AND AFFILIATES

Notes to Unaudited Consolidated and Combined Financial Statements

14.  Goodwill

As indicated in Note 12, on January 1, 2009, the Company acquired a 50% managing member interest in Rutherford Imaging, LLC, which resulted in $208,418 of goodwill. For the period ended September 30, 2010, the Company applied the provisions of Accounting Standards Codification Topic 350, “Intangibles: Goodwill and Other” (“ASC 350”) to the goodwill recorded upon acquisition. ASC 350 requires the Company to evaluate goodwill on an annual basis for potential impairment. During the period ended September 30, 2010, there was no change in the carrying amount of goodwill.

15.  Subsequent Events

We have evaluated subsequent events from September 30, 2010 through November 4, 2010, the date of the financial statement issuance, for disclosure. Subsequent to period end, the Company entered into the following transactions:

Subsequent to the date of the financial statements, the Company and its remaining non-controlling interest holders sold the outstanding equity interests of Progressive Medical Imaging of Hackensack, LLC, Progressive Medical Imaging of Union City, LLC, Progressive Medical Imaging of Bloomfield, LLC, Progressive X-Ray of Englewood, LLC, Progressive X-Ray of Kearny, LLC and East Bergen Imaging, LLC to a third party.

Subsequent to the date of the financial statements, the Company sold its 50% managing member interest in Rutherford Imaging, LLC to a third party.

Radnet Management, Inc.

Offer to Exchange

$200,000,000 aggregate principal amount of its 10 3/8% Senior Notes due 2018, which have been registered under the Securities Act of 1933, for any and all of its outstanding 10 3/8% Senior Notes due 2018.

Until the date that is 90 days from the date of this prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters with respect to their unsold allotments or subscriptions or otherwise.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

(a) California Registrants

Radnet Management, Inc., Radnet Managed Imaging Services, Inc., Radnet Management I, Inc., Radnet Management II, Inc., Radnet Sub, Inc., FRI II, Inc., FRI, Inc., Pacific Imaging Partners, Inc., Rolling Oaks Imaging Corporation, Rolling Oaks Radiology, Inc., SoCal MR Site Management, Inc. and Valley Imaging Partners, Inc. are each incorporated under the laws of California.

Section 204(a)(11) of the California Corporations Code permits a corporation’s articles of incorporation to limit a director’s liability to a company or its shareholders but with respect to the following items: (1) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (2) acts or omissions that a director believes to be contrary to the best interests of the company or its shareholders or that involve the absence of good faith on the part of the director, (3) any transaction from which a director derived an improper personal benefit, (4) acts or omissions that show a reckless disregard for the director’s duty to the company or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director’s duties, of a risk of a serious injury to the company or its shareholders, (5) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the company or its shareholders, (6) contracts or transactions between the company and a director within the scope of Section 310 of the Corporations Code or (7) improper dividends, loans and guarantees under Section 316 of the Corporations Code. The limitation of liability does not affect the availability of injunctions and other equitable remedies available to the California Corporations’ shareholders for any violation by a director of the director’s fiduciary duty to the California Corporations or their shareholders.

Section 204(a)(11) of the California Corporations Code permits a corporation to authorize, whether by bylaw, agreement, or otherwise, the indemnification of agents (as defined in Section 317 of the California Corporations Code) in excess of that expressly permitted by Section 317 for those agents of the corporation for breach of duty to the corporation and its stockholders, provided, however, that the provision may not provide for indemnification of any agent for any acts or omissions or transactions from which a director may not be relieved of liability as set forth in the exception to paragraph (10) or as to circumstances in which indemnity is expressly prohibited by Section 317 of the California Corporations Code.

Section 317 of the California Corporations Code authorizes a court to award, or a corporation’s board of directors to grant, indemnity to any agent of the corporation under certain circumstances and subject to certain limitations.

In accordance with these provisions, the articles of incorporation of Radnet Management, Inc. authorize the indemnification of officers and directors through bylaw provisions. The bylaws of Radnet Management, Inc. provide for indemnification of directors and officers and former directors and officers subject only to the limitations set forth in Sections 204 and 317 of the Corporations Code. The articles of incorporation and bylaws of each of Radnet Managed Imaging Services, Inc., Radnet Management I, Inc., Radnet Management II, Inc., Radnet Sub, Inc., FRI II, Inc., FRI, Inc. and SoCal MR Site Management, Inc. provide for indemnification of officers and directors. The articles of incorporation and bylaws of each of Pacific Imaging Partners, Inc. and Valley Imaging Partners, Inc. provide for indemnification of officers and directors to the fullest extent permissible under the California Corporations Code. The articles of incorporation and bylaws of each of Rolling Oaks Imaging Corporation and Rolling Oaks Radiology, Inc. provide for indemnification of any person who is or was an agent of the corporation and of all persons acting in the capacity of director, subject to the limitations required by Section 204(a)(10-11) of the California Corporations Code.

(b) Delaware Registrants

RadNet, Inc., Advanced Imaging Partners, Inc., Community Imaging Partners, Inc., Delaware Imaging Partners, Inc., Diagnostic Imaging Services, Inc., Ide Imaging Partners, Inc., Image Medical Corporation, Mid Rockland Imaging Partners, Inc., Radiologix, Inc., Radiology and Nuclear Medicine Imaging Partners, Inc.

and Treasure Coast Imaging Partners, Inc. are each incorporated under the laws of Delaware. Advanced NA, LLC is organized under the laws of the State of Delaware.

Section 145 of the Delaware General Corporation Law (the “DGCL”) grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of being or having been in any such capacity, if he acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders of monetary damages for violations of the directors’ fiduciary duty of care, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

In accordance with these provisions, the certificate of incorporation and the bylaws of RadNet, Inc. provide for indemnification of any person who is or was a director or officer of the corporation, to the fullest extent permitted by the DGCL, as amended from time to time. Each of the bylaws of Advanced Imaging Partners, Inc., Community Imaging Partners, Inc., Delaware Imaging Partners, Ide Imaging Partners, Inc., Mid Rockland Imaging Partners, Inc., Radiology and Nuclear Medicine Imaging Partners, Inc. and Treasure Coast Imaging Partners, Inc. provides for indemnification of any person who is or was a director or officer of the corporation, to the fullest extent permitted by Section 145 of the DGCL, as amended from time to time. The certificate of incorporation and the bylaws of Diagnostic Imaging Services, Inc. provide for indemnification of any person who is or was a director or officer of the corporation to the fullest extent permitted by the DGCL, as amended from time to time. The certificate of incorporation and the bylaws of Radiologix, Inc. provide for indemnification of any person who is or was a director or officer of the corporation, to the fullest extent permitted by Section 145 of the DGCL, as amended from time to time. Article IX of the certificate of incorporation of Image Medical Corporation provides that no director shall be personally liable to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

Section 18-108 of the Delaware Limited Liability Company Act authorizes a limited liability company to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, subject to such standards and restrictions, if any, as are set forth in its operating agreement.

The operating agreement of Advanced NA, LLC provides that its mangers shall be indemnified and held harmless from and against all claims, liabilities, and expenses arising out of any management of the affairs of the company, but excluding those caused by the gross negligence or willful misconduct of the manager, subject to all limitations and requirements imposed by the Delaware Limited Liability Act.

(c) Florida Registrants

Questar Imaging, Inc., Questar Los Alamitos, Inc. and Questar Victorville, Inc. are each incorporated under the laws of Florida.

Section 607.0831 of the Florida Business Corporation Act (the “FBCA”) provides, among other things, that a director is not personally liable for monetary damages to a company or any other person for any statement, vote, decision or failure to act by the director, regarding corporate management or policy, unless the director breached or failed to perform his or her duties as a director and such breach or failure constitutes (1)

a violation of criminal law, unless the director had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (2) a transaction from which the director derived an improper personal benefit; (3) a circumstance under which the liability provisions of Section 607.0834 of the FBCA (relating to the liability of the directors for improper distributions) are applicable; (4) willful misconduct or a conscious disregard for the best interest of the company in the case of a proceeding by or in the right of the company to procure a judgment in its favor or by or in the right of a stockholders or (5) recklessness or an act or omission in bad faith or with malicious purpose or with wanton and willful disregard of human rights, safety or property, in a proceeding by or in the right of someone other than such company or a stockholder.

Section 607.0850 of the FBCA authorizes, among other things, a company to indemnify any person who was or is a party to any proceeding (other than an action by or in the right of the company) by reason of the fact that he is or was a director, officer, employee or agent of the company (or is or was serving at the request of the company in such a position for any entity) against liability incurred in connection with such proceedings, if he or she acted in good faith and in a manner reasonably believed to be in the best interests of the company and, with respect to criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful.

The FBCA requires that a director, officer or employee be indemnified for actual and reasonable expenses (including attorneys’ fees) to the extent that he or she has been successful on the merits or otherwise in the defense of any proceeding. Florida law also allows expenses of defending a proceeding to be advanced by a company before the final disposition of the proceedings, provided that the officer, director or employee undertakes to repay such advance if it is ultimately determined that indemnification is not permitted.

In accordance with these provisions, the articles of incorporation Questar Imaging, Inc. provide for indemnification of any officer or director, or former officer or director, to the fullest extent permitted by law. The articles of incorporation and bylaws of each of Questar Los Alamitos, Inc. and Questar Victorville, Inc. provide for indemnification of any officer or director, or former officer or director, to the fullest extent permitted by law.

(d) Maryland Registrant

Advanced Radiology, LLC is organized under the laws of the State of Maryland.

Section §4A-203 of the Maryland Limited Liability Company Act provides that unless otherwise provided by law or its articles of organization, a limited liability company has the general powers, whether or not set forth in its articles of organization, to indemnify and hold harmless any member, agent, or employee from and against any and all claims and demands, except in the case of action or failure to act by the member, agent, or employee which constitutes willful misconduct or recklessness, and subject to the standards and restrictions, if any, set forth in the articles of organization or operating agreement.

The Articles of Organization of Advanced Radiology, LLC is silent on indemnification. The Amended and Restated Operating Agreement of Advanced Radiology, LLC provides for indemnification of managers from and against all claims, liabilities and expenses arising out of any management of the affairs of the company, but excluding those caused by the gross negligence or willful misconduct of the manager, subject to all limitations and requirements imposed by the Maryland Limited Liability Company Act.

(e) New Jersey Registrants

New Jersey Imaging Partners, Inc., East Bergen Imaging, LLC, Health Diagnostics of New Jersey, LLC, Progressive Medical Imaging of Bloomfield, LLC, Progressive Medical Imaging of Hackensack, LLC, Progressive Medical Imaging of Union City, LLC, Progressive X-Ray of Englewood, LLC and Progressive X-Ray of Kearney, LLC are organized under the laws of the State of New Jersey.

Section 14A:3-5(2) of the New Jersey Business Corporation Act provides that a New Jersey corporation has the power to indemnify a corporate agent (generally defined as any person who is or was a director, officer, employee or agent of the corporation or of any constituent corporation absorbed by the corporation in a consolidation or merger and any person who is or was a director, officer, trustee, employee or agent of any other enterprise, serving as such at the request of the corporation or the legal representative of any such director, officer, trustee, employee or agent) against his or her expenses and liabilities in connection with any proceeding involving such corporate agent by reason of his or her being or having been a corporate agent, other than derivative actions, if (i) he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. Under Section 14A:3-5(3) of the New Jersey Business Corporation Act, a similar standard of care is applicable in the case of derivative actions, except no indemnification may be provided in respect of any derivative action as to which the corporate agent is adjudged to be liable to the corporation, unless (and only to the extent that) the Superior Court of the State of New Jersey (or the court in which the proceeding was brought) determines upon application that the corporate agent is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 14A:3-5(4) of the New Jersey Business Corporation Act requires a New Jersey corporation to indemnify a corporate agent for his or her expenses to the extent that such corporate agent has been successful on the merits or otherwise in any proceeding referred to above, or in defense of any claim, issue or matter therein. Except as required by the previous sentence, under Section 14A:3-5(11) of the New Jersey Business Corporation Act, no indemnification may be made or expenses advanced, and none may be ordered by a court, if such indemnification or advancement would be inconsistent with (i) a provision of the corporation’s certificate of incorporation, (ii) its by-laws, (iii) a resolution of the board of directors or of the corporation’s shareholders, (iv) an agreement to which the corporation is a party or (v) other proper corporate action (in effect at the time of the accrual of the alleged cause of action asserted in the proceeding) that prohibits, limits or otherwise conditions the exercise of indemnification powers by the corporation or the rights of indemnification to which a corporate agent may be entitled.

Under Section 14A:3-5(6) of the New Jersey Business Corporation Act, expenses incurred by a director, officer, employee or other agent in connection with a proceeding may, except as described in the immediately preceding paragraph, be paid by the corporation before the final disposition of the proceeding as authorized by the board of directors upon receiving an undertaking by or on behalf of the corporate agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified.

Under Section 14A:3-5(8) of the New Jersey Business Corporation Act, the power to indemnify and advance expenses under the New Jersey Business Corporation Act does not exclude other rights, including the right to be indemnified against liabilities and expenses incurred in proceedings by or in the right of the corporation, to which a corporate agent may be entitled to under a certificate of incorporation, bylaw, agreement, vote of shareholders or otherwise. However, no indemnification may be made to or on behalf of such person if a judgment or other final adjudication adverse to such person establishes that his or her acts or omissions were in breach of his or her duty of loyalty to the corporation or its shareholders, were not in good faith or involved a knowing violation of the law, or resulted in the receipt by such person of an improper personal benefit.

In accordance with these provisions, the bylaws of New Jersey Imaging Partners, Inc. provides for indemnification of any person who is or was a director or officer of the corporation.

Section 42:2B-10 of the New Jersey Limited Liability Company Act provides that subject to such standards and restrictions, if any, as are set forth in a limited liability company’s operating agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

In accordance with this provision, the operating agreements of East Bergen Imaging, LLC, Health Diagnostics of New Jersey, LLC, Progressive Medical Imaging of Bloomfield, LLC, Progressive Medical Imaging of Hackensack, LLC, Progressive Medical Imaging of Union City, LLC, Progressive X-Ray of Englewood, LLC and Progressive X-Ray of Kearney, LLC provide for indemnification of any person who is a member, officer or director of the corporation.

(f) New York Registrant

Imaging On Call, LLC is organized under the laws of the State of New York.

Section 420 of the New York Limited Liability Company Law provides that a limited liability company may, and shall have the power to, indemnify and hold harmless, and advance expenses to, any member, manager or other person, or any testator or intestate of such member, manager or other person, from and against any and all claims and demands whatsoever; provided, however, that no indemnification may be made to or on behalf of any member, manager or other person if a judgment or other final adjudication adverse to such member, manager or other person establishes: (a) that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated or (b) that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

The Amended and Restated Operating Agreement of Imaging On Call, LLC provides, to the fullest extent authorized by the laws of the State of New York, for the indemnification of any member, manager, officer or employee of the companies from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, manager, officer or employee of the companies.

(g) Pennsylvania Registrant

eRad, Inc. is incorporated under the laws of the State of Pennsylvania.

Chapter 17, Subchapter D of the Business Corporation Law of the Commonwealth of Pennsylvania, as amended (the “PBCL”), contains provisions permitting indemnification of officers and directors of a business corporation incorporated in Pennsylvania. Sections 1741 and 1742 of the PBCL provide that a business corporation may indemnify directors and officers against liabilities and expenses they may incur as such in connection with any threatened, pending or completed civil, administrative or investigative proceeding, provided that the particular person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In general, the power to indemnify under these sections does not exist in the case of actions against a director or officer by or in the right of the corporation if the person otherwise entitled to indemnification shall have been adjudged to be liable to the corporation unless it is judicially determined that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for specified expenses. Section 1743 of the PBCL provides that the corporation is required to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions.

Section 1713 of the PBCL permits the shareholders to adopt a bylaw provision relieving a director (but not an officer) of personal liability for monetary damages except where (i) the director has breached the applicable standard of care, and (ii) such conduct constitutes self-dealing, willful misconduct or recklessness. This section also provides that a director may not be relieved of liability for the payment of taxes pursuant to any federal, state or local law or of responsibility under a criminal statute.

Section 1746 of the PBCL provides that the indemnification provisions above are not exclusive of the right to which a person seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, except in circumstances where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

Section 1747 of the PBCL permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a representative of another corporation or other enterprise, against any liability asserted against such person and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Chapter 17, Subchapter D of the PBCL.

The articles of incorporation of eRad, Inc. are silent on indemnification. The bylaws of eRad, Inc. provide that eRad, Inc. shall indemnify to the fullest extent permitted by applicable law any person who was or is a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that such person is or was a director or officer of the corporation.

Item 21. Exhibits and Financial Statement Schedules.

(a) Exhibits

Pursuant to Rule 411 of the Securities and Exchange Commission’s Rules and Regulations under the Securities Act, the list of exhibits is incorporated herein by reference to the Exhibit Index filed as part of this registration statement, following the signature pages.

(b) Financial Statement Schedules

Schedules — The following financial statement schedules are filed herewith:

Schedule II — Valuation and Qualifying Accounts

All other schedules are omitted because they are not applicable or the required information is shown in the consolidated financial statements or notes thereto.

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders of RadNet, Inc.

We have audited the consolidated financial statements of RadNet, Inc. as of December 31, 2009 and 2008, and for each of the three years in the period ended December 31, 2009, and have issued our report thereon dated March 15, 2010, except Note 17 as to which the date is August 27, 2010, included elsewhere in this Registration Statement and Prospectus. Our audits also included the financial statement schedule listed in Item 21(b) of this Registration Statement and Prospectus. This schedule is the responsibility of the Company’s management. Our responsibility is to express an opinion on this schedule based on our audits.

In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ Ernst & Young LLP

Los Angeles, California

March 15, 2010

RADNET, INC. AND SUBSIDIARIES
SCHEDULE II — VALUATION AND QUALIFYING ACCOUNTS

	Balance at Beginning of Year	Charges Against Income	Deductions from Reserve	Balance at End of Year
Year Ended December 31, 2009 Accounts Receivable-Allowance for Bad Debts	$12,065	$32,704	$(31,818)	$12,951
Year Ended December 31, 2008 Accounts Receivable-Allowance for Bad Debts	$11,571	$30,832	$(30,338)	$12,065
Year Ended December 31, 2007 Accounts Receivable-Allowance for Bad Debts	$8,486	$27,467	$(24,382)	$11,571

Item 22. Undertakings.

(a) Each of the undersigned registrants hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amend) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more that a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrants are subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

(5) that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, each of the undersigned registrants undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, each of the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or its or their securities provided by or on behalf of an undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b) 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c) Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on January 10, 2011.

Radnet Management, Inc.

By:	* Name: HOWARD G. BERGER, M.D. Title: President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this report has been signed below by the following persons on behalf of registrant in the capacities and on the dates indicated.

Signature	Title	Date
* HOWARD G. BERGER, M.D.	President, Chief Financial Officer and Director	January 10, 2011
* JOHN V. CRUES, III, M.D.	Vice President and Secretary	January 10, 2011

* By:	/s/ JEFFREY L. LINDEN Jeffrey L. Linden Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on January 10, 2011.

RadNet, Inc.

By:	* Name: HOWARD G. BERGER, M.D. Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this report has been signed below by the following persons on behalf of registrant in the capacities and on the dates indicated.

Signature	Title	Date
* HOWARD G. BERGER, M.D.	President, Chief Executive Officer and Director	January 10, 2011
* MARK D. STOLPER	Chief Financial Officer (Principal Accounting Officer)	January 10, 2011
* MARVIN S. CADWELL	Director	January 10, 2011
* JOHN V. CRUES, III, M.D.	Director	January 10, 2011
* NORMAN R. HAMES	Director	January 10, 2011
* DAVID L. SWARTZ	Director	January 10, 2011
* LAWRENCE L. LEVITT	Director	January 10, 2011
* MICHAEL L. SHERMAN, M.D.	Director	January 10, 2011

* By:	/s/ JEFFREY L. LINDEN Jeffrey L. Linden Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on January 10, 2011.

Radnet Managed Imaging Services, Inc.

By:	* Name: HOWARD G. BERGER, M.D. Title: President, Chief Financial Officer and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this report has been signed below by the following persons on behalf of registrant in the capacities and on the dates indicated.

Signature	Title	Date
* HOWARD G. BERGER, M.D.	President, Chief Financial Officer, Secretary and Director	January 10, 2011

* By:	/s/ JEFFREY L. LINDEN Jeffrey L. Linden Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on January 10, 2011.

Radnet Management I, Inc.

By:	* Name: HOWARD G. BERGER, M.D. Title: President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this report has been signed below by the following persons on behalf of registrant in the capacities and on the dates indicated.

Signature	Title	Date
* HOWARD G. BERGER, M.D.	President, Chief Financial Officer and Director	January 10, 2011
* NORMAN R. HAMES	Secretary	January 10, 2011

* By:	/s/ JEFFREY L. LINDEN Jeffrey L. Linden Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on January 10, 2011.

Radnet Management II, Inc.

By:	* Name: HOWARD G. BERGER, M.D. Title: President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this report has been signed below by the following persons on behalf of registrant in the capacities and on the dates indicated.

Signature	Title	Date
* HOWARD G. BERGER, M.D.	President, Chief Financial Officer and Director	January 10, 2011
* NORMAN R. HAMES	Secretary	January 10, 2011

* By:	/s/ JEFFREY L. LINDEN Jeffrey L. Linden Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on January 10, 2011.

Radnet Sub, Inc.

By:	* Name: HOWARD G. BERGER, M.D. Title: President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this report has been signed below by the following persons on behalf of registrant in the capacities and on the dates indicated.

Signature	Title	Date
* HOWARD G. BERGER, M.D.	President, Chief Financial Officer and Director	January 10, 2011
* NORMAN R. HAMES	Secretary	January 10, 2011

* By:	/s/ JEFFREY L. LINDEN Jeffrey L. Linden Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on January 10, 2011.

FRI II, Inc.

By:	* Name: HOWARD G. BERGER, M.D. Title: President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this report has been signed below by the following persons on behalf of registrant in the capacities and on the dates indicated.

Signature	Title	Date
* HOWARD G. BERGER, M.D.	President, Chief Financial Officer and Director	January 10, 2011
* JEFFREY L. LINDEN	Secretary	January 10, 2011

* By:	/s/ JEFFREY L. LINDEN Jeffrey L. Linden Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on January 10, 2011.

FRI, Inc.

By:	* Name: HOWARD G. BERGER, M.D. Title: President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this report has been signed below by the following persons on behalf of registrant in the capacities and on the dates indicated.

Signature	Title	Date
* HOWARD G. BERGER, M.D.	President, Chief Financial Officer and Director	January 10, 2011
* NORMAN R. HAMES	Secretary	January 10, 2011

* By:	/s/ JEFFREY L. LINDEN Jeffrey L. Linden Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on January 10, 2011.

Pacific Imaging Partners, Inc.

By:	* Name: HOWARD G. BERGER, M.D. Title: President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this report has been signed below by the following persons on behalf of registrant in the capacities and on the dates indicated.

Signature	Title	Date
* HOWARD G. BERGER, M.D.	President, Chief Financial Officer and Director	January 10, 2011
* JEFFREY L. LINDEN	Vice President and Secretary	January 10, 2011

* By:	/s/ JEFFREY L. LINDEN Jeffrey L. Linden Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on January 10, 2011.

Rolling Oaks Imaging Corporatin

By:	* Name: HOWARD G. BERGER, M.D. Title: President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this report has been signed below by the following persons on behalf of registrant in the capacities and on the dates indicated.

Signature	Title	Date
* HOWARD G. BERGER, M.D.	President, Chief Financial Officer and Director	January 10, 2011
* JEFFREY L. LINDEN	Vice President and Secretary	January 10, 2011

* By:	/s/ JEFFREY L. LINDEN Jeffrey L. Linden Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on January 10, 2011.

Rolling Oaks Radiology, Inc.

By:	* Name: HOWARD G. BERGER, M.D. Title: President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this report has been signed below by the following persons on behalf of registrant in the capacities and on the dates indicated.

Signature	Title	Date
* HOWARD G. BERGER, M.D.	President, Chief Financial Officer and Director	January 10, 2011
* JEFFREY L. LINDEN	Vice President and Secretary	January 10, 2011

* By:	/s/ JEFFREY L. LINDEN Jeffrey L. Linden Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on January 10, 2011.

SoCal MR Site Management, Inc.

By:	* Name: HOWARD G. BERGER, M.D. Title: President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this report has been signed below by the following persons on behalf of registrant in the capacities and on the dates indicated.

Signature	Title	Date
* HOWARD G. BERGER, M.D.	President, Chief Financial Officer and Director	January 10, 2011
* NORMAN R. HAMES	Secretary	January 10, 2011

* By:	/s/ JEFFREY L. LINDEN Jeffrey L. Linden Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on January 10, 2011.

Valley Imaging Partners, Inc.

By:	* Name: HOWARD G. BERGER, M.D. Title: President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this report has been signed below by the following persons on behalf of registrant in the capacities and on the dates indicated.

Signature	Title	Date
* HOWARD G. BERGER, M.D.	President, Chief Financial Officer and Director	January 10, 2011
* JEFFREY L. LINDEN	Vice President and Secretary	January 10, 2011

* By:	/s/ JEFFREY L. LINDEN Jeffrey L. Linden Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on January 10, 2011.

Advanced Imaging Partners, Inc.

By:	* Name: HOWARD G. BERGER, M.D. Title: President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this report has been signed below by the following persons on behalf of registrant in the capacities and on the dates indicated.

Signature	Title	Date
* HOWARD G. BERGER, M.D.	President, Chief Financial Officer and Director	January 10, 2011
* JEFFREY L. LINDEN	Vice President and Secretary	January 10, 2011

* By:	/s/ JEFFREY L. LINDEN Jeffrey L. Linden Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on January 10, 2011.

Community Imaging Partners, Inc.

By:	* Name: HOWARD G. BERGER, M.D. Title: President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this report has been signed below by the following persons on behalf of registrant in the capacities and on the dates indicated.

Signature	Title	Date
* HOWARD G. BERGER, M.D.	President, Chief Financial Officer and Director	January 10, 2011
* JEFFREY L. LINDEN	Vice President and Secretary	January 10, 2011

* By:	/s/ JEFFREY L. LINDEN Jeffrey L. Linden Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on January 10, 2011.

Delaware Imaging Partners, Inc.

By:	* Name: HOWARD G. BERGER, M.D. Title: President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this report has been signed below by the following persons on behalf of registrant in the capacities and on the dates indicated.

Signature	Title	Date
* HOWARD G. BERGER, M.D.	President, Chief Financial Officer and Director	January 10, 2011
* JEFFREY L. LINDEN	Vice President and Secretary	January 10, 2011

* By:	/s/ JEFFREY L. LINDEN Jeffrey L. Linden Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on January 10, 2011.

Diagnostic Imaging Services, Inc.

By:	* Name: HOWARD G. BERGER, M.D. Title: Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this report has been signed below by the following persons on behalf of registrant in the capacities and on the dates indicated.

Signature	Title	Date
* HOWARD G. BERGER, M.D.	Vice President, Chief Financial Officer and Director	January 10, 2011
* NORMAN R. HAMES	President and Secretary	January 10, 2011

* By:	/s/ JEFFREY L. LINDEN Jeffrey L. Linden Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on January 10, 2011.

Ide Imaging Partners, Inc.

By:	* Name: HOWARD G. BERGER, M.D. Title: President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this report has been signed below by the following persons on behalf of registrant in the capacities and on the dates indicated.

Signature	Title	Date
* HOWARD G. BERGER, M.D.	President, Chief Financial Officer and Director	January 10, 2011
* JEFFREY L. LINDEN	Vice President and Secretary	January 10, 2011

* By:	/s/ JEFFREY L. LINDEN Jeffrey L. Linden Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on January 10, 2011.

Mid Rockland Imaging Partners, Inc.

By:	* Name: HOWARD G. BERGER, M.D. Title: President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this report has been signed below by the following persons on behalf of registrant in the capacities and on the dates indicated.

Signature	Title	Date
* HOWARD G. BERGER, M.D.	President, Chief Financial Officer and Director	January 10, 2011
* JEFFREY L. LINDEN	Vice President and Secretary	January 10, 2011

* By:	/s/ JEFFREY L. LINDEN Jeffrey L. Linden Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on January 10, 2011.

Radiologix, Inc.

By:	* Name: HOWARD G. BERGER, M.D. Title: President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this report has been signed below by the following persons on behalf of registrant in the capacities and on the dates indicated.

Signature	Title	Date
* HOWARD G. BERGER, M.D.	President, Chief Financial Officer and Director	January 10, 2011
* JEFFREY L. LINDEN	Vice President and Secretary	January 10, 2011

* By:	/s/ JEFFREY L. LINDEN Jeffrey L. Linden Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on January 10, 2011.

Radiology and Nuclear Medicine Imaging Partners, Inc.

By:	* Name: HOWARD G. BERGER, M.D. Title: President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this report has been signed below by the following persons on behalf of registrant in the capacities and on the dates indicated.

Signature	Title	Date
* HOWARD G. BERGER, M.D.	President, Chief Financial Officer and Director	January 10, 2011
* JEFFREY L. LINDEN	Vice President and Secretary	January 10, 2011

* By:	/s/ JEFFREY L. LINDEN Jeffrey L. Linden Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on January 10, 2011.

Treasure Coast Imaging Partners, Inc.

By:	* Name: HOWARD G. BERGER, M.D. Title: President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this report has been signed below by the following persons on behalf of registrant in the capacities and on the dates indicated.

Signature	Title	Date
* HOWARD G. BERGER, M.D.	President, Chief Financial Officer and Director	January 10, 2011
* JEFFREY L. LINDEN	Vice President and Secretary	January 10, 2011

* By:	/s/ JEFFREY L. LINDEN Jeffrey L. Linden Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on January 10, 2011.

Questar Imaging, Inc.

By:	* Name: HOWARD G. BERGER, M.D. Title: President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this report has been signed below by the following persons on behalf of registrant in the capacities and on the dates indicated.

Signature	Title	Date
* HOWARD G. BERGER, M.D.	President, Chief Financial Officer and Director	January 10, 2011
* JEFFREY L. LINDEN	Vice President and Secretary	January 10, 2011

* By:	/s/ JEFFREY L. LINDEN Jeffrey L. Linden Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on January 10, 2011.

Questar Los Alamitos, Inc.

By:	* Name: HOWARD G. BERGER, M.D. Title: President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this report has been signed below by the following persons on behalf of registrant in the capacities and on the dates indicated.

Signature	Title	Date
* HOWARD G. BERGER, M.D.	President, Chief Financial Officer and Director	January 10, 2011
* JEFFREY L. LINDEN	Vice President and Secretary	January 10, 2011

* By:	/s/ JEFFREY L. LINDEN Jeffrey L. Linden Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on January 10, 2011.

Questar Victorville, Inc.

By:	* Name: HOWARD G. BERGER, M.D. Title: President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this report has been signed below by the following persons on behalf of registrant in the capacities and on the dates indicated.

Signature	Title	Date
* HOWARD G. BERGER, M.D.	President, Chief Financial Officer and Director	January 10, 2011
* JEFFREY L. LINDEN	Vice President and Secretary	January 10, 2011

* By:	/s/ JEFFREY L. LINDEN Jeffrey L. Linden Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on January 10, 2011.

New Jersey Imaging Partners, Inc.

By:	* Name: HOWARD G. BERGER, M.D. Title: President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this report has been signed below by the following persons on behalf of registrant in the capacities and on the dates indicated.

Signature	Title	Date
* HOWARD G. BERGER, M.D.	President, Chief Financial Officer and Director	January 10, 2011
* JEFFREY L. LINDEN	Vice President and Secretary	January 10, 2011

* By:	/s/ JEFFREY L. LINDEN Jeffrey L. Linden Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on January 10, 2011.

Health Diagnostics of New Jersey, LLC

By:	* Name: HOWARD G. BERGER, M.D. Title: President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this report has been signed below by the following persons on behalf of registrant in the capacities and on the dates indicated.

Signature	Title	Date
* HOWARD G. BERGER, M.D.	President and Chief Financial Officer	January 10, 2011
* JEFFREY L. LINDEN	Vice President and Secretary	January 10, 2011

* By:	/s/ JEFFREY L. LINDEN Jeffrey L. Linden Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on January 10, 2011.

Advanced Radiology, LLC

By:	* Name: HOWARD G. BERGER, M.D. Title: President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this report has been signed below by the following persons on behalf of registrant in the capacities and on the dates indicated.

Signature	Title	Date
* HOWARD G. BERGER, M.D.	President and Chief Financial Officer	January 10, 2011
* JEFFREY L. LINDEN	Vice President and Secretary	January 10, 2011

* By:	/s/ JEFFREY L. LINDEN Jeffrey L. Linden Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on January 10, 2011.

Image Medical Corporation

By:	/s/ HOWARD G. BERGER, M.D. Name: HOWARD G. BERGER, M.D. Title: President and Chief Financial Officer

SIGNATURES AND POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Howard G. Berger, M.D., Jeffrey L. Linden and Mark D. Stolper, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments to this report, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this report has been signed below by the following persons on behalf of registrant in the capacities and on the dates indicated.

Signature	Title	Date
/s/ HOWARD G. BERGER, M.D. HOWARD G. BERGER, M.D.	President and Chief Financial Officer	January 10, 2011
/s/ JEFFREY L. LINDEN JEFFREY L. LINDEN	Vice President and Secretary	January 10, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on January 10, 2011.

eRad, Inc.

By:	/s/ HOWARD G. BERGER, M.D. Name: HOWARD G. BERGER, M.D. Title: President and Chief Financial Officer

SIGNATURES AND POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Howard G. Berger, M.D., Jeffrey L. Linden and Mark D. Stolper, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments to this report, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this report has been signed below by the following persons on behalf of registrant in the capacities and on the dates indicated.

Signature	Title	Date
/s/ HOWARD G. BERGER, M.D. HOWARD G. BERGER, M.D.	President and Chief Financial Officer	January 10, 2011
/s/ JEFFREY L. LINDEN JEFFREY L. LINDEN	Vice President and Secretary	January 10, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on January 10, 2011.

East Bergen Imaging, LLC

By:	/s/ HOWARD G. BERGER, M.D. Name: HOWARD G. BERGER, M.D. Title: General Manager, President and Chief Financial Officer

SIGNATURES AND POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Howard G. Berger, M.D., Jeffrey L. Linden and Mark D. Stolper, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments to this report, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this report has been signed below by the following persons on behalf of registrant in the capacities and on the dates indicated.

Signature	Title	Date
/s/ HOWARD G. BERGER, M.D. HOWARD G. BERGER, M.D.	General Manager, President and Chief Financial Officer	January 10, 2011
/s/ JEFFREY L. LINDEN JEFFREY L. LINDEN	Vice President and Secretary	January 10, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on January 10, 2011.

Progressive Medical Imaging of Bloomfield, LLC

By:	/s/ HOWARD G. BERGER, M.D. Name: HOWARD G. BERGER, M.D. Title: General Manager, President and Chief Financial Officer

SIGNATURES AND POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Howard G. Berger, M.D., Jeffrey L. Linden and Mark D. Stolper, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments to this report, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this report has been signed below by the following persons on behalf of registrant in the capacities and on the dates indicated.

Signature	Title	Date
/s/ HOWARD G. BERGER, M.D. HOWARD G. BERGER, M.D.	General Manager, President and Chief Financial Officer	January 10, 2011
/s/ JEFFREY L. LINDEN JEFFREY L. LINDEN	Vice President and Secretary	January 10, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on January 10, 2011.

Progressive Medical Imaging of Hackensack, LLC

By:	/s/ HOWARD G. BERGER, M.D. Name: HOWARD G. BERGER, M.D. Title: General Manager, President and Chief Financial Officer

SIGNATURES AND POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Howard G. Berger, M.D., Jeffrey L. Linden and Mark D. Stolper, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments to this report, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this report has been signed below by the following persons on behalf of registrant in the capacities and on the dates indicated.

Signature	Title	Date
/s/ HOWARD G. BERGER, M.D. HOWARD G. BERGER, M.D.	General Manager, President and Chief Financial Officer	January 10, 2011
/s/ JEFFREY L. LINDEN JEFFREY L. LINDEN	Vice President and Secretary	January 10, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on January 10, 2011.

Progressive Medical Imaging of Union City, LLC

By:	/s/ HOWARD G. BERGER, M.D. Name: HOWARD G. BERGER, M.D. Title: General Manager, President and Chief Financial Officer

SIGNATURES AND POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Howard G. Berger, M.D., Jeffrey L. Linden and Mark D. Stolper, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments to this report, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this report has been signed below by the following persons on behalf of registrant in the capacities and on the dates indicated.

Signature	Title	Date
/s/ HOWARD G. BERGER, M.D. HOWARD G. BERGER, M.D.	General Manager, President and Chief Financial Officer	January 10, 2011
/s/ JEFFREY L. LINDEN JEFFREY L. LINDEN	Vice President and Secretary	January 10, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on January 10, 2011.

Progressive X-Ray of Englewood, LLC

By:	/s/ HOWARD G. BERGER, M.D. Name: HOWARD G. BERGER, M.D. Title: General Manager, President and Chief Financial Officer

SIGNATURES AND POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Howard G. Berger, M.D., Jeffrey L. Linden and Mark D. Stolper, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments to this report, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this report has been signed below by the following persons on behalf of registrant in the capacities and on the dates indicated.

Signature	Title	Date
/s/ HOWARD G. BERGER, M.D. HOWARD G. BERGER, M.D.	General Manager, President and Chief Financial Officer	January 10, 2011
/s/ JEFFREY L. LINDEN JEFFREY L. LINDEN	Vice President and Secretary	January 10, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on January 10, 2011.

Progressive X-Ray of Kearney, LLC

By:	/s/ HOWARD G. BERGER, M.D. Name: HOWARD G. BERGER, M.D. Title: General Manager, President and Chief Financial Officer

SIGNATURES AND POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Howard G. Berger, M.D., Jeffrey L. Linden and Mark D. Stolper, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments to this report, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this report has been signed below by the following persons on behalf of registrant in the capacities and on the dates indicated.

Signature	Title	Date
/s/ HOWARD G. BERGER, M.D. HOWARD G. BERGER, M.D.	General Manager, President and Chief Financial Officer	January 10, 2011
/s/ JEFFREY L. LINDEN JEFFREY L. LINDEN	Vice President and Secretary	January 10, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on January 10, 2011.

Imaging on Call, LLC

By:	/s/ HOWARD G. BERGER, M.D. Name: HOWARD G. BERGER, M.D. Title: Manager, President and Chief Financial Officer

SIGNATURES AND POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Howard G. Berger, M.D., Jeffrey L. Linden and Mark D. Stolper, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments to this report, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this report has been signed below by the following persons on behalf of registrant in the capacities and on the dates indicated.

Signature	Title	Date
/s/ HOWARD G. BERGER, M.D. HOWARD G. BERGER, M.D.	Manager, President and Chief Financial Officer	January 10, 2011
/s/ JEFFREY L. LINDEN JEFFREY L. LINDEN	Vice President and Secretary	January 10, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on January 10, 2011.

Advanced NA, LLC

By:	/s/ HOWARD G. BERGER, M.D. Name: HOWARD G. BERGER, M.D. Title: President and Chief Financial Officer

SIGNATURES AND POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Howard G. Berger, M.D., Jeffrey L. Linden and Mark D. Stolper, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments to this report, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this report has been signed below by the following persons on behalf of registrant in the capacities and on the dates indicated.

Signature	Title	Date
/s/ HOWARD G. BERGER, M.D. HOWARD G. BERGER, M.D.	President and Chief Financial Officer	January 10, 2011
/s/ JEFFREY L. LINDEN JEFFREY L. LINDEN	Vice President and Secretary	January 10, 2011

EXHIBIT INDEX

Exhibit No.	Description of Exhibit	Incorporated by Reference to
2.1	Agreement and Plan of Merger, dated as of July 6, 2006, by and among Primedex, Radiologix, Radnet Management, Inc. and Merger Sub	(E)
2.2	Agreement and Plan of Merger and Reorganization, dated as of September 3, 2008	(I)
2.3	Membership Interests Purchase Agreement dated September 7, 2010 by and among New Jersey Imaging Partners, Inc., RadNet, Inc., Progressive Health, LLC and the other parties named therein.	(M)
2.4	Purchase Agreement dated September 7, 2010 by and between New Jersey Imaging Partners, Inc. and Progressive Medical Imaging of Rutherford, LLC.	(P)
3.1	Certificate of Incorporation of RadNet, Inc., a Delaware corporation	(I)
3.2	Certificate of Amendment to Certificate of Incorporation of RadNet, Inc., a Delaware corporation, dated September 2, 2008	(I)
3.3	Bylaws of RadNet, Inc., a Delaware corporation	(I)
3.4	Articles of Incorporation of Radnet Management, Inc., a California corporation	(N)
3.5	Bylaws of Radnet Management, Inc., a California corporation	(N)
3.6	Articles of Incorporation of Radnet Managed Imaging Services, Inc., a California corporation	(N)
3.7	Bylaws of Radnet Managed Imaging Services, Inc., a California corporation	(N)
3.8	Articles of Incorporation of Radnet Management I, Inc., a California corporation	(N)
3.9	Bylaws of Radnet Management I, Inc., a California corporation	(N)
3.10	Articles of Incorporation of Radnet Management II, Inc., a California corporation	(N)
3.11	Bylaws of Radnet Management II, Inc., a California corporation	(N)
3.12	Articles of Incorporation of Radnet Sub, Inc., a California corporation	(N)
3.13	Bylaws of Radnet Sub, Inc., a California corporation	(N)
3.14	Articles of Incorporation of FRI II, Inc., a California corporation	(N)
3.15	Bylaws of FRI II, Inc., a California corporation	(N)
3.16	Articles of Incorporation of FRI, Inc., a California corporation	(N)
3.17	Bylaws of FRI, Inc., a California corporation	(N)
3.18	Articles of Incorporation of Pacific Imaging Partners, Inc., a California corporation	(N)
3.19	Bylaws of Pacific Imaging Partners, Inc., a California corporation	(N)
3.20	Articles of Incorporation of Rolling Oaks Imaging Corporation, a California corporation	(N)
3.21	Bylaws of Rolling Oaks Imaging Corporation, a California corporation	(N)
3.22	Articles of Incorporation of Rolling Oaks Radiology, Inc., a California corporation	(N)
3.23	Bylaws of Rolling Oaks Radiology, Inc., a California corporation	(N)
3.24	Articles of Incorporation of SoCal MR Site Management, Inc., a California corporation	(N)
3.25	Bylaws of SoCal MR Site Management, Inc., a California corporation	(N)
3.26	Articles of Incorporation of Valley Imaging Partners Inc., a California corporation	(N)
3.27	Bylaws of Valley Imaging Partners Inc., a California corporation	(N)
3.28	Certificate of Incorporation of Advanced Imaging Partners, Inc., a Delaware corporation	(N)

Exhibit No.	Description of Exhibit	Incorporated by Reference to
3.29	Bylaws of Advanced Imaging Partners, Inc., a Delaware corporation	(N)
3.30	Certificate of Incorporation of Community Imaging Partners, Inc., a Delaware corporation	(N)
3.31	Bylaws of Community Imaging Partners, Inc., a Delaware corporation	(N)
3.32	Certificate of Incorporation of Delaware Imaging Partners, Inc., a Delaware corporation	(N)
3.33	Bylaws of Delaware Imaging Partners, Inc., a Delaware corporation	(N)
3.34	Certificate of Incorporation of Diagnostic Imaging Services, Inc., a Delaware corporation	(N)
3.35	Bylaws of Diagnostic Imaging Services, Inc., a Delaware corporation	(N)
3.36	Certificate of Incorporation of Ide Imaging Partners, Inc., a Delaware corporation	(N)
3.37	Bylaws of Ide Imaging Partners, Inc., a Delaware corporation	(N)
3.38	Certificate of Incorporation of Mid Rockland Imaging Partners, Inc., a Delaware corporation	(N)
3.39	Bylaws of Mid Rockland Imaging Partners, Inc., a Delaware corporation	(N)
3.40	Certificate of Incorporation of Radiologix, Inc., a Delaware corporation	(N)
3.41	Bylaws of Radiologix, Inc., a Delaware corporation	(N)
3.42	Certificate of Incorporation of Radiology and Nuclear Medicine Imaging Partners, Inc., a Delaware corporation	(N)
3.43	Bylaws of Radiology and Nuclear Medicine Imaging Partners, Inc., a Delaware corporation	(N)
3.44	Certificate of Incorporation of Treasure Coast Imaging Partners, Inc., a Delaware corporation	(N)
3.45	Bylaws of Treasure Coast Imaging Partners, Inc., a Delaware corporation	(N)
3.46	Articles of Incorporation of Questar Imaging, Inc, a Florida corporation	(N)
3.47	Bylaws of Questar Imaging, Inc., a Florida corporation	(N)
3.48	Articles of Incorporation of Questar Los Alamitos, Inc., a Florida corporation	(N)
3.49	Bylaws of Questar Los Alamitos, Inc., a Florida corporation	(N)
3.50	Articles of Incorporation of Questar Victorville, Inc., a Florida corporation	(N)
3.51	Bylaws of Questar Victorville, Inc., a Florida corporation	(N)
3.52	Certificate of Incorporation of New Jersey Imaging Partners, Inc., a New Jersey corporation	(N)
3.53	Bylaws of New Jersey Imaging Partners, Inc., a New Jersey corporation	(N)
3.54	Articles of Organization of Advanced Radiology, LLC, a Maryland limited liability company	(N)
3.55	Amended and Restated Operating Agreement of Advanced Radiology, LLC, a Maryland limited liability company	(N)
3.56	Certificate of Formation of Health Diagnostics of New Jersey, LLC, a New Jersey limited liability company	(N)
3.57	Operating Agreement of Health Diagnostics of New Jersey, LLC, a New Jersey limited liability company	(N)
3.58	Amended and Restated Certificate of Incorporation of Image Medical Corporation	(P)
3.59	Bylaws of Image Medical Corporation	(P)

Exhibit No.	Description of Exhibit	Incorporated by Reference to
3.60	Articles of Incorporation of eRad, Inc.	(P)
3.61	Bylaws of eRad, Inc.	(P)
3.62	Certificate of Formation of East Bergen Imaging, LLC	(P)
3.63	Operating Agreement of East Bergen Imaging, LLC	(P)
3.64	Certificate of Formation of Progressive Medical Imaging of Bloomfield, LLC	(P)
3.65	Operating Agreement of Progressive Medical Imaging of Bloomfield, LLC	(P)
3.66	Certificate of Formation of Progressive Medical Imaging of Hackensack, LLC	(P)
3.67	Operating Agreement of Progressive Medical Imaging of Hackensack, LLC	(P)
3.68	Certificate of Formation of Progressive Medical Imaging of Union City, LLC	(P)
3.69	Operating Agreement of Progressive Medical Imaging of Union City, LLC	(P)
3.70	Certificate of Formation of Progressive X-Ray of Englewood, LLC	(P)
3.71	Operating Agreement of Progressive X-Ray of Englewood, LLC	(P)
3.72	Certificate of Formation of Progressive X-Ray of Kearney, LLC	(P)
3.73	Operating Agreement of Progressive X-Ray of Kearney, LLC	(P)
3.74	Articles of Organization of Imaging On Call, LLC	(P)
3.75	Amended and Restated Operating Agreement of Imaging On Call, LLC	(P)
3.76	Certificate of Formation of Advanced NA, LLC	(P)
3.77	Operating Agreement of Advanced NA, LLC	(P)
4.1	Indenture, dated as of April 6, 2010, by and among Radnet Management, Inc., RadNet, Inc. the subsidiary guarantors thereunder, and U.S. Bank, National Association, as Trustee	(K)
4.2	Form of Exchange Note (included in Exhibit 4.1)	(K)
4.3	Form of 10 3/8% Note (included in Exhibit 4.1)	(K)
4.4	Registration Rights Agreement, dated April 6, 2010, by and among Radnet Management, Inc., RadNet, Inc., the subsidiary guarantors thereunder, and Deutsche Bank Securities Inc. and Barclays Capital Inc., as representatives of the initial purchasers	(K)
4.5	Supplemental Indenture, dated as of July 6, 2010, by and between Advanced Radiology, LLC and U.S. Bank, National Association, as Trustee	(N)
4.6	Supplemental Indenture, dated as of August 19, 2010 by and between Health Diagnostics of New Jersey, LLC and U.S. Bank, National Association, as Trustee	(N)
4.7	Supplemental Indenture, dated as of January 10, 2011, by and between Image Medical Corporation and U.S. Bank, National Association, as Trustee	(P)
4.8	Supplemental Indenture, dated as of January 10, 2011, by and between eRad, Inc. and U.S. Bank, National Association, as Trustee	(P)
4.9	Supplemental Indenture, dated as of January 10, 2011, by and between East Bergen Imaging, LLC and U.S. Bank, National Association, as Trustee	(P)
4.10	Supplemental Indenture, dated as of January 10, 2011, by and between Progressive Medical Imaging of Bloomfield, LLC and U.S. Bank, National Association, as Trustee	(P)
4.11	Supplemental Indenture, dated as of January 10, 2011, by and between Progressive Medical Imaging of Hackensack, LLC and U.S. Bank, National Association, as Trustee	(P)

Exhibit No.	Description of Exhibit	Incorporated by Reference to
4.12	Supplemental Indenture, dated as of January 10, 2011, by and between Progressive Medical Imaging of Union City, LLC and U.S. Bank, National Association, as Trustee	(P)
4.13	Supplemental Indenture, dated as of January 10, 2011, by and between Progressive X-Ray of Englewood, LLC and U.S. Bank, National Association, as Trustee	(P)
4.14	Supplemental Indenture, dated as of January 10, 2011, by and between Progressive X-Ray of Kearney, LLC and U.S. Bank, National Association, as Trustee	(P)
4.15	Supplemental Indenture, dated as of January 10, 2011, by and between Imaging On Call, LLC and U.S. Bank, National Association, as Trustee	(P)
4.16	Supplemental Indenture, dated as of January 10, 2011, by and between Advanced NA, LLC and U.S. Bank, National Association, as Trustee	(P)
5.1	Opinion of Sheppard, Mullin, Richter & Hampton LLP	(P)
5.2	Opinion of Akerman Senterfitt	(N)
5.3	Opinion of Lowenstein Sandler PC	(N)
5.4	Opinion of Dechert LLP	(P)
5.5	Opinion of Lowenstein Sandler PC	(P)
10.1	Credit and Guaranty Agreement, dated April 6, 2010, by and among Radnet Management, Inc., RadNet, Inc., the guarantors thereunder, General Electric Capital Corporation, Deutsche Bank Securities, Inc., RBC Capital Markets and Barclays Bank PLC	(L)
10.2	Pledge and Security Agreement, dated April 6, 2010, by and among Radnet Management, Inc., RadNet, Inc., the guarantors thereunder, and Barclays Bank PLC	(K)
10.3	Form of Trademark Security Agreement, dated April 6, 2010, by and among the guarantors thereunder and Barclays Bank PLC (filed as an exhibit to the Pledge and Security Agreement, dated April 6, 2010, by among the guarantors thereunder and Barclays Bank PLC)	(K)
10.4	2000 Incentive Stock Option Plan (as amended)*	(C)
10.5	2006 Equity Incentive Plan*	(E)
10.6	First Amendment to the 2006 Equity Incentive Plan*	(G)
10.7	Form of Warrant recharacterized as under the 2006 Equity Incentive plan – Form A	(G)
10.8	Form of Warrant recharacterized as under the 2006 Equity Incentive plan – Form B	(G)
10.9	Form of Indemnification Agreement between the registrant and each of its officers and directors*	(H)
10.10	Employment Agreement dated as of June 12, 1992 between RadNet and Howard G. Berger, M.D.	(A)
	and amendment to agreement.*	(D)
10.11	Employment Agreement dated April 16, 2001, with Jeffrey L. Linden	(B)
	and amendment to agreement*	(D)
10.12	Employment Agreement with Norman R. Hames dated May 1, 2001	(B)
	and amendment to agreement*	(D)
10.13	Employment Agreement with Mark Stolper effective January 1, 2009*	(J)
10.14	Retention Agreement with Stephen Forthuber dated November 15, 2006*	(F)
10.15	Amended and Restated Management and Service Agreement between Radnet Management, Inc. and Beverly Radiology Medical Group III dated January 1, 2004	(C)

Exhibit No.	Description of Exhibit	Incorporated by Reference to
11.1	Statement re computation of per Share Earnings (incorporated by reference to Note 2 of the Consolidated Financial Statements filed herewith)	(P)
12.1	Statement of Computation of Ratio of Earnings to Fixed Charges	(P)
21.1	Subsidiaries of the Registrant	(P)
23.1	Consent of Sheppard, Mullin, Richter & Hampton LLP (included as part of its opinion filed as Exhibit 5.1 hereto)	(P)
23.2	Consent of Akerman Senterfitt (included as part of its opinion filed as Exhibit 5.2 hereto)	(N)
23.3	Consent of Lowenstein Sandler PC (included as part of its opinions filed as Exhibit 5.3 and Exhibit 5.5 hereto)	(N, P)
23.4	Consent of Ernst & Young LLP	(P)
23.5	Consent of Dechert LLP (included as part of its opinion filed as Exhibit 5.4)	(P)
23.6	Consent of Tobin & Collins, L.P.A., P.A.	(P)
23.7	Consent of Ernst & Young LLP	(P)
24.1	Power of Attorney (included on signature pages)	(N, O)
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, with respect to the indenture governing the notes	(N)
99.1	Form of Letter of Transmittal	(N)
99.2	Form of Notice to Clients	(N)
99.3	Form of Letter to Brokers, Dealers, Commercial banks, Trust Companies and other Nominees	(N)
99.4	Form of Notice of Guaranteed Delivery	(N)

*	Management contract or compensatory plan or arrangement.
(A)	Incorporated by reference to exhibit filed in an amendment to Form 8-K report for June 12, 1992.
(B)	Incorporated by reference to exhibit filed with the Form 10-K for the year ended October 31, 2001.
(C)	Incorporated by reference to exhibit filed with the Form 10-K for the year ended October 31, 2003.
(D)	Incorporated by reference to exhibit filed with the Form 10-Q for the quarter ended January 31, 2004.
(E)	Incorporated by reference to exhibit filed with Registrant’s Registration Statement on Form S-4 (File No. 333-136800).
(F)	Incorporated by reference to exhibit filed with Form 10-K/T for December 31, 2006.
(G)	Incorporated by reference to exhibit filed with Form 10-Q for the quarter ended June 30, 2008.
(H)	Incorporated by reference to exhibit filed with Form 10-Q for the quarter ended March 31, 2008.
(I)	Incorporated by reference to exhibit filed with Form 8-K for September 4, 2008.
(J)	Incorporated by reference to exhibit filed with Form 10-K for December 31, 2009.
(K)	Incorporated by reference to the Form 8-K filed on April 6, 2010.
(L)	Incorporated by reference to exhibit filed with Form 10-Q for the quarter ended September 30, 2010.
(M)	Incorporated by reference to exhibit filed with Form 8-K on January 7, 2011.
(N)	Previously filed.
(O)	Included on signature page.
(P)	Filed herewith.